                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                    WASHINGTON, D.C. 20549 (AMENDMENT NO. 3)
                                       TO


                                  SCHEDULE 14A

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

      Filed by the Registrant /X/

      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      /X/        Preliminary Proxy Statement
      / /        CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED
                 BY RULE 14a-6(e)(2))
      / /        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material under Rule 14a-12
                                      PRIMIX SOLUTIONS INC.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified in its Charter)
      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                $7,000,000.00
                ----------------------------------------------------------
           (5)  Total fee paid:
                $1,400.00
                ----------------------------------------------------------

/X/        Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

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                                PRELIMINARY COPY

                             PRIMIX SOLUTIONS INC.
                               311 ARSENAL STREET
                              WATERTOWN, MA 02472
                               JANUARY [  ], 2002

Dear Stockholder:


    You are cordially invited to attend a special meeting of Stockholders of Primix Solutions Inc. to be held on February [ ], 2002, at 9:00 a.m. eastern time, at the offices of McDermott, Will & Emery, 28 State Street, Boston, MA 02109.


    The special meeting has been called for the purpose of (i) approving the sale of the company's North American consulting business to Burntsand (New England) Inc. ("Burntsand"), a Delaware corporation and indirect wholly-owned subsidiary of Burntsand Inc., a Canadian corporation, pursuant to an asset purchase agreement, dated November 14, 2001, between Primix and Burntsand, and
(ii) considering and voting upon such other business as may properly come before the special meeting or any adjournments or postponements thereof.

    The Board of Directors has fixed the close of business on January 3, 2002 as the record date for the determination of stockholders entitled to notice of, and to vote at, the special meeting and any adjournments or postponements thereof.

    The Board of Directors of the company recommends that you vote "FOR" approval of the sale of the North American consulting business and the asset purchase agreement.

    IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE SPECIAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ARE A STOCKHOLDER OF RECORD AND YOU ATTEND THE SPECIAL MEETING, YOU MAY VOTE IN PERSON EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

                                        Sincerely,
                                        Lennart Mengwall
                                        Chief Executive Officer and President

                                PRELIMINARY COPY


                             PRIMIX SOLUTIONS INC.
                               311 ARSENAL STREET
                              WATERTOWN, MA 02472
                                 (617) 923-6500
                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                       TO BE HELD ON FEBRUARY [  ], 2002



    NOTICE IS HEREBY GIVEN that the special meeting of Stockholders of Primix Solutions Inc. will be held on February [ ], 2002, 9:00 a.m. eastern time, at the offices of McDermott, Will & Emery 28 State Street, Boston, MA 02109 for the purpose of considering and voting upon:


    1. Approval of the sale of the company's North American consulting business to Burntsand (New England) Inc. ("Burntsand"), a Delaware corporation and indirect wholly-owned subsidiary of Burntsand Inc., a Canadian corporation, pursuant to an asset purchase agreement, dated November 14, 2001, between Primix and Burntsand; and

    2. Such other business as may properly come before the special meeting and adjournments or postponements thereof.

    The Board of Directors has fixed the close of business on January 3, 2002 as the record date for the determination of stockholders entitled to notice of, and to vote at, the special meeting and any adjournments or postponements thereof. Only holders of Primix common stock of record at the close of business on January 3, 2002 will be entitled to notice of, and to vote at, the special meeting and any adjournments or postponements thereof.

    In the event there are not sufficient shares to be voted in favor of any of the foregoing proposals at the time of the special meeting, the special meeting may be adjourned in order to permit further solicitation of proxies.

                                        By Order of the Board of Directors
                                        David W. Chapman
                                        Secretary

Watertown, MA
January [  ], 2002

    IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE SPECIAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ARE A STOCKHOLDER OF RECORD AND YOU ATTEND THE SPECIAL MEETING, YOU MAY VOTE IN PERSON EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

                                PRELIMINARY COPY

Watertown, MA
January [  ], 2002

                             PRIMIX SOLUTIONS INC.
                               311 ARSENAL STREET
                              WATERTOWN, MA 02472
                                 (617) 923-6500

                            ------------------------

                                PROXY STATEMENT

                            ------------------------


                        SPECIAL MEETING OF STOCKHOLDERS
                       TO BE HELD ON FEBRUARY [  ], 2002


                            ------------------------

                               SUMMARY TERM SHEET

    THIS SUMMARY TERM SHEET HIGHLIGHTS SELECTED INFORMATION CONTAINED IN THIS PROXY STATEMENT AND MAY NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. TO UNDERSTAND FULLY THE PROPOSED SALE OF THE NORTH AMERICAN CONSULTING BUSINESS AND FOR A MORE COMPLETE DESCRIPTION OF THE LEGAL TERMS OF THE SALE, YOU SHOULD READ CAREFULLY THE ENTIRE PROXY STATEMENT AND THE OTHER DOCUMENTS TO WHICH WE HAVE REFERRED YOU, INCLUDING THE ASSET PURCHASE AGREEMENT ATTACHED AS APPENDIX A.

PRINCIPAL PARTIES TO THE TRANSACTION

- Primix Solutions Inc. is a professional services firm focused on helping clients improve their business results through the application of Internet, wireless and broadband technology. Since its inception, Primix has helped organizations use information technology to solve business problems and capitalize on new business opportunities. Primix is a Delaware corporation and its principal corporate offices are located at 311 Arsenal Street, Watertown, Massachusetts 02472 and its telephone number is (617) 923-6500. Primix is also referred to in this summary term sheet section and in this proxy statement as the "company."

- Burntsand (New England) Inc. is a Delaware corporation and a wholly-owned subsidiary of Burntsand (Pacific) Inc., a Delaware corporation and wholly-owned subsidiary of Burntsand Inc. Burntsand Inc. is an eBusiness solutions integrator focusing on sell-side and inside strategic internet-enabled applications. Burntsand Inc. is a Canadian corporation. Burntsand (New England) Inc. is a newly-formed Delaware corporation. Each of their principal corporate offices is located at 304 The East Mall, Suite 500, Toronto, Ontario, Canada, M9B 6E4 and each of their telephone numbers is
  (416) 234-3800. Burntsand (New England) Inc. is referred to in this summary term sheet section and in this proxy statement as "Burntsand."


SALE OF THE NORTH AMERICAN CONSULTING BUSINESS (PAGES 13 AND 14)


- Under an asset purchase agreement dated November 14, 2001 between Primix and Burntsand and related agreements, Primix will sell substantially all of the assets related to its North American consulting business to Burntsand, and Burntsand will assume certain liabilities related to the North

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  American consulting business, including obligations under certain assigned contracts (the "Transaction"). Pursuant to the asset purchase agreement, Burntsand hired substantially all of the Primix employees engaged in the North American consulting business.


- Burntsand has agreed to purchase the consulting business from Primix for $10.69 million, consisting of $7.0 million in cash (subject to any adjustment for indemnification claims and any balance sheet adjustment, each as described below) and the assumption of approximately $3.69 million in certain specified liabilities (subject to adjustment at closing). Of the $7.0 million in cash, Burntsand will withhold $1.0 million as security for indemnification obligations of Primix. Of this $1.0 million holdback, $500,000 will be eligible for release 60 days after the closing and the remaining $500,000 will be eligible for release 120 days after the closing. There may also be an adjustment to the cash purchase price paid at closing based upon the balance of assets and liabilities transferred to Burntsand upon closing.


- Primix will indemnify Burntsand for certain damages, if incurred, arising from a breach of Primix' representations, warranties and covenants, and from assets and liabilities not expressly acquired or assumed by Burntsand. Except for claims relating to specified matters in the asset purchase agreement, the $1.0 million holdback will represent the sole source of recovery by Burntsand for breaches of representations and warranties in the asset purchase agreement.

- For a period of three years following the closing of the Transaction, Primix has agreed not to compete with Burntsand or its affiliates in the consulting business and not to solicit former employees or customers of the consulting business.


OTHER AGREEMENTS (PAGES 16 AND 17)


- In addition to entering into the asset purchase agreement, Primix entered into a management services agreement and a loan agreement with Burntsand. On November 29, 2001, Primix engaged Burntsand to provide professional advisory and consulting services to Primix' customers in the ordinary course of its business pursuant to the management service agreement. Also, as contemplated under the management services agreement, on November 29, 2001, Burntsand entered into a new lease agreement covering a portion of the company's Watertown, Massachusetts facilities and the company was released from its lease obligations for such premises.

- Following the effectiveness of the management services agreement on November 29, 2001, Burntsand also agreed to loan up to $1.0 million to Primix prior to the closing upon the satisfaction of certain other specified conditions to closing. In connection with the loan agreement, Primix granted Burntsand a security interest in all of Primix' assets to secure its obligations under the loan agreement. As of the date of this proxy statement, Primix has borrowed $250,000 under this loan arrangement.


USE OF PROCEEDS (PAGE 19)



- Under the terms of the asset purchase agreement, at the closing of the Transaction, Primix has agreed to pay certain liabilities using the proceeds of the sale. In addition, Primix intends to use a portion of the remaining proceeds from the Transaction to satisfy other existing Primix liabilities. After satisfaction of these liabilities, the company expects to use the remaining $1.9 million of cash proceeds for general working capital purposes. Primix is currently evaluating its alternatives for the remainder of its business assuming the Transaction is completed. Primix is not currently contemplating any acquisitions of companies or businesses with the proceeds of the sale.

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POST-CLOSING OPERATIONS (PAGE 25)



- Following the closing of the Transaction, the company's business will consist of the European operations in Sweden and Denmark and its U.S.-based corporate staff. The company has substantially scaled down its U.S. corporate administrative functions and staff. The company has also implemented a restructuring plan to reduce the on-going operating expenses of its Swedish and Danish operations. There is a significant possibility that the company will liquidate its remaining assets following the closing of the Transaction. In anticipation of this possibility, the company is investigating opportunities for the sale of its European subsidiaries and possibly the entire consolidated business.


RECOMMENDATION OF THE BOARD OF DIRECTORS (PAGE 10)

- At a meeting on November 13, 2001, the company's Board of Directors determined that the sale of its North American consulting business pursuant to the asset purchase agreement was expedient and in the best interests of Primix and its stockholders. The Board of Directors recommended that the stockholders approve the sale of the North American consulting business pursuant to the asset purchase agreement and the related agreements.


OPINION OF FINANCIAL ADVISOR (PAGES 21 THROUGH 25)


- The company's financial advisor, Adams, Harkness & Hill, has delivered an opinion to the company's Board of Directors as to the fairness, from a financial point of view, to Primix of the consideration provided for in the sale of its North American consulting business. The full text of Adams, Harkness and Hill's written opinion, dated November 13, 2001, is attached to this proxy statement as APPENDIX B. Adams, Harkness & Hill's opinion is addressed to Primix' Board of Directors and does not constitute a recommendation to any stockholder as to any matter relating to the proposed sale of the North American consulting business. We encourage you to read the opinion and the additional information contained in this proxy statement carefully in its entirety for a description of the procedures followed, assumptions made, matters considered and limitations on the review undertaken.


INTEREST OF CERTAIN PERSONS IN THE TRANSACTION (PAGE 25)


- Some of our directors, executive officers and employees have interests in the sale of the North American consulting business that may differ from your interests as a stockholder. Our Board of Directors was aware of these interests and considered them, among other matters, in approving and recommending the sale of the North American consulting business.

- The company entered into severance agreements with each of its five executive officers in July 2001. If the employment of each of these individuals were terminated, these individuals would receive approximately $525,000 in severance payments as a group. In connection with the Transaction, the company's Vice President of North American Operations, Martin Glover, accepted an offer of employment with Burntsand and, in lieu of any severance, agreed to accept a bonus of $62,500 if the Transaction is consummated. In November 2001, Michael Troiano became entitled to his severance benefits as a result of the termination of his employment with the company as its President.


- In addition, Primix is indebted to Lennart Mengwall, the company's Chief Executive Officer, President and director, in the principal amount of $2.5 million. This indebtedness is due on January 1, 2002. Primix expects to repay this indebtedness in full following the closing of the Transaction and after payment of the specified liabilities of the company as provided in the asset purchase agreement.

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THE SPECIAL MEETING (PAGES 6 AND 7)


- The special meeting will be held at the offices of McDermott, Will & Emery, 28
  State Street, Boston, Massachusetts on February   , 2002 at 9:00 a.m., local
  time.



RECORD DATE AND VOTING POWER (PAGES 6 AND 20)



- Stockholders of record of our common stock as of the close of business on January 3, 2002 will be entitled to vote at the special meeting. On the record date, we had 19,039,487 outstanding shares of our common stock held by approximately 258 stockholders of record. We have no other class of voting securities outstanding.


- Certain holders of our common stock have entered into agreements and agreed to vote their shares in favor of the Transaction. These holders constitute more than a majority of the total number of outstanding shares of common stock and their vote in favor of the Transaction pursuant to these agreements will be sufficient to approve the Transaction.

- Stockholders of record on the record date will be entitled to one vote per share of common stock on any matter that may properly come before the special meeting and any adjournment, continuation or postponement of that meeting.


QUORUM AND REQUIRED VOTE (PAGES 20 AND 26)


- Our restated certificate of incorporation and bylaws require the presence, in person or by duly executed proxy, of stockholders entitled to cast at least a majority of the votes entitled to be cast at the special meeting in order to constitute a quorum.

- The terms of the asset purchase agreement and the related agreements require holders of a majority of the outstanding shares of our common stock to vote in favor of the Transaction and the agreement. Abstentions and any shares that are not voted will be treated as votes against the approval of the Transaction and the related agreements.

PROXIES, VOTING AND REVOCATION (PAGES 6 AND 7)

- Shares of our common stock represented at the special meeting by properly executed proxies received prior to or at the special meeting, and not revoked, will be voted at the special meeting, and at any adjournments, continuations or postponements of that meeting, in accordance with the instructions on the proxies. If a proxy is properly executed and submitted without instructions, the shares of our common stock represented by the proxy would be voted "For" the approval of the Transaction pursuant to the asset purchase agreement and the related agreements. Proxies are being solicited on behalf of our Board of Directors.

- Anyone who executes a proxy may revoke it at, or before, the special meeting by: (a) delivering to our secretary a written notice of revocation of a previously delivered proxy bearing a later date than the proxy; (b) duly executing, dating and delivering a subsequent proxy; or (c) attending the special meeting and voting in person. Attendance at the special meeting will not, in and of itself, constitute revocation of a proxy. If your shares are held in a brokerage account, you must follow your broker's instructions to revoke a proxy.


THE CLOSING (PAGE 17)



- The closing of the Transaction is expected to occur two business days following the satisfaction or waiver of all of the conditions to each party's obligations under the purchase agreement. It is currently anticipated that the closing will occur in February 2002.

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CONDITIONS TO CLOSING (PAGES 17 AND 18)


- The asset purchase agreement contains closing conditions that are customary in similar transactions including: the approval by the stockholders of the company; the accuracy of the representations and warranties of the parties and compliance by the parties with their obligations under the asset purchase agreement; the receipt of third-party consents; and the absence of a material adverse change related to Primix and its North American consulting business.


APPRAISAL RIGHTS (PAGE 26)


- Stockholders of Primix are not entitled to appraisal or similar rights under the Delaware General Corporation Law in connection with the sale of the North American consulting business or any of the transactions contemplated by the asset purchase agreement.


TERMINATION (PAGE 20)


- The asset purchase agreement may be terminated under certain circumstances, including termination by mutual written consent of the company and Burntsand, by either party upon a material breach of the asset purchase agreement by the other party, by Burntsand if our Board of Directors modifies its recommendation of the sale of its North American consulting business in any manner adverse to Burntsand, by the company or Burntsand if the closing has not occurred on or before March 31, 2002, or by the company or Burntsand if the other party materially breaches the management services agreement or the loan agreement.


TAX CONSEQUENCES (PAGE 26)



- The proposed sale of the consulting business will be a taxable event to Primix, although Primix does not expect the sale to result in any tax liability to Primix due to Primix' available net operating loss carryforwards and its operating losses in the current year, which are expected to offset the gain from the proposed sale. The company's stockholders will not recognize any gain or loss as a result of the sale.



ACCOUNTING TREATMENT OF THE TRANSACTION (PAGE 26)


- The proposed sale of the consulting business is expected to be accounted for as a sale of certain assets and certain liabilities in accordance with accounting principles generally accepted in the United States.

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                              THE SPECIAL MEETING


    This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Primix Solutions Inc. for use at the special meeting of stockholders of the company to be held on February [ ], 2002, 9:00 a.m. eastern time, at the offices of McDermott, Will & Emery, 28 State Street, Boston, MA 02109, and any adjournments or postponements thereof.


    At the special meeting, the stockholders of Primix will be asked to consider and vote upon the following matters:

    1. Approval of the sale of the company's North American consulting business to Burntsand (New England) Inc., a Delaware corporation ("Burntsand") and a wholly-owned subsidiary of Burntsand (Pacific) Inc., a Delaware corporation and a wholly-owned subsidiary of Burntsand Inc., a Canadian corporation, pursuant to an asset purchase agreement dated November 14, 2001, between Primix and Burntsand; and

    2. Such other business as may properly come before the special meeting and adjournments or postponements thereof.


    The notice of special meeting, proxy statement and proxy card are first being mailed to stockholders of the company on or about January [ ], 2002 in connection with the notice of, and solicitation of proxies for, the special meeting. The Board of Directors has fixed the close of business on January 3, 2002 as the record date (the "Record Date") for the determination of stockholders entitled to notice of, and to vote at, the special meeting. Only holders of record of the company's common stock, par value $0.001 per share, at the close of business on the Record Date will be entitled to notice of, and to vote at, the special meeting. As of the Record Date, there were approximately 19,039,487 shares of common stock outstanding and entitled to vote at the special meeting and approximately 258 stockholders of record. Each holder of shares of common stock outstanding as of the close of business on the Record Date will be entitled to one vote for each share held of record with respect to the matters submitted at the special meeting.


    The presence, in person or by proxy, of a majority of the total number of outstanding shares of common stock is necessary to constitute a quorum for the transaction of business at the special meeting. Under the Delaware General Corporation Law, the affirmative vote of the holders of a majority of the outstanding shares of the common stock is required to approve a sale of all or substantially all of the company's assets, and our North American consulting business may constitute substantially all of our assets for purposes of Delaware law. Certain holders of common stock have entered into agreements and agreed to vote their shares in favor of the Transaction. These holders constitute more than a majority of the total number of outstanding shares of common stock and their vote in favor of the Transaction pursuant to these agreements will be sufficient to approve the Transaction. Nonetheless, we encourage your participation in the special meeting either in person or by proxy.

    Shares that reflect abstentions or "broker non-votes" (i.e., shares represented at the meeting held by brokers or nominees as to which the instructions have not been received from the beneficial owners or persons entitled to vote such shares and with respect to which the broker or nominee does not have discretionary voting power to vote such shares) will be counted for purposes of determining whether a quorum is present for the transaction of business at the meeting. Broker non-votes and abstentions shall have the effect of a vote against the Transaction.

    STOCKHOLDERS OF THE COMPANY ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE. COMMON STOCK REPRESENTED BY PROPERLY EXECUTED PROXIES RECEIVED BY THE COMPANY AND NOT REVOKED WILL BE VOTED AT THE SPECIAL MEETING IN ACCORDANCE WITH THE INSTRUCTIONS CONTAINED THEREIN. IF INSTRUCTIONS ARE NOT STATED THEREIN,

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PROPERLY EXECUTED PROXIES WILL BE VOTED "FOR" THE TRANSACTION. IT IS NOT
ANTICIPATED THAT ANY MATTERS OTHER THAN THE TRANSACTION WILL BE PRESENTED AT THE SPECIAL MEETING. IF OTHER MATTERS ARE PRESENTED, PROXIES WILL BE VOTED IN ACCORDANCE WITH THE DISCRETION OF THE PROXY HOLDERS.

    Any properly completed proxy card be revoked by the stockholder of record represented by such proxy at any time before it is voted on any matter (without, however, affecting any vote taken prior to such revocation) by giving written notice of such revocation to the Secretary of the company, or by signing and duly delivering a proxy bearing a later date, or by attending the special meeting and voting in person. Attendance at the special meeting will not, by itself, revoke a proxy.

                                THE TRANSACTION

BACKGROUND OF THE TRANSACTION

    In February 2001, Primix was planning for expansion of its operations. In order to fund its existing operations and anticipated expansion plans, Primix began exploring various alternatives to raise additional capital, including a public offering of securities, a private placement and an equity line financing. Primix ultimately retained a placement agent to assist in arranging a private financing, but the placement agent and Primix were unable to locate investors willing to invest in Primix.

    During the second quarter of 2001, Primix was informed by two of its clients that they were indefinitely delaying or postponing authorized work which represented a significant portion of the company's revenue projections. This development negatively and substantially impacted its financial performance for this period and caused the company to experience cash flow pressures. Primix evaluated its cost structure in view of its long-term revenue opportunities. As a result of this assessment, Primix determined to implement staff reductions in each of its regions along with a significant reorganization of its corporate organization in order to better align its revenues and expenses in light of continued weakness in Primix' industry sector.


    In June 2001, the company obtained a bank line of credit of up to $3.5 million. This line of credit was replaced by a line of credit for up to $5.0 million from a division of Cupertino National Bank in August 2001. Generally, under this arrangement, the company is able to borrow up to 80% of the face amount of accounts receivable qualified by the bank in exchange for the assignment by the company of such accounts receivable to the bank subject to various conditions to borrowing. The obligations of the company under this arrangement are secured by a first priority, perfected security interest in all of the assets of the company. As of January 8, 2002, the amount outstanding under this line of credit was approximately $761,000, which is expected to be paid off with collections of accounts receivable of the company.


    In July 2001, in response to Primix' urgent cash needs, Primix received a commitment for $2.5 million in bridge loan financing from Lennart Mengwall, the company's Chief Executive Officer and member of the Board of Directors and a principal stockholder of the company. This financing, along with a receivables factoring financing arranged in May 2001, allowed Primix to meet its short-term financing needs.

    Based upon Primix' inability to access the capital markets or otherwise obtain additional capital on acceptable terms and continued weakness in the company's consolidated operating results, the Board of Directors and management determined that it would be difficult to continue to operate as an independent entity and that the company should explore its strategic alternatives. In
July 2001, Primix retained the investment bank of Adams, Harkness & Hill ("AH&H") to assist in exploring strategic alternatives. AH&H contacted more than 45 potential acquirors including Burntsand to assess their interest in acquiring Primix. These efforts resulted in discussions with a number of parties but no offer materialized. However, while Burntsand declined to proceed with detailed discussions for the

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acquisition of the entire company due to concerns about Primix' financial position and the added complexity of managing its Scandinavian operations, it did express interest in Primix' North American consulting business. During this period, Primix also continued to pursue potential financing sources but was unable to locate financing.

    On September 25, 2001, Primix directed AH&H to pursue a meeting with Burntsand specifically to discuss the sale of Primix' North American region as an independent asset of the company. Prior to AH&H's initial contact in August 2001, neither the company nor any of its officers or directors had any contact, transactions or negotiations with Burntsand.

    On October 10, 2001, the principals of Primix and Burntsand held a conference call to discuss the potential sale. On October 11, 2001, a follow-up telephone call provided additional information to Burntsand in response to specific questions, at which time Burntsand's Chief Executive Officer, Paul Bertin, agreed to visit Primix at its offices in Watertown, Massachusetts.

    On October 15, 2001, Paul Bertin visited Primix and was briefed on the company's history, strategy, approach to the market and current status.
Mr. Bertin presented similar information regarding Burntsand to key members of Primix' corporate and regional management teams. The parties began to discuss the development of a letter of intent at that time.

    On October 26, 2001, a meeting of the Primix Board of Directors was held in which a non-binding letter of intent between Burntsand and Primix was reviewed by the Board of Directors. The Board of Directors authorized management to proceed with the negotiation with Burntsand. The Board of Directors also instructed management to prepare detailed information regarding a potential third-party financing opportunity available to Primix. Because the potential financing opportunity was premised on locating additional investors, possibly including Lennart Mengwall, Primix' Chief Executive Officer and a director, the Board of Directors formed a committee of the Board excluding Mr. Mengwall to consider the potential financing.

    On October 28, 2001, a committee of the Primix Board of Directors reviewed the information prepared by management concerning the potential financing opportunity, which involved an acquisition of a privately held company in a similar line of business in consideration for 33% of the common stock of Primix and a loan to Primix of up to $3.0 million, of which $500,000 would be committed upon the closing of the Transaction and the remaining $2.5 million would be made available based on conditions yet to be determined. The committee of the Board determined that the potential financing opportunity, even if consummated, would have been less favorable to Primix and its stockholders than the proposed transaction with Burntsand. The committee of the Board noted that the chances of consummating the potential financing was very low given that the potential financing was contingent upon receiving significant additional financing. The committee of the Board also noted that discussions regarding this potential financing had been ongoing for several months but had not progressed to the point where the potential financing was committed. The company had no other viable financing or business combination alternatives available to it at this time. On October 28, 2001, both parties executed a non-binding letter of intent relating to the sale of Primix' North American consulting business to Burntsand. Faced with continuing cash flow difficulties and the prospect of impending insolvency, the Board believed the proposed transaction represented the only viable solution for the company.

    On October 29, 2001, Burntsand commenced its due diligence investigation at Primix' offices.

    On October 30, 2001, the Primix Board of Directors held a meeting to discuss the status of Burntsand's due diligence investigation and potential negotiation issues relating to the proposed acquisition.

    On October 31, 2001, Burntsand and Primix began discussions regarding the detailed terms of an agreement for the purchase and sale of Primix' North American consulting business. The parties and their advisors worked on the forms of the definitive acquisition agreements over the next two weeks.

    On November 13, 2001, the Primix Board of Directors held a meeting to consider the proposed definitive asset purchase agreement. AH&H presented its analysis of the Transaction to the Board of Directors and delivered its fairness opinion. The Board noted that Mr. Mengwall was potentially interested in the proposed Transaction because of Primix' indebtedness to Mr. Mengwall. The Board also noted that Michael Troiano, Primix' President, was also potentially interested in the Transaction because it was Primix' intention to terminate his employment should the Transaction proceed, thereby triggering a severance obligation to Mr. Troiano. Accordingly, a committee of the Board consisting of disinterested, non-employee directors, Robert Hedges and Magnus Nicolin, was formed to consider the Transaction and determine if it should be submitted to the full Board of Directors for approval. On the basis of the AH&H analysis and the short-term financial prospectus of the company and the low probability of finding alternative strategic or financial commitments, the purchase and sale was approved by the committee of Primix' Board of Directors on the basis of the committee's recommendation and by the full Board of Directors.


    On November 14, 2001, Primix and Burntsand signed the asset purchase agreement and the related agreements.

PRIMIX' REASONS FOR THE TRANSACTION

    The Primix Board of Directors, in consultation with its financial and legal advisors, carefully considered the terms and conditions of the asset purchase agreement and related agreements and the proposed sale of substantially all of the assets of its North American consulting business. In reaching its decision to approve the asset purchase agreement and the sale of the North American consulting business, the Primix Board of Directors considered the following key factors in favor of the Transaction:

    - The consolidated business operations of Primix are not profitable and there are insufficient available funds to sustain long-term operations of Primix or to fund the company's business in the short-term.

    - The current market for Primix' services is uncertain at best. Key competitors in the company's industry segment have experienced significant revenue declines over the last several quarters. Primix has experienced revenue declines consistent with its industry segment during the same time frame, making it unlikely that the company would stabilize in the event that the market for its services does not improve.

    - Primix has been unsuccessful in raising additional capital despite an aggressive program to find such capital.

    - Primix has been unable to locate a strategic partner for the entire company despite undertaking an aggressive program to secure a strategic partner with whom to merge.

    - The opinion of AH&H to the Primix Board of Directors which stated that, as of November 13, 2001, and subject to the assumptions and limitations set forth in the fairness opinion, the consideration to be provided in exchange for the assets and certain liabilities of Primix' North American consulting business was fair, from a financial point of view, to Primix.

    - Pursuant to the management services agreement, Burntsand would fund substantially all of operating expenses of the North American consulting business until the closing of the proposed Transaction or the termination of the asset purchase agreement.

    - Upon the effectiveness of the loan agreement, Primix would be eligible to borrow up to $1.0 million from Burntsand, and accordingly, the implementation of the management services and loan agreements would assist the company in meeting its short-term need for operating capital.

The Primix Board also considered the following negative aspects of the
Transaction:

    - The consummation of the sale of the North American consulting business is conditioned upon a number of factors including: approval by our stockholders; the accuracy of the representations and warranties of the parties and compliance by the parties with their obligations under the asset purchase agreement; the termination of the existing lease and the negotiation of a new lease; and the delivery of third-party consents to assign all contracts.

    - The failure of the sale to be consummated for any reason could adversely affect our North American consulting business through loss of customers, loss of employees and negative impact on relationships with trade creditors.

    - After the consummation of the sale of our North American consulting business, our European consulting business will represent substantially all of our business; and, as result, our total revenues will be substantially lower than they are currently.

    - $1.0 million of the purchase price would be held back for 120 days to satisfy potential indemnification claims.

    - The asset purchase agreement prevents us from soliciting other transactions to acquire the company or the assets of the company prior to the consummation of the Transaction.

    - The asset purchase agreement prevents us, for a period of three years following the sale of the North American consulting business, from competing with Burntsand in North America and soliciting former Primix employees who are hired by Burntsand as part of the sale of the North American consulting business or customers of the consulting business or knowingly soliciting customers of Burntsand.

The Board of Directors of the company believed that overall, in light of the alternatives available to the company and the company's financial condition, the risks associated with the sale of the North American consulting business to Burntsand was outweighed by the benefits of the sale of the North American consulting business to Burntsand.

The foregoing discussion of the information and principal factors considered by the Board of Directors of Primix is not intended to be exhaustive. In view of the wide variety of the factors considered by the Board of Directors in evaluating the transaction and the complexity of these matters, the Board of Directors of Primix did not find it practicable to, and did not, quantify or otherwise attempt to assign any relative weight to the various factors considered. In considering the factors described above, individual members of the Board of Directors of Primix may have given different weight to different factors.

RECOMMENDATION OF PRIMIX' BOARD

    FOR THE REASONS DISCUSSED ABOVE, PRIMIX' BOARD OF DIRECTORS HAS APPROVED THE SALE OF ITS NORTH AMERICAN CONSULTING BUSINESS PURSUANT TO THE ASSET PURCHASE AGREEMENT AND THE RELATED AGREEMENTS AND HAS DETERMINED THAT THE SALE OF ITS NORTH AMERICAN CONSULTING BUSINESS IS EXPEDIENT AND IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS. ACCORDINGLY, PRIMIX' BOARD OF DIRECTORS RECOMMENDS THAT THE COMPANY'S STOCKHOLDERS VOTE FOR APPROVAL OF THE SALE OF ITS NORTH AMERICAN CONSULTING BUSINESS PURSUANT TO THE ASSET PURCHASE AGREEMENT AND THE RELATED AGREEMENTS.

                          FORWARD-LOOKING INFORMATION

    This proxy statement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Pro forma information contained within this proxy statement, to the extent it is predictive of the financial condition and results of operations that would have occurred on the basis of certain stated assumptions, may also be characterized as forward-looking statements. Although forward-looking statements are based on assumptions made and information believed by management to be reasonable, no assurance can be given that such statements will prove to be correct. Such statements are subject to certain risks, uncertainties and assumptions including the risks identified under the caption "Certain Factors That May Affect Future Results" in the company's annual report on Form 10-K/A, filed with the SEC on June 22, 2001, and quarterly report on Form 10-Q/A filed with the SEC on December 27, 2001 which are attached to this proxy statement as APPENDICES D AND E and in the other reports periodically filed by Primix with the Securities and Exchange Commission (the "SEC"). Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those results anticipated, estimated, projected or expected.

                       SELECTED HISTORICAL AND PRO FORMA
                             FINANCIAL INFORMATION

SELECTED HISTORICAL FINANCIAL DATA PRIMIX SOLUTIONS INC. AND SUBSIDIARIES

    You should read carefully Primix' consolidated financial statements, including the related notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations," included in this proxy statement at APPENDIX D. The selected data in this section is not intended to replace Primix' consolidated financial statements. Primix has derived its consolidated statement of operations data for the years ended December 31, 1999 and 2000, and its consolidated balance sheet data as of December 31, 1999 and 2000, from its audited consolidated financial statements included in this proxy statement at APPENDIX D. Those consolidated financial statements were audited by Arthur Andersen LLP, independent public accountants. Primix derived its consolidated statement of operations data for the nine months ended September 30, 2000 and 2001 and its consolidated balance sheet data as of September 30, 2001 from its unaudited consolidated financial statements included in this proxy statement at APPENDIX E. In the opinion of Primix' management, those unaudited consolidated financial statements include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the information when read in conjunction with the audited consolidated financial statements and the related notes. Primix' results of operations for the nine months ended
September 30, 2001 are not necessarily indicative of the results Primix may achieve for the full year.

                                                         YEARS ENDED            NINE MONTHS ENDED
                                                        DECEMBER 31,              SEPTEMBER 30,
                                                     -------------------       -------------------
                                                       1999       2000           2000       2001
                                                     --------   --------       --------   --------
                                                                                   (UNAUDITED)
                                                         (IN THOUSANDS, EXCEPT PER SHARE DATA)
SELECTED STATEMENT OF OPERATIONS DATA:
Professional services revenue......................  $11,989    $ 21,413       $ 17,077   $ 17,791
Loss from operations...............................   (7,540)    (16,001)        (7,380)   (14,532)
Net loss...........................................   (6,423)    (15,292)        (6,767)   (14,720)
Basic and diluted net loss per common share........  $ (0.44)   $  (1.00)      $  (0.45)  $  (0.85)

                                                               DECEMBER 31,       SEPTEMBER 30,
                                                              1999       2000          2001
                                                            --------   --------   --------------
                                                                                   (UNAUDITED)
SELECTED BALANCE SHEET DATA:
Cash......................................................  $ 5,685    $ 4,813       $   584
Working capital (deficit).................................   19,860      4,868        (5,242)
Total assets..............................................   27,336     21,215        13,536
Current liabilities.......................................    2,883      5,621         9,807
Long-term capital lease obligation........................       --         --           896
Total shareholders' equity................................  $24,453    $15,594       $ 2,462

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA

    The following unaudited pro forma consolidated financial information should be read in conjunction with the unaudited pro forma consolidated financial information included elsewhere herein, including the assumptions for such presentation, and the separate historical financial statements of the company and subsidiaries and notes thereto that are included at APPENDICES D and E in this proxy statement.

    The unaudited pro forma consolidated financial data are not necessarily indicative of the operating results that would have been achieved had the Transaction and discontinuation of the North American consulting business operations been effective during the periods presented or the results that may be obtained in the future. The gain resulting directly from the Transaction has been excluded from the pro forma selected statement of operations data.

SUMMARY UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

                                                                YEAR ENDED       NINE MONTHS ENDED
                                                             DECEMBER 31, 2000   SEPTEMBER 30, 2001
                                                             -----------------   ------------------
SELECTED STATEMENT OF OPERATIONS DATA (UNAUDITED):
Professional services revenue..............................      $  3,130             $ 5,138
Loss from operations.......................................        (9,284)            (14,268)
Net loss...................................................        (8,575)            (15,912)
Basic and diluted net loss per common share................      $  (0.56)            $ (0.92)

                                                                               SEPTEMBER 30, 2001
                                                                               ------------------
SELECTED BALANCE SHEET DATA (UNAUDITED):
Cash.......................................................                         $  7,584
Working capital............................................                            3,133
Total assets...............................................                           11,676
Current liabilities........................................                            6,326
Long-term capital lease obligation.........................                               29
Total shareholders' equity.................................                            5,301

COMPARATIVE (UNAUDITED) PER SHARE DATA

    The following table sets forth certain historical per share data of Primix and its subsidiaries and per share data on a pro forma basis after giving effect to the Transaction. The gain resulting directly from the Transaction has been excluded from the pro forma earnings and per share amounts. This data should be read along with the selected historical consolidated financial data included in this proxy statement, the historical consolidated financial statements of Primix and the related notes, included herein and the related notes included elsewhere in this proxy statement. The pro forma information is presented for illustrative purposes only. You should not rely on the pro forma financial information as an indication of the combined financial position or results of operations for future periods or the results that actually would have occurred had the transaction been completed.

                                                                YEAR ENDED       NINE MONTHS ENDED
                                                             DECEMBER 31, 2000   SEPTEMBER 30, 2001
                                                             -----------------   ------------------
PRIMIX SOLUTIONS INC.--HISTORICAL
Basic and diluted net loss per common share................       $(1.00)               $(0.85)
Book value per common share................................         1.39                  0.14
PRO FORMA:
Basic and diluted net loss per common share................       $(0.56)               $(0.92)
Book value per common share................................         1.33                 (0.31)

                       MATERIAL TERMS OF THE TRANSACTION

    The following description of the material terms of the asset purchase agreement is intended to be a summary only. The summary is qualified in its entirety by the full text of the asset purchase agreement which is attached hereto as APPENDIX A.

SALE OF THE NORTH AMERICAN CONSULTING BUSINESS

    Pursuant to the terms of the asset purchase agreement, Primix will sell substantially all of the assets related to its North American consulting business to Burntsand, and Burntsand will assume certain liabilities related to the North American consulting business, including obligations under certain assigned contracts. On November 29, 2001, Burntsand hired substantially all of Primix' employees engaged in the North American consulting business as contemplated under the asset purchase agreement and the management services agreement.

PURCHASE PRICE


    Burntsand has agreed to purchase the North American consulting business and related "purchase assets" from Primix for $10.69 million, consisting of $7.0 million in cash (subject to any adjustment for indemnification claims and any balance sheet adjustment, each as described below) and the assumption of approximately $3.69 million in certain specified liabilities (subject to adjustment at closing). Of the purchase price, Burntsand will withhold
$1.0 million for up 120 days after the closing to support indemnity claims and uncollectible receivables. The purchase price is subject to adjustment based on the closing balance sheet of the North American consulting business and the value of certain assets and liabilities being acquired in the Transaction.


REPRESENTATIONS AND WARRANTIES

    The asset purchase agreement contains customary representations and warranties by Primix as to the condition of the company and its North American consulting business as well as all the purchased assets. These representations and warranties include those relating to:

- the corporate organization of the company and similar corporate matters;

- the authorization, execution, delivery, performance and enforceability of, and any required consents, approvals and authorizations relating to, the asset purchase agreement and the related agreements;

- the absence of conflict with, violation or breach of, or default under the certificate of incorporation, bylaws and contracts of the company and applicable laws in connection with the asset purchase agreement and the related agreements;

- the accuracy of Primix' financial statements;

- as of the date of the asset purchase agreement, the absence of certain changes since September 30, 2001;

- contracts relating to the North American consulting business or purchased assets;

- the absence of undisclosed liabilities;

- the absence of litigation;

- compliance with applicable laws;

- title to and the condition of the purchased assets;

- fairness of the purchase price as determined by Primix' Board of Directors;

- the use of the proceeds to be received in connection with the sale;

- intellectual property rights;

- insurance policies maintained by the company with respect to the North American consulting business;

- accounts, notes and other receivables arising out of or relating to the North American consulting business;

- fees payable by the company to bankers, investment brokers, financial advisors or other persons in connection with the sale of the North American consulting business;

- certain employee, employee benefits and labor matters;

- certain environmental liabilities;

- customers; and

- tax matters.

    The asset purchase agreement also contains customary representations and warranties from Burntsand (including sufficient cash on hand or readily available to satisfy payment obligations under the asset purchase agreement).

PRE-CLOSING COVENANTS

    Primix and Burntsand have agreed that during the period between the date of the asset purchase agreement and the closing:

- the parties will promptly advise each other of any event that would render a representation or warranty untrue or any breach of a covenant of obligation under the asset purchase agreement, and Primix will promptly advise Burntsand of any Material Adverse Change (as defined in the asset purchase agreement) with respect to the North American consulting business, the purchased assets or Primix;

- Primix will use its commercially reasonable best efforts to preserve the business relationships with its customers, suppliers, licensors, licensees, employees, consultants and others with whom it has business dealings in connection with the North American consulting business;

- Primix will conduct the North American consulting business in the ordinary course of business consistent with its past practice, and will not take certain specified actions without the prior written consent of Burntsand;

- Primix will file any applications, notifications or other filings for any regulatory approvals required in connection with the consummation of the Transaction;

- Primix will use its commercially reasonable best efforts to obtain all required consents necessary to assign and transfer the purchased assets to Burntsand (including any assumed contracts), to remove any liens on the purchased assets, and to satisfy all conditions to closing;

- Primix will allow Burntsand and its advisors and agents to access at reasonable times the files, books, records, technology, contracts, employees, contractors and officers of Primix with respect to the North American consulting business;

- Burntsand and Primix will not use or disclose certain of the other's confidential information except for the purposes relating to the asset purchase agreement;

- Primix will timely prepare and deliver prior to closing an estimated closing balance sheet and certain closing schedules;

- the company and Burntsand will update and deliver to the other certain schedules regarding assumed liabilities and seller liabilities;

- Primix will use its commercially reasonable best efforts to obtain a consent from Lennart Mengwall to (i) subordinate his security interest in Primix' assets to the security interest of Burntsand under the loan agreement,
  (ii) consent to the sale of the purchased assets and North American consulting business to Burntsand, (iii) permit the company to borrow and grant a security interest to Burntsand under the loan agreement between Primix and Burntsand, and (iv) certain other waivers and releases from Mr. Mengwall;

- Primix will use its commercially reasonable best efforts to obtain the consent of Cupertino National Bank to the sale of the purchased assets and North American consulting business to Burntsand, the company's borrowing of amounts from and granting of a security interest to Burntsand under the loan agreement between Primix and Burntsand, and certain other agreements;

- Primix will use its commercially reasonable best efforts to obtain consents from lessors under the company's capital leases to the company's assignment and Burntsand's assumption of the capital leases;

- Primix will not engage in any negotiations or solicit any other offer or proposal from any other person concerning the sale of the North American consulting business, except that Primix may consider a bona fide, unsolicited proposal concerning the sale of the North American consulting business if Primix' Board of Directors concludes that such proposal may constitute a superior offer; and

- Primix will facilitate discussions with the landlord of the company's Watertown, Massachusetts premises to terminate the existing lease and negotiate acceptable terms for Burntsand to enter into a new lease covering a portion of the Watertown premises prior to the closing.

STOCKHOLDERS' MEETING

    The company has agreed to take all necessary action to prepare this proxy statement, cause it to be mailed to Primix' stockholders at the earliest practicable time following the date of the asset purchase agreement and to convene a stockholders meeting to approve the sale of the purchased assets and the North American consulting business to be held as promptly as practicable (including the filing and mailing of that proxy statement).

OTHER AGREEMENTS

    On November 29, 2001, the effective date of the management services agreement, Burntsand was engaged by Primix to provide subcontracting services to the company and reimburse the company for operating expenses. On that date, Burntsand hired approximately 80 Primix employees, representing substantially all of the employees engaged in the company's North American consulting business. Burntsand also entered into a new lease agreement covering a portion of the company's Watertown, Massachusetts facilities and the company was released from its lease obligations for these premises. During the term of the management services agreement, revenues generated by Primix from its North American consulting business will be paid over to Burntsand.


    Subject to the mailing of this proxy statement, Burntsand agreed to loan up to $1.0 million to Primix prior to the closing pursuant to a loan agreement as an advance toward the purchase price. Due to business exigencies, Burntsand agreed to loan up to $250,000 of the $1.0 million available under the loan agreement prior to the mailing date. Burntsand has a subordinated lien on the assets of the company to secure the obligations under the loan agreement. As a condition to the Burntsand loan, Lennart Mengwall agreed to subordinate his existing $2.5 million loan and security interest in the company's assets to the Burntsand loan and security interest, and consented to the Transaction and to the transfer of the assets being purchased by Burntsand free from his security interest.



    In July 2001, the company had entered into a loan arrangement with Lennart Mengwall, its Chief Executive Officer, President and director, pursuant to which the company borrowed $2.5 million. The obligations of the company under this loan arrangement are secured by a subordinated security interest in all of the assets of the company. Under the terms of this loan arrangement, the outstanding principal, together with interest compounded monthly at a rate of 15% per annum, was due on January 1, 2002. However, Mr. Mengwall consented to being repaid following the closing of the Transaction and the prior repayment of the liabilities Primix is required to pay under the asset purchase agreement. As of January 8, 2002, the principal and accrued interest outstanding under this loan arrangement was approximately $2.6 million. The company expects to repay this outstanding indebtedness in full following the closing of the Transaction and after the payment and satisfaction of the specified liabilities of the company as provided in the asset purchase agreement.


NON-COMPETITION AND NON-SOLICITATION

    For a period of three years following the closing of the Transaction, Primix has agreed not to compete with Burntsand in North America and not to solicit former Primix employees who are hired by Burntsand as part of the sale of the business, solicit any customers of the North American consulting business or knowingly solicit any customers of Burntsand.

THE CLOSING


    The closing of the Transaction is expected to occur two business days following the satisfaction or waiver of all of the conditions to each party's obligations under the purchase agreement. It is currently anticipated that the closing will occur in February 2002.


CONDITIONS TO CLOSING

    The obligation of Burntsand to consummate the closing is subject to the satisfaction or waiver of the following conditions:

- Primix shall have performed in all material respects all of its covenants and obligations in the asset purchase agreement and the representations and warranties of Primix shall be true and correct in all material respects (except where the failure of a representation or warrants to be true and correct could not be expected to result in a Closing Material Adverse Effect, as defined in the asset purchase agreement);

- the absence of any Closing Material Adverse Effect on the North American consulting business or Primix;

- Primix' Board of Directors shall have approved the asset purchase agreement and the transactions contemplated thereby, including the sale and transfer of the North American consulting business to Burntsand;

- there shall be no threatened, instituted or pending litigation concerning the ownership or operation by the company of any material portion of the purchased assets or the North American consulting business or seeking the divestiture by the company of any of the purchased assets; and there shall be no other legal restraints by any governmental authority applicable to the purchased assets that could result in such consequences;

- Burntsand and the landlord of the Watertown premises shall have entered into a separate lease covering a portion of the Watertown premises and an agreement releasing Primix and Burntsand from all liabilities incurred or arising under the Watertown lease for the period prior to Burntsand's separate lease;

- Primix shall have delivered all required consents;

- at least 90% of certain identified employees of Primix shall have accepted employment with Burntsand and executed employment offer letters, and all identified key management employees of Primix shall have executed employment agreements or employment offer letters;

- Primix shall have obtained the applicable consents from Lennart Mengwall and Cupertino National Bank, as described in the Pre-Closing Covenants section of this proxy statement (see pages 14 and 15);

- Primix' leases for property located in Boston, Massachusetts and Morristown, New Jersey shall have been terminated under terms and conditions reasonably acceptable to Primix and Burntsand and each of the lessors shall have released all claims against Primix for the periods through such termination;

- Burntsand shall have received an opinion letter from McDermott, Will & Emery, the company's counsel;

- Primix shall have executed and delivered the intellectual property license agreement between Primix and Burntsand attached to the asset purchase agreement;

- Primix shall have executed and delivered assignments from Primix to Burntsand of all trademarks, service marks, Internet domain names, URLs and registrations thereof included in the purchased assets;

- the company shall have delivered an estimated closing balance sheet and certain updated closing schedules;

- all liens, other than permitted liens under the asset purchase agreement, on or pertaining to the purchased assets (other than liens constituting Burntsand's assumed liabilities) shall have been fully discharged or terminated by Primix; and

- Primix shall have delivered the purchased assets, paid certain identified closing liabilities and delivered all other documents to be delivered to Burntsand pursuant to the asset purchase agreement.

    The obligation of Primix to consummate the closing is subject to the satisfaction or waiver of the following conditions:

- Burntsand shall have performed in all material respects all of its covenants and obligations in the asset purchase agreement and the representations and warranties of Burntsand shall be true and correct in all material respects as of the closing date;

- Burntsand and the landlord of the Watertown premises shall have entered into the separate lease covering a portion of the Watertown premises and the agreement releasing Primix and Burntsand from all liabilities incurred or arising under the Watertown lease for the period prior to Burntsand's separate lease;

- Burntsand shall have executed the intellectual property license agreement attached to the asset purchase agreement; and

- Burntsand shall have delivered the closing cash consideration and delivered all other documents to be delivered to Primix pursuant to the asset purchase agreement.

    The obligation of Primix and Burntsand to consummate the closing is subject to the satisfaction or waiver by both parties of the following conditions:

- no provision of any applicable law or regulation and no judgment, injunction, order or decrees shall prohibit the consummation of the closing; and

- the approval of Primix' stockholders of the sale of the North American consulting business to Burntsand shall have been validly obtained.

INDEMNIFICATION

    Primix will indemnify Burntsand and certain affiliated parties against damages arising from the breach of its representations and warranties and covenants and claims arising from assets and liabilities not expressly acquired or assumed by Burntsand as well as certain other claims set forth in the asset purchase agreement. With specified exceptions, Primix will not be required to indemnify Burntsand for damages arising from breaches of its representations and warranties until the cumulative amount of Burntsand's indemnification claims exceeds $50,000 in which event Burntsand will be entitled to indemnification with respect to the entire claim (including the $50,000). Burntsand's sole and exclusive remedy for a breach of the representations, warranties and covenants by the company is its right to indemnification under the asset purchase agreement which is limited in amount to the $1.0 million holdback of the purchase price and limited in time to 120 days after the closing. The foregoing limitations, however, do not apply to a breach of the title to property representation, claims relating to the closing balance sheet, insolvency claims, stockholder claims or claims arising under the loan agreement or the management services agreement.

    Burntsand will indemnify Primix and certain affiliated parties against damages arising from the breach of its representations and warranties and covenants, as well as certain other claims set forth in the asset purchase agreement. There is generally a $50,000 threshold to Burntsand's indemnification obligation to Primix. Burntsand's maximum liability is also limited to $1.0 million. These limitations on liability do not apply to fraud and intentional misrepresentation claims, claims related to the closing balance sheet that will be delivered by Primix, claims related to the payment of the purchase price, liabilities assumed by Burntsand in the Transaction or claims arising under the loan agreement or management services agreement.


USE OF PROCEEDS



    The company plans to use the $7.0 million cash proceeds from the Transaction (assuming there are no closing balance sheet adjustments or indemnity claims) as follows:



    - approximately $1.6 million will be applied toward the payment at closing of obligations of the company as required by the asset purchase agreement,



    - approximately $2.6 million will be used to pay off the loan from Lennart Mengwall (as described under the heading "Other Agreements" on page 16),



    - approximately $400,000 will be used for the payment of fees relating to the termination of the Boston and New Jersey leases,



    - approximately $125,000 will be used for the payment of severance obligations to Michael Troiano, the company's former President,



    - approximately $375,000 will be used to satisfy certain accounts payable of the company following the closing, and



    - the remaining $1.9 million will be used for general working capital purposes.



    In the event any of the executive officers are terminated, the company may incur additional severance obligations of up to $400,000.


    Primix is currently evaluating its strategic alternatives for the remainder of its business assuming the sale of the North American consulting business is completed. Primix is not currently contemplating pursuing any acquisition of a company or business with the proceeds of the sale.

TERMINATION

    The asset purchase agreement may be terminated under certain circumstances set forth in the asset purchase agreement, including by mutual agreement of Primix and Burntsand. Either party may terminate the asset purchase agreement if:

- a court of competent jurisdiction or other governmental authority shall have issued a nonappealable action permanently restraining or otherwise prohibiting the Transaction;

- the closing has not occurred by midnight eastern time on March 31, 2002, provided that this right to terminate shall not be available to any party whose failure to perform in any material respect any of its obligations or covenants under the asset purchase agreement results in the failure of any closing condition or if the failure of such condition results from a breach of a representation and warranty or covenant made under the asset purchase agreement; or

- if the other party has committed a material breach of such party's representations and warranties or such party's covenants and has not cured such material breach within five days after the party seeking to terminate the asset purchase agreement has given the other party written notice.

    Burntsand may terminate the asset purchase agreement if a Closing Material Adverse Effect (as defined in the asset purchase agreement) has occurred, if Primix' Board of Directors has withdrawn or modified its approval of the Transaction in a manner adverse to Burntsand, or if Primix has materially or willfully breached Primix' obligations under the loan agreement or the management services agreement. Primix may terminate the asset purchase agreement if Burntsand has materially or willfully breached Burntsand's obligations under the loan agreement or the management services agreement.

    The company is obligated to reimburse Burntsand for its costs and expenses incurred in connection with the asset purchase agreement if Burntsand terminates the agreement (i) due to a material breach of Primix' representations, warranties or covenants as a result of events outside of Primix' control,
(ii) due to the occurrence of a Closing Material Adverse Effect as a result of events outside of Primix' control, or (iii) due to the withdrawal or modifications of the company's Board approval. There are no other termination fees or penalties.

REQUIRED APPROVALS

    Pursuant to Delaware law, the affirmative vote of the holders of a majority of the outstanding shares of the common stock is required to approve a sale of all or substantially all of the company's assets. The company does not believe that the Transaction will constitute a sale of all or substantially all of its assets such as would require stockholder approval. However, the company has determined that it will seek the approval of the holders of a majority of the outstanding shares of common stock. As an inducement for Burntsand to enter into the asset purchase agreement, Lennart Mengwall, Azzouz Limited Partnership, Azzouz Generation Skipping Trust, Avix Ventures, L.P., and other officers and directors of Primix and its European subsidiaries and their respective affiliates entered into a Voting Agreement and Irrevocable Proxy dated
November 14, 2001 with Primix and Burntsand. Concurrently with the execution of these voting agreements, each of these stockholders delivered to Burntsand and Primix an irrevocable proxy appointing representatives of Burntsand and Primix as their proxies to vote all of the shares of Primix common stock then owned or thereafter acquired by these stockholders in favor of the Transaction and the asset purchase agreement, and against the sale of any assets of Primix in North America to any party other than Burntsand. These stockholders hold more than a majority of the total number of outstanding shares of common stock and their vote in favor of the Transaction pursuant to these agreements will be sufficient to approve the Transaction.

    The voting agreements will be effective until the earlier to occur of
(i) such time as the asset purchase agreement is terminated in accordance with its terms, or (ii) the closing of the Transaction.

Primix did not pay any additional consideration to any of these stockholders in connection with the execution and delivery of the voting agreements.

    With the exception of stockholder approval pursuant to Delaware law, neither party must comply with any federal or other state regulatory requirements or obtain any other material approval in connection with the proposed transaction.

OPINION OF FINANCIAL ADVISOR

    Primix retained AH&H in a letter dated July 19, 2001, as amended, to provide financial advisory services to Primix and render an opinion as to the fairness to Primix, from a financial point of view, of the consideration to be received in connection with the Transaction. At the November 13, 2001 meeting of the Board of Directors, AH&H delivered a fairness opinion that, based on matters described therein and as of that date, the consideration to be received by Primix in connection with the Transaction is fair, from a financial point of view, to Primix. The complete text of the fairness opinion, dated November 13, 2001, setting forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the fairness opinion, is attached hereto as APPENDIX B and is incorporated herein by reference. The opinion addresses only the fairness, from a financial point of view, of the consideration to be received by Primix and does not constitute a recommendation as to how any stockholder should vote with respect to the Transaction. The description of the fairness opinion set forth in this proxy statement is only a summary and stockholders are urged to, and should, read the fairness opinion in its entirety.

    In conducting its investigation and analysis and in arriving at its fairness opinion, AH&H reviewed the information and took into account the investment, financial and economic factors it deemed relevant and material under the circumstances. The material actions undertaken by AH&H in its capacity as financial advisor to Primix were as follows:

    - review of publicly-available business and financial information, including but not limited to Primix' recent filings with the SEC;

    - review of internal financial information prepared by Primix management concerning the current status of its business and its historical financial performance, including interim financial performance data not yet disclosed to the public;

    - discussions with members of Primix' senior management concerning our historical and current financial condition and operating results, as well as our future prospects (as reflected by the management projections);

    - comparison of the historical market per share prices and trading activity of our common stock with those of the Peer Group (as defined below);

    - comparison of our financial position, operating results and capital resources with those of the Peer Group;

    - comparison of the proposed financial terms of the Transaction with the terms of certain other precedent transactions deemed to be comparable;

    - review of a draft of the asset purchase agreement dated November 12, 2001; and

    - review of relevant industry market research studies, investment research reports of our competitors, and key economic and market indicators, including interest rates and general stock market performance.

    Other than as set forth above, AH&H did not review any additional information in preparing its fairness opinion that, independently, was material to its analysis. The Board of Directors did not place any limitation upon AH&H with respect to the procedures followed or factors considered by AH&H in rendering its fairness opinion. In rendering its fairness opinion, AH&H assumed and relied upon the accuracy and completeness of all of the financial and other information that was publicly available or provided to AH&H by, or on behalf of, Primix, and did not independently verify such information. AH&H assumed, with the Board of Director's consent, that:

    - all material assets and liabilities (contingent or otherwise, known or unknown) of Primix are as set forth in its financial statements;

    - obtaining any regulatory and other approvals and third party consents required for consummation of the Transaction would not have a material effect on the anticipated benefits of the Transaction; and

    - the Transaction would be consummated in accordance with the terms set forth in the draft asset purchase agreement dated November 12, 2001 provided to AH&H.

    AH&H also assumed, with the Board of Directors' consent, that the management projections were reasonably prepared and based upon the best available estimates and good faith judgments of Primix' management as to the future performance of Primix. In conducting its review, AH&H did not obtain an independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of Primix. AH&H's fairness opinion did not predict or take into account any possible economic, monetary or other changes which may occur, or information which may come available, after the date of its written fairness opinion.

    The following is a summary of the various sources of information and valuation methodologies used by AH&H in arriving at its fairness opinion. To assess the fairness of the transaction, AH&H employed analyses based on the following:

    - public company peers' financial performance and relative valuations;

    - relative valuations associated with selected precedent transactions; and

    - discounted cash flow analysis.

    PUBLIC COMPANY PEER ANALYSIS

    AH&H established a group of twelve publicly traded companies in the technology services industry that it deemed comparable to Primix based on their similar business focus on information technology consulting, markets served, and financial performance (collectively, the "Peer Group"). The Peer Group comprised the following companies:

    - Braun Consulting, Inc.

    - DiamondCluster International, Inc.

    - Digitas, Inc.

    - eLoyalty Corporation

    - Integrated Information Systems, Inc.

    - Lante Corporation

    - Luminant Worldwide Corporation

    - Modem Media. Poppe Tyson, Inc.

    - Razorfish, Inc.

    - Tanning Technology Corporation

    - Viant Corporation

    - Zamba Corporation

    AH&H compared certain financial measures and metrics of Primix with those of the Peer Group companies. For each of the Peer Group companies, AH&H reviewed, among other things, its enterprise value (i.e., its equity value, less cash and cash equivalents, plus funded debt), historical and projected revenue and net income and historical growth rates. The projected financial information used by AH&H in the course of its Peer Group analyses was based on research published by AH&H as well as information published by First Call Corporation.

    AH&H derived the following range of multiples from its review of the Peer Group companies:

                                                                LOW        MEAN       HIGH
                                                              --------   --------   --------
Enterprise Value/Last 12 Months ("LTM") Revenue.............   0.28x      0.47x      0.80x
Enterprise Value/Projected 2001 Revenue.....................   0.24x      0.47x      0.76x
Enterprise Value/Projected 2002 Revenue.....................   0.15x      0.39x      0.71x

    Based on this data, AH&H applied these multiples to the North American consulting business' LTM revenue of $17.78 million, its projected 2001 revenue of $16.98 million and its projected 2002 revenue of $19.79 million to calculate a range of implied enterprise values for the North American consulting business as follows:

(IN MILLIONS)                                                   LOW        MEAN       HIGH
-------------                                                 --------   --------   --------
Based on LTM Revenue........................................   $5.03      $8.29      $14.26
Based on Projected 2001 Revenue.............................   $4.14      $8.04      $12.97
Based on Projected 2002 Revenue.............................   $2.98      $7.71      $14.14

    AH&H noted that the consideration to be received by Primix in the Transaction, including the liabilities to be assumed, compared favorably with the range of enterprise values implied by this analysis. Moreover, AH&H noted that because half of the Peer Group companies had negative enterprise values (i.e., the market value of each such companies equity plus funded debt was lower than its cash position) and therefore could not be factored into calculating the relevant enterprise value to revenue multiples, the range of multiples was higher than it would have been otherwise.

    PRECEDENT TRANSACTION ANALYSIS

    AH&H reviewed ten precedent acquisition transactions it deemed relevant involving companies in the information technology services industry. Each of the ten precedent transactions were announced after January 1, 2001, and all ten transactions, listed as follows, involved the acquisition of publicly-traded companies for which share price data was available.

TARGET                                                   ACQUIROR             ANNOUNCEMENT DATE
------                                         ----------------------------   -----------------
Renaissance Worldwide, Inc.                    Aquent, Inc.                   October 5, 2001
Metro Information Services                     Keane, Inc.                    August 21, 2001
Agency.com                                     Seneca Investments             June 26, 2001
SCTC (Global Govt. Bus.)                       Affiliated Computer Services   June 25, 2001
Aris Corporation                               CIBER, Inc.                    June 14, 2001
C-bridge                                       eXcelon Corporation            May 22, 2001
Proxicom, Inc.                                 Dimension Data                 May 11, 2001
Mainspring Communications, Inc.                IBM                            April 19, 2001
Cambridge Technology Partners                  Novell                         March 12, 2001
IMRglobal Corp.                                CGI Group, Inc.                February 21, 2001

    Based on this data, AH&H applied these multiples to the North American consulting business' LTM revenue of $17.78 million to calculate a range of implied enterprise values for the North American consulting business as follows:

                                                              LOW              MEAN              HIGH
                                                        (IN $ MILLIONS)   (IN $ MILLIONS)   (IN $ MILLIONS)
                                                        ---------------   ---------------   ---------------
Implied Enterprise Value..............................       $2.81             $10.58            $32.12

    AH&H noted that the consideration to be received by Primix in the Transaction, including the liabilities to be assumed, compared favorably with the range of transaction values implied by this analysis.

    DISCOUNTED CASH FLOW ANALYSIS

    AH&H performed a discounted cash flow analysis to estimate the present value of the stand-alone unlevered (i.e., before interest expense) after-tax cash flows of Primix' North American consulting business. To perform this analysis, AH&H used the following data sources and made the following assumptions:

    - Financial projections for the North American consulting business as a going concern, for the year ended December 31, 2001 through the year ended December 31, 2002, prepared by Primix management.

    - Utilizing the growth rate assumptions for the year ended December 31, 2002, AH&H assisted Primix management in the development of projections for the North American consulting business for the years ended
      December 31, 2003, December 31, 2004 and December 31, 2005.

    - Primix' North American consulting business unlevered after-tax cash flows were calculated as the EBITDA of the North American consulting business adjusted to reflect (i) the addition of non-cash expenses, (ii) the deduction of uses of cash not reflected in the income statement and
      (iii) adjusted at a notional tax rate of 34.5%.

    - AH&H calculated a weighted-average cost of capital for the North American consulting business as a going concern ranging from 24.0% to 26.0%.

    - AH&H applied a range of multiples between 2.0x and 4.0x to the North American consulting business' EBITDA for the year ended December 31, 2005 to calculate a range of terminal values for the North American consulting business as a going concern.

    - AH&H combined (i) the calculated present value of the North American consulting business' unlevered cash flows for the five years ending December 31, 2005, with (ii) the present value of the North American consulting business' EBITDA terminal value, to arrive at a range of equity values based on the above assumptions. AH&H arrived at a range of implied values of $9.3 million to $14.4 million, with a median implied value of $11.7 million.

    SUMMARY OF VALUATION ANALYSIS

    The foregoing summary does not purport to be a complete description of the analyses performed by AH&H. The preparation of a fairness opinion is a complex process. AH&H believes that its analyses must be considered as a whole, and that selecting portions of any such analysis without considering all analyses and factors would create an incomplete view of the processes underlying its fairness opinion. AH&H did not attempt to assign specific weights to particular analyses. Any estimates contained in AH&H's analyses are not necessarily indicative of actual values, which may be significantly more or less favorable than as set forth therein. Estimates of values of companies or business units thereof do not purport to be appraisals or necessarily to reflect the prices at which such companies or business units may actually be sold. Such estimates are inherently subject to uncertainty. AH&H advised the Board of Directors that the valuation analyses conducted by it in rendering its fairness opinion (specifically, the Peer Group analysis, the precedent transactions analysis, and the discounted cash flow analysis) constituted a "going concern" analysis of Primix' North American consulting business. Taken together, the information and analyses employed by AH&H lead to AH&H's overall opinion that the consideration to be received by Primix is fair, from a financial point of view, to Primix.

    The Primix Board selected AH&H because of its familiarity with the information technology services industry generally and with Primix in particular. AH&H is a nationally recognized investment banking firm and is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, private placements and valuations for corporate and other purposes. Pursuant to the terms of AH&H's engagement letter with the company dated July 19, 2001, as amended, Primix agreed to pay AH&H (i) a fee of $200,000 upon the delivery by AH&H of the fairness opinion (which fee was payable regardless of the conclusions expressed therein), and (ii) a fee of $200,000, payable upon the completion of the Transaction. Primix also agreed to reimburse AH&H for all reasonable fees and disbursements of its counsel and all of its reasonable travel and other out-of-pocket expenses arising in connection with its engagement, and to indemnify AH&H and its affiliates to the full extent permitted by law against liabilities relating to or arising out of its engagement.

INTERESTS OF MANAGEMENT OR DIRECTORS IN THE TRANSACTION

    Primix entered into severance agreements with each of its five executive officers in July 2001. These agreements provide for cash severance payments upon involuntary, or in certain cases voluntary, termination of employment, other than terminations for cause. If the employment of each of these individuals is terminated, these individuals would receive approximately $525,000 in severance payments as a group. In November 2001, Primix terminated its President, Mike Troiano, triggering a severance obligation to Mr. Troiano of $125,000. In addition, at the end of the severance period, a loan to Mr. Troiano from the company of approximately $129,000 will be cancelled and forgiven. Martin Glover, the company's former Vice President of North American Operations, is entitled to receive a bonus of $62,500 if the Transaction is consummated, and he is the only executive officer of Primix to be employed by Burntsand.


    Primix is indebted to Lennart Mengwall, the company's Chief Executive Officer, President and director, in the principal amount of $2.5 million. This indebtedness was due on January 1, 2002. However, Mr. Mengwall consented to being repaid following the closing of the Transaction and the prior repayment of the liabilities Primix is required to pay under the asset purchase agreement. Primix expects to repay this outstanding indebtedness in full following the closing of the Transaction and after payment and satisfaction of the specified liabilities of the company as provided in the asset purchase agreement.


POST-CLOSING OPERATIONS


    Following the closing of the Transaction, the company's business will consist of the European operations in Sweden and Denmark and its U.S.-based corporate staff. The Company has scaled down its U.S. corporate administrative functions and reduced its corporate staff to four employees. Furthermore, the company recently implemented a restructuring plan to reduce the on-going operating expenses of its Swedish and Danish operations. Accordingly, the company expects that the revenues generated from its Swedish and Danish operations, combined with the proceeds of the Transaction, will be sufficient to fund the scaled-down operations for the remainder of 2002. After December 31, 2002, it is unclear whether the company will be able to sustain operations at its current level without additional funding.

    As Primix has agreed not to compete with the Burntsand business in North America without the prior written consent of Burntsand for three years after the closing, the company is currently evaluating alternatives for the remainder of its business. There is a significant possibility that the company will liquidate its remaining assets following the closing of the Transaction and distribute residual assets, if any, to its stockholders. In anticipation of this possibility, the company has commenced efforts to find strategic acquirors for its European subsidiaries. In addition, the company may investigate opportunities to sell the entire consolidated business.

TAX CONSEQUENCES OF THE TRANSACTION


    U. S. TAX CONSEQUENCES. Although the Transaction is a taxable transaction, the company expects to have available net operating loss carryforwards and operating losses in the current year, in amounts sufficient to offset the gain from the Transaction, resulting in no material tax liability to Primix.


    STOCKHOLDER TAX CONSEQUENCES. The company's security holders will not recognize any gain or loss on the Transaction.

ACCOUNTING TREATMENT OF THE TRANSACTION

    The proposed sale of the consulting business is expected to be accounted for as a sale of certain assets and certain liabilities in accordance with accounting principles generally accepted in the United States.

ABSENCE OF APPRAISAL RIGHTS

    Under the Delaware General Corporation Law, the company's stockholders are not entitled to appraisal or similar rights in connection with the Transaction as contemplated by the asset purchase agreement.

VOTE REQUIRED FOR APPROVAL

    A quorum being present, the affirmative vote of the holders of a majority of the outstanding shares of common stock is required to approve the Transaction pursuant to the asset purchase agreement. Certain holders of our common stock have entered into agreements and agreed to vote their shares in favor of the Transaction. These holders constitute more than a majority of the total number of outstanding shares of common stock and their vote in favor of the Transaction pursuant to these agreements will be sufficient to approve the Transaction.

    THE BOARD RECOMMENDS A VOTE FOR THE APPROVAL OF THE TRANSACTION PURSUANT TO THE ASSET PURCHASE AGREEMENT.

                    UNAUDITED PRO FORMA FINANCIAL STATEMENTS

    The following unaudited pro forma financial statements represent the resulting balance sheet and statements of operation of the company, after giving effect to the Transaction, which will be comprised of the company's Swedish and Danish operations and nominal corporate administrative functions in the U.S. The U.S.-based corporate administrative functions have been substantially reduced in anticipation of the closing of the Transaction.

    The following Unaudited Pro Forma Balance Sheet as of September 30, 2001 represents the balance sheet of the company after giving effect to the Transaction as if it occurred on such date. The following Unaudited Pro Forma Statements of Operation for the fiscal year ended December 31, 2000, and the nine months ended September 30, 2001 represent the statements of operation of the company after giving effect to the Transaction as if it had occurred on January 1, 2000. See "The Transaction." The Unaudited Pro Forma Statements of Operation do not purport to represent what our results of operations would have been if the Transaction had occurred as of the dates indicated or what such results will be for any future periods. The pro forma adjustments included in the unaudited pro forma financial statements represent assets, liabilities, revenues and expenses of the North American consulting business being sold in the Transaction and excludes assets, liabilities and expenses of the corporate administrative functions that will be retained by Primix.

    The unaudited pro forma financial statements are derived from, and should be read in conjunction with, the historical financial statements of Primix, included in this proxy APPENDICES D AND E.

    The unaudited financial statements included in APPENDIX C represent the financial statements of the North American consulting business (including the corporate administrative functions) of Primix on a stand alone basis.

                             PRIMIX SOLUTIONS INC.
                       UNAUDITED PRO FORMA BALANCE SHEET
                            AS OF SEPTEMBER 30, 2001
                                 (IN THOUSANDS)

                                                               HISTORICAL     PRO FORMA
                                                              CONSOLIDATED   ADJUSTMENTS       PRO FORMA
                                                              ------------   -----------       ---------
ASSETS
  Current assets
    Cash and cash equivalents...............................    $    584       $ 7,000 (a)     $  7,584
    Accounts receivable, net................................       3,094        (1,954)(b)        1,140
    Prepaid expenses and other current assets...............         887          (152)(b)          735
    Note receivable from related party--current portion.....          --            --               --
                                                                --------       -------         --------
      Total current assets..................................       4,565         4,894            9,459
    Property and equipment, net.............................       4,292        (3,897)(b)          395
    Restricted cash.........................................       1,027            --            1,027
    Intangible assets, net..................................       3,210        (2,705)(c)          505
    Notes receivable from related parties...................         280            -- (d)          280
    Other assets............................................         162          (152)(b)           10
                                                                --------       -------         --------
      TOTAL ASSETS..........................................    $ 13,536       $(1,860)        $ 11,676
                                                                ========       =======         ========

LIABILITIES
Current liabilities
  Current portion of capital lease obligation...............    $    594       $  (578)(b)     $     16
    Line of credit..........................................       1,509          (710)(b)          799
    Note payable to related party...........................       2,709            --            2,709
    Accounts payable........................................       2,025          (350)(b)        1,675
    Accrued expenses........................................       1,924        (1,208)(b)(d)       716
    Restructuring obligation................................       1,046          (635)(b)          411
                                                                --------       -------         --------
      Total current liabilities.............................       9,807        (3,481)           6,326
    Capital lease obligation, net of current portion........         896          (867)(b)           29
    Restructuring obligation, net of current portion........         212          (212)(b)           --
    Other long-term liabilities.............................         159          (139)(b)           20
                                                                --------       -------         --------
      TOTAL LIABILITIES.....................................    $ 11,074       $(4,699)        $  6,375
                                                                ========       =======         ========
STOCKHOLDERS' EQUITY
    Common stock............................................    $     19       $    --         $     19
    Additional paid-in capital                                    68,272                         68,272
    Deferred compensation...................................      (1,260)           --           (1,260)
    Accumulated deficit.....................................     (64,498)       (1,456)(b)      (61,659)
                                                                                 7,000 (a)
                                                                                (2,705)(c)
    Cumulative translation adjustment.......................         (71)           --              (71)
                                                                --------       -------         --------
      TOTAL STOCKHOLDERS' EQUITY............................       2,462         2,839            5,301
                                                                --------       -------         --------
      TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY............    $ 13,536       $(1,860)        $ 11,676
                                                                ========       =======         ========

------------------------------

(a) Reflects the cash consideration for the Transaction including $1 million of cash placed in escrow.

(b) Represents the net book value of the assets acquired and the liabilities assumed by Burntsand in the Transaction. Amounts exclude net book value of assets and liabilities of the corporate administrative functions not acquired by Burntsand in the Transaction.

(c) Reflects the write-off of the remaining goodwill and other intangibles related to the Extrio acquisition, included in North American consulting business.

(d) Excludes additional costs associated with the termination of leases in Boston and New Jersey of $306 and $93, respectively. In addition, the company will pay its former President $125 in severance and forgive approximately $129 owed by him to the company as of September 30, 2001.

                             PRIMIX SOLUTIONS INC.
                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

                               FOR THE YEAR ENDED
                               DECEMBER 31, 2000

                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                      HISTORICAL                         PRO FORMA
                                                  FOR THE YEAR ENDED                 FOR THE YEAR ENDED
                                                     DECEMBER 31,       PRO FORMA       DECEMBER 31,
                                                         2000          ADJUSTMENTS          2000
                                                  ------------------   -----------   ------------------
Revenue:
  Professional services.........................       $ 21,413          $(18,283)(a)      $  3,130
Operating expenses:
  Professional services.........................         15,554           (13,026)(a)         2,528
  Sales and marketing...........................          6,071            (3,602)(a)         2,469
  General and administrative....................         10,032            (4,156)(a)         5,876
  Depreciation..................................            466              (396)(a)            70
  Amortization of intangible assets.............          5,116            (3,820)(b)         1,296
  Restructuring charge..........................             --                --               --
  Other compensaton expense.....................             --                --               --
  Stock compensation............................            175                --              175
                                                       --------          --------         --------
    Total operating expenses....................         37,414           (25,000)          12,414
                                                       --------          --------         --------
Operating loss..................................        (16,001)            6,717           (9,284)
Interest income and other income (expense),
  net...........................................            709                --              709
                                                       --------          --------         --------
  Net loss......................................       $(15,292)         $  6,717         $ (8,575)
                                                       ========          ========         ========
Basic and diluted net loss per common share.....       $  (1.00)         $     --         $  (0.56)
                                                       ========          ========         ========
Shares used in computing net loss per common
  share.........................................         15,242                --           15,242
                                                       ========          ========         ========

------------------------

(a) Represents revenue and operating expenses of the North American consulting business acquired in the Transaction. Excludes expenses related to corporate administrative functions which will be retained by Primix.

(b) Represents amortization expenses related to Advis and Black Bean acquisitions which were included in the North American consulting business.

                             PRIMIX SOLUTIONS INC.

                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

                           FOR THE NINE MONTHS ENDED
                               SEPTEMBER 30, 2001

                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                             HISTORICAL                         PRO FORMA
                                                            FOR THE NINE                      FOR THE NINE
                                                            MONTHS ENDED                      MONTHS ENDED
                                                            SEPTEMBER 30,    PRO FORMA        SEPTEMBER 30,
                                                                2001        ADJUSTMENTS           2001
                                                            -------------   -----------       -------------
Revenue:
  Professional services...................................    $ 17,791       $(12,653)(a)       $  5,138
Operating expenses:
  Professional services...................................      10,239         (6,396)(a)          3,843
  Sales and marketing.....................................       2,724         (1,460)(a)          1,264
  General and administrative..............................       7,819         (3,655)(a)(b)       4,164
  Depreciation............................................       1,117           (891)(a)            226
  Amortization of intangible assets.......................       4,866          2,456 (a)(e)       7,322
  Restructuring charge....................................       4,345         (2,971)(c)          1,374
  Other compensaton expense...............................         858             --                858
  Stock compensation......................................         355             --                355
                                                              --------       --------           --------
    Total operating expenses..............................      32,323        (12,917)            19,406
                                                              --------       --------           --------
Operating loss............................................     (14,532)           264            (14,268)
Interest and other income (expense), net..................        (188)        (1,456)(d)         (1,644)
                                                              --------       --------           --------
  Net loss................................................    $(14,720)      $ (1,192)          $(15,912)
                                                              ========       ========           ========
Basic and diluted net loss per common share...............    $  (0.85)      $     --           $  (0.92)
                                                              ========       ========           ========
Shares used in computing net loss per common share........      17,355             --             17,355
                                                              ========       ========           ========

--------------------------

(a) Represents revenue and operating expenses of the North American consulting business acquired in the Transaction. Excludes expenses related to the corporate administrative functions which will be retained by Primix.

(b) Excludes additional costs associated with the termination of leases in Boston and New Jersey of $306 and $93, respectively. In addition, the company will pay its former President $125 in severance and will forgive approximately $129 owed by him to the company as of September 30, 2001.

(c) Restructuring charge allocated to the North American consulting business consisted of the following:

Leasehold Improvements......................................   $1,417
Rent........................................................    1,071
Furniture...................................................      237
Severance...................................................      206
Regional Marketing..........................................       40
                                                               ------
                                                               $2,971
                                                               ======

    The charges related to rent and the write-offs of furniture and leasehold improvements were allocated to the North American consulting business based on the headcount in the region. The severance related to terminated professional service staff.

(d) Represents the net book value of the assets acquired and the liabilities assumed by Burntsand in the Transaction. Amounts exclude net book value of assets and liabilities of the corporate administrative functions not acquired by Burntsand in the Transaction.

(e) Reflects the write-off of the remaining goodwill and other intangibles related to the Extrio Corporation acquisition, included in the North American operations.

MARKET INFORMATION

    The company's common stock has been traded on the NASDAQ National Market since the Company's initial public offering on July 3, 1996 and currently trades under the symbol "PMIX". The following table sets forth the high and low closing prices for the company's common stock as reported by Nasdaq for the periods indicated:

                                                          MARKET PRICES (1)
                                                         -------------------
1999 FISCAL QUARTERS                                       HIGH       LOW
--------------------                                     --------   --------
First..................................................   $ 2.84     $1.75
Second.................................................   $ 3.47     $2.28
Third..................................................   $ 3.25     $2.28
Fourth.................................................   $13.25     $2.38

                                                          MARKET PRICES (1)
                                                         -------------------
2000 FISCAL QUARTERS                                       HIGH       LOW
--------------------                                     --------   --------
First..................................................   $14.13     $7.00
Second.................................................   $ 8.25     $3.88
Third..................................................   $ 4.25     $1.75
Fourth.................................................   $ 2.25     $0.53


                                                          MARKET PRICES (1)
                                                         -------------------
2001 FISCAL QUARTERS                                       HIGH       LOW
--------------------                                     --------   --------
First..................................................   $ 2.34     $0.56
Second.................................................   $ 1.58     $0.69
Third..................................................   $ 0.81     $0.10
Fourth.................................................   $ 0.29     $0.05


------------------------

(1) The prices listed reflect inter-dealer prices without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.


    On November 13, 2001, the day before the public announcement of the Transaction, the closing price for the company's common stock was $0.23. On
        , 2002, the latest practicable date prior to the mailing of this proxy
statement, the closing price for the company's common stock was $    .


HOLDERS


    The number of record holders of the company's common stock as of January 3, 2002 was approximately 258.


DIVIDENDS

    The company did not pay cash dividends on its common stock during the years ended December 31, 1999 and December 31, 2000 or during the nine months ended September 30, 2001. The company does not intend to pay cash dividends on its common stock in the foreseeable future.

                     PRINCIPAL AND MANAGEMENT STOCKHOLDERS

    The following table sets forth, to the best knowledge and belief of the company, certain information regarding the beneficial ownership of the company's common stock as of November 1, 2001 by (i) each person known by the company to be the beneficial owner of more than 5% of the outstanding common stock,
(ii) each of the company's directors and named executive officers and (iii) the company's executive officers and directors as a group.

                                                              BENEFICIAL OWNERSHIP (2)
                                                              ------------------------
NAME OF BENEFICIAL OWNER (1)                                  SHARES (1)    PERCENTAGE
----------------------------                                  -----------   ----------
Azzouz Limited Partnership (3)..............................   2,420,000       12.9%
  P.O. Box 50401
  Henderson, NV 89016

Wesley B. Azzouz, as the Trustee of the Azzouz Family          1,000,000        5.3%
  Generation Skipping Trust.................................
  P.O. Box 3828
  Orlando, FL 32801

OFFICERS AND DIRECTORS:

Lennart Mengwall (4)........................................   5,055,808       26.9%

Kevin Azzouz (5)............................................   3,173,871       16.9%

Joseph W. Seebach (6).......................................     560,585        3.0%

David W. Chapman (7)........................................     195,104        1.0%

Michael D. Troiano (8)......................................     329,685        1.8%

Martin Glover (9)...........................................     119,374        1.0%

Robert Hedges (10)..........................................      38,811          *

Magnus Nicolin (11).........................................      30,000          *

All Directors and executive officers as a group (12)........   9,503,238       50.5%

------------------------

*   Represents less than 1% of the outstanding shares.

(1) Information with respect to beneficial owners of more than 5% of the outstanding shares of common stock is based solely on information provided to the company and/or reported to the Securities and Exchange Commission on Schedules 13D and 13G filed as of November 12, 2001.

(2) All percentages have been determined as of November 1, 2001, in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended. As of November 1, 2001, a total of approximately 18,821,987 shares of common stock were issued and outstanding.

(3) Azzouz Holding Corp., the general partner of Azzouz Limited Partnership, exercises sole voting power over the shares held by Azzouz Limited Partnership. Kevin Azzouz and his spouse, Sabrina Azzouz, are officers and controlling stockholders of Azzouz Holding Corp.

(4) Represents 748,871 shares held by Avix Ventures, L.P., 3,991,000 shares beneficially owned by Mr. Mengwall and 315,937 shares which Mr. Mengwall may acquire upon exercise of stock options within 60 days of November 1, 2001. Mr. Mengwall is a general partner of Avix Associates, L.P., the general partner of Avix Ventures, L.P. The address of Mr. Mengwall is c/o Primix, 39 Arsenal Street, Watertown, MA 02472.

(5) Includes 748,871 shares held by Avix Ventures, L.P., 2,420,000 shares held by Azzouz Limited Partnership, and 5,000 shares which Mr. Azzouz may acquire upon exercise of stock options within

    60 days of November 1, 2001. Mr. Azzouz is a general partner of Avix Associates, L.P., the general partner of Avix Ventures, L.P. Mr. Azzouz and his spouse, Sabrina Azzouz, are officers and controlling stockholders of Azzouz Holding Corp., the general partner of Azzouz Limited Partnership. Does not include the 1,000,000 shares held by Wesley B. Azzouz, as Trustee of the Azzouz Family Generation Skipping Trust. The address of Mr. Azzouz is 12326 Park Avenue, Windemere, FL 34786.

(6) 560,585 shares which Mr. Seebach may acquire upon exercise of stock options within 60 days of November 1, 2001.

(7) Includes 15,236 shares beneficially owned by Mr. Chapman and 179,868 shares which Mr. Chapman may acquire upon exercise of stock options within 60 days of November 1, 2001.

(8) Represents 329,685 shares which Mr. Troiano may acquire upon exercise of stock options within 60 days of November 1, 2001.

(9) Includes 10,000 shares beneficially owned by Mr. Glover and 109,374 shares which Mr. Glover may acquire upon exercise of stock options within 60 days of November 1, 2001.

(10) Includes 28,400 shares beneficially owned by Mr. Hedges and 10,411 shares which Mr. Hedges may acquire upon exercise of stock options within 60 days of November 1, 2001.

(11) Includes 25,000 shares beneficially owned by Mr. Nicolin and 5,000 shares which Mr. Nicolin may acquire upon exercise of stock options within 60 days of November 1, 2001.

(12) Includes 1,515,860 shares which may be acquired upon exercise of stock options within 60 days of November 1, 2001.

                            EXPENSES OF SOLICITATION

    The company will bear the cost of soliciting proxies for the special meeting. In addition to solicitations by mail, certain directors, officers and regular employees of the company (who will receive no compensation for their services other than their regular compensation) may solicit proxies by telephone, telegram or personal interview. Banks, brokerage houses, custodians, nominees and other fiduciaries have been requested to forward proxy materials to the beneficial owners of shares held of record by them and such custodians will be reimbursed for their expenses.

          SUBMISSION OF STOCKHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

    The company has not scheduled a 2001 annual meeting of its stockholders due to the reallocation of resources toward the consummation of the proposed Transaction. If and when the company schedules the next annual meeting, stockholder proposals must be received by the company within a reasonable period of time before the company begins to print and mail its proxy materials for the 2001 Annual Meeting. The company's By-laws provide that any stockholder of record wishing to have a stockholder proposal considered at an annual meeting must provide written notice of such proposal and appropriate supporting documentation, as set forth in the By-laws, to the company at its principal executive office not less than 75 days or more than 120 days prior to the first anniversary of the date of the preceding year's annual meeting. In the event, however, that the annual meeting is scheduled to be held more than 30 days before such anniversary date or more than 60 days after such anniversary date (as is the case with the 2001 annual meeting), notice must be so delivered not later than (i) the 15th day after the date of public disclosure of the date of such meeting or (ii) the 75th day prior to the scheduled date of such meeting. Any such proposal should be mailed to: Secretary, Primix Solutions Inc., 311 Arsenal Street, Watertown, Massachusetts 02472.

                                 OTHER MATTERS

    The Board of Directors does not know of any matters other than those described in this proxy statement which will be presented for action at the special meeting. If other matters are duly presented, proxies will be voted in accordance with the best judgment of the proxy holders.

                        FINANCIAL AND OTHER INFORMATION

    Attached as APPENDIX C are unaudited financial statements for Primix' North American operations on a stand-alone basis.

    Primix' Annual Report on Form 10-K/A for the year ended December 31, 2000 is attached to this proxy statement as APPENDIX D. Primix' Quarterly Report on Form 10-Q/A for the quarterly period ended September 30, 2001 is attached to this proxy statement as APPENDIX E. Each of these reports contains information about Primix' business and its management discussion and analysis of financial condition and results of operation, and its historical financial statements.

    We were informed by Nasdaq in a letter dated July 19, 2001 that, unless we meet the requirements for continued listing under the Nasdaq rules within ninety
(90) days of the date of such letter, or October 17, 2001, our common stock may be delisted from the Nasdaq National Market for failure to maintain a minimum bid price of $1.00 per share over the prior 30 consecutive trading days as required by NASD Rule 4450(a)(5). On September 27, 2001, Nasdaq implemented a moratorium on the minimum bid price and market value float requirements until January 2, 2002.

    The company received a Nasdaq Staff Determination on November 30, 2001 indicating that the company was no longer in compliance with either the minimum $4.0 million net tangible assets or the minimum $10.0 stockholders' equity requirement for continued listing on The Nasdaq National Market under Nasdaq Marketplace Rule 445(a)(3), and that its common stock will be delisted from the Nasdaq National Market at the opening of business on December 10, 2001. The company requested a hearing before a Nasdaq Listing Qualifications Panel to review the Nasdaq Staff Determination. The hearing request will stay the delisting of the company's common stock pending the decision of the Nasdaq Listing Qualifications Panel. On December 10, 2001, the company received notice from Nasdaq that the hearing has been scheduled for January 17, 2001. There can be no assurance that the Nasdaq Listing Qualification Panel will grant the company's request for continued listing on The Nasdaq National Market. In addition, the company does not believe it is in compliance with the Nasdaq National Market continued listing requirement to maintain a public float of $5.0 million in market value.

    A delisting from the Nasdaq National Market will not, by itself, constitute a Material Adverse Change or Closing Material Adverse Effect under the asset purchase agreement.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The company incorporates by reference each document it files with the SEC under the Securities Exchange Act of 1934, as amended, after the date of this proxy statement and prior to the special meeting, none of which currently exist. All such documents will be incorporated by reference into this proxy statement and deemed to be a part of the proxy statement from the date of the filing of such documents.

    Documents incorporated by reference are available from the company without charge, excluding all exhibits (unless we have specifically incorporated by reference an exhibit into this proxy statement). You may obtain documents incorporated by reference by requesting them in writing or by telephone as follows:

       Primix Solutions Inc.
       311 Arsenal Street
       Watertown, MA 02472
       Attention: Investor Relations
       Telephone: (617) 923-6500

    If you would like to request documents from us, please do so immediately in order to ensure timely receipt before the special meeting.

    WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                                                      APPENDIX A

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               ------------------

                            ASSET PURCHASE AGREEMENT

                               ------------------

                                    BETWEEN

                          BURNTSAND (NEW ENGLAND) INC.
                                    AS BUYER
                                      AND
                             PRIMIX SOLUTIONS INC.
                                   AS SELLER

                         DATED AS OF NOVEMBER 14, 2001

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    ARTICLE 1  DEFINITIONS.................................................       1
          1.1  Definitions.................................................       1
    ARTICLE 2  PURCHASE AND SALE...........................................       9
          2.1  Purchase And Sale...........................................       9
          2.2  Excluded Assets.............................................      10
          2.3  Assumed Liabilities.........................................      11
          2.4  No Other Liabilities Assumed................................      12
          2.5  Purchase Price; Allocation of Purchase Price................      13
          2.6  Closing.....................................................      13
          2.7  Net Assumed Liabilities.....................................      14
    ARTICLE 3  REPRESENTATIONS AND WARRANTIES OF SELLER....................      16
          3.1  Corporate Existence and Power...............................      16
          3.2  Corporate Authorization.....................................      16
          3.3  Governmental and Other Authorization........................      17
          3.4  Non-contravention...........................................      17
          3.5  Required Consents...........................................      17
          3.6  SEC Filings; Financial Statements...........................      17
          3.7  Absence of Certain Changes..................................      18
          3.8  No Undisclosed Liabilities..................................      19
          3.9  Material Contracts..........................................      19
         3.10  No Litigation...............................................      20
         3.11  Compliance with Laws and Court Orders.......................      21
         3.12  Properties..................................................      21
         3.13  Title to and Condition of Purchased Assets..................      21
         3.14  Fairness of Consideration...................................      22
         3.15  Use of Proceeds.............................................      22
         3.16  Debt........................................................      22
         3.17  Intellectual Property Rights................................      22
         3.18  Insurance Coverage..........................................      25
         3.19  Licenses and Permits........................................      25
         3.20  Privacy.....................................................      25
         3.21  Status of Assumed Contracts.................................      26
         3.22  Accounts Receivables........................................      26
         3.23  Finders' Fees...............................................      26
         3.24  Environmental Compliance....................................      26
         3.25  No Representations to Employees or Consultants of Seller....      27
         3.26  Employee Matters............................................      27
               No Right to Purchase the Consulting Business or the
         3.27  Purchased Assets............................................      28
         3.28  No Existing Discussions.....................................      29
         3.29  Taxes.......................................................      29
         3.30  Customers...................................................      29
         3.31  Full Disclosure.............................................      29
    ARTICLE 4  REPRESENTATIONS AND WARRANTIES OF BUYER.....................      30
          4.1  Corporate Existence and Power...............................      30
          4.2  Corporate Authorization.....................................      30
          4.3  Governmental Authorization..................................      30
          4.4  Non-contravention...........................................      30
          4.5  Finders' Fees...............................................      31
          4.6  No Litigation...............................................      31
    ARTICLE 5  PRE-CLOSING COVENANTS.......................................      31
          5.1  Advice of Changes...........................................      31

                                     A-(i)

          5.2  Maintenance of Business.....................................      31
          5.3  Conduct of Business.........................................      31
          5.4  Regulatory Approvals........................................      33
          5.5  Required Consents, Satisfaction of Closing Conditions.......      33
          5.6  Access to Information.......................................      34
          5.7  Confidentiality.............................................      34
          5.8  Preparation and Delivery of Closing Schedules...............      35
          5.9  Assumed Other Liabilities; Closing Seller Liabilities.......      35
         5.10  Mengwall Loan Consent Agreement.............................      35
         5.11  Factor Lender Consent and Capital Lessor's Consents.........      36
         5.12  Advis Assignment............................................      36
    ARTICLE 6  SELLER STOCKHOLDER APPROVAL.................................      36
          6.1  Seller Proxy Statement......................................      36
          6.2  Meeting of Seller Stockholders..............................      37
          6.3  No Other Negotiations.......................................      38
    ARTICLE 7  ADDITIONAL COVENANTS OF BUYER AND SELLER....................      39
          7.1  Post-Closing Confidentiality................................      39
          7.2  Payment of Debts............................................      40
          7.3  Best Efforts; Further Assurances............................      40
          7.4  Watertown Lease.............................................      41
          7.5  Books and Records; Personnel................................      42
          7.6  Certain Filings.............................................      42
          7.7  Non-Compete.................................................      42
          7.8  Assistance..................................................      42
          7.9  Consents....................................................      43
    ARTICLE 8  TAX MATTERS.................................................      43
          8.1  Taxes.......................................................      43
          8.2  Straddle Periods............................................      43
          8.3  Other Taxes.................................................      43
          8.4  Treatment of Indemnity Payments.............................      43
    ARTICLE 9  EMPLOYEE BENEFITS...........................................      44
          9.1  Employees, Consultants and Offers by Buyer..................      44
          9.2  Seller's Employee Benefit Plans.............................      45
          9.3  Compensation; Contractual Obligations.......................      45
          9.4  Buyer Benefit Plans.........................................      46
          9.5  Employment Taxes............................................      46
          9.6  No Solicitation of Former Employees.........................      46
          9.7  No Third Party Beneficiaries................................      46
          9.8  WARN Act....................................................      46
   ARTICLE 10  CONDITIONS TO INITIAL CLOSING...............................      46
         10.1  Initial Closing.............................................      46
         10.2  Conditions to Obligation of Buyer...........................      47
         10.3  Conditions to Obligation of Seller..........................      48
   ARTICLE 11  CONDITIONS TO CLOSING.......................................      48
         11.1  Conditions to Obligations of Buyer and Seller...............      48
         11.2  Conditions to Obligations of Buyer..........................      49
   ARTICLE 12  SURVIVAL; INDEMNIFICATION...................................      51
         12.1  Survival....................................................      51
         12.2  Indemnification.............................................      51
         12.3  Limitations on Seller Indemnification Obligations...........      52
         12.4  Claim; Notice of Claim......................................      52

                                     A-(ii)

         12.5  Contents of Notice of Claim.................................      53
         12.6  Defense of Third-Party Claims...............................      53
         12.7  Resolution of Claims........................................      54
         12.8  Release of Remaining Deferred Amount........................      56
         12.9  Exclusive Remedy; Equitable Relief..........................      56
   ARTICLE 13  TERMINATION.................................................      57
         13.1  Termination by Mutual Consent...............................      57
         13.2  Unilateral Termination......................................      57
         13.3  Liability for Termination...................................      57
         13.4  Expenses....................................................      57
   ARTICLE 14  MISCELLANEOUS...............................................      58
         14.1  Notices.....................................................      59
         14.2  Amendments and Waivers......................................      59
         14.3  Expenses....................................................      59
         14.4  Successors and Assigns......................................      59
         14.5  Governing Law...............................................      59
         14.6  Counterparts; Third Party Beneficiaries.....................      59
         14.7  Entire Agreement............................................      60
         14.8  Captions....................................................      60
         14.9  Severability................................................      60
        14.10  Public Announcement.........................................      60

                                LIST OF EXHIBITS
                                       TO
                            ASSET PURCHASE AGREEMENT

   Exhibit A  --Form of Voting Agreement
   Exhibit B  --Loan and Security Agreement
   Exhibit C  --Management Services Agreement
   Exhibit D  --Assignment and Assumption Agreement
   Exhibit E  --Bill of Sale and General Assignment
   Exhibit F  --Form of Employment Offer Letter
   Exhibit G  --Form of Employment Agreement
   Exhibit H  --Opinion of McDermott, Will & Emery
   Exhibit I  --Intellectual Property License Agreement
   Exhibit J  --Trademark Assignment
   Exhibit K  --Domain Name Assignment

                                    A-(iii)

                               LIST OF SCHEDULES
                                       TO
                            ASSET PURCHASE AGREEMENT

   Schedule.. --
   Schedule.. --
   Schedule.. --
   Schedule.. --
   Schedule.. --
   Schedule.. --
   Schedule.. --
   Schedule.. --
   Schedule.. --
   Schedule.. --
   Schedule.. --
   Schedule.. --
   Schedule.. --

                                     A-(iv)

                            ASSET PURCHASE AGREEMENT

    This ASSET PURCHASE AGREEMENT (this "AGREEMENT"), dated as of November 14, 2001 (the "AGREEMENT DATE"), is made and entered into by and between Burntsand (New England) Inc., a Delaware corporation ("BUYER"), Primix Solutions Inc., a Delaware corporation ("SELLER"). Seller and Buyer are referred to collectively herein as the "PARTIES" and individually as a "PARTY".

                                R E C I T A L S

    WHEREAS, Seller conducts the Consulting Business (as defined below).

    WHEREAS, Buyer desires to purchase the Consulting Business (as defined below) and all of the assets used to conduct the Consulting Business from Seller and to assume the Assumed Liabilities (as defined below), and Seller desires to sell to Buyer the Consulting Business and all of the assets of the Consulting Business, upon and subject to the terms and conditions of this Agreement.

    WHEREAS, Seller shall retain certain assets and liabilities that relate to businesses of the Seller other than the Consulting Business and assets other than the Purchased Assets.

    WHEREAS, concurrently with the execution of this Agreement, and as a condition and inducement to Buyer's willingness to enter into this Agreement, certain stockholders of Seller are entering into a Voting Agreement with Buyer and Seller in the form of EXHIBIT A attached hereto (the "VOTING AGREEMENT").

    WHEREAS, concurrently with the execution of this Agreement, Buyer and Seller are entering into a Loan Agreement and a Pledge and Security Agreement in the form of EXHIBIT B attached hereto (collectively, the "LOAN AGREEMENT").

    WHEREAS, concurrently with the execution of this Agreement, Buyer and Seller are entering into a Management Services Agreement in the form of EXHIBIT C attached hereto (the "MANAGEMENT SERVICES AGREEMENT").

    NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties and covenants herein contained, the parties hereby agree as follows.

                                   ARTICLE 1
                                  DEFINITIONS

    1.1 DEFINITIONS. The following terms have the meanings ascribed to them or referenced below:

    "AAA" has the meaning set forth in Section 12.7(c).

    "AFFILIATE" means, with respect to any specified Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with such specified other Person (where, for purposes of this definition, "CONTROL" (including the correlative terms "CONTROLLED BY" or "UNDER COMMON CONTROL WITH") means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of stock, by Contract or otherwise and shall include a party's officers and directors).

    "AGREEMENT" has the meaning set forth in the Preamble.

    "AGREEMENT DATE" has the meaning set forth in the Preamble.

    "ASSIGNMENT AND ASSUMPTION AGREEMENT" has the meaning set forth in
Section 2.6(a)(iii).

    "ASSIGNED RECEIVABLES" has the meaning set forth in Section 12.2(a).

    "ASSUMED CAPITAL LEASE LIABILITIES" has the meaning set forth in
Section 2.3(e).

    "ASSUMED CONTRACTS" has the meaning set forth in Section 2.1(e).

    "ASSUMED LIABILITIES" has the meaning set forth in Section 2.3.

    "ASSUMED LINE OF CREDIT LIABILITIES" has the meaning set forth in
Section 2.3(a).

    "ASSUMED OTHER LIABILITIES" has the meaning set forth in Section 2.3(g).

    "ASSUMED PREPAID LIABILITIES" has the meaning set forth in Section 2.3(f).

    "ASSUMED VACATION LIABILITIES" has the meaning set forth in Section 2.3(c).

    "ASSUMED WATERTOWN LEASE LIABILITIES" has the meaning set forth in
Section 2.3(d).

    "AWARDED DAMAGES" has the meaning set forth in Section 12.7(c)(iii).

    "BALANCE SHEET" has the meaning set forth in Section 3.6(b).

    "BALANCE SHEET DATE" has the meaning set forth in Section 3.6(b).

    "BILL OF SALE" has the meaning set forth in Section 2.6(b).

    "BOOKS AND RECORDS" means, to the extent not already included in Intellectual Property Deliverables, all books, records, books of account, financial records, financial statements, files, data and papers, whether in hard copy or computer format, used or held for use by Seller or any of its Affiliates in connection with the conduct of the Consulting Business (other than the corporate minute books of Seller), including, without limitation, engineering information, sales and promotional literature, manuals and data, sales and purchase correspondence, lists of present and former suppliers, lists of present and former personnel and employment and consultants records, and any Tax return relating exclusively to any Tax imposed on the Purchased Assets; PROVIDED, HOWEVER, that Seller is entitled to retain originals of books, records, books of account, financial records, financial statements, files, data and papers that relate to businesses other than the Consulting Business and Tax returns, financial records and financial statements of Seller, so long as Buyer is given true and complete copies of such documents and records at the Closing or no later than five (5) days thereafter.

    "BUSINESS DAY" means a day, other than a Saturday or Sunday, on which banks are open for ordinary banking business in Boston, Massachusetts.

    "BUYER" has the meaning set forth in the Preamble.

    "BUYER ANCILLARY AGREEMENTS" means, collectively, the Loan Agreement, the Management Services Agreement, the Assignment and Assumption Agreement (as defined in Section 2.6(a)(iii)), the Bill of Sale (as defined in
Section 2.6(a)(iii)), the Trademark Assignment, the Domain Name Assignment, and the License Agreement (as such terms are defined in Section 11.2 below), and all other agreements, assignments, certificates and documents that Buyer is to execute and deliver pursuant to this Agreement.

    "BUYER CLOSING ADJUSTMENT" has the meaning set forth in Section 2.7(c).

    "BUYER INDEMNITEES" has the meaning set forth in Section 12.2(a).

    "BUYER'S DC PLAN" has the meaning set forth in Section 9.2.

    "BUYER'S LEASE" has the meaning set forth in Section 7.4.

    "CAPITAL LESSORS' CONSENTS" has the meaning set forth in Section 5.11.

    "CLAIM" has the meaning set forth in Section 12.4.

    "CLOSING" has the meaning set forth in Section 2.6.

    "CLOSING CASH CONSIDERATION" has the meaning set forth in Section 2.5(a).

    "CLOSING DATE" means the date of the Closing.

    "CLOSING MATERIAL ADVERSE EFFECT" means any change, event, circumstance or effect on the Purchased Assets or Seller that is, or could reasonably be expected to be, individually or in the aggregate with all other changes, events circumstances or effects, materially adverse to the Purchased Assets (including but not limited to intangible assets) or Seller, or to the condition (financial or otherwise), operations or assets (including but not limited to intangible assets) of the Seller, excluding any such change, event, circumstance or effect resulting directly from (i) the public announcement of the transactions contemplated by this Agreement, (ii) changes in general economic conditions (provided that such changes do not affect the Purchased Assets or Seller in a disproportionate manner), (iii) changes in Seller's listing status on NASDAQ or
(iv) the reduction by a Seller Customer in the revenue paid under a services contract pertaining to the Consulting Business and/or the termination by a Seller Customer of such contract, which results directly from Buyer's material breach or default of its obligations under the Management Services Agreement; PROVIDED, HOWEVER, that the reduction by a Seller Customer in the revenue paid under a services contract pertaining to the Consulting Business and/or the termination by a Seller Customer of such contract, which (A) results directly from Seller's material breach or default of its obligations under the Management Services Agreement, and (B) has an aggregate value greater than Three Hundred Thousand United States Dollars (U.S.$300,000) when aggregated with other service contracts of such customer which have been so terminated or in which the revenues paid thereunder have been so reduce, shall constitute a Closing Material Adverse Effect.

    "CLOSING RETAINED LIABILITIES" has the meaning set forth in Section 7.2.

    "CLOSING SELLER LIABILITIES" has the meaning set forth in
Section 2.6(a)(ii).

    "COBRA" has the meaning set forth in Section 3.26(h).

    "CODE" means the Internal Revenue Code of 1986, as amended.

    "CONFIDENTIAL INFORMATION" has the meaning set forth in Section 5.7.

    "CONSULTING BUSINESS" means the professional services business conducted by Seller in North America, and which includes, but is not limited to, the business conducted by Seller in which Seller (i) provides business and management consulting, systems integration and related IT services, as well as computer software, and application design and development services to its customers and clients, and (ii) licenses of technology, know-how and other Intellectual Property Rights.

    "CONSULTING BUSINESS RECEIVABLES" has the meaning set forth in
Section 2.1(f).

    "CONSULTING SOURCE CODE" has the meaning set forth in Section 3.17(g).

    "CONTESTED CLAIM" has the meaning set forth in Section 12.7(b).

    "CONTRACT" means any written or oral contract, agreement, arrangement, undertaking, indenture, lease, deed, mortgage, license, option, instrument, note or other commitment.

    "DAMAGES" has the meaning set forth in Section 12.2(a).

    "DEFERRED AMOUNT" has the meaning set forth in Section 2.5(a).

    "DEFERRED CONSENT" has the meaning set forth in Section 5.5(b).

    "DISCLOSING PARTY" has the meaning set forth in Section 5.7.

    "EMPLOYEE PLANS" has the meaning set forth in Section 3.26(b).

    "EMPLOYMENT AGREEMENT" has the meaning set forth in Section 9.1(b).

    "EMPLOYMENT OFFER LETTERS" has the meaning set forth in Section 9.1(a).

    "ENVIRONMENTAL LAWS" means any federal, state, local or foreign law (including, without limitation, common law), treaty, judicial decision, regulation, ordinance, code, legally binding guideline or policy or rule of the United States or of any other country or any judgment, order, decree, injunction, permit or governmental restriction or any agreement with any Governmental Authority, relating to the environment, natural resources, human health and safety or to exposure to Hazardous Substances, and includes, but is not limited to the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C.ss.9601 et seq., the Hazardous Materials Transportation Act, 49 U.S.C.ss.1801 et seq., the Resource Conservation and Recovery Act, 42 U.S.C.ss.6901 et seq., the Clean Water Act, 33 U.S.C. Sectionss.1251 et seq., the Clean Air Act, 42 U.S.C.ss. 7401 et seq., the Toxic Substance Control Act, 15 U.S.C.ss.2601 et seq., the Oil Pollution Act of 1990, 33 U.S.C.ss.2701 et seq., and the Occupational Safety and Health Act, 29 U.S.C.ss.651 et seq., as such laws have been amended or supplemented, and the regulations promulgated pursuant thereto, and all analogous state or local statutes and any applicable transfer statutes.

    "ENVIRONMENTAL LIABILITIES" means any and all Liabilities arising in connection with or in any way relating to Seller (or any predecessor of Seller or any prior owner of all or part of Seller's business and assets), any property now or previously owned, leased or operated by Seller, the Consulting Business (as currently or previously conducted by Seller or any of its Affiliates), the Purchased Assets or any activities or operations occurring or conducted at the real property owned, leased or used by Seller (including, without limitation, offsite disposal), whether accrued, contingent, absolute, determined, determinable or otherwise, which (i) arise under any Environmental Laws and
(ii) relate to actions occurring or conditions existing on or prior to the Closing Date.

    "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rulings and regulations promulgated thereunder.

    "ESTIMATED CLOSING BALANCE SHEET" has the meaning set forth in
Section 2.7(a).

    "ESTIMATED CLOSING BALANCE SHEET CERTIFICATE" has the meaning set forth in
Section 2.7(a).

    "EXCHANGE ACT" has the meaning set forth in Section 3.3.

    "EXCLUDED ASSETS" has the meaning set forth in Section 2.2.

    "EXCLUDED LIABILITIES" has the meaning set forth in Section 2.4.

    "FACILITY" has the meaning set forth in Section 3.24.

    "FACTOR LENDER CONSENT" has the meaning set forth in Section 5.11.

    "FILED STATEMENTS" has the meaning set forth in Section 3.6(b).

    "FINAL AWARD" has the meaning set forth in Section 12.7(c)(iii).

    "FIRST RELEASE DATE" has the meaning set forth in Section 12.8.

    "GAAP" means United States generally accepted accounting principles as in effect from time to time.

    "GOVERNMENTAL AUTHORITY" means any national, federal, state, county, municipal, district or local government or government body, whether of the United States or another country, or any public administrative or regulatory agency, political subdivision, commission, court, board or body, or representative of any of the foregoing.

    "HAZARDOUS SUBSTANCES" means any pollutant, contaminant, waste or chemical or any toxic, radioactive, ignitable corrosive, reactive or otherwise hazardous or toxic substance, having any constituent elements displaying any of the foregoing characteristics, as defined in or regulated under any applicable Environmental Laws.

    "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

    "INDEMNIFIED PARTY" has the meaning set forth in Section 12.4.

    "INDEMNIFYING PARTY" has the meaning set forth in Section 12.4.

    "INDEMNITEE" has the meaning set forth in Section 12.4.

    "INDEPENDENT ACCOUNTANT" has the meaning set forth in Section 2.7(b).

    "INITIAL CLOSING" has the meaning set forth in the Preamble to
Section 10.1.

    "INITIAL CLOSING DATE" has the meaning set forth in the Preamble to
Section 10.1.

    "INTELLECTUAL PROPERTY DELIVERABLES" means (i) any and all design and code documentation, methodologies, processes, trade secrets, design information, product information, formulae, routines, engineering specifications, technical manuals and data, drawings, inventions, know-how, techniques, engineering work papers, works-in-process, works of authorship and programmer's notes, which are related to, used in, or derived from the Consulting Business, or products or services which are offered as a part of or necessary to operate the Consulting Business; (ii) all computer software and technologies developed by or for the Consulting Business or used or marketed in connection with the Consulting Business and all source code, object code, tools, supplements, modifications, updates, corrections and enhancements of past and present versions, and versions under development of such software and technologies; and (iii) the Seller Web Sites.

    "INTELLECTUAL PROPERTY RIGHTS" has the meaning set forth in
Section 3.17(a).

    "IP LICENSES" has the meaning set forth in Section 3.17(b).

    "J.A.M.S." has the meaning set forth in Section 12.7(c).

    "KNOWLEDGE" of a Party to this Agreement means, with respect to any fact, circumstance, event or other matter in question, the actual knowledge of such fact, circumstance, event or other matter by any officer or director of such Party and, in the case of Seller, vice presidents. For purposes of this definition, any such officer or director (or vice presidents in the case of Seller) will be deemed to have actual knowledge of a particular fact, circumstance, event or other matter if such fact, circumstance, event or other matter is (i) such that an individual who has the duties and responsibilities of such officer or director (or vice presidents, in the case of Seller) would be reasonably expected to know such fact, circumstance, event or other matter in the customary performance of his or her duties and responsibilities,
(ii) reflected in one or more documents (whether written or electronic, including e-mails sent to or by such individual) in, or that have been in, such individual's possession, including personal files of such individual, or
(iii) contained in the actual knowledge of another person whom such officer or director (or vice presidents, in the case of Seller) would reasonably be expected to inquire of such fact, circumstance, event or other matter.

    "LOAN AGREEMENT" has the meaning set forth in the Recitals.

    "LOAN AGREEMENT EFFECTIVE DATE" has the meaning set forth in
Section 7.4(c).

    "LIABILITIES" means debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured, determined or determinable, known or unknown, including those arising under any law, action or governmental order and those arising under any Contract.

    "LICENSE AGREEMENT" has the meaning set forth in Section 11.2(g).

    "LIEN" means with respect to any property or asset, any mortgage, lien, option, equitable interest, security interest, right of first refusal or other restriction on transfer, easement, pledge, hypothecation, charge, debenture, deed of trust, claim, title retention agreement or covenant of any nature or other restriction, encumbrance or any other adverse claim of any kind in respect of such property or asset or any restriction on the use of such property or asset or any irregularity in title thereto.

    "MANAGEMENT SERVICES AGREEMENT" has the meaning set forth in the Recitals.

    "MATERIAL ADVERSE CHANGE" means any change, event, circumstance or effect on the Consulting Business, the Purchased Assets or Seller that is, or could reasonably be expected to be, individually or in the aggregate with all other changes, events circumstances or effects, materially adverse to the Consulting Business, the Purchased Assets (including but not limited to intangible assets) or Seller, or to the condition (financial or otherwise), operations, results of operations, customers, employees, or assets (including but not limited to intangible assets) of the Consulting Business or Seller, excluding any such change, event, circumstance or effect resulting directly from (i) the public announcement of the transactions contemplated by this Agreement, or
(ii) changes in Seller's listing status on NASDAQ.

    "MATERIAL CONTRACT" has the meaning set forth in Section 3.9(k).

    "MENGWALL LOAN CONSENT AGREEMENT" has the meaning set forth in
Section 5.10.

    "MENGWALL LOAN DOCUMENTS" has the meaning set forth in Section 5.10.

    "NET ASSUMED LIABILITIES" has the meaning set forth in Section 2.7(c).

    "NET CLOSING ASSETS" has the meaning set forth in Section 2.7(a).

    "NON-PREVAILING PARTY" has the meaning set forth in Section 12.7(c)(i).

    "NOTICE OF CLAIM" has the meaning set forth in Section 12.4.

    "OTHER FILINGS" has the meaning set forth in Section 6.1(a).

    "PARTY" has the meaning set forth in the Preamble.

    "PERMITS" has the meaning set forth in Section 3.19.

    "PERMITTED LIENS" means (i) liens for Taxes not yet due and payable (other than liens for any Transaction Taxes arising from any transactions contemplated by this Agreement or by any Buyer Ancillary Agreement or any Seller Ancillary Agreement), (ii) mechanics', carriers', workmen's, warehousemen's, repairmen's or other like liens arising in the ordinary course of business which are not yet due and payable, or (iii) any liens set forth on SCHEDULE 1.2.

    "PERSON" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, a limited liability company, or a Governmental Authority.

    "PRE-CLOSING PERIOD" has the meaning set forth in Section 5.2.

    "PREPAID ASSETS" has the meaning set forth in Section 2.1(g).

    "PREVAILING PARTY" has the meaning set forth in Section 12.7(c)(i).

    "PRIOR FACILITY" has the meaning set forth in Section 3.24.

    "PURCHASED ASSETS" has the meaning set forth in Section 2.1.

    "PURCHASE PRICE" has the meaning set forth in Section 2.5(a).

    "PURCHASE PRICE ALLOCATION" has the meaning set forth in Section 2.5(b).

    "RECEIVING PARTY" has the meaning set forth in Section 5.7.

    "RELEASE DATE" has the meaning set forth in Section 12.8.

    "REQUIRED CONSENTS" has the meaning set forth in Section 3.5.

    "REQUIRED PREMISES" has the meaning set forth in Section 7.4.

    "RESTRICTED PERIOD" has the meaning set forth in Section 7.7.

    "RETAINED LIABILITIES" has the meaning set forth in Section 3.15.

    "REVISED CLOSING BALANCE SHEET" has the meaning set forth in
Section 2.7(b).

    "SEC" has the meaning set forth in Section 3.3.

    "SECOND RELEASE DATE" has the meaning set forth in Section 12.8.

    "SECURITIES ACT" has the meaning set forth in Section 3.6(a).

    "SELLER" has the meaning set forth in the Preamble.

    "SELLER ACQUISITION PROPOSAL" has the meaning set forth in Section 6.3.

    "SELLER ANCILLARY AGREEMENTS" means, collectively, the Loan Agreement, the Management Services Agreement, the Assignment and Assumption Agreement, the Bill of Sale (as defined in Section 2.6(a)(iii)), the Trademark Assignment, the Domain Name Assignment and the License Agreement, and all other agreements, assignments, certificates and documents that Seller is to execute and deliver pursuant to this Agreement.

    "SELLER CAPITAL LEASES" has the meaning set forth in Section 2.3(e).

    "SELLER CLOSING LIABILITIES" has the meaning set forth in
Section 2.6(a)(ii).

    "SELLER CLOSING ADJUSTMENT" has the meaning set forth in Section 2.7(c).

    "SELLER CUSTOMERS" has the meaning set forth in Section 3.30.

    "SELLER CUSTOMER ASSETS" has the meaning set forth in Section 2.1(h).

    "SELLER EMPLOYEES" has the meaning set forth in Section 9.1(a).

    "SELLER INDEMNITEES" has the meaning set forth in Section 12.2(b).

    "SELLER IP RIGHTS" has the meaning set forth in Section 3.17(e).

    "SELLER KEY MANAGEMENT EMPLOYEES" has the meaning set forth in
Section 9.1(b).

    "SELLER LINE OF CREDIT" means that certain Factoring Agreement between Seller and Pacific Business Funding, a division of Cupertino National Bank (the "FACTOR LENDER"), dated as of August 15, 2001, as amended by that certain Amendment to Factoring Agreement between Seller and Factor Lender dated as August 15, 2001.

    "SELLER PROXY STATEMENT" has the meaning set forth in Section 3.31(b).

    "SELLER STOCKHOLDERS' MEETING" has the meaning set forth in
Section 3.31(b).

    "SELLER-RETAINED RIGHTS" has the meaning set forth in Section 2.1(i).

    "SELLER-RETAINED MARKS" has the meaning set forth in Section 2.2(h).

    "SELLER'S DISCLOSURE LETTER" has the meaning set forth in the Preamble to
Article 3.

    "SELLER SEC REPORTS" has the meaning set forth in Section 3.6(a).

    "SELLER STOCKHOLDER APPROVALS" has the meaning set forth in Section 3.2.

    "SELLER TANGIBLE PERSONAL PROPERTY" has the meaning set forth in
Section 2.1(j).

    "SELLER WEB SITES" means Seller's web site on the World Wide Web with the Uniform Resource Locator ("URL") of "www.primix.com", and the web sites set forth on SCHEDULE 3.17(B)(I), and any other external or internal web sites or proposed web sites owned or operated in connection with the Consulting Business, and all information, data, advertising, graphics, maps, pictures, illustrations, text, sounds, layout, design, organization and other content of any type or nature used or displayed on Seller Web Sites.

    "SETTLED CLAIM" has the meaning set forth in Section 12.7(d).

    "SOFTWARE" has the meaning set forth in Section 3.17(a).

    "SOLVENCY CLAIMS" has the meaning set forth in Section 12.2(a).

    "SPECIAL BUYER CLAIMS" has the meaning set forth in Section 12.3(a).

    "SPECIAL SELLER CLAIMS" has the meaning set forth in Section 12.3(a).

    "STOCKHOLDERS CLAIMS" has the meaning set forth in Section 12.2(a).

    "STRADDLE PERIODS" has the meaning set forth in Section 8.2.

    "SUBSIDIARY" or "SUBSIDIARIES" means, with respect to any Person: (a) any corporation at least a majority of whose outstanding voting stock is owned, directly or indirectly, by such Person or by one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries; (b) any general partnership, limited liability company, joint venture or similar entity, at least a majority of whose outstanding partnership, membership, ownership or similar interests shall at the time be owned by such Person, or by one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries; and
(c) any limited partnership of which such Person or any of its Subsidiaries is a general partner. For purposes of this definition, "voting stock" means shares, interests, participations or other equivalents in the equity interest (however designated) in such Person having ordinary voting power for the election of the directors (or the equivalent) of such Person, other than shares, interests, participations or other equivalents having such power only by reason of contingency.

    "TAX" or "TAXES" means foreign, federal, state and local taxes of any kind whatsoever (whether payable directly or by withholding), including all income, capital, sales, use, transfer, customs duties, stamp, stock, registration, franchise, social security, payroll, premium, employment, excise, property, value added or other taxes of any kind whatsoever, together with any interest and penalties, additions to tax or additional amounts with respect thereto, whether disputed or not.

    "TERMINATING PARTY" has the meaning set forth in Section 13.3.

    "THIRD-PARTY CLAIM" has the meaning set forth in Section 12.4.

    "TRADEMARK ASSIGNMENT" has the meaning set forth in Section 11.2.

    "TRANSACTION TAXES" has the meaning set forth in Section 8.1.

    "TRANSFERRED EMPLOYEES" has the meaning set forth in Section 9.1(c).

    "TRANSFERRED PERMITS" has the meaning set forth in Section 2.1(d).

    "UNCONTESTED CLAIM" has the meaning set forth in Section 12.7(a).

    "WARN ACT" has the meaning set forth in Section 3.26.

    "WATERTOWN LEASE" means that certain Sublease dated as of August 1, 2001 by and between Seller and Arthur D. Little, Inc., a Massachusetts corporation (the "LANDLORD"), pursuant to which Seller leases office space located on the 4th floor of Building 311, The Arsenal, Watertown, Massachusetts

(the "WATERTOWN FACILITY"). The office space leased by Seller under the Watertown Lease is hereinafter referred to as the "WATERTOWN PREMISES."

    "WATERTOWN LEASE RELEASE" has the meaning set forth in Section 7.4(a).

                                   ARTICLE 2
                               PURCHASE AND SALE

    2.1 PURCHASE AND SALE. Except as otherwise provided below, upon and subject to the terms and conditions of this Agreement, at the Closing, Buyer agrees to purchase from Seller, and Seller agrees to sell, assign, transfer, convey and deliver or cause to be sold, assigned, transferred, conveyed and delivered to Buyer, free and clear of all Liens (other than Permitted Liens) and claims, all right, title and interest in, to and under the assets, properties and business, of every kind and description, wherever located, personal or mixed, tangible or intangible, owned, leased or used by Seller or any of its Affiliates in the conduct of the Consulting Business as the same shall exist on the Closing Date (the "PURCHASED ASSETS"), and including, without limitation, all right, title and interest in, to and under:

        (a) All Intellectual Property Deliverables;

        (b) all Intellectual Property Rights of Seller used in or related to
(i) the Consulting Business and (ii) any of the Purchased Assets (other than the Seller Retained Marks (as defined in Section 2.2(h) below));

        (c) all Books and Records;

        (d) to the extent lawfully transferable, all Permits, including, without limitation, the items listed on SCHEDULE 2.1(D) to the Seller's Disclosure Letter (collectively, the "TRANSFERRED PERMITS");

        (e) all right, title and interest of Seller and any Affiliate of Seller in and to (i) any outstanding Contracts relating to the Consulting Business and the Purchased Assets listed on SCHEDULE 2.1(E) to the Seller's Disclosure Letter hereto (PROVIDED that Buyer shall have the right prior to the Closing Date to provide Seller with written notice designating those Contracts set forth on
SCHEDULE 2.1(E) which Buyer in its sole discretion will not purchase and assume under this Agreement, and SCHEDULE 2.1(E) shall be deemed amended accordingly), and (ii) all contracts or agreements between Seller and any employee or consultant of Seller to the extent that they relate to confidentiality, nondisclosure, assignment of proprietary rights or noncompetition with respect to the Consulting Business (collectively, the "ASSUMED CONTRACTS");

        (f) all accounts receivable, notes receivable and other receivables, as well as unbilled work-in-progress arising out of the Consulting Business and outstanding at Closing which are set forth on SCHEDULE 2.1(F) (which
SCHEDULE 2.1(F) will be updated by Seller one (1) Business Day prior to the Closing Date) (the "CONSULTING BUSINESS RECEIVABLES");

        (g) all prepaid expenses, deposits and similar prepaid items relating to the Consulting Business, including, but not limited to, ad valorem taxes leases and rentals, and maintenance fees at the Closing (the "PREPAID ASSETS");

        (h) all Seller Customers (as defined in Section 3.30) and prospect lists of the Consulting Business (whether current or prior), and Seller Customer account histories, correspondence, notes and plans for Seller Customers or prospective customers of the Consulting Business, including all data regarding such Seller Customers, and all other marketing, promotional, Seller Customer and sales information, whether stored in written form, magnetic or electronic media or in any other form, that have been or now are related to the Consulting Business or that have been or are now used, developed or purchased in connection with the Consulting Business (collectively, the "SELLER CUSTOMER ASSETS");

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        (i) all of Seller's rights, claims, credits, causes of action or rights of setoff against third parties arising out of the Consulting Business or the Purchased Assets, whether liquidated or unliquidated, fixed or contingent, and all rights of Seller under or pursuant to all warranties, representations and guarantees made by suppliers, manufacturers, contractors and other third parties arising out of the Consulting Business; PROVIDED, HOWEVER, that Seller shall retain all rights, claims, credits, causes of action, counterclaims, setoffs and defenses, and all warranties, representations and guarantees that may be asserted against third parties arising out of any of the Excluded Assets or any of the Excluded Liabilities including without limitation any rights to reimbursement for damages, fees or expenses related thereto (collectively, the "SELLER-RETAINED RIGHTS");

        (j) all tangible assets used or held for use in connection with the Consulting Business and located at the Watertown Facility, including, but not limited to, (i) all furniture, fixtures (including leasehold improvements to the Watertown Premises), furnishings, office equipment, machinery, vehicles, equipment, computers, servers, spare parts, documentation, technical materials, advertising materials, promotional literature, sales or marketing-related materials and other tangible assets owned by Seller and used in to the Consulting Business, together with all plates, camera-ready art, blocks, negatives and similar material relating to any of the foregoing; (ii) all other tangible assets (including without limitation workstations and personal computers, the third-party software programs stored therein and the licenses thereto, logbooks, notebooks, furniture, file cabinets, white boards, personal office supplies and equipment) owned by Seller that at any time on or after the Balance Sheet Date are or were held for use primarily by employees of Seller in the conduct of the Consulting Business; and (iii) the personal property covered by the invoices listed on SCHEDULE 3.13(B) (collectively, the "SELLER TANGIBLE PERSONAL PROPERTY");

        (k) except where the affected property has been replaced by Seller prior to the Closing Date, all policy rights and proceeds payable under any insurance policy covering the Purchased Assets for damage to the Purchased Assets or other insurable or covered event affecting the condition of the Purchased Assets occurring prior to the Closing Date; and

        (l) all goodwill associated with the Consulting Business and the Purchased Assets, together with the right to represent to third parties that Buyer is the successor to the Consulting Business (other than goodwill associated with the Seller-Retained Marks).

    2.2 EXCLUDED ASSETS. Buyer and Seller expressly understand and agree that the Purchased Assets will not include any assets of Seller not described in
Section 2.1 above or not related to the Consulting Business (the "EXCLUDED ASSETS"), including without limitation the following:

        (a) the Seller-Retained Rights;

        (b) all capital stock, options and other securities of Seller or of any Subsidiary of Seller;

        (c) all rights, interests and claims of Seller under this Agreement;

        (d) all Tax returns, corporate minutes, stock books of account, financial and Tax records of Seller (not included in the definition of Books and Records);

        (e) all cash and cash equivalents of Seller (OTHER THAN the Consulting Business Receivables, which ARE Purchased Assets);

        (f) all Contracts to which Seller is a party or is bound or to which its assets are subject that are not Assumed Contracts; and

        (g) all refunds or rights of recovery relating to Taxes of Seller;

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        (h) Seller's rights in and to the "PRIMIX" trademarks, trade names, service marks, domain names and related logos set forth on SCHEDULE 2.2(H) and all goodwill associated therewith (the "SELLER-RETAINED MARKS"); and

        (i) subject to Buyer's rights under Section 2.1(k) above, all insurance policies of Seller.

    2.3 ASSUMED LIABILITIES. Upon and subject to the terms the conditions of this Agreement, Buyer agrees, effective at the time of the Closing, to assume the following liabilities (the "ASSUMED LIABILITIES"):

        (a) the liabilities of Seller outstanding as of the Closing Date under the Seller Line of Credit which are set forth on SCHEDULE 2.3(A) (which
SCHEDULE 2.3(A) will be updated by Seller one (1) Business Day prior to the Closing Date), but only to the extent such liabilities are secured by Consulting Business Receivables (all of which liabilities are reflected on Balance Sheet) (the "ASSUMED LINE OF CREDIT LIABILITIES"); PROVIDED that that Buyer shall not be obligated to pay or assume any Assumed Line of Credit Liabilities unless and until the Factor Lender shall have executed and delivered the Factor Lender Consent (as defined in Section 5.11 below);

        (b) subject to Section 5.5(b), the liabilities and obligations of Seller under the Assumed Contracts, but only to the extent such liabilities and obligations accrued or arose after the Closing Date for reasons other than any breach, violation or default by Seller of any of the terms of any of the Assumed Contracts;

        (c) the obligations of Seller to make cash payments or provide credit to the Transferred Employees (as defined in Section 9.1(c) below) with respect to accrued vacation time as of the Transferred Employee Hire Date (as defined in Section 9.1(c) below) in the respective amounts set forth opposite such Transferred Employee's name on SCHEDULE 2.3(C) (which SCHEDULE 2.3(C) will be updated by Seller one (1) Business Day prior to the Initial Closing Date) (the "ASSUMED VACATION LIABILITIES"); PROVIDED that Buyer shall only be obligated to assume and pay such payments or provide such credit to those Transferred Employees who, prior to receipt of such payment from Buyer, execute and deliver to Buyer an IRS Form W-9 or other appropriate tax withholding form;

        (d) the liability of Seller outstanding as of the Closing Date under
Section 4 of the Watertown Lease to pay "Incremental Additional Rent" (as defined therein) which is set forth on SCHEDULE 2.3(D) (which SCHEDULE 2.3(D) will be updated by Seller one (1) Business Day prior to the Closing Date) (which liability is reflected on Balance Sheet) (the "ASSUMED WATERTOWN LEASE LIABILITIES"); PROVIDED that in no event shall Assumed Watertown Lease Liabilities exceed Eight Hundred Forty-Six Thousand Five Hundred Seventy-One United States Dollars (U.S $846,571); PROVIDED FURTHER, that Buyer shall not be obligated to pay or assume any Assumed Watertown Lease Liabilities unless and until the Landlord shall have executed and delivered the Watertown Lease Release (as defined in Section 7.4 below);

        (e) the liabilities of Seller outstanding as of the Closing Date under the capital leases (the "SELLER CAPITAL LEASES") set forth on SCHEDULE 2.3(E) (which SCHEDULE 2.3(E) will be updated by Seller one (1) Business Day prior to the Closing Date) (all of which liabilities are reflected on Balance Sheet) (the "ASSUMED CAPITAL LEASE LIABILITIES") PROVIDED, that Buyer shall not be obligated to pay or assume any Assumed Capital Lease Liabilities unless and until the applicable lessor shall have executed and delivered the Capital Lessors' Consent (as defined in Section 5.11 below) with respect to such liabilities;

        (f) the obligations and liabilities of Seller outstanding as of the Closing Date for Seller Customer deposits, prepaid amounts or advance payments for work not yet delivered or included in the definition of Consulting Business Receivables set forth on SCHEDULE 2.3(F) (which SCHEDULE 2.3(F) will be updated by Seller one (1) Business Day prior to the Closing Date) (all of which liabilities are reflected on Balance Sheet) (the "ASSUMED PREPAID LIABILITIES"); and

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        (g) the liabilities of Seller outstanding as of the Closing Date set forth on SCHEDULE 2.3(G) (which SCHEDULE 2.3(G) will be updated by Seller and Buyer one (1) Business Day prior to the Closing Date) (the "ASSUMED OTHER LIABILITIES").

    2.4 NO OTHER LIABILITIES ASSUMED. As a material consideration and inducement to Buyer to enter into this Agreement, Seller will retain, and will be solely responsible for paying, performing and discharging when due, and Buyer will not assume or otherwise have or acquire any obligation, responsibility or liability for, any Excluded Liabilities (as hereinafter defined). The term "EXCLUDED LIABILITIES" means any and all Liabilities of Seller or any of its Affiliates, whether now existing or hereafter arising, other than the Assumed Liabilities. By way of example and not by way of limitation, the Excluded Liabilities that are not being assumed by Buyer include:

        (a) any and all Taxes now or hereafter due and payable by Seller or any Affiliate of Seller, including without limitation, any Transaction Taxes (as defined in Section 8.1 of this Agreement) and any other Taxes on, or arising from, Seller's sale, assignment, transfer and delivery to Buyer of any of the Purchased Assets pursuant to this Agreement, including the assignment and transfer of the Seller Operating Leases pursuant to Section 7.4(b);

        (b) any and all Taxes attributable or related to any of the Purchased Assets that relate in any manner to, or first arose during, any time period or portion thereof ending on or prior to the Closing Date, and any related Liabilities of Seller and its Affiliates;

        (c) any and all Liabilities now or hereafter arising from or with respect to, any sale, license, provision, performance or delivery by Seller or any of its Affiliates of a product or service that has been sold, licensed, provided, performed or delivered by Seller or any of its Affiliates prior to the Closing Date (including all past sales and licenses of the products and services in connection with Consulting Business by Seller or any of its Affiliates or predecessors that occurred prior to the Closing Date);

        (d) any and all Liabilities arising from any breach, violation or default by Seller or any of its Affiliates of any Contract (including, without limitation, any lease or license), to which Seller or any of its Affiliates is a party or is bound (including, but not limited to, any breach, violation or default by Seller or any of its Affiliates of any of the Assumed Contracts that occurred or first arose prior to the Closing);

        (e) any liabilities, obligations, debts or duties of Seller under any Contract that is not an Assumed Contract;

        (f) other than the Assumed Vacation Liabilities, any and all Liabilities to current, former or future employees of Seller related to or arising from or with respect to any past, present or future act or omission of Seller or any of its Affiliates, including any Liabilities to such employees for the payment of any and all wages or accrued and unused vacation time or for the reimbursement of any expenses incurred by such employees;

        (g) other than the Assumed Vacation Liabilities, any and all Liabilities arising from the past, present or future termination by Seller or any of its Affiliates of the employment of any current, former or future officers, directors, employees, consultants or contractors of Seller, any other claims brought against Seller arising from the past, present or future employment by Seller or any of its Affiliates of any person, or arising from any duties or obligations under any past, present or future employee benefit plans or compensation arrangements of Seller or any of its Affiliates;

        (h) any and all past, present or future Liabilities of Seller or any of its Affiliates to employees of Seller under the Employee Plans, ERISA, COBRA, the WARN Act, the Code or any severance pay obligations of Seller;

                                      A-12
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        (i) any and all Liabilities arising from the violation (or alleged violation) by Seller or any of its Affiliates of any statute, law, ordinance, regulation, order, judgment or decree of any Governmental Authority or any jurisdiction (other than Assumed Liabilities);

        (j) any and all Liabilities relating to or arising out of any of the Excluded Assets (including, but not limited to, any Liabilities now existing or hereafter arising under any Contract of Seller that is not an Assumed Contract);

        (k) any and all Liabilities arising from any claim, action, demand, lawsuit, investigation or proceeding instituted by or against Seller or from the actual or alleged infringement or misappropriation by Seller of any Intellectual Property Rights of a third party;

        (l) any Environmental Liability; and

        (m) any and all Liabilities arising as a result of any failure to comply with any "bulk sales", "bulk transfer" or similar laws in connection with the transactions contemplated by this Agreement.

    2.5  PURCHASE PRICE; ALLOCATION OF PURCHASE PRICE.

        (a) In consideration of Seller's transfer of good and marketable title to, and delivery of, the Purchased Assets to Buyer, effective upon the Closing, Buyer shall (i) pay to Seller in cash at the Closing an amount equal to the sum of Six Million United States Dollars (U.S.$6,000,000) plus the amount of any Seller Closing Adjustment (as defined in Section 2.7(c) below), LESS
(1) amounts constituting Closing Seller Liabilities (as defined in
Section 2.6(a)(ii) below), (2) amounts owed to Buyer under the Loan Agreement and set off by Buyer, (3) amounts owed to Buyer under the Management Services Agreement and set off by Buyer, and (4) the amount of any Buyer Closing Adjustment (as defined in Section 2.7(c) below) (the "CLOSING CASH CONSIDERATION"); (ii) make payment on behalf of Seller of the Closing Seller Liabilities as provided in Section 2.6(a)(ii) below; (iii) assume the Assumed Liabilities (and no other Liabilities) of Seller; and (iv) agree, as provided in
Article 12 of this Agreement, to pay Seller in cash, at the time provided in
Article 12 of this Agreement, the Deferred Amount (as defined below) minus the amount of Damages that Buyer is entitled to recover from the Deferred Amount pursuant to Claims (as defined in Section 12.4) in accordance with Article 12 of this Agreement (the "PURCHASE PRICE"). As used herein, the "DEFERRED AMOUNT" means the sum of One Million United States Dollars (U.S.$1,000,000) in cash. The Parties acknowledge and agree that Buyer shall be the sole owner of the Deferred Amount and Seller has no right or interest therein until all or any portion of the Deferred Amount is required to be paid and released to Seller under the terms of Article 12 of this Agreement, and that subject to the provisions of
Article 12, Buyer shall be entitled to retain the Deferred Amount as a non-exclusive remedy in respect of Seller's indemnification obligations under this Article 12 in accordance with the terms thereof.

        (b) Seller and Buyer will use commercially reasonable efforts to agree by the Closing Date, to allocate the Purchase Price among the Purchased Assets in accordance with the allocation requirements of Section 1060 of the Code (the "PURCHASE PRICE ALLOCATION"). Seller and Buyer agree that the Purchase Price Allocation may be amended or modified by mutual agreement of the Parties, including, without limitation, to reflect any subsequent adjustments to the Purchase Price, including the adjustments referred to in Section 8.4, to establish a final Purchase Price Allocation prior to the filing of the applicable Tax returns by Buyer and Seller in a manner that is consistent with
Section 1060 of the Code and the regulations promulgated thereunder. For all Tax purposes, Buyer and Seller agree to report the transactions contemplated in this Agreement in a manner consistent with the final Purchase Price Allocation agreed to by the Parties under this Section 2.5(b) and Section 8.4, and will not take any position inconsistent with the final Purchase Price Allocation agreed to by the Parties under this Section 2.5(b) in any Tax return, in any refund claim, in any litigation or otherwise.

    2.6 CLOSING. The closing and consummation (the "CLOSING") of the purchase and sale of the Purchased Assets and the assumption of the Assumed Liabilities hereunder shall take place at the

                                      A-13
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offices of McDermott, Will & Emery, 28 State Street, Boston, Massachusetts, two
(2) Business Days following the satisfaction or waiver of the conditions precedent to the Initial Closing and the Closing set forth in Article 10 and
Article 11, respectively. At the Closing, upon the satisfaction or waiver of all conditions precedent to the Initial Closing and the Closing set forth in
Article 10 and Article 11, respectively:

        (a) Buyer shall:

            (i) Pay to Seller the Closing Cash Consideration in immediately available funds by wire transfer to an account of Seller with a bank designated by Seller by notice to Buyer not later than one (1) Business Day prior to the Closing Date (or if not so designated, then by certified or official bank check payable in immediately available funds to the order of Seller in such amount);

            (ii) Pay on behalf of Seller the Liabilities of Seller set forth on
SCHEDULE 2.6(A)(II), which SCHEDULE 2.6(A)(II) will be updated by the Seller and Buyer one (1) Business Day prior to the Closing Date (the "CLOSING SELLER LIABILITIES"); and

            (iii) deliver to Seller the Assignment and Assumption Agreement substantially in the form of EXHIBIT D (the "ASSIGNMENT AND ASSUMPTION AGREEMENT") and the Bill of Sale and General Release substantially in the form of EXHIBIT E (the "BILL OF SALE") executed by Buyer and the other items required to be delivered by Buyer under Section 11.3.

        (b) At the Closing, Seller shall deliver, or cause to be delivered or surrender control over (as appropriate), to Buyer, or otherwise do, each of the following:

            (i) the Assignment and Assumption Agreement, duly executed by or on behalf of Seller;

            (ii) the Bill of Sale, duly executed by or on behalf of Seller;

            (iii) pay in full the Closing Retained Liabilities (as defined in Section 7.2 below), and provide Buyer with reasonably satisfactory evidence of the same; and

            (iv) the Purchased Assets and the portion of the Watertown Premises covered by the Buyer's Lease, and the other items required to be delivered by Seller under Section 11.2.

    2.7  NET ASSUMED LIABILITIES.

        (a) Estimated Closing Balance Sheet.One (1) Business Day prior to the Closing Date, Seller shall deliver to Buyer an estimated balance sheet of Seller (excluding Seller's non-North American subsidiaries) dated as of the Closing Date, prepared in accordance with GAAP (except with respect to Seller Tangible Personal Property, which shall be valued at the assumed fair market value of such property as agreed to by Seller and Buyer prior to Closing), consistently applied, and setting forth the Net Closing Assets (as defined below) and all assets and Liabilities of Seller (excluding Seller's non-North American subsidiaries) as of the Closing Date (the "ESTIMATED CLOSING BALANCE SHEET"). For purposes of this Agreement, "NET CLOSING ASSETS" means as of the date of determination the (i) total net book value of all Consulting Business Receivables and Prepaid Assets, and (ii) the assumed fair market value of Seller Tangible Personal Property as agreed to by Seller and Buyer prior to Closing Date, LESS (b) all deductions which are required by GAAP to be reflected on the Estimated Closing Balance Sheet. The Estimated Closing Balance Sheet, when delivered to Buyer, shall be accompanied by a certificate of the Chief Financial Officer of Seller representing and warranting to Buyer that the Estimated Closing Balance Sheet is true and complete, has been prepared in accordance with GAAP applied on a basis consistent (except with respect to Seller Tangible Personal Property, which shall be valued at the assumed fair market value of such property as agreed to by Seller and Buyer prior to Closing Date) with that used for preparation of the Seller's Filed Statements, and fairly presents the financial position of Seller as of the Closing Date (the "ESTIMATED CLOSING BALANCE SHEET CERTIFICATE").

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The representations in such Estimated Closing Balance Sheet Certificate and the accompanying Estimated Closing Balance Sheet shall be deemed representations of Seller for purposes of Article 12.

        (b) Revised Closing Balance Sheet.On or prior to the thirtieth (30th) day following receipt by Buyer of the Estimated Closing Balance Sheet, Buyer may provide Seller with a written notice, signed by an authorized representative of Buyer, stating whether Buyer believes that the calculations of Net Closing Assets set forth in the Estimated Closing Balance Sheet correctly reflect Net Closing Assets of Seller as of the Closing Date as determined in accordance with GAAP (except with respect to Seller Tangible Personal Property, which shall be valued at the assumed fair market value of such property as agreed to by Seller and Buyer prior to Closing Date), and if the Net Closing Assets does not in Buyer's view so correctly reflect Net Closing Assets of Seller as of the Closing Date, then such certificate of Buyer shall include Buyer's revised calculation of Net Closing Assets, together with calculations in reasonable detail substantiating such revised calculations (the "REVISED CLOSING BALANCE SHEET"). In the event that Buyer fails to timely provide the Seller with the Revised Closing Balance Sheet within the above thirty (30) day period, then Net Closing Assets shall be as set forth in the Estimated Closing Balance Sheet. In the event that the calculations of Net Closing Assets set forth in the Revised Closing Balance Sheet, if any, differ from such calculations in the Estimated Closing Balance Sheet, then within thirty (30) days of the Seller's receipt of the Revised Closing Balance Sheet, Seller may either:

            (i) agree with such revised calculations of Net Closing Assets set forth in the Revised Closing Balance Sheet by countersigning such Revised Closing Balance Sheet and delivering a copy thereof to Buyer within such thirty
(30) day period, whereupon Seller shall be deemed to have agreed with and will be bound by the calculations of Net Closing Assets set forth in the Revised Closing Balance Sheet. If Seller shall not have responded within the thirty
(30) day period after receipt of the Revised Closing Balance Sheet, then Seller shall be deemed to have agreed with and will be bound by calculations of Net Closing Assets set forth in the Revised Closing Balance Sheet.

            (ii) reject such revised calculations of Net Closing Assets set forth in the Revised Closing Balance Sheet by sending a written notice of rejection to Buyer within such thirty (30) day period setting forth the basis for Seller's rejection of some or all of the calculations in the Revised Closing Balance Sheet, whereupon Buyer and Seller shall confer in good faith for a period of ten (10) days after Buyer's timely receipt of the notice of rejection in an effort to reach agreement on the calculations; PROVIDED that if after such period the parties have not reached such an agreement and either party believes that such dispute cannot be resolved through negotiation, then Buyer and Seller shall appoint a mutually and reasonably satisfactory independent certified public accountant (the "INDEPENDENT ACCOUNTANT") to review the computations of both Buyer and Seller, and make a final written determination of Net Closing Assets as of the Closing Date, which determination shall be conclusive and binding on Buyer and Seller. The Independent Accountant's engagement pursuant to this Section 2.7(b)(ii) shall be limited solely to determining the Net Closing Assets as of the Closing Date. If Net Closing Assets as determined by the Independent Accountant differ by 5% (in the aggregate) or more from Net Closing Assets as set forth in the Estimated Closing Balance Sheet, then the fees and costs of the Independent Accountant shall be borne by Seller. If the Net Closing Assets as determined by the Independent Accountant differ by less than 5% (in the aggregate) from Net Closing Assets as set forth in the Estimated Closing Balance Sheet, then the fees and costs of the Independent Accountant shall be borne by Buyer.

        (c) Net Assumed Liabilities.For purposes of this Agreement, the term "NET ASSUMED LIABILITIES" shall be the amount equal to the difference of
(a) Net Closing Assets (as finally determined pursuant to this Section 2.7), minus (b) the sum of (i) the Assumed Line of Credit Liabilities, (ii) the Assumed Vacation Liabilities, (iii) Eight Hundred Forty-Six Thousand Five Hundred Seventy-One United States Dollars (U.S.$846,571), which is the deemed amount of the Assumed Watertown Lease Liabilities for purposes of this
Section 2.7 only, (iv) the Assumed Capital Lease Liabilities, (v) the Assumed Prepaid Liabilities and (vi) the Assumed Other Liabilities. The Parties acknowledge that it is their mutual intent that Net Assumed Liabilities equal zero at the Closing, and hereby agree that in the event that Net Assumed Liabilities is calculated to be an amount (i) greater than Zero United States Dollars ($0) (as finally determined pursuant to this Section 2.7), then the Closing Cash Consideration shall be increased dollar for dollar by the total amount of such excess (a "SELLER CLOSING ADJUSTMENT"), or (ii) less than Zero United States Dollars ($0) (as finally determined pursuant to this Section 2.7), then the Closing Cash Consideration shall be reduced dollar for dollar by the total amount of such deficiency (a "BUYER CLOSING ADJUSTMENT"); PROVIDED that if following the Closing Net Assumed Liabilities is finally determined, pursuant to the procedures set forth in this Section 2.7, to be an amount different than Net Assumed Liabilities calculated based on the Estimated Closing Balance Sheet at the Closing and used to effect a Seller Closing Adjustment or a Buyer Closing Adjustment (as the case may be), then each Party agrees following such final determination to promptly make payment to the other Party as may be required to correct any previous adjustment to the Closing Cash Consideration made at the Closing. Each Party agrees to indemnify and hold the other Party harmless against any Damages (as defined in Section 12.2(a) below) incurred by such other Party related to or arising from the failure of the Party to pay any amounts required under this Section 2.7(c).

                                   ARTICLE 3
                    REPRESENTATIONS AND WARRANTIES OF SELLER

    Seller hereby represents and warrants to Buyer that, except as expressly set forth in the letter signed by Seller dated as of the Agreement Date and addressed to Buyer which is being delivered to Buyer concurrently with the Parties' execution and delivery of this Agreement (the "SELLER'S DISCLOSURE LETTER"), each of the representations, warranties and statements contained in the following sections of this Article 3 is true and correct on and as of the Agreement Date and will be true and correct as of the Closing Date. For all purposes of this Agreement, the statements contained in the Seller's Disclosure Letter and its schedules shall also be deemed to be representations and warranties made and given by Seller to Buyer pursuant to this Article 3.

    3.1 CORPORATE EXISTENCE AND POWER. Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all necessary corporate power and authority and all necessary governmental licenses, authorizations, permits, consents and approvals to own, lease and operate its properties and to carry on its business as now conducted. Seller is duly qualified to do business as a foreign corporation in good standing in each jurisdiction in which its failure to be so qualified and in good standing would have a material adverse effect on the Consulting Business or the Purchased Assets. Seller has heretofore delivered to Buyer true and complete copies of its certificate of incorporation and bylaws as currently in effect. Seller is not in violation of its certificate of incorporation and bylaws as currently in effect. SCHEDULE 3.1 to the Seller's Disclosure Letter lists every Subsidiary of Seller.

    3.2 CORPORATE AUTHORIZATION. Seller has all necessary corporate power and authority to enter into this Agreement and each of the Seller Ancillary Agreements, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Seller of this Agreement and each of the Seller Ancillary Agreements, the sale of the Purchased Assets to Buyer under this Agreement and the consummation of all the transactions contemplated hereby and thereby on the terms and subject to the conditions set forth herein and therein have been duly and validly authorized by Seller by all necessary corporate and stockholder actions and approvals of Seller's Board of Directors (which action and approvals have been obtained and carried out in compliance with applicable law, the rule and regulations of NASDAQ, Seller's certificate of incorporation and bylaws, each as amended to date, and all Contracts binding on Seller), subject only to the approval of this Agreement and the transactions contemplated hereby by the Seller's stockholders (the "SELLER STOCKHOLDER APPROVALS"). If the transactions contemplated by this Agreement are deemed to constitute a sale of all or substantially all of the assets of Seller under

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applicable law, then the affirmative vote of the holders of a majority of the outstanding shares of Seller's common stock is sufficient for Seller's stockholders to approve and adopt this Agreement and approve the transactions contemplated hereby, and no other approval of any holder of any securities of Seller is required in connection with the consummation of the transactions contemplated hereby. This Agreement and each Seller Ancillary Agreement has been duly and validly executed and delivered by Seller, and (assuming due authorization, execution and delivery by Buyer) this Agreement and each of the Seller Ancillary Agreements constitutes, legal, valid and binding obligations of Seller enforceable against Seller in accordance with their respective terms.

    3.3 GOVERNMENTAL. The execution, delivery and performance by Seller of this Agreement and each Seller Ancillary Agreement and the consummation of the transactions contemplated hereby and thereby require no consent, approval, authorization, registration or other action by or in respect of, or filing with, any Governmental Authority, bankruptcy trustee, creditors' committee, receiver or any other Person, except for the filing of a Form 8-K (or Form 10-Q in lieu thereof) and the Seller Proxy Statement (as defined in Section 3.30(b) below) with the Securities and Exchange Commission ("SEC") in accordance with the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT").

    3.4 NON-CONTRAVENTION. The execution, delivery and performance by Seller of this Agreement and each Seller Ancillary Agreement, and the consummation of the transactions contemplated hereby and thereby do not and will not
(i) violate or conflict with any provision of the certificate of incorporation and bylaws of Seller, (ii) violate or conflict, in any material respect, with any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award applicable to Seller, the Consulting Business or the Purchased Assets, (iii) result in a violation or breach by Seller of, conflict with, or constitute a default (or an event which with the giving of notice or the lapse of time or both, would become a breach or default) by Seller (or give rise to any right of termination, rescission, amendment, cancellation, payment or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, trust, license, franchise, permit, agreement, lease or other Contract, instrument or obligation to which Seller is a party, or by which it or any of the Purchased Assets may be bound or otherwise affecting the Purchased Assets, including, without limitation, the Assumed Contracts, or
(iv) result in the creation of any Liens (other than Permitted Liens) on any of the Purchased Assets.

    3.5 REQUIRED CONSENTS. SCHEDULE 3.5 to the Seller's Disclosure Letter sets forth each Contract or other instrument binding upon Seller or any Permit requiring a consent, approval, filing, notice or other action by any Person as a result of the execution, delivery and performance of this Agreement and the Seller Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby (the "REQUIRED CONSENTS").

    3.6  SEC FILINGS; FINANCIAL STATEMENTS.

        (a) Seller has filed, all forms, reports and documents required to be filed by Seller with the SEC since the effective date of the registration statement of Seller's initial public offering, except where the failure to make such filings, either individually or in the aggregate, could not be reasonably be expected to result in a material adverse effect on the Purchased Assets, the Consulting Business or Seller, respectively. All such required forms, reports and documents (including those that Seller may file subsequent to the date hereof) are referred to herein as the "SELLER SEC REPORTS." As of their respective dates, the Seller SEC Reports (i) were prepared in accordance with the requirements of the Securities Act of 1933, as amended (the "SECURITIES ACT"), or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Seller SEC Reports and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except to the extent corrected prior to the date of this Agreement by a subsequently filed Seller SEC Report. None of Seller's subsidiaries is required to file any forms, reports or other documents with the SEC.

        (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Seller SEC Reports (the "FILED STATEMENTS"), including each Seller SEC Report filed after the date hereof until the Closing, (i) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (ii) was prepared from the books and records of Seller in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q, 8-K or any successor form under the Exchange
Act) and (iii) fairly presented the consolidated financial position of Seller and its Subsidiaries as at the respective dates thereof and the consolidated results of Seller operations and cash flows for the periods indicated, except that the unaudited interim financial statements may not contain footnotes and were or are subject to normal and recurring year-end adjustments. Seller has delivered to Buyer, attached as SCHEDULE 3.6 to the Seller's Disclosure Letter the unaudited balance sheet of the Consulting Business dated as of September 30, 2001 (THE "BALANCE SHEET") (such date of September 30, 2001 being hereinafter referred to as the "BALANCE SHEET DATE"). The Balance Sheet:
(i) presents fairly, in all material respects, in conformity with GAAP applied on a consistent basis (except as may be otherwise expressly indicated in the notes thereto), the financial position of the Consulting Business as at September 30, 2001 (subject to normal year-end adjustments) and (ii) has been prepared from the books and records of Seller. Seller has no material debt, Liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, except for (i) those shown on the Balance Sheet, (ii) those that may have been incurred by Seller after the Balance Sheet Date in the ordinary course of Seller's business consistent with its past practices, and that are not in excess of $20,000, either individually or collectively, and are not required to be set forth in the Balance Sheet under GAAP, (iii) those incurred in connection with this Agreement and the other agreements to be entered into pursuant to this Agreement, and (iv) those set forth in SCHEDULE 3.6(B). All reserves established by Seller that are set forth in or reflected in the Balance Sheet are adequate and were determined in accordance with GAAP. All books of account and other accounting records of Seller with respect to the Consulting Business are in Seller's possession and made up to date and contain the information necessary to prepare financial statements in accordance with GAAP.

    3.7 ABSENCE OF CERTAIN CHANGES. Except as set forth on SCHEDULE 3.7 to the Seller's Disclosure Letter, between the Balance Sheet Date and the Agreement Date, the Consulting Business has been conducted in the ordinary course consistent with past practices and there has not been:

        (a) any Material Adverse Change;

        (b) any incurrence, assumption or guarantee by Seller of any indebtedness for borrowed money with respect to the Consulting Business or otherwise;

        (c) any creation or other incurrence of any Lien on any Purchased Asset (other than Permitted Liens);

        (d) any physical damage, destruction or other casualty loss (whether or not covered by insurance) having a significant effect on the Consulting Business or on any Purchased Asset, or on Seller;

        (e) any transaction or commitment made, or any Contract entered into, by Seller or any of its Affiliates of Seller, or relating to the Consulting Business or any Purchased Asset (including the acquisition or disposition of any assets) or any relinquishment by Seller or any of its Affiliates of any Contract or other right relating to the Consulting Business or any Purchased Asset or otherwise, other than (1) transactions and commitments in the ordinary course of business consistent with past practices which are not material to the Consulting Business or Seller and (2) those contemplated by this Agreement;

        (f) any change in any method of accounting or accounting practice by Seller;

        (g) any (i) employment, deferred compensation, severance, retirement or other similar agreement entered into with any officer or employee of Seller or any of its Affiliates with respect to the Consulting Business (or any amendment to any such existing agreement), (ii) grant of any severance or termination pay to any officer or employee of Seller or any of its Affiliates with respect to the Consulting Business or (iii) change in compensation or other benefits payable to any officer or employee of Seller or any of its Affiliates with respect to the Consulting Business pursuant to any severance or retirement plans or policies thereof;

        (h) any labor dispute or any activity or proceeding by a labor union or representative thereof to organize any employees of Seller or of the Consulting Business, any entry by Seller into a collective bargaining agreement, or any lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to employees of Seller;

        (i) to Seller's knowledge, any adverse change in Seller's relationships with its material customers, vendors or suppliers, or any material adverse change to the status on any project under a consulting engagement, in each case, as it relates to the Consulting Business;

        (j) any capital expenditure, or commitment for a capital expenditure, for additions or improvements to property, plant and equipment used in the Consulting Business or by Seller; or

        (k) the incurrence by Seller of any material Liability or the making of any material expenditure other than (i) Liabilities arising under this Agreement, and (ii) Liabilities incurred in the ordinary course of the Consulting Business consistent with its past practices which are not material thereto.

    3.8 NO UNDISCLOSED LIABILITIES. Except as set forth on SCHEDULE 3.8 to the Seller's Disclosure Letter, there are no Liabilities of Seller of any kind whatsoever, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a Liability, other than:

        (a) Liabilities provided for in the Balance Sheet; and

        (b) Liabilities incurred by Seller in good faith in the ordinary course of Seller's business consistent with past practice (in type, amount and otherwise) and occurring since the Balance Sheet Date.

    3.9 MATERIAL CONTRACTS. SCHEDULE 3.9 to the Seller's Disclosure Letter sets forth a list of each of the following written or oral Contracts relating to the Consulting Business or the Purchased Assets, including leases, licenses, permits, assignments, mortgages, transactions, obligations, commitments or other instruments, to which Seller is a party or to which Seller is or any of the Purchased Assets are bound:

        (a) any Contract providing for payments (whether fixed, contingent or otherwise) by or to Seller relating to the Consulting Business in an aggregate amount of $30,000 or more, which payments remain due and owing by Seller;

        (b) any dealer, distributor, OEM (Original Equipment Manufacturer), VAR (Value Added Reseller), sales representative, agency or similar agreement under which (i) any third party is authorized to sell, sublicense, lease, distribute, market or take orders for, any product, service or technology of Seller relating to the Consulting Business or to provide training or other services to Seller's client or customers, or (ii) Seller is authorized to provide, sell, sublicense, lease, distribute or take orders for any product, service or technology of a third party related to the Consulting Business;

        (c) any joint venture, investment or partnership Contract which has involved, or is reasonably expected to involve, a sharing of profits, expenses or losses with any other party or the joint development of any product, service, software or other technology with any third party, in each case, relating to the Consulting Business or the Purchased Assets;

        (d) any Contract for or relating to the employment or other service of any officer, employee or consultant of Seller relating to the Consulting Business or any other type of Contract with any officer, employee or consultant of Seller relating to the Consulting Business that is not immediately terminable by Seller without cost or other liability;

        (e) any Contract, including any indenture, mortgage, trust deed, promissory note, loan agreement, security agreement or guarantee, for the borrowing of money, for a line of credit or for a leasing transaction of a type required to be capitalized in accordance with Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board;

        (f) any Contract under which Seller is lessee of or holds or operates any items of tangible personal property or real property owned by any third party;

        (g) any Contract that restricts Seller (with respect to the Consulting Business or the Purchased Assets) from: (i) engaging in any aspect of Seller's business; (ii) participating or competing in any line of business or in any market; (iii) freely setting prices for Seller's products, services or technologies (including most favored customer pricing provisions);
(iv) engaging in any business in any market or geographic area; or
(v) soliciting potential employees, consultants, contractors or other suppliers or customers;

        (h) any consulting or similar agreement under which Seller, with respect to the Consulting Business, provides any advice or services to a third party for an annual compensation to Seller of $30,000 per year or more;

        (i) any Contract with any labor union or collective bargaining unit;

        (j) any other Contract that is material to Seller (which relates or is relevant to Seller's financial condition or solvency) or the Consulting Business or that involves a future commitment by Seller related to the Consulting Business that is in excess of $30,000; and

        (k) any other Contract not made or entered into in the ordinary course of the Consulting Business; and

    Each Contract disclosed in any Schedule to the Seller's Disclosure Letter or required to be disclosed pursuant to this Section 3.9 (each, a "MATERIAL CONTRACT") is a valid and binding agreement of Seller and is in full force and effect, and neither of Seller or, to the knowledge of Seller, any other party thereto is in default or breach in any material respect under the terms of any such Material Contract, and, to the knowledge of Seller, no event or circumstance has occurred that, with notice or lapse of time or both, would constitute an event of default thereunder. Other than as set forth on
SCHEDULE 3.9 to the Seller's Disclosure Letter, Seller is not, and has not been a party to any material contract or arrangement that has not been set forth in a written Contract. True and complete copies of each Material Contract have been delivered to Buyer and its counsel.

    3.10 NO LITIGATION. There is no litigation, including, without limitation, any claim, action, suit, investigation or proceeding of any nature pending or, to the knowledge of Seller, threatened, at law or in equity, by way of arbitration or before any court or other Governmental Authority that: (i) may adversely affect, contest or challenge Seller's authority, right or ability to sell or convey any of the Purchased Assets or the Consulting Business to Buyer under this Agreement or to otherwise perform Seller's obligations under this Agreement or any of the Seller Ancillary Agreements, as applicable;
(ii) challenges or contests Seller's right, title or ownership in any of the Purchased Assets or asserts any Lien on any of the Purchased Assets (OTHER THANPermitted Liens); (iii) seeks to enjoin, prevent or hinder the consummation of any of the transactions contemplated by this Agreement or any of the Seller Ancillary Agreements; (iv) would impair or have an adverse effect on Buyer's right or ability to own, use, commercialize or otherwise exploit any of the Purchased Assets or impair or have an adverse effect on the value of any of the Purchased Assets; or (v) involves a wrongful termination, harassment or other employment-related claim by any employee of the Consulting Business or that would adversely affect or prevent Buyer from hiring or employing any employee of Seller. There are no judgments, decrees, injunctions or orders of any Governmental Authority or arbitrator binding on Seller which (i) adversely affect any of the Purchased Assets or the Consulting Business, (ii) would enjoin, prevent, hinder or conflict with any of the transactions contemplated by this Agreement or (ii) would impair or adversely affect Buyer's rights in any of the Purchased Assets at any time on or after the Closing.

    3.11 COMPLIANCE WITH LAWS AND COURT ORDERS. Seller has complied in all material respects with, and has not received any written notices of violation with respect to, any domestic or foreign, national, state, regional, provincial or local statute, law or regulation applicable to the Consulting Business, Seller's conduct of the Consulting Business or any of the Purchased Assets, including, but not limited to, securities laws and franchise and business opportunity or business investment laws.

    3.12  PROPERTIES.

        (a) SCHEDULE 3.12(A) to the Seller's Disclosure Letter sets forth the Watertown Lease, and each other lease or sublease of real property used in the Consulting Business or on which any of the Purchased Assets are located (and each amendment or supplement thereof).

        (b) To Seller's knowledge, there are no developments affecting any of the Purchased Assets that are pending or threatened, which would be reasonably expected to materially and adversely affect Buyer's ownership or clean title of any of the Purchased Assets following the Closing (other than the existence of Permitted Liens at the Closing).

        (c) Except as set forth on SCHEDULE 3.12(C), the Watertown Lease and all leases of personal property related to the Consulting Business or the Purchased Assets are in good standing, in full force and effect and are valid, binding and enforceable in accordance with their respective terms and there does not exist under any such lease any default or any event which with notice or lapse of time or both would constitute a default under such lease.

    3.13  TITLE TO AND CONDITION OF PURCHASED ASSETS.

        (a) Except as set forth in SCHEDULE 3.13(A) to the Seller Disclosure Letter, Seller owns all of the Purchased Assets and Seller has good, exclusive and marketable title in and to all the Purchased Assets, free and clear of all Liens whatsoever (other than Permitted Liens). Upon consummation of the transactions contemplated hereby, Buyer will have acquired good and marketable title in and to, or a valid leasehold interest in, each of the Purchased Assets, free and clear of all Liens (other than Permitted Liens). No other person has any right, title or interest in any assets utilized by Seller in the Consulting Business (except for the rights and interests in Assumed Contracts of the other Persons who are parties to such Assumed Contracts). Except as set forth in
SCHEDULE 3.13(A) to the Seller's Disclosure Letter, none of the Purchased Assets is licensed by Seller to any third party. Title to all of the Purchased Assets is freely transferable from Seller to Buyer free and clear of all Liens (other than Permitted Liens and as set forth on SCHEDULE 3.13(A)) without obtaining the consent or approval of any person or party (other than any Required Consents).

        (b) The tangible personal property included in the Purchased Assets is in good working condition and repair consistent with the operating condition of such equipment in Buyer's industry, normal wear and tear excepted.
SCHEDULE 3.13(B) contains a true and complete list of all Seller Tangible Personal Property as of the Agreement Date (which SCHEDULE 3.13(B) will be updated to reflect Seller Tangible Personal Property as of the Closing Date by Seller and delivered to Buyer at least one

(1) Business Day prior to the Closing Date). The Buyer's acquisition of the Purchased Assets will enable Buyer to operate the Consulting Business as it is currently being operated by Seller.

        (c) SCHEDULE 3.13(C) contains a true and complete list of all Prepaid Assets of Seller as of the Agreement Date (which SCHEDULE 3.13(C) will be updated to reflect Prepaid Assets of Seller as of the Closing Date by Seller and delivered to Buyer at least one (1) Business Day prior to the Closing Date).

    3.14 FAIRNESS OF CONSIDERATION. Seller's Board of Directors has determined that the Purchase Price (including the Buyer's assumption of the Assumed Liabilities) represents fair and reasonably equivalent consideration for the Purchased Assets and title thereto to be transferred to Buyer at the Closing under this Agreement. The sale and transfer of the Purchased Assets to Buyer as contemplated by this Agreement and the Seller Ancillary Agreements is made in exchange for fair and reasonably equivalent consideration, and Seller is not now insolvent and Seller will not be rendered insolvent by the sale, transfer and assignment of the Purchased Assets pursuant to this Agreement and the Seller Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby. Seller is not entering into this Agreement and the transactions contemplated hereby with the intent to defraud, delay or hinder its creditors.

    3.15 USE OF PROCEEDS. Seller represents and warrants to Buyer that the cash payment to be paid by Buyer to Seller for the Purchased Assets at the Closing is sufficient to pay off in full all of Seller's outstanding Liabilities as of the Closing Date (that are not Assumed Liabilities or Seller Closing Liabilities paid by Buyer on behalf of Seller at the Closing) and all Liabilities arising under the WARN Act, whether now existing or arising within the six (6) month period following the Closing Date (all such Liabilities of Seller being hereinafter collectively referred to as the "RETAINED LIABILITIES"). No proceedings for the liquidation, dissolution, merger or disposition of all or substantially all the assets of, or bankruptcy, reorganization, moratorium, assignment for the benefit of creditors or other similar transaction or arrangement with respect to Seller or any of its Affiliates, is pending or, to the best knowledge of Seller, threatened, and no corporate action in view of any such transaction or arrangement has been taken.

    3.16 DEBT. SCHEDULE 3.16 to the Seller's Disclosure Letter lists all accounts payable and notes payable of Seller, including any accounts representing short-term or long-term Liabilities for borrowed moneys, as of the Agreement Date.

    3.17  INTELLECTUAL PROPERTY RIGHTS.

        (a) For purposes of this Agreement, "INTELLECTUAL PROPERTY RIGHTS" means any rights exercisable or available in any jurisdiction of the world constituting industrial or intellectual property rights or protections whether owned, licensed or otherwise used or held, including without limitation all of the following:

            (i) patents, patent applications and the inventions, designs and improvements described and claimed therein, patentable inventions, and other patent rights (including any divisions, continuations, continuations-in-part, substitutions, or reissues thereof, whether or not patents are issued on any such applications and whether or not any such applications are amended, modified, withdrawn, or resubmitted);

            (ii) trademarks, service marks, trade dress, trade names, brand names, Internet domain names and URLs, designs, logos, or corporate names (including, in each case, the goodwill associated therewith), whether registered or unregistered, and all registrations and applications for registration thereof;

            (iii) copyrights, including all renewals and extensions, copyright registrations and applications for registration, and non-registered copyrights and moral rights;

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            (iv) trade secrets, confidential business information, concepts, ideas, designs, research or development information, processes, procedures, techniques, technical information, specifications, operating and maintenance manuals, engineering drawings, methods, know-how, data, mask works, discoveries, inventions, modifications, extensions, improvements, and other proprietary rights (whether or not patentable or subject to copyright, trademark, or trade secret protection); and

            (v) computer software programs, including all source code, object code, and documentation related thereto ("SOFTWARE").

        (b) Disclosure.

            (i) SCHEDULE 3.17(B)(I) to the Seller's Disclosure Letter sets forth all United States and foreign patents and patent applications, trademark and service mark registrations and applications, Internet domain name registrations and applications, and copyright registrations and applications owned by Seller for use in connection with the Consulting Business, specifying as to each item, as applicable: (A) the nature of the item, including the title; (B) the owner of the item; (C) the jurisdictions in which the item is issued or registered or in which an application for issuance or registration has been filed; and (D) the issuance, registration or application numbers and dates. No Affiliate of Seller owns or has any rights in or to any of the Purchased Assets (including any Intellectual Property Rights related to the Consulting Business or the Purchased Assets).

            (ii) SCHEDULE 3.17(B)(II) to the Seller's Disclosure Letter sets forth (A) all licenses, sublicenses and other agreements or permissions ("IP LICENSES") used in connection with the Consulting Business under which the Seller is a licensee or otherwise is authorized to use or practice any Intellectual Property Rights owned by a third party (OTHER THAN licenses of computer software that is generally available to the public under a non-negotiated "shrink-wrap" license at a per copy license fee of less than $1,000 per copy); (B) all Contracts providing for the development of any computer software, content (including textual content and visual, photographic or graphics content), technology or Intellectual Property Rights for (or for the benefit or use of) Seller relating to the Consulting Business or the purchase or other acquisition by Seller of any computer software, content (including textual content and visual or graphics content), technology or other Intellectual Property Rights to (or for the benefit or use of) Seller and relating to the Consulting Business or any Purchased Asset; and (C) any Contract under which Intellectual Property Rights or any software used in or marketed in connection with the Consulting Business has been licensed to any third party. The IP Licenses, include without limitation, all licenses of any computer software, technology or other Intellectual Property Rights that is used or incorporated in any past, current or potential product or service offered in connection with the Consulting Business that is under development. Except as set forth on
SCHEDULE 3.17(B)(II) to the Seller's Disclosure Letter, none of the Intellectual Property Rights included in the Purchased Assets is licensed from any third party (other than licenses of computer software that is generally available to the public under a non-negotiated "shrink-wrap" license at a per copy license fee of less than $1,000 per copy).

        (c) Ownership. Except as set forth on SCHEDULE 3.17(C) to the Seller's Disclosure Letter, the Consulting Business owns, free and clear of all Liens (other than Permitted Liens), has valid and enforceable rights in, and has the unrestricted right to use, sell, license, transfer or assign, all Intellectual Property Rights that is material to the business of the Consulting Business.

        (d) Licenses; Sufficiency. Except as set forth on SCHEDULE 3.17(D), Seller has a valid and enforceable license to use all Intellectual Property Rights not owned by Seller that are used by Seller in connection with the Consulting Business. The IP Licenses set forth in SCHEDULE 3.17(B)(II) to the Seller's Disclosure Letter constitute all licenses, sublicenses and other agreements or permissions of third parties that are necessary for Seller to conduct the Consulting Business without infringing the Intellectual Property Rights of any third party.

        (e) Infringement.

            (i) Neither the conduct of the Consulting Business, nor any Intellectual Property Rights owned by Seller that are used in the Consulting Business or included in the Purchased Assets, infringes or misappropriates any Intellectual Property Rights of any third party. Assuming that all Required Consents are obtained, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby, will (a) constitute a breach or default under any Contract granting or governing any Intellectual Property Rights that are Purchased Assets or that are used in connection with the Consulting Business ("SELLER IP RIGHTS"); (b) cause or give rise to any rights of forfeiture or termination with respect to any Seller IP Rights; or
(c) diminish, impair or limit the exercise of any of the Seller IP Rights by the Buyer on and after the Closing. There are no royalties, honoraria, fees or other payments payable by Seller to any third person with respect to any Seller IP Rights, and none will become payable as a result of the consummation of the transactions contemplated by this Agreement.

            (ii) To Seller's knowledge, no current or former employee or independent contractor performing or having performed services in connection with the conduct of the Consulting Business is (a) using any trade secrets or proprietary information of any third party without permission; (b) otherwise in breach of any invention-assignment, confidentiality, non-competition or other agreement with any former employer or other third party by virtue of such services with respect to the Consulting Business; or (c) subject to any agreement under which any technology currently used in conducting the Consulting Business has been transferred in whole or in part to a third party.

            (iii) No claim or action is pending or, to Seller's knowledge, threatened, and Seller knows of no basis for any claim that challenges the validity, enforceability, ownership, or right to use, sell or license, any Intellectual Property Rights used in connection with the Consulting Business, and no Intellectual Property Right used in connection with the Consulting Business is subject to any outstanding order, ruling, decree, stipulation, charge or agreement restricting in any manner the use or the licensing thereof.

            (iv) Seller has not received any notice that it has infringed upon or otherwise misappropriated or violated the Intellectual Property Rights of any third party or received any claim, charge, complaint, demand or notice alleging any such infringement, misappropriation or violation, or knows of any basis for any such claim.

            (v) To the knowledge of the Seller, no third party is infringing upon or otherwise misappropriating or violating any material Intellectual Property Rights used in connection with the Consulting Business.

        (f) Protection of Intellectual Property. Seller has taken commercially reasonable and customary precautions to protect the secrecy, confidentiality, and value of the Consulting Business' trade secrets and the proprietary nature and value of the Intellectual Property Rights related to the Consulting Business or included in the Purchased Assets. Without limiting the generality of the foregoing, all current and former employees and independent contractors providing any services relating to the Consulting Business have executed and delivered to Seller (i) agreements regarding the protection of confidential information and (ii) valid written assignments of all Seller IP Rights that would otherwise be owned by such persons absent such assignments. None of Seller's current or former employees or independent contractors owns or has retained any right, title or interest in or to any Seller IP Rights.

        (g) Source Code. Except as a part of customer engagements in the ordinary course of business consistent with past practice, no Consulting Source Code (as defined below) has been (a) delivered to any source code escrow agent or other third party or (b) assigned or licensed to any other party. "CONSULTING SOURCE CODE" means any human-readable computer code, portion thereof, or

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information or algorithm contained or disclosed therein, that constitutes Seller
IP Rights. Except as a part of customer engagements in the ordinary course of business consistent with past practice, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) may reasonably be expected to result in the release of any Consulting Source
Code to a third party. SCHEDULE 3.17(G) to the Seller's Disclosure Letter identifies each agreement and instrument (whether written or oral) pursuant to which any Consulting Source Code has been or may be required to be deposited with any third party (except as a part of customer engagements in the ordinary course of business consistent with past practice), and describes whether the execution of this Agreement or the consummation of the transactions contemplated herein may reasonably be expected to result in the release of any Consulting Source Code.

        (h) No Government Involvement. No government funding, facilities of any educational institution or research center, or funding from third parties (other than funds received in consideration for capital stock of Seller) was used in the creation of any Seller IP Rights. To Seller's knowledge, no current or former employee or independent contractor that was involved in or contributed to the creation of any Seller IP Rights performed services for any government, educational institution or research center at any time when performing services for Seller.

        (i) Conformity to Warranties. All software and other products and services developed, marketed, licensed or otherwise provided or furnished by Seller to customers in connection with the Consulting Business, conform to all their applicable contractual commitments, express and implied warranties, product specifications and product documentation and to any representations provided to customers by Seller and its Affiliates and their respective employees, representatives and/or agents.

    3.18 INSURANCE COVERAGE. SCHEDULE 3.18 sets forth a true and complete list of each insurance policy and fidelity bonds (including a description of the policy, the endorsements, the coverage and deductibles applicable thereto) relating to the Purchased Assets and/or the conduct of Consulting Business. There is no claim by Seller pending under any of such policies or bonds. Such policies of insurance and bonds (or other policies and bonds providing substantially similar insurance coverage) are in full force and effect. Seller does not have any knowledge of any threatened termination of, premium increase with respect to, or material alteration of coverage under, any of such policies or bonds.

    3.19 LICENSES AND PERMITS. SCHEDULE 3.19 to the Seller's Disclosure Letter correctly describes each license, franchise, permit, certificate, registration approval or other similar authorization that is necessary to conduct the Consulting Business (the "PERMITS") together with the name of the Government Authority issuing such Permit. Except as set forth on SCHEDULE 3.19 to the Seller's Disclosure Letter, (i) the Permits are valid and in full force and effect, (ii) Seller is not in default, and no condition exists that with notice or lapse of time or both would constitute a default, under the Permits and
(iii) none of the Permits will be terminated or impaired or become terminable, in whole or in part, as a result of the transactions contemplated hereby. Upon consummation of such transactions, Buyer will have all of the right, title and interest in all the Permits.

    3.20 PRIVACY. The Purchased Assets do not include any personally identifiable information regarding individuals that is subject to any applicable laws and regulations relating to (a) the privacy of users of Seller's products and services and the Seller Web Sites, and (b) the collection, storage and transfer of any personally identifiable information collected by Seller or by third parties having authorized access to Seller's records.

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    3.21  STATUS OF ASSUMED CONTRACTS.  Each Assumed Contract, other than those
Assumed Contracts described in clause (iii) of the definition of such term, is in full force and effect and Seller is not in breach or default thereunder and, to Seller's knowledge, no other party thereto is in breach or default thereunder. No Assumed Contract by its terms will result in any product or service of Buyer (excluding any product or service included among the Purchased Assets) being priced or repriced in manner that is adverse to Buyer. All material professional services and other consulting or advisory projects are on budget and schedule (within a five percent (5%) deviation in the aggregate) and all professional services and other consulting or advisory projects are substantially on budget and schedule, and Seller has not received any notice from any customer, client or third party to the contrary.

    3.22 ACCOUNTS RECEIVABLES. The Consulting Business Receivables as of the Agreement Date are set forth on SCHEDULE 2.1(F). The Consulting Business Receivables as of the Closing Date will be set forth on the update
SCHEDULE 2.1(F) delivered by Seller to Buyer at least one (1) Business Day prior to the Closing Date and attached hereto. All accounts, notes receivable and other receivables (other than receivables collected since the Balance Sheet
Date) reflected on the Balance Sheet are, valid, genuine and are not subject to any right of offset or defense against payment of any amount thereof, and are not subject to any discounts. All accounts, notes receivable and other receivables arising out of or relating to the Consulting Business at the Balance Sheet Date have been included in the Balance Sheet, and all accounts, notes receivable and other receivables arising out of or relating to the Consulting Business after the Balance Sheet Date and prior to the Closing Date arose in the ordinary course of the Consulting Business consistent with past practice, and are valid, genuine and are, valid, genuine and are not subject to any right of offset or defense against payment of any amount thereof, and are not subject to any discounts.

    3.23 FINDERS' FEES. Except as set forth on SCHEDULE 3.23 to the Seller's Disclosure Letter, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Seller who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement.

    3.24 ENVIRONMENTAL COMPLIANCE. Seller has at all times prior to the Agreement Date and prior to the Closing Date complied in all material respects with all applicable Environmental Laws both in respect of the Consulting Business as carried on from time to time and in respect of any of the facilities at which the Consulting Business is now conducted or at which any Purchased Assets are located (each, a "FACILITY") and any prior facility or site at which the Consulting Business or other business has been conducted by Seller or its predecessors in interest or at which any Purchased Assets have been located (each, a "PRIOR FACILITY"). Seller is not aware of any circumstances that may cause Seller to be in non-compliance or violation of any Environmental Laws and Seller is not aware of any circumstances affecting the Consulting Business that might justify the imposing of any requirement by a competent authority in accordance with such authority's powers and obligations under the Environmental Laws which would, if the requirement were not complied with, result in there being a non-compliance or violation of any Environmental Laws. There are no past, pending or (to Seller's knowledge) threatened proceedings, claims or actions against Seller brought under any Environmental Laws before any court, arbitrator or other body which have had or which would, in the event of a judgment, decision, ruling or order being unfavorable to Seller, have a Material Adverse Effect on the Consulting Business or any of the Purchased Assets. To Seller's knowledge, no part of any Facility or any Prior Facility has been contaminated (whether by the deposit, spillage, disposal, discharge, release or leaching of any Hazardous Substances) and as a result of any contamination no part of any Facility or any Prior Facility represents a hazard to health or to the environment. Seller is not aware of any circumstances which may give rise or have in the past given rise to any Liability (whether under statute or at common law) in nuisance in respect of any Facility or any Prior Facility or the operation of the Consulting Business.

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    3.25  NO REPRESENTATIONS TO EMPLOYEES OR CONSULTANTS OF SELLER.  Seller has
made no representations to any employee or consultant of Seller concerning the length of time (if any) that the employee's or consultant's work or employment with Buyer may continue or the compensation or benefits or other terms or conditions of employment (if any) with Buyer to be offered to employees or consultants of Seller by Buyer.

    3.26  EMPLOYEE MATTERS.

        (a) Generally. Seller: (i) has never been and is not now subject to a union organizing effort; (ii) is not subject to any collective bargaining agreement with respect to any of its employees; (iii) is not subject to any other Contract with any trade or labor union, employees' association or similar organization; and (iv) has no current labor disputes and has had no material labor disputes or claims of unfair labor practices. Seller has good labor relations, and Seller has no knowledge of any facts indicating that the consummation of the transactions provided for herein will adversely affect its labor relations, and Seller has no knowledge that any Seller Key Management Employee or Seller Employee, intends to leave Seller's employ or to decline to accept employment with Buyer following the Initial Closing. No Seller Key Management Employee or Seller Employee, has given notice that such employee intends to terminate his or her employment with Seller. There are no strikes, material slowdowns, work stoppages or lockouts, or threats thereof by or with respect to any employees of Seller. Seller is in compliance in all material respects with all applicable laws regarding employment practices, terms and conditions of employment, and wages and hours (including ERISA), the Worker Adjustment Retraining and Notification Act, as amended (the "WARN ACT") or any similar national, state or local law) and has correctly classified employees as exempt employees and non-exempt employees under the Fair Labor Standards Act. Except as set forth in SCHEDULE 3.26(A) to the Seller's Disclosure Letter, Seller has no contracts, agreements, arrangements or commitments with any Seller Key Management Employee or Seller Employee currently in effect that are not terminable at will (other than agreements with the sole purpose of providing for the confidentiality of proprietary information or assignment of inventions). All independent contractors have been properly classified as independent contractors for the purposes of federal and applicable state tax laws, laws applicable to employee benefits and other applicable laws. Each of Seller Key Management Employee and Seller Employee is legally permitted to be employed by Seller in the jurisdiction in which such employee is employed. Seller will have no liability to any employee or to any organization or any other entity as a result of the termination of any Seller Key Management Employee or Seller Employee leasing arrangement.

        (b) Employee Plans. SCHEDULE 3.26(B) to the Seller's Disclosure Letter contains a list of all employment and consulting agreements, pension, retirement, disability, medical, dental or other health plans, life insurance or other death benefit plans, profit sharing, deferred compensation agreements, stock, option, bonus or other incentive plans, vacation, sick, holiday or other paid leave plans, severance plans or other similar employee benefit plans maintained by Seller or any of its Affiliates which cover any Seller Key Management Employee or Seller Employee of Seller or its Affiliates (the "EMPLOYEE PLANS"), including all "employee benefit plans" as defined in
Section 3(3) of ERISA. Seller has delivered true and complete copies or descriptions of all the Employee Plans to Buyer's legal counsel. No Employee Plan is a "multiemployer plan" within the meaning of Section 3(37) or ERISA and no Employee Plan is subject to Title IV of ERISA. Neither Seller nor any of Seller's Affiliates has incurred any liability under Title IV of ERISA arising in connection with the termination of any plan covered or previously covered by Title IV of ERISA. The Purchased Assets are not now nor will they after the passage of time be subject to any Lien (other than a Permitted Lien) imposed under Code Section 412(n) by reason of the failure of Seller or its Affiliates to make timely installments or other payments required by Code Section 412.

        (c) No Employment Agreements. To Seller's knowledge, no Seller Key Management Employee or Seller Employee is in material violation of any term of any employment Contract or any

                                      A-27
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other Contract, or any restrictive covenant, relating to the right of any such employee to be employed by Seller or to use trade secrets or proprietary information of others, and the employment of any Seller Key Management Employee and Seller Employee does not subject Seller to any liability to any third party.

        (d) Immigration Law Compliance. Except as set forth on SCHEDULE 3.26(D) to Seller's Disclosure Letter, to Seller's knowledge, no Seller Key Management Employee or Seller Employee holds any visa from the United States Government and Seller is not sponsoring any such employees with respect to any visa or other authorization. All Seller Key Management Employees and Seller Employees were hired in compliance with all laws, statutes, regulations and requirements for the lawful hiring of employees who are not citizens of the United States of America.

        (e) No Parachute Agreements. Except as disclosed on SCHEDULE 3.26(E) to the Seller's Disclosure Letter, neither Seller nor any of its Affiliates, with respect to any Seller Key Management Employee and Seller Employee, is a party to any (i) agreement with any of its executive officers or other key employees of the Consulting Business (A) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving Seller in the nature of any of the transactions contemplated by this Agreement,
(B) providing any term of employment or compensation guarantee, or
(C) providing severance benefits, retirement benefits or other benefits after the termination of employment of such employee regardless of the reason for such termination of employment, or (ii) agreement or plan, including any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be materially increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

        (f) Employee List. A list of all employees, officers and consultants of the Consulting Business and their current compensation and benefits as of the Agreement Date is set forth on SCHEDULE 3.26(F) to the Seller's Disclosure Letter.

        (g) Contributions. All contributions due from Seller or any of its Affiliates with respect to any of the Employee Plans and all employee social security contributions have been made or accrued on the Balance Sheet, and no further contributions will be due or will have accrued thereunder as of the Closing Date, other than contributions accrued after the Balance Sheet Date in the ordinary course of business, consistent with past practice as a result of operations of the Consulting Business after the Balance Sheet Date, all of which have been paid.

        (h) Continuation of Coverage; COBRA. The group health plans (as defined in Section 4980B(g) of the Code) that benefit employees of the Consulting Business are in compliance, in all material respects, with the continuation coverage requirements of Section 4980B of the Code. As of the Closing Date, there are no material outstanding, uncorrected violations under the Consolidation Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), with respect to any of the Employee Plans that could materially adversely affect the Consulting Business or the Purchased Assets after the Closing Date.

        (i) No Liabilities for Terminating Employees. Since the Balance Sheet Date, neither Seller nor any of its Affiliates has incurred any Liabilities in connection with the termination of any employees of the Consulting Business, and as of and prior to the Balance Sheet Date, neither Seller nor any of its Affiliates has incurred any Liabilities in connection with the termination of any employees of the Consulting Business except as reflected in the Balance Sheet.

    3.27 NO RIGHT TO PURCHASE THE CONSULTING BUSINESS OR THE PURCHASED ASSETS. There are no options, rights of first refusal, preemptive rights, rights of first offer or other rights or agreements outstanding to any third party relating to any Seller Acquisition Proposal (as defined in Section 6.3).

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    3.28  NO EXISTING DISCUSSIONS.  Neither Seller or any of its Affiliates nor
any director, officer, stockholder, employee or agent of Seller or any such Affiliate is engaged, directly or indirectly, in any discussions or negotiations with any third party relating to any transaction that would be inconsistent with the accomplishment of the sale of the Purchased Assets hereunder, such as, without limitation, any Seller Acquisition Proposal (as defined in Section 6.3).

    3.29  TAXES.

        (a) Definition of Seller. As used in this Section 3.29, the term "SELLER" shall mean and include each and every North American Subsidiary of Seller, if any.

        (b) Tax Returns. Seller has filed all material Tax returns that it was required to file. All such Tax returns were correct and complete in all respects. All Taxes owed by Seller (whether or not shown on any Tax return) have been paid. Seller is not currently the beneficiary of any extensions of time within which to file any Tax return. To Seller's knowledge, no claim has ever been made by an authority in a jurisdiction where Seller does not file Tax returns that it is or may be subject to Taxation by that jurisdiction.

        (c) Withholdings. Seller has withheld and paid all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party relating to the Consulting Business.

        (d) No Dispute. There is no dispute or claim concerning any Tax liability of Seller either (i) claimed or raised by any authority in writing or
(ii) as to which the directors and officers of Seller has knowledge based on personal contact with any agent of such authority.

        (f) Tax Reserves. The unpaid Taxes of Seller (i) did not, as of the most recent fiscal month end, exceed the reserve for Tax liability (other than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the Balance Sheet (rather than in any notes thereto) and (ii) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Seller in filing Seller's Tax returns.

        (g) Third-Party Tax Liabilities. Seller is not a party to any Tax allocation, indemnity or sharing agreement. Seller has not been a member of an affiliated group filing a consolidated federal income Tax return (other than a group the common parent of which was Seller. Seller has no liability for the Taxes of any person (other than Seller and its Subsidiaries) under Treasury Regulation Section1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise. The Purchased Assets are free from any Tax Lien (other than a Permitted Lien).

    3.30 SELLER CUSTOMERS. SCHEDULE 3.30 is a true and complete list of each customer, client or licensee of the Consulting Business for which Seller is currently performing services, or has provided services or sold or licensed products to within the last two years (the "SELLER CUSTOMERS") and, with respect to each such customer, client or licensee, states whether it is a past or current customer or licensee, what products or services were sold, licensed or provided to and the amount of revenue for each such customer, client or licensee.

    3.31  FULL DISCLOSURE.

        (a) All of the representations and warranties made by Seller under
Article 3 of this Agreement (as qualified by Seller's Disclosure Letter) and in the certificates delivered by Seller to Buyer at the Closing are true, correct and complete in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make such representations, warranties or statements, in light of the circumstances under which they are made, not misleading.

                                      A-29
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        (b) The information supplied by Seller for inclusion or incorporation by reference in the proxy statement to be filed with the SEC (the "SELLER PROXY STATEMENT") shall not, on the date the Seller Proxy Statement is mailed to Seller's stockholders, at the time of the meeting of Seller's stockholders (the "SELLER STOCKHOLDERS' MEETING") to consider the Seller Stockholder Approvals or as of the Closing, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Seller Stockholders' Meeting which has become false or misleading. The Seller Proxy Statement will comply as to form in all material respects with the provisions of the Securities Act, the Exchange Act and the rules and regulations thereunder and the rules and regulations of NASDAQ. If at any time prior to the Closing Date any event relating to Seller or any of its affiliates, officers or directors should be discovered by Seller which is required to be set forth in a supplement to the Seller Proxy Statement, Seller shall promptly inform Buyer.

                                   ARTICLE 4
                    REPRESENTATIONS AND WARRANTIES OF BUYER

    Buyer represents and warrants to Seller as of the Agreement Date and as of the Closing Date that:

    4.1 CORPORATE EXISTENCE AND POWER. Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all necessary corporate power and authority and all material governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted.

    4.2 CORPORATE AUTHORIZATION. Buyer has all necessary corporate power and authority to enter into this Agreement and each Buyer Ancillary Agreement, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Buyer of this Agreement and each of the Buyer Ancillary Agreements, the purchase of the Purchased Assets by Buyer and the assumption of the Assumed Liabilities from Seller by Buyer, in each case pursuant to this Agreement, and the consummation of all the transactions contemplated by this Agreement and the Buyer Ancillary Agreements on the terms and subject to the conditions set forth herein and therein, have been duly and validly authorized by Buyer by all necessary corporate action and approved by Buyer's Board of Directors, which action and approval have been obtained and carried out in compliance with applicable law and Buyer's certificate of incorporation and bylaws, each as amended to date. This Agreement, and each of the Buyer Ancillary Agreements has been, duly and validly executed and delivered by Buyer, and (assuming due authorization, execution and delivery by Seller and the enforceability of this Agreement and the Buyer Ancillary Agreement against Seller) this Agreement and each of the Buyer Ancillary Agreements constitutes, legal, valid and binding obligations of Buyer enforceable against Buyer in accordance with their respective terms.

    4.3 GOVERNMENTAL AUTHORIZATION. The execution, delivery and performance by Buyer of this Agreement and each Buyer Ancillary Agreement and the consummation of the transactions contemplated hereby and thereby require no material consent, approval, authorization or other action by or in respect of, or filing with, any Governmental Authority with respect to Buyer.

    4.4 NON-CONTRAVENTION. The execution, delivery and performance by Buyer of this Agreement and each Buyer Ancillary Agreement and the consummation of the transactions contemplated hereby and thereby do not and will not (i) violate the certificate of incorporation or bylaws of Buyer or (ii) violate any applicable law, rule, regulation, judgment, injunction, order or decree in any material respect.

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    4.5  FINDERS' FEES.  There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Buyer who might be entitled to any fee or commission from Seller or any of its Affiliates upon consummation of the transactions contemplated by this Agreement.

    4.6 NO LITIGATION. There is no litigation, including, without limitation, any claim, action, suit, investigation or proceeding of any nature pending or, to the knowledge of Buyer, threatened, at law or in equity, by way of arbitration or before any court or other Governmental Authority that may be reasonably expected to adversely affect, contest or challenge Buyer's authority, right or ability to purchase any of the Purchased Assets or to assume any Assumed Liability under this Agreement or to otherwise perform Buyer's obligations under this Agreement or any of the Buyer Ancillary Agreements, as applicable.

    4.7 PAYMENT OBLIGATIONS. Buyer has sufficient cash on hand or readily available to satisfy its payment obligations hereunder.

                                   ARTICLE 5
                             PRE-CLOSING COVENANTS

    5.1  ADVICE OF CHANGES.  Seller will promptly advise Buyer in writing of any
(a) event occurring subsequent to the Agreement Date that would render any representation or warranty of Seller contained in this Agreement, if made on or as of the date of such event, the Initial Closing Date or the Closing Date, untrue or inaccurate in any material respect, (b) breach of any covenant or obligation of Seller pursuant to this Agreement or any Seller Ancillary Agreement, or (c) Material Adverse Change with respect to Seller, the Consulting Business or the Purchased Assets. Buyer will promptly advise Seller in writing of any (a) event occurring subsequent to the Agreement Date that would render any representation or warranty of Buyer contained in this Agreement, if made on or as of the date of such event, the Initial Closing Date or the Closing Date, untrue or inaccurate, or (b) breach of any covenant or obligation of Buyer pursuant to this Agreement or any Buyer Ancillary Agreement.

    5.2 MAINTENANCE OF BUSINESS. After and including the time of the execution of this Agreement until and including the time of the Closing (the "PRE-CLOSING PERIOD"), Seller will use its commercially reasonable best efforts to preserve the business and relationships with Seller Customers, suppliers, licensors, licensees, employees, consultants and others with whom it has business dealings in connection with the Consulting Business. During the Pre-Closing Period, if Seller becomes aware of a material deterioration in the relationship with any material Seller Customer, supplier, licensors, licensees, employee, consultant or business partner in connection with the Consulting Business, it will promptly bring such information to Buyer's attention in writing and, if requested by Buyer, will exert its commercially reasonable best efforts to promptly restore the relationship. During the Pre-Closing Period, if Buyer becomes aware of a material deterioration in the relationship with any material Seller Customer in connection with the Consulting Business (to the extent Buyer is performing services for such customers under the Management Services Agreement), it will promptly bring such information to Seller's attention in writing.

    5.3 CONDUCT OF BUSINESS. Except as expressly contemplated by this Agreement, during the Pre-Closing Period, Seller will continue to conduct (or cause to be conducted) the Consulting Business in the ordinary course consistent with its past practice, and Seller will not, without the prior written consent of Buyer:

        (a) take any action which would reasonably be expected to result in a Material Adverse Change with respect to, Seller, the Consulting Business as currently conducted or the Purchase Assets;

        (b) amend its Certificate of Incorporation or Bylaws;

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        (c) take any action that which could reasonably be expected to result in the incurrence, creation or assumption by Seller of (i) any Lien on any of the Purchased Assets (other than a Permitted Lien), (ii) any Liabilities or any indebtedness for borrowed money (including incurring any additional liability, debt or obligation under the Watertown Lease, the Seller Line of Credit
(PROVIDED that Seller may draw additional amounts under the Seller Line of Credit until such time as the Loan Agreement Effective Date (as defined in Section 7.4(c) below), if such draw does not cause the outstanding balance under the Seller Line of Credit to exceed One Million Eight Hundred Thousand United States Dollars (U.S.$1,800,000), or (iii) any contingent liability as a guarantor or surety with respect to the obligations of others;

        (d) pay or discharge, or agree to pay or discharge, any Liability of Seller or any Lien on any asset or property of Seller in an amount in excess of $20,000 (except payments on the Seller Line of Credit, as set forth in SCHEDULE 5.3(D), or as expressly contemplated by this Agreement, the Management Services Agreement or the Loan Agreement);

        (e) lend or advance any money, other than reasonable and normal advances to employees for bona fide expenses that not material in amount and are incurred in the ordinary course consistent with past practice;

        (f) sell, license, transfer, convey, move, relocate or dispose of any Purchased Asset other than in the ordinary course consistent with past practice;

        (g) except as expressly contemplated by this Agreement, enter into any material lease, license, contract or arrangement for the purchase or sale of any property or asset, whether real or personal, tangible or intangible, or transfer or relocate any Seller Tangible Person Property away from the Watertown Facility;

        (h) transfer or relocate any Seller Employee or Seller Key Management Employee to any other division or position of employment or consulting within Seller or any of Seller's Affiliates;

        (i) terminate the employment of any Seller Employee or Seller Key Management Employee (except as contemplated by Section 9.1);

        (j) encourage or otherwise act to cause any Seller Employee or Seller Key Management Employee not to accept any offer of employment by Buyer made pursuant to Article 9 hereof;

        (k) grant or pay any bonus, increased salary, royalty, severance or employee or other benefit or special remuneration to any employee or consultant (without the prior written consent of Buyer), or amend or enter into any employment, consulting or severance or similar agreement with any such person;

        (l) amend or terminate or fail to renew any Assumed Contracts;

        (m) with respect to the Consulting Business or the Purchased Assets, license any technology or Intellectual Property Rights to any third party, other than in the ordinary course consistent with past practice, or acquire any Intellectual Property Rights (or any license thereto) from, any third party, other than in the ordinary course consistent with past practice;

        (n) change or terminate any insurance coverage for or with respect to the Consulting Business or the Purchased Assets;

        (o) agree to any audit assessment by any Tax authority or file any federal or state income or franchise tax return with respect to the Consulting Business or any of the Purchased Assets unless copies of such returns have first been delivered to Buyer for its review at a reasonable time prior to filing;

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        (p) materially change the pricing or other material terms of Seller's products or services relating to the Consulting Business;

        (q) waive any material right or claim related to the Consulting Business or any of the Purchased Assets or any of the Assumed Liabilities;

        (r) Incur any indebtedness for borrowed money including incurring any additional indebtedness under the Seller Line of Credit (PROVIDED that Seller may draw additional amounts under the Seller Line of Credit prior to the Loan Agreement Effective Date if such draw does not cause the outstanding balance under the Seller Line of Credit to exceed One Million Eight Hundred Thousand United States Dollars (U.S.$1,800,000), under the Seller Capital Leases and Seller Operating Leases, or trade debt or guarantee any such indebtedness of another person, extend or enter into any commitment to make an extension of any indebtedness, except immaterial transactions in each case in the ordinary course of business consistent with past practice, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of Seller, enter into any "keep well" or other agreement to maintain any financial statement condition or enter into any arrangement having the economic effect of any of the foregoing (except pursuant to the Loan Agreement);

        (s) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock of Seller;

        (t) Purchase, redeem or otherwise acquire, directly or indirectly, any shares of capital stock of Seller or its subsidiaries, except repurchases of unvested shares at cost in connection with the termination of the employment relationship with any employee pursuant to stock option or purchase agreements in effect on the date hereof; and

        (u) agree to do any of the things described in the preceding clauses
(a) through (s).

    5.4 REGULATORY APPROVALS. Seller will promptly prepare, execute and file, or join in the execution and filing of, any application, registration, notification, consent or other document that may be necessary in order to obtain the authorization, approval or consent of any Governmental Authority which is required, or which Buyer may reasonably request, in connection with the consummation of the transactions contemplated by this Agreement or any other transactions contemplated by this Agreement or any Seller Ancillary Agreement.

    5.5  REQUIRED CONSENTS, SATISFACTION OF CLOSING CONDITIONS.

        (a) Prior to the Initial Closing Date, Seller shall use its commercially reasonable best efforts to obtain in writing the Required Consents and any other consent from all persons necessary to permit Seller to assign and transfer all of the Purchased Assets to Buyer, free and clear of all Liens (except for Permitted Liens), and to perform all of its obligations under, and to conclude the transactions contemplated by, this Agreement and the Seller Ancillary Agreements. Seller will use its commercially reasonable best efforts to remove, discharge or terminate any Liens on the Purchased Assets prior to the Initial Closing. Seller will use its commercially reasonable best efforts to satisfy or cause to be satisfied all the conditions precedent which are set forth in
Section 10.2 on or before the Initial Closing, and all the conditions precedent which are set forth in Section 11.1 and Section 11.2 on or before the Closing.

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        (b) Notwithstanding anything in this Agreement to the contrary, this
Agreement shall not constitute an agreement to assign or transfer any contract (including any Assumed Contracts), or any claim, right or benefit arising thereunder or resulting therefrom, if such attempted assignment or transfer thereof, without the Required Consent of a third party thereto, would constitute a breach thereof or in any way adversely affect the rights of the Buyer thereunder, as determined by Buyer in its reasonable discretion. If such Required Consent (a "DEFERRED CONSENT") is not obtained prior to the Closing, or if an attempted assignment or transfer thereof would be ineffective or would affect the rights thereunder so that the Buyer would not receive all such rights and benefits under such contract at Closing, then (a) the Seller shall use its commercially reasonable best efforts to assist the Buyer in obtaining such Deferred Consent as soon as practicable, and (b) until such Deferred Consent is obtained, Seller and Buyer will cooperate, in all reasonable respects, to provide Buyer the benefits under the contract to which such Deferred Consent relates. Seller shall hold such contract, claim, right or benefit in trust for the benefit of Buyer. In particular, in the event that any such Deferred Consent is not obtained prior to the Closing, then Buyer and Seller shall enter into such agreements and arrangements (including licensing, subleasing or subcontracting, if permitted) to provide to the parties the economic and operational equivalent of obtaining such Deferred Consent and assigning or transferring such contract, including the enforcement for the benefit of Buyer of all claims or rights arising thereunder. Compliance by Seller with this
Section 5.5(b) shall not excuse Seller from any breach of representation, warranty, or covenant of Seller resulting from such non-assignment or the failure to disclose the need to receive any such consent.

        (c) Buyer will use its best efforts to satisfy or cause to be satisfied all the conditions precedent which are set forth in Section 11.3 on or before the Closing Date.

    5.6 ACCESS TO INFORMATION. Subject to the terms and conditions of this Agreement relating to the confidentiality and use of confidential and proprietary information, Seller will allow Buyer and its advisors and agents access at reasonable times to the files, books, records, technology, contracts, employees, contractors and officers of Seller with respect to the Consulting Business and the Purchased Assets, including, but not limited to, any and all information relating to the taxes, commitments, contracts, leases, licenses, employees, customers, consultants, liabilities, financial condition and real, personal and intangible property of the Consulting Business; PROVIDED, HOWEVER, that on and after the Closing Date, Seller will afford promptly to Buyer and its agents reasonable access to its books of account, financial and other records (including, without limitation, accountant's work papers), information, employees and auditors to the extent necessary or useful for Buyer in connection with any audit, investigation, dispute or litigation or any other reasonable business purpose relating to the Consulting Business; PROVIDED that any such access by Buyer shall not unreasonably interfere with the conduct of the business of Seller following the Closing.

    5.7 CONFIDENTIALITY. All copies of financial information, customers, marketing and sales information, pricing, marketing plans, business plans, financial and business projections, employees, consultants, customer lists, methodologies, inventions, software, technology, know-how, product designs, product specifications and drawings, trade secrets, and other confidential and/or proprietary information of a party to this Agreement are hereinafter referred to as "CONFIDENTIAL INFORMATION." A party who owns and discloses its Confidential Information is referred to below as a "DISCLOSING PARTY" and a party who receives or is given access to a Disclosing Party's Confidential Information is referred to below as a "RECEIVING PARTY." Each party hereto agrees that all Confidential Information of another party that is disclosed to such party in the course of negotiating the transactions contemplated by this Agreement or conducting due diligence in connection herewith will be held in confidence, and will not be used or disclosed by the Receiving Party except for the purposes relating to this Agreement for which such Confidential Information was disclosed, and upon termination of this Agreement or the consummation of the transactions contemplated hereby, subject to the last sentence of this
Section 5.7 and Section 7.1 below, will be promptly destroyed by the Receiving Party or returned to the Disclosing

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Party, upon the Disclosing Party's written request. No party's employees will be given access to Confidential Information of another party except on a "need to know" basis and such employees shall be informed of the need to keep such Confidential Information confidential. It is agreed that Confidential
Information will not include information that: (i) was known to such Receiving Party before receipt of such information from the Disclosing Party; (ii) is or becomes generally known to the public through no breach of this Section or any act or omission on the part of the Receiving Party; (iii) is disclosed by a third party having the legal right to disclose such information with no obligation of confidence to the Disclosing Party, or is required to be disclosed as a result of court order or similar process; or (iv) is independently developed by the Receiving Party without use of any of the Disclosing Party's Confidential Information (as evidenced by a contemporaneous writing). Effective upon the Closing, the foregoing provisions of this Section will terminate with respect to any obligation of Buyer to refrain from using or disclosing or to return to Seller any Confidential Information of Seller that relates to any of the Consulting Business or the Purchased Assets.

    5.8 PREPARATION AND DELIVERY OF CLOSING SCHEDULES. Seller will timely prepare and deliver to Buyer prior to the Closing the Estimated Closing Balance Sheet. Seller will timely prepare and deliver to Buyer prior to the Closing the updated (i) SCHEDULE 2.1(F) (reflecting Consulting Business Receivables updated as of the Closing Date), (ii) SCHEDULE 2.3(A) (reflecting Assumed Line of Credit Liabilities updated as of the Closing Date), (iii) SCHEDULE 2.3(D) (reflecting Assumed Watertown Lease Liabilities updated as of the Closing Date),
(iv) SCHEDULE 2.3(E) (reflecting Assumed Capital Lease Liabilities updated as of the Closing Date), (v) SCHEDULE 2.3(F) (reflecting the updated Assumed Prepaid Liabilities as of the Closing Date), (vi) SCHEDULE 3.13(B) (reflecting Seller Tangible Personal Property updated as of the Closing Date), and
(vii) SCHEDULE 3.13(C) (reflecting Prepaid Assets updated as of the Closing
Date). Seller will timely prepare and deliver to Buyer prior to the Initial Closing Date SCHEDULE 2.3(C)(reflecting Assumed Vacation Liabilities updated as of the Closing Date).

    5.9 ASSUMED OTHER LIABILITIES; CLOSING SELLER LIABILITIES. Each of Seller and Buyer shall have used their respective commercially reasonable best efforts to update and deliver to the other prior to the Closing Date
(i) SCHEDULE 2.3(G) (reflecting the updated Assumed Other Liabilities as of the Closing Date), and (ii) SCHEDULE 2.6(A)(II) (reflecting the updated Closing Seller Liabilities as of the Closing Date).

    5.10 MENGWALL LOAN CONSENT AGREEMENT. Seller agrees to enter into and deliver prior to the effectiveness of the Loan Agreement, and will use its commercially reasonable best efforts to get Lennart Mengwall (the "LENDER") to enter into and deliver prior to the Initial Closing, in a form and substance acceptable to Buyer, Lender's (a) agreement to subordinate any security interest and other Liens in favor of Lender relating to the Purchased Assets under that certain (i) Promissory Note in a principal amount of Two Million Five Hundred Thousand United States Dollars (U.S.$2,500,000) dated July 18, 2001 issued to Lender by Seller, (ii) Modification Agreement dated as of July 18, 2001 between Seller and Lender, and (iii) Security Agreement dated as of July 18, 2001 between Seller and Lender, and other related agreements and documents (collectively, the "MENGWALL LOAN DOCUMENTS"), in favor of the security interest of Buyer in certain assets of Seller under the Loan Agreement; (b) consent to the sale and transfer of the Purchased Assets and the Consulting Business to Buyer pursuant to this Agreement and the Seller Ancillary Agreements;
(c) consent to Seller's borrowings of amounts under the Loan Agreement and the grant by Seller to Buyer of a security interest in certain assets of Seller pursuant to the Loan Agreement; (d) waiver of any existing breach or default under the Mengwall Loan Documents, or any breach or default thereunder which could reasonably result from Seller's execution, delivery or performance of this Agreement or any of the Seller Ancillary Agreements; (e) agreement to terminate and release any and all Liens in favor of the Lender under Mengwall Loan Documents relating to any of the Purchased Assets (conditioned upon and effective as of the Closing) and the Seller Operating Leases (as defined in
Section 7.4(b) below); and (f) waiver of any remedies or

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rights to receive payment under the Mengwall Loan Documents at or following the
Closing until all Retained Liabilities have been paid in full by Seller (the "MENGWALL LOAN CONSENT AGREEMENT").

    5.11 FACTOR LENDER CONSENT AND CAPITAL LESSORS' CONSENTS. Seller agrees to enter into and deliver prior to the Initial Closing, and will use its commercially reasonable best efforts to cause the Factor Lender to enter into and deliver prior to the Initial Closing, in a form and substance acceptable to Buyer, the Factor Lender's (a) consent to the sale and transfer of the Purchased Assets and the Consulting Business to Buyer pursuant to this Agreement and the Seller Ancillary Agreements; (b) consent to Seller's borrowings of amounts under the Loan Agreement and the grant by Seller to Buyer of a security interest in the Purchased Assets and other assets of Seller under the Loan Agreement (PROVIDED that such security interest shall be subordinate to the security interest of the Factor Lender in the Consulting Business Receivables of Seller securing outstanding indebtedness under the Seller Line of Credit); (c) waiver of any existing breach or default under the Seller Line of Credit, or any breach or default thereunder which could reasonably result from Seller's execution, delivery or performance of this Agreement or any of the Seller Ancillary Agreements; (d) the termination of Seller's right to make further draws or receive additional advances under the Seller Line of Credit as of the Loan Agreement Effective Date; and (e) the agreement of the Factor Lender to Buyer's assumption of the Assumed Line of Credit Liabilities and all of Seller's rights thereunder pursuant to this Agreement upon terms acceptable to Buyer (the "FACTOR LENDER CONSENT"). Seller agrees to enter into and deliver prior to the Closing, and will use its commercially reasonable best efforts to get each lessor under each of the Seller Capital Leases to enter into and deliver prior to the Closing, the agreement of each such lessor, in a form and substance acceptable to Buyer, to Seller's assignment and Buyer's assumption of the Assumed Capital Lease Liabilities pursuant to this Agreement (the "CAPITAL LESSORS' CONSENTS").

    5.12 ADVIS ASSIGNMENT. Promptly following the Agreement Date, Seller shall cause Advis, Inc., a Delaware corporation ("ADVIS"), to execute and deliver to Buyer prior to the Initial Closing an assignment agreement in a form and substance acceptable to Buyer, pursuant to which Advis assigns and transfers to Buyer all of Advis' right, title and interest in and to the Purchased Assets to Buyer free and clear of all Liens, conditioned upon and effective as of the Closing Date (the "ADVIS ASSIGNMENT"). Seller agrees to, and agrees to cause Advis to, execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable in order to consummate or implement expeditiously the Advis Assignment.

                                   ARTICLE 6
                          SELLER STOCKHOLDER APPROVAL

    6.1  SELLER PROXY STATEMENT.

        (a) As promptly as practicable after the execution of this Agreement, Seller will prepare, and subject to Buyer's review and approval (which will not be unreasonably withheld), file with the SEC, the Seller Proxy Statement. Each of Buyer and Seller shall provide promptly to the other such information concerning its business and financial statements and affairs as, in the reasonable judgment of the providing party or its counsel, may be required or appropriate for inclusion in the Seller Proxy Statement, or in any amendments, revisions or supplements thereto, and to cause its counsel and auditors to cooperate with the other's counsel and auditors in the preparation of the Seller Proxy Statement. Seller will cause the Seller Proxy Statement to be mailed to its stockholders at the earliest practicable time following the conclusion of SEC review (if any) of the Seller Proxy Statement. Promptly after the date of this Agreement, Seller will promptly prepare and make in a timely manner any other filings required to be filed by it under the Exchange Act, the Securities Act or any other federal, state or foreign laws relating to the transactions contemplated by this Agreement or the rules of NASDAQ or any applicable stock exchange (the "OTHER FILINGS").

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        (b) Seller will notify Buyer promptly upon the receipt of any comments from the SEC or its staff or any other government officials in connection with any filing made pursuant this Section 6.1 and of any request by the SEC or its staff or any other government officials for amendments, revisions or supplements to the Seller Proxy Statement or Other Filings, or for additional information and will supply Buyer with copies of all correspondence between Seller or any of its representatives, on the one hand, and the SEC, or its staff or any other government officials, on the other hand, with respect to the Seller Proxy Statement, the transactions contemplated by this Agreement or any Other Filing. Seller will cause all documents that it is filing with the SEC or other regulatory authorities under this Section 6.1 to comply in all material respects with all applicable requirements of law and the rules and regulations promulgated thereunder. Seller will promptly inform Buyer of any event which is required under applicable law or regulation to be set forth in a supplement, revision or amendment to the Seller Proxy Statement or Other Filing.

    6.2  MEETING OF SELLER STOCKHOLDERS.

        (a) Promptly after the Agreement Date, Seller will take all action necessary in accordance with applicable law, Seller's certificate of incorporation and bylaws, each as amended to date, and all Contracts binding on Seller to convene the Seller Stockholders' Meeting (including any adjournments thereof) to be held as promptly as practicable, and in any event (to the extent permissible under applicable law) within 35 days after the clearance by the SEC of the preliminary Seller Proxy Statement, for the purpose of voting upon approval and adoption of this Agreement and approval of the transactions contemplated hereby. Subject to Section 6.2(c), Seller will use its commercially reasonable best efforts to solicit from its stockholders proxies in favor of the adoption and approval of this Agreement and the approval of the transactions contemplated hereby, and will take all other action necessary to secure the vote or consent of its stockholders required by the rules of the Nasdaq Stock Market and applicable law, Seller's certificate of incorporation and bylaws, each as amended to date, and all Contracts binding on Seller, to obtain such approvals. Notwithstanding anything to the contrary contained in this Agreement, Seller may adjourn or postpone the Seller Stockholders' Meeting to the extent necessary to ensure that any necessary amendment, revision or supplement the Seller Proxy Statement is provided to Seller's stockholders in advance of a vote on this Agreement and that the approval of the transactions contemplated hereby, or if as of the time for which the Seller Stockholders' Meeting is originally Scheduled (as set forth in the Seller Proxy Statement) there are insufficient shares of Seller's common stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Seller Stockholders' Meeting. Seller shall ensure that the Seller Stockholders' Meeting is called, noticed, convened, held and conducted, and that all proxies solicited by the Seller in connection with the Seller Stockholders' Meeting are solicited, in compliance with applicable law, Seller's certificate of incorporation and bylaws, each as amended to date, the rules of the Nasdaq Stock Market and all other applicable legal requirements. Seller's obligation to call, give notice of, convene and hold the Seller Stockholders' Meeting in accordance with this
Section 6.2(a) shall not be limited to or otherwise affected by the commencement, disclosure, announcement or submission to Seller of any Seller Acquisition Proposal (as defined in Section 6.3 below) or Seller Superior Offer (as defined below), or by any withdrawal, amendment or modification of the recommendation of the Board of Directors of Seller with respect to this Agreement and the transactions contemplated hereby.

        (b) Subject to Section 6.2(c): (i) the Board of Directors of Seller shall recommend that Seller's stockholders vote in favor of and adopt and approve this Agreement and approve the transactions contemplated hereby at the Seller Stockholders' Meeting; (ii) the Seller Proxy Statement shall include a statement to the effect that the Board of Directors of Seller has recommended that Seller's stockholders vote in favor of and adopt and approve this Agreement and the transactions contemplated hereby at the Seller Stockholders' Meeting; and (iii) neither the Board of Directors of Seller nor any committee thereof shall withdraw, amend or modify, or propose or resolve to withdraw,

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amend or modify in a manner adverse to Buyer, the recommendation of the Board of
Directors of Seller that Seller's stockholders vote in favor of and adopt and approve this Agreement and the transactions contemplated hereby.

        (c) Nothing in this Agreement shall prevent the Board of Directors of the Seller from withholding, withdrawing, amending or modifying its recommendation in favor of this Agreement and the transactions contemplated hereby, or from endorsing or recommending a Seller Superior Offer (as defined below) if (i) a Seller Superior Offer is made to the Seller and is not withdrawn, (ii) the Seller shall have provided written notice to Buyer (a "NOTICE OF SELLER SUPERIOR OFFER") advising Buyer that the Seller has received a Seller Superior Offer, summarizing the material terms and conditions of such Seller Superior Offer and identifying the person or entity making such Seller Superior Offer, (iii) Buyer shall not have, within five (5) Business Days of Buyer's receipt of the Notice of Seller Superior Offer, made an offer that the Seller's Board of Directors by a majority vote determines in its good faith judgment (after consultation with a financial advisor of national standing) to be at least as favorable to Seller's stockholders as such Seller Superior Offer (it being agreed that the Board of Directors of Seller shall convene a meeting to consider any such offer by Buyer promptly following the receipt thereof),
(iv) the Board of Directors of Seller concludes in good faith, after consultation with its outside legal counsel, that, in light of such Seller Superior Offer, the failure to withhold, withdraw, amend or modify such recommendation would violate the fiduciary duties of the Board of Directors of Seller to Seller's stockholders under applicable law and (v) Seller shall not have violated any of the restrictions set forth in Section 6.3 or any of the provisions of this Section 6.2. Seller shall provide Buyer with at least two
(2) Business Days prior notice (or such lesser prior notice as provided to the members of the Seller's Board of Directors) of any meeting of the Seller's Board of Directors at which Seller's Board of Directors is reasonably expected to consider any Seller Acquisition Proposal (as defined in Section 6.3) to determine whether such Seller Acquisition Proposal is a Seller Superior Offer. Nothing contained in this Section 6.2(c) shall limit the Seller's obligation to hold and convene the Seller Stockholders' Meeting (regardless of whether the recommendation of the Board of Directors of Seller shall have been withdrawn, amended or modified). For purposes of this Agreement, "SELLER SUPERIOR OFFER" shall mean (a) an unsolicited, bona fide Seller Acquisition Proposal that the Board of Directors of the Seller determines in good faith (after consultation with a financial advisor of national standing) to be substantially more favorable to the Seller stockholders than the sale and purchase of the Purchased Assets and the Consulting Business pursuant to this Agreement and the other transactions contemplated hereby, and (b) which requires by its terms that as a condition to the consummation of the transaction contemplated by such written offer the sale and purchase of the Purchased Assets and the Consulting Business pursuant to this Agreement and the other transactions contemplated hereby be terminated; PROVIDED, HOWEVER, that any such offer shall not be deemed to be a "Seller Superior Offer" if any financing required to consummate the transaction contemplated by such offer is not committed and is not likely in the good faith determination of the Seller's Board of Directors (after consultation with its financial advisor) to be obtained by such third party on a timely basis.

    6.3 NO OTHER NEGOTIATIONS. During the Pre-Closing Period, Seller will not, and will not authorize, encourage or permit any director, officer, employee, stockholder, Affiliate or agent of Seller or any attorney, investment banker or other person on Seller's or their behalf (each, a "SELLER REPRESENTATIVE") to, directly or indirectly: (i) solicit, initiate, encourage or induce the making, submission or announcement of any offer or proposal from any person concerning any Seller Acquisition Proposal (as defined below); (ii) formally consider any inquiry, offer or proposal received from any party concerning any Seller Acquisition Proposal; (iii) furnish any information regarding the Consulting Business or any of the Purchased Assets to any person (other than Buyer) in connection with or in response to any inquiry, offer or proposal for or regarding any such Seller Acquisition Proposal; (iv) participate in any discussions or negotiations with any person (other than Buyer) with respect to any Seller Acquisition Proposal; (v) cooperate with, facilitate or encourage any effort or attempt by any person (other than Buyer) to effect any Seller Acquisition Proposal; or (vi) execute, enter into or become bound by any

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letter of intent, agreement, commitment or understanding between Seller and any person (other than Buyer) that is related to, provides for or concerns any Seller Acquisition Proposal; PROVIDED that Seller will be entitled to respond to such inquiry, offer or proposal by indicating that Seller is not interested in any such Seller Acquisition Proposal; PROVIDED, FURTHER, that Seller may disclose the provisions of this Section 6.3 in response to an unsolicited inquiry from any person or group, and prior to the Seller Stockholder Approvals at the Seller Stockholders' Meeting, this Section 6.3 shall not prohibit Seller from furnishing nonpublic information regarding Seller and its subsidiaries to, or entering into or participating in discussions or negotiations with, any person or group who has submitted (and not withdrawn) to Seller an bona fide unsolicited, written Seller Acquisition Proposal or otherwise consider and evaluate the terms of any such Seller Acquisition Proposal, if the Board of Directors of Seller reasonably concludes (after consultation with a financial advisor of national standing) that such proposal may constitute a Seller Superior Offer if (1) neither Seller nor any Seller Representative nor its subsidiaries shall have violated any of the restrictions set forth in this
Section 6.3, (2) the Board of Directors of Seller concludes in good faith (after consultation with its outside legal counsel) that the failure to take such action would violate the fiduciary obligations of the Board of Directors of Seller to Seller's stockholders under applicable law, (3) prior to furnishing any such nonpublic information to, or entering into any such discussions or negotiations with, such person or group, Seller gives Buyer written notice of the identity of such person or group and all of the material terms and conditions of such Seller Acquisition Proposal and of Seller's intention to furnish nonpublic information to, or enter into discussions with, such person or group, and Seller receives from such person or group an executed confidentiality agreement containing terms which shall not restrict Seller from complying with its disclosure obligations under this Agreement and which shall otherwise contain customary limitations on the use and disclosure of all non-public information furnished to such person or group or on behalf of the Seller and other terms no less favorable to Seller than those set forth in the Confidentiality Agreement, and (4) contemporaneously with furnishing any such nonpublic information to such person or group, Seller furnishes such nonpublic information to Buyer. Seller has terminated any and all prior discussions, negotiations and considerations of any inquiry, offer or proposal by any third party related to or concerning a Seller Acquisition Proposal. During the Pre-Closing Period, Seller will promptly notify Buyer orally and in writing of any inquiries, offers or proposals received by Seller or its directors, officers, employees, stockholders, affiliates or agents regarding any Seller Acquisition Proposal and will identify the party making the inquiry, offer or proposal and the nature and terms of such inquiry, offer or proposal. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding two sentences by any authorized Seller Representative or any of its subsidiaries shall be deemed to be a breach of this Section 6.3 by Seller.

As used herein, the term "SELLER ACQUISITION PROPOSAL" means any commitment, agreement, arrangement or transaction involving or providing for the possible disposition of any portion of the Purchased Assets or the Consulting Business, whether by way of merger, consolidation, sale of assets, sale of stock, stock exchange, dividend, tender offer and/or any other form of business combination or disposition.

                                   ARTICLE 7
                    ADDITIONAL COVENANTS OF BUYER AND SELLER

    7.1 POST-CLOSING CONFIDENTIALITY. Seller hereby covenants and agrees with Buyer that, after the Closing or after any termination of this Agreement, Seller and its Affiliates will hold, and will use their best efforts to cause their respective officers, directors, employees, accountants, attorneys, consultants, advisors and agents to hold in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all Confidential Information concerning the Consulting Business and the Purchased Assets, except to the extent that such information can be shown to have been
(i) previously known on a non-confidential basis by Seller, or (ii) in the public domain through no fault of Seller or its Affiliates. The obligation of Seller and its Affiliates to hold any such information

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in confidence shall be satisfied if they exercise the same care with respect to such information as they would take to preserve the confidentiality of their own similar information.

    7.2 PAYMENT OF DEBTS. Seller hereby covenants and agrees with Buyer that Seller will use the Closing Cash Consideration to be paid by Buyer to Seller at the Closing for the Purchased Assets to pay off in full and retire (i) at the Closing, the Seller's Retained Liabilities (as defined in Section 3.15) set forth on SCHEDULE 7.2 (which SCHEDULE 7.2 will be updated and delivered by Seller to Buyer at least one (1) Business Day prior to the Closing) (the "CLOSING RETAINED LIABILITIES"), and (ii) the remaining Seller's Retained Liabilities as promptly as practicable following the Closing (which payments shall in any event be made within 30 days of the Closing and before any of such Retained Liabilities become due; PROVIDED that any payment of Retained Liabilities owed to an Affiliate need only be paid when such liabilities are due). Seller further covenants and agrees with Buyer that Seller shall not use any portion of such cash payment from Buyer for any purpose other than the payment and retirement of Retained Liabilities until all material Retained Liabilities have been paid or satisfied in full. In particular, Seller covenants and agrees that Seller shall not transfer any portion of such cash payment to
(i) any Person who is not owed Retained Liabilities, or (ii) any Affiliate of Seller (even if owed Retained Liabilities, such as any amounts owing to the Lender), until all other Retained Liabilities have been paid off in full. Buyer hereby covenants and agrees with Seller that Buyer will use Closing Cash Consideration to the extent necessary to pay off in full and retire at the Closing the Seller Closing Liabilities, and following the Closing Buyer will promptly pay or perform the Assumed Liabilities.

    7.3  BEST EFFORTS; FURTHER ASSURANCES.

        (a) On the terms and subject to the conditions of this Agreement, Buyer and Seller will use their best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable laws and regulations to consummate the transactions contemplated by this Agreement, including removing any Liens on any of the Purchased Assets (other than Permitted Liens). Seller and Buyer agree to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement and the Seller Ancillary Agreements (including, but not limited to, termination statements and UCC Forms), and to vest in Buyer good and marketable title to the Purchased Assets, and to enable Buyer to operate the Consulting Business following the Closing in substantially the same manner as operated by Seller immediately prior to the Initial Closing, including but not limited to the release to Buyer of any Consulting Business Receivables securing the Seller Line of Credit. Following the Closing, in the event that Seller receives any payments or notices from any Seller Customers or in respect of any Consulting Business Receivables Seller agrees to (i) promptly notify Buyer of the same; (ii) hold such payments and notices in trust for the benefit of Buyer, and
(iii) immediately turn over and deliver to Buyer such payments (in whatever form received and with proper endorsement or assignment) and any notices; PROVIDED that any payments received by Seller in respect of any Assigned Receivables (as defined in Section 12.2 below) may be retained by Seller. Seller will have no right or interest in or to any payments received by it in respect of any Consulting Business Receivables (other than Assigned Receivables), and Buyer will have the right to endorse Seller's name on all payments received in respect of any Consulting Business Receivables (other than Assigned Receivables).

        (b) Subject to Seller's right to retain Seller-Retained Rights, conditioned on and effective as of the Closing, Seller hereby constitutes and appoints, effective as of the date hereof, Buyer and its successors and assigns as the true and lawful attorney of Seller with full power of substitution in the name of Buyer, or in the name of Seller but for the benefit of Buyer, (i) to collect for the account of Buyer any items of Purchased Assets and (ii) to institute and prosecute all proceedings which Buyer may in its sole discretion deem proper in order to assert or enforce any right, title or interest in, to or under the Purchased Assets or to remove any Lien pending against the Purchased Assets, and to defend or compromise any and all actions, suits or proceedings in respect of the Purchased Assets.

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Buyer shall be entitled to retain for its own account any amounts collected pursuant to the foregoing powers, including any amounts payable as interest in respect thereof.

    7.4 WATERTOWN LEASE, ASSUMPTION OF SELLER OPERATING LEASES AND INTERIM OPERATING AGREEMENTS.

        (a) Watertown Lease.The parties acknowledge that it is their mutual intention and objective that Buyer enter into, prior to the Initial Closing (as defined in the Preamble to Article 10), a separate lease covering that portion of the Watertown Premises consisting of a portion of the third floor of the Watertown Facility (the "REQUIRED PREMISES"), at a rent and on other terms and conditions that are acceptable to Buyer in its sole discretion (the "BUYER'S LEASE"). Upon the Agreement Date, Seller agrees to use its diligent good faith efforts to cooperate with Buyer to initiate and conduct discussions with the Landlord (and if necessary, the master lessor) of the Watertown Facility in order to enable Buyer and the Landlord to enter into the Buyer's Lease prior to the Initial Closing. The Parties will also, in connection with Buyer's attempt to secure the Buyer's Lease, attempt in good faith to negotiate with the Landlord and enter into a release agreement, in a form and substance reasonably acceptable to Buyer and Seller, releasing Buyer and Seller from any and all Liabilities incurred or arising under the Watertown Lease for periods prior to and including the effectiveness of the Buyer's Lease (the "WATERTOWN LEASE RELEASE"). Upon the effectiveness of the Buyer's Lease and the Watertown Lease Release, Buyer shall promptly take possession of the Required Premises. Notwithstanding the foregoing, Buyer shall have no obligation to enter into the Buyer Lease or the Waterhouse Lease Release, or to agree to any particular terms, conditions or rent under any lease agreement for the lease of any part of the Watertown Premises or to lease any space in the Watertown Facility.

        (b) Assumption of Seller Operating Leases.Upon the effectiveness of the Buyer's Lease, Seller shall transfer and assign, and Buyer shall accept and assume the operating leases of Seller (the "SELLER OPERATING LEASES") set forth on SCHEDULE 7.4(B) hereto and the liabilities of Seller outstanding as of the date of transfer and assignment under the Seller Operating Leases (the "ASSUMED OPERATING LEASE LIABILITIES"). In the event that any Seller Operating Leases are in the name of an Affiliate of Seller (including a Subsidiary of Seller), Seller shall promptly cause such party to assign such Seller Operating Lease to Buyer. Upon the effectiveness of the assignment of any Seller Operating Lease to Buyer, Seller agrees to promptly deliver, and to cause any Affiliate of Seller to promptly deliver, possession and control of any equipment or personal property covered by such Seller Operating Lease, all of which is in good working order and condition (subject to normal wear and tear). Seller agrees to enter into and deliver prior to the assignment of the Seller Operating Leases pursuant to this
Section 7.4(b), and will use its commercially reasonable best efforts to cause each lessor under each of the Seller Operating Leases to enter into and deliver prior to the assignment of the Seller Operating Leases pursuant to this
Section 7.4(b), the approval and agreement of each such lessor, in a form and substance acceptable to Buyer, to Buyer's assumption of the Seller Operating Leases and the Assumed Operating Lease Liabilities pursuant to this Agreement. Seller agrees to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be reasonably necessary or desirable in order expeditiously assign and transfer the Seller Operating Leases to Buyer.

        (c) Management Services Agreement and Loan Agreement. It is the mutual intent of the Parties that upon the Initial Closing the Management Services Agreement will become effective and Buyer will be available to provide services to and on behalf of Seller pursuant to the terms and conditions thereof. It is the mutual intent of the Parties that upon the Initial Closing and after SEC review, if any, and Seller's mailing of the Seller Proxy Statement to stockholders of Seller (the "LOAN AGREEMENT EFFECTIVE DATE"), the Loan Agreement will become effective subject to the terms and conditions thereof.

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    7.5  BOOKS AND RECORDS; PERSONNEL.  At all times after the Closing Date,
Seller shall allow Buyer and any agents of Buyer, upon reasonable advance notice to Seller, access to all Books and Records retained by Seller and the personnel of Seller, to the extent necessary in connection with (i) the preparation, audit or review of any financial statements required to be prepared, filed or furnished pursuant to the Securities Act, the Exchange Act or the rules and regulations of the SEC promulgated thereunder or any other applicable laws (including any applicable Canadian securities law or exchange requirements),
(ii) Tax returns (including those necessary to establish Tax credits) or audits, or reports to or filings with any Governmental Authority, or (iii) preparation for, existing or future arbitration or litigation or employment or other matters, in each case during normal business hours at Seller's principal place of business or at any location where such Books and Records are stored, and Buyer shall have the right, at its cost, to make copies of any such Books and Records.

    7.6 CERTAIN FILINGS. Seller and Buyer shall cooperate with and assist each other (i) in determining whether any action by or in respect of, or filing with, any Governmental Authority is required or desirable, or any actions, consents, approvals or waivers are required to be obtained from parties to any material Contracts, in connection with the consummation of the transactions contemplated by this Agreement and (ii) in taking such actions or making any such filings, furnishing information required in connection therewith and seeking timely to obtain any such actions, consents, approvals or waivers.

    7.7 NON-COMPETE. As a material inducement and consideration for Buyer to enter into this Agreement, for a period of three (3) years from and after the Closing Date (the "RESTRICTED PERIOD"), Seller shall not without the prior written consent of Buyer or within North America, directly or indirectly, carry on any business, or own (in whole or in part), operate, manage, advise, assist or lend funds to or invest, in any manner with, any Person which competes, or intends to compete, in whole or in part, directly or indirectly, with (i) the Consulting Business, or (ii) the business of Buyer and any Subsidiary or parent company of Buyer as presently conducted as of the Closing; PROVIDED that Seller may use, transfer, sell or otherwise obtain the benefit of any net operating losses held by it as of the Closing Date. During the Restricted Period, Seller further agrees not to solicit, interfere with, disrupt or attempt to disrupt the relationship between Buyer, or any Subsidiary or parent company of Buyer, and any third party, including without limitation contacting or soliciting any Seller Customers or Transferred Employee or knowingly contacting or soliciting any customer, supplier or employee of Buyer or any Subsidiary or parent company of Buyer, and not to endorse or promote any products or services which are competitive with the Consulting Business or the business of Buyer or any Subsidiary or parent company of Buyer as presently conducted as of the Closing. In the event of a breach of any of the covenants set forth in this Section 7.7, Seller agrees that the damage to Buyer would be irreparable and that Buyer shall be entitled to an injunction against the Seller restraining such breach in addition to any other remedies provided by law or equity. In the event that any covenant in this Section 7.7 is held to be invalid, illegal or unenforceable by any court of competent jurisdiction or any other governmental authority, the parties agree and understand that such covenant shall not be voided but rather shall be construed to impose limitations upon Seller's activities no greater than allowable under then applicable law. Nothing contained in this Section 7.7 shall be deemed to modify or limit any terms or conditions of any of the Employment Agreements.

    7.8 ASSISTANCE. Seller shall reasonably assist and cooperate with the efforts of Buyer and its accountants and auditors to prepare, review or audit any financial statements (including but not limited to pro forma financial statements) that Buyer may from time to time be required to prepare, file or furnish pursuant to any applicable Canadian securities laws or exchange requirements, the Securities Act, the Exchange Act, the rules and regulations of the SEC promulgated thereunder, any rules or regulations of the Toronto Stock Exchange, NASDAQ or other stock exchange, or under any other applicable laws.

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    7.9  CONSENTS.  Following the Closing, Seller shall, at its own expense, use its good faith commercially reasonable best efforts to assist and cooperate
Buyer in promptly obtaining any and all Required Consents of third parties and any other authorizations, approvals and consents of any Governmental Authority or other party required or deemed desirable by Buyer in connection with the Agreement and the Seller Ancillary Agreements that have not been obtained at or prior to the Initial Closing or the Closing, and to transfer and vest all right, title and interest in the Purchased Assets in Buyer.

                                   ARTICLE 8
                                  TAX MATTERS

    8.1 TAXES. Seller shall be responsible for, and shall promptly pay in full, any and all Taxes that may be incurred by Seller or any Affiliate of Seller in connection with the sale and transfer of the Purchased Assets contemplated by this Agreement, including, without limitation, any recordation, transfer, documentary taxes and fees, stamps and any sales, use, excise and value added taxes (collectively, "TRANSACTION TAXES"). Seller shall be responsible for preparing and filing any Tax return relating to such Transaction Taxes and shall promptly provide a copy of such Tax return to Buyer. Buyer, on the one hand and Seller, on the other hand, agree to reasonably cooperate in lawful efforts to minimize the amount of any such Transaction Taxes and in the filing of all necessary documentation and all Tax returns, reports and forms with respect to all such Transaction Taxes, including any available pre-Closing filing procedures.

    8.2 STRADDLE PERIODS. All property taxes, personal property taxes and similar AD VALOREM obligations in respect of the Purchased Assets that relate to periods beginning prior to the Closing Date and ending after the Closing Date ("STRADDLE PERIODS") shall be prorated as of the Closing Date. Seller's estimated accrued liability at the Closing for any of the above-described Taxes and charges that are due and payable after the Closing Date shall be withheld from Closing Cash Consideration by Buyer at the Closing. Buyer shall prepare and file, or shall cause to be prepared and filed, on a timely basis, all Straddle Period tax returns. Buyer shall provide each Straddle Period Tax return to Seller for review not less than ten (10) business days in advance of the due date thereof (which return shall be subject to Seller's approval not to be unreasonably withheld), and Buyer shall pay Seller's prorated portion of the tax shown to be due on each such return not less than five (5) business days before the due date of such payment; PROVIDED that in the event that Buyer has not withheld from the Closing Cash Consideration an amount which is sufficient to fully pay Seller's prorated portion of the Tax due on such return, then upon notice from Buyer Seller shall promptly pay Buyer such amount. Buyer agrees to promptly return to Seller any portion of the Closing Cash Consideration retained by it pursuant to this Section 8.2 not used to pay Seller's prorated portion of such Taxes for a Straddle Period.

    8.3 OTHER TAXES. Except as provided in Section 8.2 above, (i) Seller shall be responsible for and shall pay any and all Taxes with respect to the Purchased Assets relating to all periods (or portions thereof) ending on or prior to the Closing Date, and (ii) Buyer shall be responsible for and shall pay any and all Taxes with respect to the Purchased Assets relating to all periods (or portions thereof) ending after the Closing Date.

    8.4 TREATMENT OF INDEMNITY PAYMENTS. All payments (i) made by Seller to or for the benefit of Buyer pursuant to any indemnification obligations of Seller under this Agreement and (ii) made by Buyer to or for the benefit of Seller pursuant to any indemnification obligations of Buyer under this Agreement, will be treated as adjustments to the Purchase Price for Tax purposes and such agreed treatment will govern for purposes of this Agreement, unless otherwise required by law.

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                                   ARTICLE 9
                               EMPLOYEE BENEFITS

    9.1  EMPLOYEES, CONSULTANTS AND OFFERS BY BUYER.

        (a) Seller will use its best commercial efforts to cooperate with Buyer to ensure that the Seller employees listed on SCHEDULE 9.1(A) hereto (the "SELLER EMPLOYEES") enter into mutually acceptable employment arrangements pursuant to general terms of employment set forth on such SCHEDULE 9.1(A) and the employment offer letter in substantially the form attached hereto as EXHIBIT F (the "EMPLOYMENT OFFER LETTER"), and a confidentiality and invention assignment agreement acceptable to Buyer, with Buyer, prior to the Initial Closing.

        (b) Seller will use its best commercial efforts to cooperate with Buyer to ensure that the Seller key management employees listed on SCHEDULE 9.1(B) hereto (the "SELLER KEY MANAGEMENT EMPLOYEES") enter into mutually acceptable employment arrangements pursuant to general terms of employment set forth on such SCHEDULE 9.1(B) and the Employment Offer Letter or the employment and non-competition agreement in substantially the form attached hereto as EXHIBIT G (the "EMPLOYMENT AGREEMENT"), as provided on such Schedule, and a confidentiality and invention assignment agreement acceptable to Buyer, with Buyer, prior to the Initial Closing.

        (c) On or prior to the Initial Closing, Buyer shall make offers of employment and/or consulting positions to the Seller Employees and the Seller Key Management Employees, and certain other employees and consultants in the Consulting Business that are selected by Buyer in its sole and absolute discretion; PROVIDED, that Buyer may terminate at any time after the date of hire of such employees or consultants (the "TRANSFERRED EMPLOYEE HIRE DATE"), with or without notice or cause the services of any individual who accepts such offer of employment or service. Any such offers shall be at such pay and/or benefit levels in accordance with Buyer's standard hiring employment and consultant practices and shall be for "at will" employment. The Seller Key Management Employees and certain other key employees and consultants will be required by Buyer to execute such non-competition and non-solicitation or similar agreements as Buyer deems appropriate. The employees and consultants of Seller who accept and commence service with Buyer are hereinafter collectively referred to as the "TRANSFERRED EMPLOYEES" (such definition is used for ease of reference and is not intended to suggest that any consultant is an employee of Seller or Buyer). As of the Transferred Employee Hire Date, Seller will cooperate in an orderly transfer of service, will transfer all service and personnel records for Transferred Employees and will not take, and will cause each of its Affiliates or Subsidiaries not to take, any action which would impede, hinder, interfere or otherwise compete with Buyer's effort to hire any Transferred Employees. Except for Buyer's assumption of the Assumed Vacation Liabilities as of the Transferred Employee Hire Date, Buyer shall not assume responsibility for any Transferred Employee until such person commences service with Buyer. Buyer shall not assume any employment contract or arrangement between Seller and any Transferred Employees or any obligation or liability of Seller thereunder, all of which contracts, arrangements and related obligations shall be retained by Seller. Seller hereby consents to the offers of employment and service by Buyer and the hiring of the Transferred Employees by Buyer following the Agreement Date and the Initial Closing Date, and waives and hereby releases, with respect to the employment or engagement by Buyer of such Transferred Employees, any claims, causes of action or rights Seller or its Affiliates may have against Buyer or any Affiliate of Buyer or any such Transferred Employee arising from or in any way related to the Buyer's hiring, and employment of, any Transferred Employee, including but not limited to claims, causes of action or rights arising under any non-competition, non-solicitation, assignment of inventions, confidentiality or employment agreement to the extent such Transferred Employees are performing services for Buyer, regardless of whether the transactions contemplated by this Agreement are actually consummated. This Section 9.1(c) shall survive the termination of this Agreement.

    9.2  SELLER'S EMPLOYEE BENEFIT PLANS.

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        (a) Seller shall retain all obligations and liabilities under the
Employee Plans in respect of each employee or former employee (including any beneficiary thereof) who is not a Transferred Employee. Except as expressly set forth herein, Seller shall retain all Liabilities in respect of claims made and benefits accrued as of and including the Transferred Employee Hire Date by Transferred Employees under the Employee Plans, and neither Buyer nor any of its Affiliates shall have any Liability with respect thereto. No assets of any Employee Plan shall be transferred to Buyer or any of its Affiliates or to any plan of Buyer or any of its Affiliates, except that at the request of a Transferred Employee, and to the extent permitted by applicable law or regulation, Seller will perform and undertake all acts as may be necessary to rollover or otherwise transfer the vested interests of such Transferred Employee in any qualified or non-qualified pension or Section 401(k) plans of Seller to a defined contribution plan established by Buyer ("BUYER'S DC PLAN") or to an individual retirement account designated by such Transferred Employee, PROVIDED, HOWEVER, that any direct rollover to the Buyer's DC Plan will be subject to the policies and procedures of Buyer with respect to direct rollovers generally except that to the extent that a Transferred Employee transfers a loan obligation to Buyer's DC Plan, Buyer's DC Plan shall continue to accept repayments of such loan amounts and shall otherwise administer such loans in accordance with their terms and ERISA until such loan amounts are repaid or are foreclosed upon. Accrued benefits or account balances of Transferred Employees under the Employee Plans shall be fully vested as of the Transferred Employee Hire Date.

        (b) With respect to the Transferred Employees (including any beneficiary or dependent thereof), Seller shall be liable for and obligated to pay and indemnify and hold Buyer and its Affiliates harmless from any and all expenses, contracts, agreements, commitments, obligations, claims, suits, and other Liabilities of any nature whatsoever, whether known or unknown, accrued or not accrued, fixed of contingent or arising hereafter, directly or indirectly
(i) arising under any group life, accident, medical, dental or disability plan or similar arrangement (whether or not insured) to the extent that such Liability relates to contributions or premiums accrued (whether or not payable), or to claims incurred (whether or not reported), on or prior to the Transferred Employee Hire Date, (ii) arising under any worker's compensation arrangement to the extent such Liability relates to any period prior to the Transferred Employee Hire Date, including Liability for any retroactive worker's compensation premiums attributable to such period (iii) arising under the Employee Plans to the extent any such Liability relates to the period prior to the Transferred Employee Hire Date, and (iv) severance obligations, if any, due a Transferred Employee or any employee of Seller as a result of or in connection with the transactions contemplated by this Agreement under any severance plan of Seller or any of its Affiliates; PROVIDED, that the foregoing shall not alter Buyer's obligations with respect to the Assumed Vacation Liabilities as provided in Section 2.3(c). Seller shall be responsible for any COBRA coverage and coverage continuation notices required to be provided with respect to any employees and former employees terminated by Seller, and Buyer shall be responsible for such matters with respect to any Transferred Employees terminated by Buyer after the Transferred Employee Hire Date.

    9.3 COMPENSATION; CONTRACTUAL OBLIGATIONS. Seller shall be liable for and obligated to pay and indemnify and hold Buyer and its Affiliates harmless from any and all expenses, contracts, agreements, commitments, obligations, claims, suits, and other liabilities of any nature whatsoever, whether known or unknown, accrued or not accrued, fixed or contingent or arising hereafter, directly or indirectly, with respect to (i) the employment with Seller or termination of employment with Seller of any current or future employee or consultant of Seller or any of its Affiliates, including without limitation Transferred Employees, whether in connection with the transactions contemplated hereby or otherwise;
(ii) any claims of discrimination, harassment or wrongful termination under state or federal law provided such claims arise from an employee's employment or service with or termination by Seller; (iii) any other claims or obligations arising out of the terms and conditions of employment (including under any employment agreement with Seller or the payment of benefits to employees or their benefits under any Employee Plan), of any person by Seller or its Affiliates or associated with the Consulting Business, whether for salary, wages, bonuses, profit sharing, commissions, severance, vacation pay, sick pay or otherwise; (v) any duties or obligations of Seller or administrators under any existing or future Employee Plans or any employment agreement of Seller or other employee benefit plans of Seller or any of its Affiliates; or (vi) any present or future obligations or liabilities of Seller or any of its Affiliates to prior, existing or future employees of Seller or any of its Affiliates, whether or not specifically described in this Article 9.

    9.4 BUYER BENEFIT PLANS. Buyer or one of its Affiliates will recognize all service of the Transferred Employees with Seller, as required by applicable law (including Section 401 ET SEQ. of the Code) and otherwise for purposes of eligibility to participate in those employee benefit plans, within the meaning of Section 3(3) of ERISA, in which the Transferred Employees are enrolled by Buyer or one of its Affiliates immediately after the Transferred Employee Hire Date. Buyer will give each Transferred Employee credit for service with Seller for purposes of determining the level of vacation benefit to which such Transferred Employee is eligible under Buyer vacation policy.

    9.5 EMPLOYMENT TAXES. Seller shall be responsible for any withholding or employment Taxes with respect to any of the Transferred Employees which accrue, arise from or become payable during the period of such person's employment or service with Seller or arise out of the termination of such person's employment or service with Seller, and shall indemnify and hold Buyer harmless against the same. Seller shall be responsible for filing all federal, state and local employment Tax returns with respect to such Transferred Employees attributable to periods of employment or service with Seller.

    9.6 NO SOLICITATION OF FORMER EMPLOYEES. For a period of three (3) years after the Closing Date, Seller shall not solicit or encourage, directly or indirectly any Transferred Employee to terminate his employment with Buyer or to become an employee of or consultant to Seller, without the prior written consent of Buyer; provided, that, notwithstanding the foregoing, Seller may at any time make general solicitations for employment to persons, including Transferred Employees. General solicitations shall include any solicitations for employment by Seller that is not targeted primarily to one or more of the Transferred Employees.

    9.7 NO THIRD PARTY BENEFICIARIES. No provision of this Article shall create any third party beneficiary or other rights in any employee or former employee (including any beneficiary or dependent thereof) of Seller or of any of its Affiliates in respect of continued employment (or resumed employment) with either Buyer or the Consulting Business or any of their Affiliates and no provision of this Article 9 shall create any such rights in any such Persons in respect of any benefits that may be provided, directly or indirectly, under any Employee Plan or any plan or arrangement which may be established by Buyer or any of its Affiliates. No provision of this Agreement shall constitute a limitation or restriction on any rights to amend, modify or terminate after the Transferred Employee Hire Date or the Closing Date any such plans or arrangements of Buyer or any of its Affiliates, or to terminate the employment of any Transferred Employee.

    9.8 WARN ACT. In the event that Seller effects a reduction or cessation of the operations or workforce prior to or subsequent to the Initial Closing Date, Seller shall perform and undertake all acts as may be necessary to comply with the applicable provisions of the WARN Act (as defined in Section 3.26 hereof) and laws or if such acts are not performed, pay and perform all liabilities and penalties under the WARN Act (including any liabilities with regard to any Transferred Employees).

                                   ARTICLE 10
                         CONDITIONS TO INITIAL CLOSING

    10.1 INITIAL CLOSING. The initial closing (the "INITIAL CLOSING") will have occurred upon the date (the "INITIAL CLOSING DATE") on which all of the conditions to the Initial Closing set forth in Section 10.2 and Section 10.3 are either satisfied or waived in writing by the appropriate party prior to such Initial Closing.

    10.2 CONDITION TO OBLIGATION OF BUYER. The obligation of Buyer to consummate the Initial Closing is subject to the satisfaction (or waiver in writing by Buyer prior to Initial Closing) of the following further conditions:

        (a) Seller Covenants; Representations and Warranties. (i) Seller shall have performed in all material respects all of its covenants and obligations in this Agreement required to be performed by it on or prior to the Initial Closing Date, (ii) the representations and warranties of Seller contained in this Agreement and in any certificate or other writing delivered by Seller pursuant hereto shall be true and correct in all material respects (or in all respects, to the extent any such representation and warranty is already qualified by materiality) as of the Initial Closing, with the same force and effect as if made as of the Initial Closing (other than such representations and warranties that are expressly made as of another date) and (iii) Buyer shall have received a certificate dated as of the date of the Initial Closing, and signed by an authorized executive officer of Seller to the foregoing effect.

        (b) No Material Adverse Change. From the Balance Sheet Date until the date of the Initial Closing, there will have been no Material Adverse Change and Buyer will have received a certificate to such effect, dated as of the date of the Initial Closing, signed by an authorized executive officer of Seller.

        (c) Corporate Approvals. This Agreement and the transactions contemplated hereby, including the sale and transfer of the Purchased Assets by Seller to Buyer on the terms and conditions set forth herein, shall have been duly and validly approved and adopted by the written consent or vote of Seller's Board of Directors.

        (d) No Litigation. There shall not be threatened, instituted or pending any action or proceeding by any Person before any Governmental Authority,
(i) seeking to restrain, prohibit or otherwise interfere with the ownership or operation by Buyer or any of its Affiliates of all or any material portion of the Purchased Assets, the Consulting Business or the business or assets of Buyer or any of its Affiliates or to compel Buyer or any of its Affiliates to dispose of all or any material portion of the Purchased Assets, the Consulting Business or other assets of Buyer or any of its Affiliates or (ii) seeking to require divestiture by Buyer or any of its Affiliates of any Purchased Assets.

        (e) No Legal Restraints. There shall not be any action taken, or any statute, rule, regulation, injunction, order or decree proposed, enacted, enforced, promulgated, issued or deemed applicable to the purchase of the Purchased Assets, by any Governmental Authority that, in the reasonable judgment of Buyer could, directly or indirectly, result in any of the consequences referred to in clauses 10.2(d)(i) and 10.2(d)(ii) above.

        (f) Buyer's Lease and Seller Operating Leases. Buyer and the Landlord shall have entered into and delivered the Buyer's Lease and the Watertown Lease Release. Seller shall have transferred and assigned to Buyer, and Buyer shall have assumed the Seller Operating Leases pursuant to Section 7.4(b) hereof.

        (g) Required Consents. Seller shall have received and delivered to Buyer all Required Consents listed on SCHEDULE 10.2(G) hereto, and all required consents, authorizations or approvals from any Governmental Authorities, in form and substance reasonably satisfactory to Buyer, and no such consent, authorization or approval shall have been revoked.

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        (h) TRANSFERRED EMPLOYEES. At least ninety percent (90%) of the Seller
Employees identified on SCHEDULE 9.1(A) attached hereto shall have accepted employment with Buyer and executed and delivered to Buyer the Employment Offer Letter, and all of the Seller Key Management Employees identified on
SCHEDULE 9.1(B) attached hereto and executed and delivered to Buyer the Employment Agreement or the Employment Offer Letter as reflected on such
SCHEDULE 9.1(B).

        (i) SELLER CLOSING CONSENTS; ADVIS ASSIGNMENT. The Mengwall Loan Consent Agreement shall have been executed and delivered to Buyer by Seller and the Lender, and shall be in effect and binding on the parties thereto, subject to the terms and conditions set forth therein. The Factor Lender Consent shall have been executed and delivered to Buyer by Seller and the Factor Lender, and shall be in effect and binding on the parties thereto. Each of the Capital Lessors' Consents shall have been executed by each of the lessors under the Seller Capital Leases, and shall be in effect and binding on the parties thereto, subject to the terms and conditions set forth therein. Buyer shall have received the Advis Assignment duly executed by Advis.

        (j) SELLER LEASE AGREEMENTS. The real property leases for the property located at (i) 175 Federal Street, Boston, MA, and (ii) 1776 On the Green, 67 Park Place, Morristown, NJ (the "SELLER LEASE AGREEMENTS") shall have been terminated under terms and conditions reasonably acceptable to Buyer and Seller, and each of the lessors thereunder shall have released all claims against Seller relating to any and all Liabilities incurred or arising under the applicable Seller Lease Agreement for periods prior to and including the effective termination date thereof, it being acknowledged by the Parties that Buyer is not assuming any Liability or other obligation under the Seller Lease Agreements in connection with this Agreement or the transactions contemplated by this Agreement.

    10.3 CONDITION TO OBLIGATION OF SELLER. The obligation of Seller to consummate the Initial Closing is subject to the satisfaction (or waiver in writing by Seller prior to Closing) of the following further conditions:

        (a) BUYER COVENANTS; REPRESENTATIONS AND WARRANTIES. (i) Buyer shall have performed in all material respects all of its covenants and obligations in this Agreement required to be performed by it on or prior to the Initial Closing Date, (ii) the representations and warranties of Buyer contained in this Agreement and in any certificate or other writing delivered by Buyer pursuant hereto shall be true and correct in all material respects (or in all respects, to the extent any such representation and warranty is already qualified by materiality) as of the Initial Closing, with the same force and effect as if made as of the Initial Closing (other than such representations and warranties that are expressly made as of another date) and (iii) Seller shall have received a certificate dated as of the date of the Initial Closing, and signed by an authorized executive officer of Buyer to the foregoing effect.

        (b) BUYER'S LEASE. Buyer and the Landlord shall have entered into and delivered the Buyer's Lease and the Watertown Lease Release.

                                   ARTICLE 11
                             CONDITIONS TO CLOSING

    11.1 CONDITIONS TO OBLIGATIONS OF BUYER AND SELLER. The obligations of Buyer and Seller to consummate the Closing are subject to the satisfaction (or waiver in writing by each Party prior to Closing) of the following condition:

        (a) COMPLIANCE WITH LAW. No provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the consummation of the Closing.

        (b) SELLER STOCKHOLDER APPROVALS. The Seller Stockholder Approvals shall have been validly obtained.

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    11.2  CONDITIONS TO OBLIGATION OF BUYER.  The obligation of Buyer to consummate the Closing is subject to the satisfaction (or waiver in writing by Buyer prior to Closing) of the following further conditions:

        (a) SELLER COVENANTS; REPRESENTATIONS AND WARRANTIES. (i) Seller shall have performed in all material respects all of its covenants and obligations in this Agreement required to be performed by it on or prior to the Closing Date, except where the failure to so perform could not be expected to result in a Closing Material Adverse Effect, (ii) the representations and warranties of Seller contained in this Agreement and in any certificate or other writing delivered by Seller pursuant hereto shall be true and correct in all material respects (or in all respects, to the extent any such representation and warranty is already qualified by materiality) as of the Closing, with the same force and effect as if made as of the Closing (other than such representations and warranties that are expressly made as of another date), except where the failure of a representation or warranty to be true and correct could not be expected to result in a Closing Material Adverse Effect and (iii) Buyer shall have received a certificate dated as of the date of the Closing, and signed by an authorized executive officer of Seller to the foregoing effect.

        (b) NO CLOSING MATERIAL ADVERSE EFFECT. From the Balance Sheet Date until the date hereof, there will have been no Closing Material Adverse Effect and Buyer will have received a certificate to such effect, dated as of the date of the Closing, signed by an authorized executive officer of Seller.

        (c) CORPORATE APPROVALS. This Agreement and the transactions contemplated hereby, including the sale and transfer of the Purchased Assets by Seller to Buyer on the terms and conditions set forth herein, shall have been duly and validly approved and adopted by the written consent or vote of Seller's Board of Directors.

        (d) NO LITIGATION. There shall not be threatened, instituted or pending any action or proceeding by any Person before any Governmental Authority,
(i) seeking to restrain, prohibit or otherwise interfere with the ownership or operation by Buyer or any of its Affiliates of all or any material portion of the Purchased Assets, the Consulting Business or the business or assets of Buyer or any of its Affiliates or to compel Buyer or any of its Affiliates to dispose of all or any material portion of the Purchased Assets, the Consulting Business or other assets of Buyer or any of its Affiliates or (ii) seeking to require divestiture by Buyer or any of its Affiliates of any Purchased Assets.

        (e) NO LEGAL RESTRAINTS. There shall not be any action taken, or any statute, rule, regulation, injunction, order or decree proposed, enacted, enforced, promulgated, issued or deemed applicable to the purchase of the Purchased Assets, by any Governmental Authority that, in the reasonable judgment of Buyer could, directly or indirectly, result in any of the consequences referred to in clauses 11.2(d)(i) and 11.2(d)(ii) above.

        (f) SELLER'S COUNSEL LEGAL OPINIONS. Buyer shall have received the opinion letter of McDermott, Will & Emery, counsel to Seller dated the date of the Closing, substantially in the form of EXHIBIT H attached hereto.

        (g) INTELLECTUAL PROPERTY LICENSE AGREEMENT. Seller shall have duly executed and delivered to Buyer the Intellectual Property License Agreement between Seller and Buyer substantially in the form of EXHIBIT I attached hereto (the "LICENSE AGREEMENT").

        (h) BUYER'S LEASE AND SELLER OPERATING LEASES. Buyer and the Landlord shall have entered into and delivered the Buyer's Lease and the Watertown Lease Release. Seller shall have transferred and assigned to Buyer, and Buyer shall have assumed the Seller Operating Leases pursuant to Section 7.4(b) hereof.

        (i) REQUIRED CONSENTS. Seller shall have received all Required Consents listed on SCHEDULE 10.2(G) hereto, and all required consents, authorizations or approvals from any Governmental

                                      A-49
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Authorities, in form and substance reasonably satisfactory to Buyer, and no such consent, authorization or approval shall have been revoked.

        (j) INTELLECTUAL PROPERTY ASSIGNMENTS. Seller shall have executed and deliver to Buyer (i) assignments from Seller to Buyer of all registered and unregistered trademarks and service marks included in the Purchased Assets, duly executed on behalf of Seller by a duly authorized officer of Seller and notarized, and in a form acceptable for recording with the United States Patent and Trademark Office and in substantially the form of the Trademark Assignment attached hereto as EXHIBIT J (the "TRADEMARK ASSIGNMENT"); and (ii) assignments from Seller to Buyer of all Internet domain names, URLs and registrations thereof that are included in the Purchased Assets, executed on behalf of Seller by a duly authorized officer of Seller and notarized, in substantially the form of the Domain Name Assignment in attached hereto as EXHIBIT K (the "DOMAIN NAME ASSIGNMENT").

        (k) ESTIMATED CLOSING BALANCE SHEET. Seller shall have timely delivered to Buyer the Estimated Closing Balance Sheet and the Estimated Closing Balance Sheet Certificate executed by the Chief Financial Officer of Seller.

        (l) SELLER CLOSING SCHEDULES. Buyer shall have received
(i) SCHEDULE 2.1(F) (update as of the Closing Date), (ii) SCHEDULE 2.3(A) updated as of the Closing Date, (iii) SCHEDULE 2.3(C) updated as of the Initial Closing Date, (iv) SCHEDULE 2.3(D) updated as of the Closing Date,
(v) SCHEDULE 2.3(E) updated as of the Closing Date, (vi) SCHEDULE 2.3(F) updated as of the Closing Date, (vii) SCHEDULE 2.3(G) updated as of the Closing Date,
(viii) SCHEDULE 2.6(A)(II) updated as of the Closing Date,
(ix) SCHEDULE 3.13(B) updated as of the Closing Date, (x) SCHEDULE 3.13(C) updated as of the Closing Date, and (xi) SCHEDULE 7.2, updated as of the Closing Date.

        (m) DISCHARGE OF LIENS. All Liens (other than Permitted Liens) on or pertaining to the Purchased Assets (other than Liens constituting Assumed Liabilities) shall have been fully discharged or terminated by Seller, and Buyer shall have received written documentation which reasonably confirms the same.

        (n) SELLER CLOSING CONSENTS, ADVIS ASSIGNMENT. The Mengwall Loan Consent Agreement shall have been executed and delivered to Buyer by Seller and the Lender, and shall be in effect and binding on the parties thereto. The Factor Lender Consent shall have been executed and delivered to Buyer by Seller and the Factor Lender, and shall be in effect and binding on the parties thereto. Each of the Capital Lessors' Consents shall have been executed by each of the lessors under the Seller Capital Leases, and shall be in effect and binding on the parties thereto. Buyer shall have received the Advis Assignment duly executed by Advis.

        (o) SELLER CLOSING DELIVERABLES. Seller shall have delivered to Buyer the documents and items to be delivered to Buyer Seller as provided in
Section 2.6(b).

    11.3 CONDITIONS TO OBLIGATION OF SELLER. THE OBLIGATION OF SELLER TO CONSUMMATE THE CLOSING IS SUBJECT TO THE SATISFACTION (OR WAIVER IN WRITING BY SELLER PRIOR TO CLOSING) OF THE FOLLOWING FURTHER CONDITIONS:

        (A) BUYER COVENANTS; REPRESENTATIONS AND WARRANTIES. (i) Buyer shall have performed in all material respects all of its covenants and obligations in this Agreement required to be performed by it on or prior to the Closing Date,
(ii) the representations and warranties of Buyer contained in this Agreement and in any certificate or other writing delivered by Buyer pursuant hereto shall be true and correct in all material respects (or in all respects, to the extent any such representation and warranty is already qualified by materiality) as of the Closing, with the same force and effect as if made as of the Closing (other than such representations and warranties that are expressly made as of another date) and (iii) Seller shall have received a certificate dated as of the date of the Closing, and signed by an authorized executive officer of Buyer to the foregoing effect.

        (b) INTELLECTUAL PROPERTY AND WEB SITE LICENSE AGREEMENT. Buyer shall have executed and delivered to Seller the License Agreement between Seller and Buyer attached hereto.

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
        (c) BUYER'S LEASE. Buyer and the Landlord shall have entered into and delivered the Buyer's Lease and the Watertown Lease Release.

        (d) BUYER CLOSING DELIVERABLES. Buyer shall have paid the Closing Cash Consideration to Seller and delivered the other documents to be delivered to Seller by Buyer as provided in Section 2.6(a).

                                   ARTICLE 12
                           SURVIVAL; INDEMNIFICATION

    12.1 SURVIVAL. The representations and warranties of the Parties hereto contained in this Agreement or in any certificate or other writing delivered pursuant hereto or in connection herewith shall survive the Closing.

    12.2  INDEMNIFICATION.

        (a) SELLER INDEMNIFICATION. Subject to the limitations set forth in this
Article 12, Seller hereby indemnifies Buyer and any present or future officer, director, employee, Affiliate, stockholder or agent of Buyer (collectively, the "BUYER INDEMNITEES") against and agree to hold each of them harmless from any and all damage, loss, liability, fine, penalty and expense (including, without limitation, reasonable expenses of investigation and reasonable attorneys' fees and expenses in connection with any action, suit or proceeding) (reduced by the actual Tax benefit claimed by a Party as a result thereof, such Tax benefit being determined after taking into account the effect of recovery under this
Article 12 and calculated at such Party's incremental effective rate of Tax) ("DAMAGES") incurred or suffered by Buyer or any other Buyer Indemnitees arising out of or related to:

            (i) any misrepresentation or breach of a representation, warranty, covenant or agreement made or to be performed by Seller pursuant to this Agreement or any Seller Ancillary Agreement;

            (ii) any Consulting Business Receivables which are (1) reasonably determined by Buyer to be uncollectable prior to the First Release Date (as defined below), or (2) following the First Release Date and prior to the Second Release Date (as defined below) are reasonably determined by Buyer to be uncollectable or are uncollected;

            (iii) any Excluded Asset or any Excluded Liability or any Retained Liability;

            (iv) any Liability arising from any demand, claim, debt, suit, cause of action or proceeding made or asserted by a stockholder, creditor, receiver, or trustee in bankruptcy of Seller, or of the property or assets of either, asserting that the transfer of the Purchased Assets to Buyer hereunder or the transaction contemplated by this Agreement constitutes a fraudulent conveyance, fraudulent transfer or a preference or similar claim under any applicable state or federal law, including but not limited to the United States Bankruptcy Code ("SOLVENCY CLAIMS");

            (v) any Liabilities or obligations to or claims by any stockholders of Seller arising from or related to the consummation of the transactions contemplated hereby ("STOCKHOLDER CLAIMS"); and

            (vi) any Liability arising from any and all Transaction Taxes payable by Seller pursuant to Section 8.1.

In the event that Buyer has fully set-off against the Deferred Amount in respect of any Consulting Business Receivables determined by it to be uncollected or uncollectable pursuant to a Claim for indemnification under
Section 12(a)(ii) above, then following such recovery and upon written notice from Seller, Buyer will promptly assign to Seller such Consulting Business Receivables ("ASSIGNED RECEIVABLES"). Buyer further agrees to promptly remit to Seller any payment received by it in respect of any Assigned Receivables. The Parties agrees to execute such documents and assignments as may be necessary to carry into effect the effect and intent of this provision of Section 12.2(a).

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
        (b) BUYER INDEMNIFICATION. Subject to the limitations set forth in this
Article 12, Buyer hereby indemnifies Seller and any present or future officer, director, employee, Affiliate, stockholder or agent of Seller (collectively, the "SELLER INDEMNITEES") against and agrees to hold each of them harmless from any and all Damages incurred or suffered by Seller or any other Seller Indemnitees arising out of or related to (i) any misrepresentation or breach of a representation, warranty, covenant or agreement made or to be performed by Buyer pursuant to this Agreement or any Buyer Ancillary Agreement (including a misrepresentation or breach of Buyer under Section 2.7 of this Agreement), or
(ii) any Assumed Liabilities.

    12.3  LIMITATIONS ON INDEMNIFICATION OBLIGATIONS.

        (a) BASKET. In no event shall Seller incur any liability for indemnification under this Article 12 unless and until the aggregate amount of all Damages incurred by any Buyer Indemnitees for which such Buyer Indemnitees seek indemnification under Section 12.2(a) hereof exceeds the cumulative aggregate amount of Fifty Thousand United States Dollars (U.S.$50,000); PROVIDED, HOWEVER, that when the aggregate amount of all such Damages incurred by any Buyer Indemnitees exceeds Fifty Thousand Dollars ($50,000), then Seller shall thereafter be liable for all Damages (including the such Fifty Thousand United States Dollars (U.S.$50,000) of such Damages); PROVIDED, FURTHER, that the foregoing limitation shall not apply to any claims arising from or related to (i) intentional misrepresentation or fraud (including fraudulent concealment), (ii) any Excluded Asset or Excluded Liabilities, (iii) any Solvency Claims or Stockholder Claims, or (iv) a misrepresentation or breach of a representation, warranty or covenant of Seller arising under Sections 2.6(b),
2.7 or 3.13(a) of this Agreement (collectively, "SPECIAL SELLER CLAIMS"). In no event shall Buyer incur any liability for indemnification under this Article 12 unless and until the aggregate amount of all Damages incurred by any Seller Indemnitees for which such Seller Indemnitees seek indemnification under
Section 12.2(b) hereof exceeds the cumulative aggregate amount of Fifty Thousand United States Dollars (U.S.$50,000); PROVIDED, HOWEVER, that when the aggregate amount of all such Damages incurred by any Seller Indemnitees exceeds Fifty Thousand United States Dollars (U.S.$50,000), then the Buyer shall thereafter be liable for all Damages (including the such Fifty Thousand United States Dollars (U.S.$50,000) of such Damages); PROVIDED, FURTHER, that the foregoing limitation shall not apply to any claims arising from or related to (i) intentional misrepresentation or fraud (including fraudulent concealment), (ii) any Assumed Liabilities, or (iii) a misrepresentation or breach of a representation, warranty or covenant of Buyer arising under Sections 2.6(a) or 2.7 of this Agreement (collectively, "SPECIAL BUYER CLAIMS").

        (b) PERIOD FOR MAKING CLAIMS. Notwithstanding anything herein to the contrary, no Claim for Damages under this Article 12 may be brought after the Second Release Date; PROVIDED, HOWEVER, that (i) Special Seller Claims,
(ii) Special Buyer Claims, (iii) Claims for a breach of a covenant of Seller under Sections 5.7, 7.1, 7.2, 7.3, 7.5, 7.7, 7.9, 9.2, 9.3, 9.5 and 9.6, and
Article 8, and (iv) Claims for a breach of a covenant of Buyer under Sections 7.2, 7.3, 7.4, 9.1, and 9.4, and Article 8, may be brought at any time until expiration of the statute of limitations applicable to the matters covered thereby (giving effect to any waiver, mitigation, or extension thereof); and PROVIDED, FURTHER, that any Claim properly asserted by a Buyer Indemnitee or Seller Indemnitee prior to the Second Release Date may thereafter be prosecuted and arbitrated as provided in this Article 12 and recovery on such Claim may be had by the such indemnified party as provided herein.

    12.4 CLAIM; NOTICE OF CLAIM. As used herein, the term "CLAIM" means a claim for indemnification for Damages against the party from whom indemnification is sought (the "INDEMNIFYING PARTY") made by a party seeking indemnification hereunder (the "INDEMNIFIED PARTY") (on its own behalf and/or on behalf of its respective present or future officers, directors, employees, Affiliates, shareholders or agents (the "INDEMNITEES") pursuant to this
Article 12. Buyer (and only Buyer or its successors) may give notice of a Claim under this Agreement for indemnification for Damages incurred by Buyer or any other Buyer Indemnitee and only Buyer may prosecute and arbitrate a Claim on

                                      A-52
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behalf of Buyer or any other Buyer Indemnitee under this Article 12. Seller (and only Seller or its successors) may give notice of a Claim under this Agreement for indemnification for Damages incurred by Seller or any other Seller Indemnitee, and only Seller may prosecute and arbitrate a Claim on behalf of Seller or any other Seller Indemnitee under this Article 12. The Indemnified Party will give written notice of a Claim executed by an officer of the Indemnified Party (a "NOTICE OF CLAIM") to the Indemnifying Party promptly after the Indemnified Party becomes aware of the existence of any potential claim by the Indemnified Party or any of its Indemnitees for indemnification from the Indemnifying Party under this Article 12 arising from or relating to (i) any item listed in Section 12.2, or (ii) the assertion, whether orally or in writing, against the Indemnified Party or any of its Indemnitees of a claim, demand, suit, action, arbitration, investigation, inquiry or proceeding brought by a third party against such Indemnified Party or any of its Indemnitees that is based upon, or includes assertions relating to (in each such case, a "THIRD-PARTY CLAIM") any item for which such Indemnified Party or its Indemnitees is entitled to indemnification under Section 12.2(a) or 12.2(b), as applicable. No delay on the part of an Indemnified Party in giving the Indemnifying Party a Notice of Claim will relieve the Indemnifying Party from any of its obligations under this Article 12 unless (and then only to the extent) the Indemnifying Party is materially prejudiced thereby with respect to such Claim. The assertion of any single Claim by a Party hereunder will not bar such Party from asserting any other Claim or Claims hereunder.

    12.5 CONTENTS OF NOTICE OF CLAIM. Each Notice of Claim by the Indemnified Party or any given pursuant to Section 12.4 will contain the following information:

        (a) a good faith estimate of the reasonably foreseeable maximum amount of the alleged Damages arising from such Claim (which amount may be the amount of damages claimed by a third party in an action brought against such Indemnified Party based on alleged facts, which if true, would give rise to liability for Damages to such Indemnitee under this Article 12); and

        (b) a brief description, in reasonable detail (to the extent reasonably available to such Indemnified Party), of the facts, circumstances or events giving rise to the alleged Damages based on such Indemnified Party's good faith belief thereof, including the identity and address of any third-party claimant (to the extent reasonably available to such Indemnified Party) and copies of any formal demand or complaint.

    12.6 DEFENSE OF THIRD-PARTY CLAIMS. In the case of any Third-Party Claim that may give rise to a claim for indemnification pursuant to this Article 12, the Indemnified Party shall defend, and shall have the right to compromise or settle and select counsel for, any Third Party Claim and the costs and expenses incurred by Indemnified Party in connection with such defense (including, but not limited to, reasonable attorney's fees, other professionals' and experts' fees and court or arbitration costs) will be included in the Damages for which the Indemnified Party and the other Indemnitees may seek indemnity pursuant to a demand for indemnification made hereunder. The Indemnifying Party shall have the right to receive copies of all pleadings, notices and communications with respect to any Third Party Claim to the extent that receipt of such documents by the such Indemnifying Party does not affect any privilege relating to Indemnified Party or the other Indemnitees, and may at its sole expense participate in the defense of any claim or demand with its own counsel or in any settlement negotiations with respect to the Third Party Claim. The Indemnified Party shall not enter into any settlement of a Third Party Claim without the prior written consent of Indemnifying Party, which consent shall not be unreasonably withheld, PROVIDED, that if Indemnifying Party shall have consented in writing to any such settlement, then the Indemnifying Party shall have no power or authority to object to any demand for indemnification by the Indemnified Party for the amount of such settlement and Indemnifying Party will remain responsible to indemnify the Indemnified Party for all Damages they may incur arising out of, resulting from, or caused by, the Third Party Claim to the fullest extent provided in this Article 12.

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    12.7  RESOLUTION OF CLAIMS.  Any Notice of Claim received by an Indemnifying
Party pursuant to Sections 11.4 and 11.5 will be resolved as follows:

        (a) UNCONTESTED CLAIMS. In the event that, within ten (10) calendar days after a Notice of Claim is received by an Indemnifying Party pursuant to Sections 11.4 and 11.5, such Indemnifying Party does not contest such Notice of Claim in writing to the Indemnified Party as provided in Section 12.7(b) (an "UNCONTESTED CLAIM"), such Indemnifying Party will be conclusively deemed to have consented to the recovery by the Indemnified Party of the full amount of such Damages specified in the Notice of Claim in accordance with this
Article 12 (which recovery, in the case of a recovery by Buyer on behalf of itself or another Buyer Indemnitee, may be made by Buyer's retention (and Seller's forfeit of any right to receive) of the appropriate portion of the Deferred Amount), subject to the limitations on a party's indemnification Liabilities set forth in this Article 12, and, without further notice, to have stipulated to the entry of a final judgment for damages against the Indemnifying Party for such amount in any court having jurisdiction over the matter where venue is proper.

        (b) CONTESTED CLAIMS. In the event that the Indemnifying Party gives the Indemnified Party bringing such Claim written notice contesting all or any portion of a Notice of Claim (a "CONTESTED CLAIM") within the ten (10) day period specified in Section 12.7(a), then the Parties and such shall attempt in good faith for a period of twenty (20) days to agree upon the rights of the respective parties with respect to such Contested Claim. If no such agreement can be reached after good faith negotiation, either party may submit the matter to binding arbitration in accordance with the provisions of Section 12.7(c).

        (c) ARBITRATION OF CONTESTED CLAIMS. Each of Buyer and Seller agrees that any Contested Claim that is not resolved in accordance with
Section 12.7(b) will be submitted to mandatory, final and binding arbitration before under the Commercial Arbitration Rules of the American Arbitration Association or its successor (the "AAA"), pursuant to the United States Arbitration Act, 9 U.S.C., Section 1 ET SEQ. and that any such arbitration will be conducted in Boston, Massachusetts. In the event the AAA ceases to provide arbitration services, then the term "AAA" shall thereafter mean and refer to J.A.M.S./ENDISPUTE or its successor ("J.A.M.S."). Either Buyer or Seller may commence the arbitration process called for by this Agreement by filing a written demand for arbitration with the AAA and giving a copy of such demand to each of the other parties to this Agreement. The arbitration will be conducted by a single arbitrator in accordance with the provisions of the commercial arbitration rules of the AAA then in effect (or, if AAA then means the J.A.M.S., J.A.M.S' Streamlined Arbitration Rules and Procedures in effect at the time of filing of the demand for arbitration), subject to the provisions of this
Section 12.7(c); PROVIDED, HOWEVER, that if the amount sought to be recovered in the Claim being arbitrated exceeds Two Hundred Fifty Thousand United State Dollars (U.S.$250,000) then the arbitration will be conducted by a panel of three (3) arbitrators consisting of one (1) arbitrator chosen by the Indemnifying Party, one (1) arbitrator chosen by the Indemnified Party and one
(1) arbitrator unanimously chosen by the two (2) arbitrators just mentioned that were selected by the Indemnified Party and the Indemnifying Party, and the majority decision of such three arbitrators shall constitute the decision of such arbitration panel entitled to render the Final Award (as defined below) in such arbitration. The Parties will cooperate with the AAA and with each other in promptly selecting a single arbitrator from AAA's roster of neutrals, and in scheduling the arbitration proceedings in order to fulfill the provisions, purposes and intent of this Agreement. The Parties covenant that they will participate in the arbitration in good faith, and that they will share in its costs in accordance with subparagraph (i) below. The provisions of this
Section 12.7(c) may be enforced by any court of competent jurisdiction. Subject to the provisions of subparagraph (vii) below, judgment upon the Final Award or any other final finding rendered by the arbitrator in the arbitration may be entered in any court having competent jurisdiction.

           (i) PAYMENT OF COSTS. The Indemnified Party, on the one hand, and the Indemnifying Party, on the other hand, will bear the expense of deposits and advances required by the arbitrator in equal proportions, but either party may advance such amounts, subject to recovery as an addition or offset to any award. The arbitrator shall determine in the Final Award (as defined below) the party who is the prevailing party (the "PREVAILING PARTY") and the party who is not the Prevailing Party (the "NON-PREVAILING PARTY"). The Non-Prevailing Party shall pay all reasonable costs, fees and expenses related to the arbitration, including reasonable fees and expenses of attorneys, accountants and other professionals incurred by the Prevailing Party, the fees of the arbitrator and the administrative fee of the arbitration proceedings. If such an award would result in manifest injustice, however, the arbitrator may apportion such costs, fees and expenses between such parties in such a manner as the arbitrator deems just and equitable.

           (ii) BURDEN OF PROOF. Except as may be otherwise expressly provided herein, for any Contested Claim submitted to arbitration, the burden of proof will be as it would be if the claim were litigated in a judicial proceeding governed exclusively by the internal laws of the State of Delaware applicable to Contracts executed and entered into within the State of Delaware, without regard to the principles of choice of law or conflicts of law of any jurisdiction.

           (iii) AWARD. Upon the conclusion of any arbitration proceedings hereunder, the arbitrator will render findings of fact and conclusions of law and a final written arbitration award setting forth the basis and reasons for any decision reached (the "FINAL AWARD") and will deliver such documents to the Indemnified Party and the Indemnifying Party, together with a signed copy of the Final Award. Subject to the provisions of subparagraph (vii) below, the Final Award will constitute a conclusive determination of all issues in question (including any award of Damages), binding upon the Indemnified Party and the Indemnifying Party, and will include an affirmative statement to such effect. To the extent that the Final Award determines that an Indemnified Party or any of its Indemnitees has suffered or incurred Damages in connection with the Contested Claim through the date of the Final Award ("AWARDED DAMAGES"), the Final Award will set forth and award to the Indemnified Party the amount of such Awarded Damages.

           (iv) TIMING. The Indemnified Party, the Indemnifying Party and the arbitrator will conclude each arbitration pursuant to this Section 12.7 as promptly as reasonably possible for the Contested Claim being arbitrated.

           (v) TERMS OF ARBITRATION. The arbitrator chosen in accordance with these provisions will not have the power to alter, amend or otherwise affect the terms of these arbitration provisions or the provisions of this Agreement.

           (vi) EXCLUSIVE PROCESS. Following the Closing Date, except as specifically otherwise provided in this Agreement (including without limitation the provisions of Section 12.9), and except as the parties may otherwise agree pursuant to a written settlement or other agreement between themselves), arbitration conducted in accordance with this Agreement will be the sole and exclusive method of resolving any Claim for indemnification made pursuant to this Article 12, other than any Claim arising from fraud or intentional misrepresentation of a party.

           (vii) TREATMENT OF DAMAGES. Upon issuance and delivery of the Final Award as provided in subparagraph 11.7(c)(iii) above, Buyer will immediately be entitled to recover as provided in subparagraph 11.7(e) below the amount of any Awarded Damages awarded to Buyer or other Buyer Indemnitee under such Final Award.

        (d) Settled Claims.If a Claim (including a Contested Claim) is settled by a written settlement agreement executed by Buyer and the Seller (a "SETTLED CLAIM"), then such parties shall resolve such Settled Claim as provided in such settlement agreement.

        (e) Payment of Damages.Any Damages that (i) the parties have agreed are to be awarded to Buyer or any other Buyer Indemnitee pursuant to a Settled Claim or (ii) have been awarded to Buyer or any other Buyer Indemnitee pursuant to a Final Award of an arbitration conducted pursuant to this Section 12.7, and any other Damages payable by Seller to Buyer or any other Buyer Indemnitee pursuant to an Uncontested Claim or otherwise under this Article 12, shall be paid to Buyer or such Buyer Indemnitee (as the case may be): (A) first, by Buyer's reduction and set-off of an amount of the Deferred Amount, if any then remains, equal to the amount of such Damages and Seller's forfeiture of any future right to receive such amount of the Deferred Amount, and (B) only to the extent that the then-current Deferred Amount, if any, is not equal to or greater than the amount of such Damages, by Seller to Buyer directly in cash, subject to the limits on the indemnification Liabilities of Seller set forth in Section 12.3. Buyer will notify Seller in writing of any such reduction and set-off of the Deferred Amount as promptly as practicable thereafter.

    12.8 RELEASE OF REMAINING DEFERRED AMOUNT. Within seven (7) calendar days following the sixtieth (60th) day following the Closing Date (the "FIRST RELEASE DATE"), Buyer shall pay to Seller (i) Five Hundred Thousand United States Dollars (U.S.$500,000) of the Deferred Amount, less (ii) that portion of the Deferred Amount that has been previously set-off or is necessary to satisfy all unsatisfied or disputed claims for Damages specified in any Notice of Claim delivered to Seller before the First Release Date. Within seven (7) calendar days following the one hundred and twentieth (120th) day following the Closing Date (the "SECOND RELEASE DATE," together with the First Release Date, the "RELEASE DATE"), Buyer shall pay to Seller (i) the portion of the Deferred Amount not released to Seller on the First Release Date or set-off to satisfy any claims for Damages on or prior to the First Release Date, less (ii) that portion of the Deferred Amount that following the First Release Date has been set-off or is necessary to satisfy all unsatisfied or disputed claims for Damages specified in any Notice of Claim delivered to Seller before the Second Release Date. If any Claims are pending but not resolved on the applicable Release Date, then Buyer may retain possession and custody of that amount of the Deferred Amount that equals the total maximum amount of Damages then being claimed by Buyer in all such pending Claims.

    12.9 EXCLUSIVE REMEDY; EQUITABLE RELIEF. The Parties agree that the rights of the Parties to indemnification under this Article 12 shall be the sole and exclusive rights and remedies of the Parties for the recovery of any Damages relating to or arising under this Agreement, any Seller Ancillary Agreement or any Buyer Ancillary Agreement; EXCEPT for any Damages arising from any Special Seller Claims or any Special Buyer Claims, or claims related to or arising under the Loan Agreement or the Management Services Agreement. Subject to the last sentence of this Section 12.9, notwithstanding anything to the contrary in this Agreement, the maximum Liability for any Claim of Damages made by a Buyer Indemnitee relating to or arising under this Agreement or any Seller Ancillary Agreement and a Buyer Indemnitee's sole and exclusive remedy therefor shall be Buyer's right to retain and set off the Deferred Amount pursuant to Article 12, except for Special Seller Claims and claims related to or arising under the Loan Agreement or the Management Services Agreement. Subject to the last sentence of this Section 12.9, notwithstanding anything to the contrary in this Agreement, the maximum aggregate Liability for all Claims of Damages made by any Seller Indemnitees relating to or arising under this Agreement or any Buyer Ancillary Agreement shall be One Million United States Dollars (U.S.$1,000,000), except for Special Buyer Claims and claims related to or arising under the Loan Agreement or the Management Services Agreement. Nothing in this Agreement will preclude or prevent any Party from seeking and obtaining equitable remedies or relief not involving the recovery of money damages from any court of competent jurisdiction (such as the remedies of injunctive relief or specific performance) for any breach or violation of this Agreement.

                                   ARTICLE 13
                                  TERMINATION

    13.1 TERMINATION BY MUTUAL CONSENT. This Agreement may be terminated at any time prior to the Closing by the mutual written consent of Buyer and Seller.

    13.2  UNILATERAL TERMINATION.

        (a) Either Buyer or Seller, by giving written notice to the other, may terminate this Agreement if a court of competent jurisdiction or other Governmental Authority shall have issued a nonappealable final order, decree or ruling or taken any other action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting any of the transactions contemplated hereby.

        (b) Either Buyer or Seller, by giving written notice to the other, may terminate this Agreement if the Closing shall not have occurred by midnight Eastern Standard Time on March 31, 2002, in which case either Party, by giving written notice to the other, may terminate this Agreement if the Closing shall not have occurred by midnight Eastern Standard Time on March 31, 2002); PROVIDED, FURTHER, that the right to terminate this Agreement pursuant to this Section shall not be available to any party whose failure to perform in any material respect any of its obligations or covenants under this Agreement results in the failure of any condition set forth in Article 11 or if the failure of such condition results from facts or circumstances that constitute a breach of a representation or warranty or covenant made under this Agreement by such party.

        (c) Either Buyer or Seller may terminate this Agreement at any time prior to the Closing if the Buyer (in the case of a termination by Seller) or Seller (in the case of a termination by Buyer) has committed a material breach of (i) any of such party's representations and warranties contained in this Agreement or (ii) any of such party's covenants contained in this Agreement, and has not cured such material breach within five (5) calendar days after the party seeking to terminate this Agreement has given the other party written notice of the material breach and its intention to terminate this Agreement pursuant to this Section.

        (d) Buyer, by giving written notice to Seller, may terminate this Agreement if a Closing Material Adverse Effect shall occur.

        (e) By Buyer, if the Board of Directors of Seller shall have withdrawn or modified in a manner adverse to Buyer its approval of this Agreement or the transactions contemplated hereunder, or shall have resolved to do any of the foregoing.

        (f) By Buyer, if Seller shall have materially and willfully breached the Seller's obligations under the Loan Agreement or the Management Services Agreement

        (g) By Seller, if Buyer shall have materially and willfully breached the Buyer's obligations under the Loan Agreement or the Management Services Agreement.

    13.3  LIABILITY FOR TERMINATION.  Any termination of this Agreement under
Section 13.1 or Section 13.2 above will be effective immediately upon the delivery of written notice of the terminating party to the other parties hereto. Termination of this Agreement by a Party (the "TERMINATING PARTY") in accordance with the provisions of this Article (other than a termination governed by Section 13.4 below) will not give rise to any obligation or liability on the part of the Terminating Party on account of such termination, except as set forth in Section 13.3, Section 13.4 and Article 14, each of which shall survive termination of this Agreement; PROVIDED, HOWEVER, that nothing herein shall relieve a party from liability for fraud or willful breach of this Agreement.

    13.4  EXPENSES.  If this Agreement is terminated by Buyer pursuant to
Section 13.2(c), Section 13.2(d) or Section 13.2(e), then Seller shall promptly reimburse Buyer for its actual costs and expenses incurred in connection with its due diligence review, professional advisory fees, document preparation, negotiation, execution, delivery and performance of this Agreement and the related documents and agreements; PROVIDED that Seller shall not be obligated to so reimburse Buyer as a result of a termination of this Agreement by Buyer pursuant to Section 13.2(c) or
Section 13.2(d) if, and only if, (i) the material breach of the representation, warranty or covenant was the result of events or matters outside of Seller's control, or (ii) the Closing Material Adverse Effect was the result of events or matters outside of Seller control.

                                   ARTICLE 14
                                 MISCELLANEOUS

    14.1 NOTICES. All notices, requests, claims, demands and other communications hereunder will be in writing and will be given or made (and will be deemed to have been duly given or made) (i) upon receipt, when delivered in person or when delivered by telex or facsimile (to the telex or facsimile number of the person to whom notice is given, provided that electronic confirmation of receipt is obtained), (ii) upon receipt, when delivered by a courier service (as shown by the records or such courier service), or (iii) on the earlier of actual receipt or the third (3rd) Business Day following the date of deposit in the United States mail, first class certified or registered mail, postage prepaid, return receipt requested to the parties at the following addresses (or at such other address for a party as will be specified by like notice):

    if to Buyer, to:

       Burntsand (New England) Inc.
       c/o Burntsand Inc.
       500-304 The East Mall
       Toronto, Ontario
       Canada, M9B 6E4
       Telephone: (416) 234-3852
       Fax: (416) 234-3902
       Attention: Chief Financial Officer

       with a copy to:

       Burntsand Inc.
       500-304 The East Mall
       Toronto, Ontario
       Canada, M9B 6E4
       Telephone: (416) 234-3852
       Fax: (416) 234-3902
       Attention: Chief Financial Officer

       with a copy to:

       Fenwick & West LLP
       275 Battery Street
       San Francisco, CA 94111
       Telephone: (415) 875-2300
       Fax: (415) 281-1350
       Attention: Samuel B. Angus, Esq.

    if to Seller, to:

       Primix Solutions Inc.
       311 Arsenal Street
       Watertown, Massachusetts 02472
       Telephone: (617) 923-6500
       Fax: (617) 923-6724
       Attention: Chief Financial Officer

       with a copy to:

       McDermott, Will & Emery
       28 State Street
       Boston, MA 02109-1775
       Telephone: (617) 535-4000
       Fax: (617) 535-3800
       Attention: John B. Steele, Esq.

    14.2  AMENDMENTS AND WAIVERS.

        (a) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective.

        (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

    14.3 EXPENSES. Except as set forth in Article 13 or as otherwise provided herein, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses whether or not such transactions are consummated. Seller shall be responsible for all fees and expenses incurred in connection with the printing and filing with the SEC of the Proxy Statement (including any preliminary materials related thereto) and any amendments or supplements thereto, and the delivery of such materials to the Seller's stockholders.

    14.4 SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; PROVIDED that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto, except that Buyer may transfer or assign, in whole or from time to time in part, to one or more of its Affiliates, the right to purchase all or a portion of the Purchased Assets, but no such transfer or assignment will relieve Buyer of its obligations hereunder.

    14.5 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware applicable to contracts executed and performed entirely within the State of Delaware, without regard to the principles of choice of law or conflicts of law rules of such state.

    14.6 COUNTERPARTS; THIRD PARTY BENEFICIARIES. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each Party hereto shall have received a counterpart hereof signed by the other Party hereto. No provision of this Agreement is intended to confer upon any Person other than the Parties hereto any rights or remedies hereunder (other than the indemnification rights of Buyer Indemnitees under Article 12).

    14.7 ENTIRE AGREEMENT. This Agreement, the Seller Ancillary Agreements, the Buyer Ancillary Agreements constitute the entire agreement between the Parties with respect to the subject matter of this Agreement and supersede all prior agreements and understandings, both oral and written, between the Parties with respect to the subject matter of this Agreement (including but not limited to the letter from Buyer to Seller dated as of October 24, 2001).

    14.8 CAPTIONS. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

    14.9 SEVERABILITY. If any provision of this Agreement is for any reason and to any extent deemed to be invalid or unenforceable, then such provision shall not be voided but rather shall be enforced to the maximum extent then permissible under then applicable law and so as to reasonably effect the intent of the parties hereto, and the remainder of this Agreement will remain in full force and effect. Nothing herein will be deemed to contradict the provisions of
Section 7.7 hereof.

    14.10 PUBLIC ANNOUNCEMENT. Upon or following execution of this Agreement, each Party may issue a press release, previously reviewed by the other Party and with such other Party's consent, which shall not be unreasonably withheld, announcing the transactions contemplated by this Agreement. Following execution of this Agreement, the Parties agree to consult with each other before issuing any other press release or making any other public statement with respect to this Agreement or the transactions contemplated hereby and, except as may be required by applicable law or any listing agreement with any national securities exchange (in which case the party subject to such requirement shall give prior written notice of such requirement to the other party), will not issue any such press release or make any such public statement prior to such consultation. Following the Closing, each Party may issue such press releases, and make such other disclosures, regarding the transaction completed hereunder as it determines are required under applicable securities laws or regulatory rules.

         [THE REMAINDER OF THIS PAGE HAS INTENTIONALLY BEEN LEFT BLANK]

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                                       BURNTSAND (NEW ENGLAND) INC.

                                                       By:  /s/ PAUL BERTIN
                                                            -----------------------------------------
                                                            Name: Paul Bertin
                                                            Title: Chief Executive Officer

                                                       By:  /s/ BLAIR BAXTER
                                                            -----------------------------------------
                                                            Name: Blair Baxter
                                                            Title: Chief Financial Officer and
                                                            Secretary

                                                       PRIMIX SOLUTIONS INC.

                                                       By:  /s/ LENNART MENGWALL
                                                            -----------------------------------------
                                                            Name: Lennart Mengwall
                                                            Title: Chief Executive Officer

                                                       By:  /s/ DAVID W. CHAPMAN
                                                            -----------------------------------------
                                                            Name: David W. Chapman
                                                            Title: Chief Financial Officer

                  [SIGNATURE PAGE TO ASSET PURCHASE AGREEMENT]

                                                                      APPENDIX B

November 13, 2001

The Board of Directors
Primix Solutions Inc.
311 Arsenal Street
Watertown, MA 02472

Members of the Board of Directors:

    You have requested our opinion (the "Fairness Opinion") as to the fairness, from a financial point of view, of the consideration to be received by Primix Solutions Inc. (the "Company") in connection with its proposed transaction (the "Transaction") with BurntSand (New England), Inc. ("BurntSand"). It is our understanding the Company and BurntSand intend to enter into an Asset Purchase Agreement (the "Purchase Agreement") pursuant to which certain assets of the Company comprising the Company's professional services business in North America (the "Business") will be transferred to BurntSand in exchange for (i) a cash payment to be made to the Company at Closing (as defined in the Purchase Agreement) of $6,000,000 (subject to certain adjustments), (ii) two deferred cash payments of $500,000 each (subject to certain post-Closing adjustments), the first to be made to the Company sixty (60) days following the Closing and the second to be made one hundred twenty (120) days following the Closing, and
(iii) the assumption of certain liabilities relating to the Business (collectively, the "Consideration"). Our Fairness Opinion addresses only the fairness of the Consideration from a financial point of view to the Company and does not address any other aspect of the Transaction. We have not been requested to opine to, and this Fairness Opinion does not in any way address, the Company's underlying business decision to effect the Transaction.

    Adams, Harkness & Hill, Inc., as part of its investment banking activities, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. We have been engaged to render a Fairness Opinion in connection with the Transaction by the Board of Directors of the Company and will receive a fee for our services. The Company has also agreed to indemnify us against certain liabilities in connection with our services. In the ordinary course of our business, we may trade in the Common Stock of the Company for our own account and for the accounts of our customers and may at any time hold a long or short position in the Company's Common Stock.

    In developing our Fairness Opinion, we have, among other things:
(i) reviewed the Company's Forms 10-K, 10-Q and other documents as filed with the Securities and Exchange Commission since the Company's initial public offering of July 3, 1996; (ii) analyzed certain internal financial statements including both historical financial statements and projected financial statements and operating data concerning the Company prepared by Company management; (iii) conducted discussions with members of senior management of the Company; (iv) reviewed the historical market prices and trading activity for the Company Common Shares and compared them with those of certain publicly traded companies we deemed to be relevant and comparable to the Company; (v) compared the results of operations of the Company and the Business with those of certain other companies we deemed to be relevant and comparable to the Company;
(vi) compared the financial terms of the Transaction with, to the extent publicly available, the financial terms of certain other mergers, acquisitions, and asset purchases we deemed to be relevant and comparable to the Transaction; (vii) reviewed the draft Purchase Agreement dated November 12, 2001; and (viii) reviewed such other financial studies and analyses, performed such other investigations, and taken into account such other matters as we deemed necessary, including an assessment of general economic, market and monetary conditions.

    In connection with our review and arriving at our Fairness Opinion, we have not independently verified any information received from the Company, have relied on such information, have assumed that all such information is complete and accurate in all material respects, and have relied on assurances of management that they are not aware of any facts that would make such information misleading. With respect to any internal forecasts reviewed relating to the prospects of the Company, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of Company management. We have also assumed that the Transaction will be consummated upon the terms set forth in the draft Purchase Agreement as of the date referred to above.

    Our Fairness Opinion is rendered on the basis of economic and market conditions prevailing and on the prospects, financial and otherwise of the Company and the Business known to us as of the date hereof. It should be understood that (i) subsequent developments may affect the conclusions expressed in this Fairness Opinion if this Fairness Opinion were rendered as of a later date, and (ii) Adams, Harkness & Hill, Inc. disclaims any obligation to advise any person of any change in any manner affecting this Fairness Opinion that may come to our attention after the date of this Fairness Opinion. We have not conducted, nor have we received copies of, any independent valuation or appraisal of any of the assets or liabilities of the Company or the Business. In addition, we have assumed, with your consent, that any material liabilities (contingent or otherwise, known or unknown) of the Company are as set forth in the financial statements of the Company.

    It is agreed between the Board of Directors and Adams, Harkness &
Hill, Inc. that this letter is for the information of the Board of Directors of the Company and may not be used for any other purpose without our prior written consent, except that this Fairness Opinion may be included in its entirety in any filing made by the Company with the Securities and Exchange Commission with respect to the Transaction as contemplated. This letter is not intended to be and does not constitute a recommendation to any director or stockholder whether to vote for or against the Transaction.

    Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Consideration is fair, from a financial point of view, to the Company.

Sincerely,

Adams, Harkness & Hill, Inc.

                                                                      APPENDIX C

                              PRIMIX NORTH AMERICA

                              FINANCIAL STATEMENTS

                    INDEX TO UNAUDITED FINANCIAL STATEMENTS

                                                                PAGE
                                                              --------
Balance Sheets as of December 31, 1999 and 2000 and
  September 30, 2001 (unaudited)............................     C-2

Statements of Operations for the years ended December 31,
  1999 and 2000 and the nine months ended September 30, 2000
  and 2001 (unaudited)......................................     C-3

Statements of Cash Flows for the years ended December 31,
  1999 and 2000 and for the nine months ended September 30,
  2000 and 2001 (unaudited).................................     C-4

Statements of Stockholders' Equity for the three years in
  the period ended December 31, 2000 and the nine months
  ended September 30, 2001 (unaudited)......................     C-6

Primix Solutions, Inc. Notes to Financial Statements........     C-7

                              PRIMIX NORTH AMERICA

                                 BALANCE SHEET

                                   UNAUDITED

                                 (IN THOUSANDS)

                                                                 DECEMBER 31,
                                                              -------------------   SEPTEMBER 30,
                                                                1999       2000         2001
                                                              --------   --------   -------------
ASSETS
  Current assets
    Cash and cash equivalents...............................  $ 5,685    $ 4,430       $   584
    Marketable securities...................................   12,855         --            --
    Intercompany (European subsidiaries)....................       --         --           389
    Accounts receivable, net................................    3,552      2,857         1,863
    Prepaid expenses and other current assets...............      501        502           352
    Note receivable from related party--current portion.....      150        870            --
                                                              -------    -------       -------
      Total current assets..................................   22,743      8,659         3,188
    Property and equipment, net.............................      456      4,243         3,943
    Restricted cash.........................................       --         --         1,027
    Intangible assets, net..................................    3,812      5,371         3,210
    Notes receivable from related parties...................      325        500           280
    Other assets............................................       --        393           162
                                                              -------    -------       -------
      TOTAL ASSETS..........................................  $27,336    $19,166       $11,810
                                                              =======    =======       =======
LIABILITIES
  Current liabilities
    Current portion of capital lease obligation.............  $    --    $    --       $   548
    Lines of credit payable.................................       --         --           707
    Note payable to related party...........................       --         --         2,709
    Intercompany (European subsidiaries)....................       --        254            --
    Accounts payable........................................      967        995         1,226
    Accrued expenses........................................    1,916      2,236         1,775
    Restructuring obligation................................       --         --         1,046
                                                              -------    -------       -------
      Total current liabilities.............................    2,883      3,485         8,011
    Capital lease obligation, net of current portion........       --         --           896
    Restructuring obligation, net of current portion........       --         --           212
    Other long-term liabilities.............................       --         --           159
                                                              -------    -------       -------
      TOTAL LIABILITIES.....................................    2,883      3,485         9,278
                                                              -------    -------       -------
STOCKHOLDERS' EQUITY
    Common stock............................................  $    15    $    18       $    19
    Treasury stock..........................................   (1,296)        --            --
    Additional paid-in capital..............................   60,219     66,947        68,272
    Deferred compensation...................................       --     (1,507)       (1,260)
    Accumulated deficit.....................................  (34,485)   (49,777)      (64,499)
                                                              -------    -------       -------
      TOTAL STOCKHOLDERS' EQUITY............................   24,453     15,681         2,532
                                                              -------    -------       -------
      TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY............  $27,336    $19,166       $11,810
                                                              =======    =======       =======

   The accompanying notes are an integral part of these financial statements.

                              PRIMIX NORTH AMERICA

                            STATEMENTS OF OPERATIONS

                                   UNAUDITED

                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                  FOR THE YEARS ENDED   FOR THE NINE MONTHS ENDED
                                                  -------------------   -------------------------
                                                     DECEMBER 31,             SEPTEMBER 30,
                                                    1999       2000        2000          2001
                                                  --------   --------   -----------   -----------
Professional services revenue...................  $11,989    $ 18,283     $15,381      $ 12,653
                                                  -------    --------     -------      --------
Operating expenses:
  Professional services.........................    9,537      13,026      10,014         6,412
  Sales and marketing...........................    3,442       5,813       4,641         2,242
  General and administrative....................    5,582       9,039       6,688         6,585
  Depreciation..................................      727         462         315         1,021
  Amortization of intangible assets.............      241       5,298         535         4,866
  Restructuring charge..........................       --          --          --         4,193
  Other compensation expense....................       --          --          --           858
  Stock compensation............................       --         175         100           355
                                                  -------    --------     -------      --------
      Total operating expenses..................   19,529      33,813      22,293        26,532
                                                  -------    --------     -------      --------
Operating loss..................................   (7,540)    (15,530)     (6,912)      (13,879)
Interest income, net............................    1,117         740         643           (95)
Loss from European operations...................       --        (502)       (496)         (748)
                                                  -------    --------     -------      --------
    Loss before provision for income taxes......   (6,423)    (15,292)     (6,765)      (14,722)
Provision for income taxes......................       --          --          --            --
                                                  -------    --------     -------      --------
  Net loss......................................  $(6,423)   $(15,292)    $(6,765)     $(14,722)
                                                  =======    ========     =======      ========
Basic and diluted net loss per common share.....  $ (0.44)   $  (1.00)    $ (0.44)     $  (0.82)
                                                  =======    ========     =======      ========
Shares used in computing net loss per common
  share.........................................   14,626      15,242      15,246        17,889
                                                  =======    ========     =======      ========

                              PRIMIX NORTH AMERICA

                            STATEMENTS OF CASH FLOW

                                   UNAUDITED

                                 (IN THOUSANDS)

                                                             YEARS ENDED        NINE MONTHS ENDED
                                                         -------------------   -------------------
                                                            DECEMBER 31,          SEPTEMBER 30,
                                                           1999       2000       2000       2001
                                                         --------   --------   --------   --------
Cash flows from operating activities:
  Net loss.............................................  $(6,423)   $(15,292)  $(6,765)   $(14,722)
  Adjustments to reconcile net loss to net cash used in
    operating activities--
    Depreciation.......................................      727         466       347       1,021
    Amortization.......................................      241       5,116       635       4,866
    Restructuring charge...............................       --          --        --       1,896
    Other compensation.................................       --          --        --         858
    Stock compensation.................................       --      (1,507)      100         355
    Changes in assets and liabilities--
      Accounts receivable..............................     (681)        695    (1,621)      1,107
      Prepaid expenses and other current assets........     (302)        253       (24)       (448)
      Accounts payable.................................       (6)         28       184         200
      Accrued expenses.................................     (270)        320      (806)       (216)
      Deferred revenue.................................      (84)         --        --          --
                                                         -------    --------   -------    --------
        Net cash used in operating activities..........   (6,798)     (9,921)   (7,950)     (5,083)
                                                         -------    --------   -------    --------
Cash flows from investing activities:
  Purchases of certificates of deposit.................       --          --        --      (1,027)
  Purchases of marketable securities...................  (21,864)         --        --          --
  Maturities of marketable securities..................    9,009      12,855    10,286          --
  Purchases of property and equipment..................     (363)     (4,216)   (3,501)       (538)
  Proceeds from note receivalbe related party..........       --         150       150          --
  Acquisitions, net of cash acquired...................     (787)        452      (221)         --
  Increase in other assets.............................     (305)     (1,438)   (1,418)        231
                                                         -------    --------   -------    --------
        Net cash provided by (used in) investing
          activities...................................  (14,310)      7,803     5,296      (1,334)
                                                         -------    --------   -------    --------
Cash flows from financing activities:
  Principal payments on capital lease obligations......       --          --        --        (446)
  Borrowings under working capital lines...............       --          --        --         707
  Proceeds from note payable to shareholder............       --          --        --       2,607
  Proceeds from note receivable related party..........       --          --        --         119
  Payment of note payable to related party.............     (204)         --        --        (441)
  Proceeds from the exercise of stock options..........      336         662       543          25
  Proceeds from sale of stock..........................       92         201       201          --
  Payment of capital lease obligations.................     (124)         --        --          --
                                                         -------    --------   -------    --------
        Net cash provided by financing activities......      100         863       744       2,571
                                                         -------    --------   -------    --------
Effect of exchange rate changes on cash and cash
  equivalents..........................................       --          --        --          --
                                                         -------    --------   -------    --------
Net decrease in cash and cash equivalents..............  (21,008)     (1,255)   (1,910)     (3,846)
Cash and cash equivalents, beginning of year...........   26,693       5,685     5,685       4,430
                                                         -------    --------   -------    --------

                              PRIMIX NORTH AMERICA

                                   UNAUDITED

                                 (IN THOUSANDS)

                                                             YEARS ENDED        NINE MONTHS ENDED
                                                         -------------------   -------------------
                                                            DECEMBER 31,          SEPTEMBER 30,
                                                           1999       2000       2000       2001
                                                         --------   --------   --------   --------
Cash and cash equivalents, end of year.................  $ 5,685    $  4,430   $ 3,775    $    584
                                                         =======    ========   =======    ========
Supplemental disclosure of cash flow information:
  Cash paid for interest...............................  $     8    $      5   $    --    $    129
                                                         =======    ========   =======    ========
  Cash paid for income taxes...........................  $    --    $     --   $    --    $     --
                                                         =======    ========   =======    ========
Supplemental disclosure of noncash financing
  activities:
  Acquisition of Black Bean Studios, Inc. and Primant
    in 1999 and 2000, respectively
    Fair value of net assets acquired..................  $ 1,895    $  5,481   $    --    $     --
    Liabilities assumed and incurred...................      (33)       (276)       --          --
    Issuance of common stock...........................   (1,075)     (5,000)       --          --
                                                         -------    --------   -------    --------
    Cash paid for acquisition..........................  $   787    $    205   $    --    $     --
                                                         =======    ========   =======    ========
  Acquisition of 21st dk and Extrio Corporation in 2000
    and 2001, respectively
    Fair value of net assets acquired..................  $    --    $  2,020   $    --    $    348
    Liabilities assumed and incurred...................       --      (1,177)       --        (248)
    Issuance of common stock...........................       --        (596)       --      (1,224)
                                                         -------    --------   -------    --------
    Cash paid for acquisition..........................  $    --    $    247   $    --    $ (1,124)
                                                         =======    ========   =======    ========

  The accompanying notes are an integral part of these consolidated financial statements.

                              PRIMIX NORTH AMERICA
                       STATEMENTS OF STOCKHOLDERS' EQUITY
                                   UNAUDITED
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                         COMMON STOCK           TREASURY STOCK
                                     ---------------------   --------------------   ADDITIONAL
                                     NUMBER OF    $0.001     NUMBER OF               PAID-IN       DEFERRED     ACCUMULATED
                                      SHARES     PAR VALUE    SHARES      AMOUNT     CAPITAL     COMPENSATION     DEFICIT
                                     ---------   ---------   ---------   --------   ----------   ------------   -----------
Balance, December 31, 1998.........   15,239         15         638       (1,516)     59,180            --        (28,062)
  Repurchase of common stock for
    settlement of Advis, Inc.......       --         --          93         (244)         --            --             --
  Issuance of common stock from
    stock option exercises.........       --         --        (136)         325          11            --             --
  Issuance of common stock for
    employee stock purchase plan...       --         --         (58)         139         (47)           --             --
  Issuance of common stock for the
    purchase of Black Bean Studios,
    Inc............................      100         --          --           --       1,075            --             --
  Net loss.........................       --         --          --           --          --            --         (6,423)
                                      ------        ---        ----       ------     -------       -------       --------
Balance, December 31, 1999.........   15,339         15         537       (1,296)     60,219            --        (34,485)
  Repurchase of treasury stock.....       --         --          48         (612)         --            --             --
  Issuance of common stock from
    stock option exercises.........       39         --        (513)       1,722        (563)           --             --
  Issuance of common stock for
    employee stock purchase plan...       --         --         (72)         186          14            --             --
  Issuance of common stock for the
    acquisition of Primant AB......    1,000          1                                4,999            --             --
  Issuance of restricted stock
    grants for the acquisition of
    Primant AB.....................      300         --                                1,500        (1,500)            --
  Issuance of common stock for the
    acquisition of 21st dk.........    1,054          1                                  596            --             --
  Issuance of restricted stock
    grants for the acquisition of
    21st dk........................      322          1                                  182          (182)            --
  Amortization of deferred
    compensation...................       --         --          --           --          --           175             --
  Net loss.........................       --         --          --           --          --            --        (15,292)
                                      ------        ---        ----       ------     -------       -------       --------
Balance, December 31, 2000.........   18,054         18          --           --      66,947        (1,507)       (49,777)
  Issuance of common stock for
    employee stock purchase plan...                                                       24
  Issuance of common stock for the
    acquisition of Extrio..........      900          1                                1,224
  Value of options issued in
    connection with acquisition of
    Extrio.........................                                                       87            (6)
  Stock compensation...............                                                      (10)
  Amortization of deferred
    compensation...................                                                                    253
  Net loss.........................       --         --          --           --          --                      (14,722)
                                      ------        ---        ----       ------     -------       -------       --------
Balance, September 30, 2001........   18,954        $19          --       $   --     $68,272       $(1,260)      $(64,499)
                                      ======        ===        ====       ======     =======       =======       ========


                                         TOTAL
                                     STOCKHOLDERS'
                                        EQUITY
                                     -------------
Balance, December 31, 1998.........      29,617
  Repurchase of common stock for
    settlement of Advis, Inc.......        (244)
  Issuance of common stock from
    stock option exercises.........         336
  Issuance of common stock for
    employee stock purchase plan...          92
  Issuance of common stock for the
    purchase of Black Bean Studios,
    Inc............................       1,075
  Net loss.........................      (6,423)
                                       --------
Balance, December 31, 1999.........      24,453
  Repurchase of treasury stock.....        (612)
  Issuance of common stock from
    stock option exercises.........       1,159
  Issuance of common stock for
    employee stock purchase plan...         200
  Issuance of common stock for the
    acquisition of Primant AB......       5,000
  Issuance of restricted stock
    grants for the acquisition of
    Primant AB.....................          --
  Issuance of common stock for the
    acquisition of 21st dk.........         597
  Issuance of restricted stock
    grants for the acquisition of
    21st dk........................           1
  Amortization of deferred
    compensation...................         175
  Net loss.........................     (15,292)
                                       --------
Balance, December 31, 2000.........      15,681
  Issuance of common stock for
    employee stock purchase plan...          24
  Issuance of common stock for the
    acquisition of Extrio..........       1,225
  Value of options issued in
    connection with acquisition of
    Extrio.........................          81
  Stock compensation...............         (10)
  Amortization of deferred
    compensation...................         253
  Net loss.........................     (14,722)
                                       --------
Balance, September 30, 2001........    $  2,532
                                       ========

                              PRIMIX NORTH AMERICA

                         NOTES TO FINANCIAL STATEMENTS

                                  (UNAUDITED)

1.  OPERATIONS

    Primix Solutions Inc. ("Primix" or the "Company"), a Delaware corporation, was incorporated in January 1994. Primix is a professional services firm focused on helping clients improve their business results through the application of Internet, wireless and broadband technology. The Company principally performs professional services in the United States.

    The financial statements included herein represent the financial position and results of operations of the North American consulting business (including the corporate administrative functions) of Primix ("Primix North America"). The Primix North America financial statements represent the historical financial statements of Primix, the U.S.-based entity which is proposing to sell substantially all of its assets to Burntsand (New England) Inc. ("Burntsand") pursuant to the asset purchase agreement dated November 14, 2001. These financial statements are derived from the historical consolidated financial statements of Primix and its subsidiaries. The Primix North America financial statements exclude the operations of the Swedish and Danish subsidiaries. The Primix North America financial statements are unaudited and should be read in conjunction with the historical financial statements of Primix, including the related notes, included as Appendices D and E attached to this proxy statement.

    In April 2001, the Company received a support letter from a stockholder/officer to provide up to $5.0 million of funding to meet its working capital and capital expenditure requirements in the event the Company requires it through December 31, 2001. At that time, based upon the Company's financial projections for the remainder of fiscal 2001, the Company believed that the existing cash, cash equivalents and marketable securities balances, along with funding support from a stockholder/officer, would be sufficient to meet its working capital and capital expenditure requirements through December 31, 2001.

    During the second quarter of 2001, two customers of the Company deferred ongoing projects with an aggregate value of approximately $2.0 million. In addition, the Company was not able to secure new consulting engagements at the level previously anticipated due to the continuing weakening of the economy.

    In July 2001, the Company closed a bridge financing in the amount of $2.5 million with a shareholder/officer. The promissory note is due on January 1, 2002 and bears interest at a rate of 15% per annum. In the event the Company consummates additional capital-raising financings involving the issuance of securities, the notes are convertible, at the option of the shareholder/officer, into the applicable security, at a 10% discount to the terms of any such financing. The note is subordinate to the Company's working capital line of credit.

    In August 2001, the Company entered into a factoring agreement with Pacific Business Funding, a division of Cupertino National Bank, whereby the Company can borrow up to 80% of the face amount of accounts receivable approved by the bank at a rate of 1% per month based on the average daily account balance during each month plus .5% of the face amount of each account receivable factored on the settlement date. The line of credit is collateralized by substantially all assets of the Company and has liquidation preference.

    In June 2001, the Company prepared a range of financial projections for the remainder of its current fiscal year. The Company believes that based on the lower range of its current projections, it may require funding in addition to funding provided by the $2.5 million bridge loan from a stockholder/ officer to meet its working capital and capital expenditure requirements. The Company's ability to

                              PRIMIX NORTH AMERICA

                                  (UNAUDITED)

continue as a going concern is dependent upon its ability to secure additional funding. The Company is currently in the process of evaluating additional sources of funding. There can be no assurances that Primix will be successful in its efforts, which may have a material adverse affect on the solvency of the Company.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(A) UNAUDITED FINANCIAL STATEMENTS

    The financial statements as of December 31, 2000 and for the year then ended are unaudited. The financial statements as of September 30, 2001 and for the nine months ended September 30, 2000 and 2001 are also unaudited. These unaudited financial statements have been prepared on the same basis as the audited financial statements and in the opinion of management include all adjustments, consisting only of normal recurring adjustments, that are necessary for a fair presentation of the financial position, results of operations and cash flows for the unaudited periods presented. The results of operations for the nine months ended September 30, 2001 are not necessarily indicative of the results to be achieved for the entire year ending December 31, 2001.

(B) USE OF ESTIMATES IN THE PREPARATION OF THE FINANCIAL STATEMENTS

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

(C) REVENUE RECOGNITION

    Professional services revenue is recognized upon customer acceptance or over the period in which services are provided if customer acceptance is not required and the revenues are fixed or determinable. Revenue pursuant to fixed fee contracts is generally recognized on the percentage of completion method of accounting (based on the ratio of costs incurred to total estimated project costs). The cumulative impact of any revision in estimates of the percent complete is reflected in the period in which the changes become known. Losses on projects in progress are recognized when known. Revenue excludes reimbursable expenses charged to and collected from customers.

    In December 1999, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin No. 101, REVENUE RECOGNITION ("SAB 101"). This bulletin, as amended, established guidelines for revenue recognition and originally was effective for periods beginning after March 15, 2000. In
June 2000, the SEC announced that the effective date of SAB 101 was being delayed until no later than the quarter ending December 31, 2000. The adoption of the guidance required by SAB 101 did not have a material impact on the Company's financial condition or results of operations.

(D) PROFESSIONAL SERVICES

    Professional services expenses consist primarily of compensation and benefits for employees and fees to third party service providers engaged in the delivery of professional services and non-reimbursable expenses related to client projects.

                              PRIMIX NORTH AMERICA

                                  (UNAUDITED)

(E) CASH AND CASH EQUIVALENTS

    The Company classifies all short-term, highly liquid investments with original maturities of three months or less as cash equivalents. The Company held the following cash and cash equivalents at December 31, 1999 and 2000 and September 30, 2001 (in thousands):

                                                        DECEMBER 31,       SEPT. 30,
                                                       1999       2000       2001
                                                     --------   --------   ---------
Corporate debt instruments.........................   $3,301     $   --     $   --
Cash and money market accounts.....................    2,384      4,430        584
                                                      ------     ------     ------
  Total cash and cash equivalents..................   $5,685     $4,430     $  584
                                                      ------     ------     ------
Restricted cash....................................       --         --      1,027
                                                      ------     ------     ------
Total cash, cash equivalents and restricted cash...   $5,685     $4,430     $1,611
                                                      ======     ======     ======

(F) MARKETABLE SECURITIES

    Marketable securities consist of marketable financial instruments with original maturities greater than 90 days. The Company has established guidelines relative to concentration, maturities, and credit ratings that maintain safety and liquidity.

    In accordance with Statement of Financial Accounting Standard ("SFAS")
No. 115, ACCOUNTING FOR CERTAIN INVESTMENTS IN DEBT AND EQUITY SECURITIES, the Company has classified its investments in marketable securities as "held-to-maturity" securities. Accordingly, marketable securities as of December 31, 1999 are recorded at amortized cost, which approximates fair market value. The Company had no investments in marketable securities at December 31, 2000 or September 30, 2001.

    The Company held the following marketable securities at December 31, 1999 (in thousands):

U.S. Government and Government Agency Securities (average
  maturity of 93 days at December 31, 1999).................  $ 2,003
Commercial Paper (average maturity of 118 days at December
  31, 1999).................................................   10,852
                                                              -------
                                                              $12,855
                                                              =======

(G) FAIR VALUE OF FINANCIAL INSTRUMENTS

    SFAS No. 107, DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS, requires disclosure about fair value of financial instruments. Financial instruments consist of cash and cash equivalents, marketable securities, accounts receivable, notes receivable from related parties, accounts payable, capital lease obligations, line of credit and notes payable to related party. The estimated fair value of these financial instruments approximates their carrying value.

(H) PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost. Depreciation and amortization expense is computed using the straight-line method over the estimated useful lives of the assets (three to five years) once the assets are placed in service. Equipment under capital leases is amortized over the shorter of the useful

                              PRIMIX NORTH AMERICA

                                  (UNAUDITED)

life of the equipment or the lease term. Leasehold improvements are amortized over the shorter of the lease period or the useful life of the improvement.

(I) SIGNIFICANT CUSTOMERS AND CONCENTRATION OF CREDIT RISK

    SFAS No. 105, DISCLOSURE OF INFORMATION ABOUT FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK AND FINANCIAL INSTRUMENTS WITH CONCENTRATIONS OF CREDIT RISK, requires disclosure of any significant off-balance-sheet and credit risk concentrations. Financial instruments that potentially subject the Company to concentrations of credit risk are accounts receivable, cash equivalents and marketable securities. At December 31, 1999, one customer accounted for approximately 42% of total accounts receivable. At December 31, 2000, five customers accounted for approximately 21%, 21%, 16%, 16% and 10% of total accounts receivable. At September 30, 2001, three customers accounted for approximately 19%, 16% and 10% of total accounts receivable. One customer accounted for approximately 33% of total revenue for the year ended
December 31, 1999. Three customers accounted for approximately 27%, 15% and 13% of total revenue for the year ended December 31, 2000. For the nine-month period ended September 30, 2000, four customers accounted for 13%, 12%, 11% and 10% of total revenue. Four customers accounted for 13%, 12%, 11% and 10% of total revenue for the nine months ended September 30, 2001.

(J) NET LOSS PER COMMON SHARE

    In accordance with SFAS No. 128, EARNINGS PER SHARE, basic net loss per share is computed by dividing net loss by the weighted average common shares outstanding, with no consideration given for any potentially dilutive securities. Diluted net loss per share is the same as basic net loss per share because the inclusion of common stock issuable pursuant to stock options, unvested restricted shares and warrants (number of antidilutive shares were approximately 3,394,000, and 4,330,000 for 1999 and 2000, respectively and 4,037,000 and 6,637,000 for the nine months ended September 30, 2000 and 2001, respectively) would be antidilutive.

(K) STOCK-BASED COMPENSATION

    The Company accounts for stock-based compensation in accordance with Accounting Principles Board ("APB") Opinion No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES. Accordingly, compensation expense is recorded for options issued to employees in fixed amounts and with fixed exercise prices to the extent such exercise prices are less than fair market value of Primix' common stock at date of grant. Primix follows the disclosure requirements of SFAS No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION (see Note 5).

(L) INTANGIBLE ASSETS

    Goodwill, representing the excess of the cost over the net tangible and identifiable intangible assets of acquired businesses, and other intangible assets are stated at cost and are amortized on a straight-line basis over the estimated future periods to be benefited (two to ten years). Approximately $241,000 and $5.3 million of amortization was charged to expense for the years ended December 31, 1999 and 2000, respectively. Approximately $635,000 and $4.9 million of amortization was charged to expense for the nine months ended September 30, 2000 and 2001, respectively. On a quarterly basis, the Company evaluates whether changes have occurred that would require revision of the remaining estimated useful life of the assigned goodwill and other intangible assets or render the goodwill and

                              PRIMIX NORTH AMERICA

                                  (UNAUDITED)

other intangible assets not recoverable. The Company measures the potential impairment of recorded goodwill and other intangible assets by the undiscounted value of expected future operating cash flows in relation to its net capital investment in the acquired company. In December 2000, the Company recorded a non-cash accounting charge of $3.4 million due to the impairment and write-off of goodwill related to the Advis (a 1998 acquisition) and Black Bean acquisitions as required by SFAS No. 121, ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF (see Note 3). In June 2001, the Company recorded a non-cash charge of $2.8 million due to the impairment and write-off of goodwill related to the acquisitions of two foreign companies as required by SFAS No. 121, which is included in "Amortization of Intangibles" in the accompanying Statement of Operations for the year ended December 31, 2000.

(M) COMPREHENSIVE INCOME (LOSS)

    During 1998, the Company adopted SFAS No. 130, REPORTING OF COMPREHENSIVE INCOME. Comprehensive income (loss) refers to the change in an entity's equity during a period, exclusive of investment by and distributions to owners. Comprehensive income (loss) includes net income (loss) and other comprehensive income (loss) items. Total comprehensive loss was the same as reported net loss for all periods presented.

(N) RECLASSIFICATION OF FINANCIAL STATEMENTS

    Certain prior year amounts have been reclassified to conform to the current year presentation.

(O) OTHER COMPENSATION EXPENSE

    During the nine months ended September 30, 2001, the Company recorded expenses of $858,000. Of this expense, $707,000 related to the write-down of two notes receivable from officers of the Company. The notes totaling $870,000 were secured by approximately 217,500 shares of the Company's common stock and were due on July 21, 2001. The Company's sole recourse on the principal amount under the notes was limited to the value of the underlying shares. The shares supporting the notes were tendered as full satisfaction of the principal amounts due under the promissory notes in July 2001. As of June 30, 2001 the value of the underlying stock was $163,000 which resulted in the $707,000 expense during the second quarter. As of July 2001, the value of the underlying stock was $113,000. Accordingly, the Company recorded additional other compensation expense of $50,000 during the three months ended September 30, 2001. The Company also recorded other compensation expense of $101,000 during the three months ended September 30, 2001 related to the write-down of a note receivable from a former officer to its net realizable value.

(P) RECENT ACCOUNTING PRONOUNCEMENTS

    In July 2001, the FASB issued SFAS No. 141, "Business Combinations" and
No. 142, "Goodwill and Other Intangible Assets". These standards, among other things, significantly modifies the current accounting rules related to accounting for business acquisitions, amortization of intangible assets and the method of accounting for impairments. The Company has not completed an analysis as to the magnitude of the impact of these new pronouncements on the Company's financial statements.

    In August 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." This statement supercedes FASB Statement
No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," and the accounting

                              PRIMIX NORTH AMERICA

                                  (UNAUDITED)

and reporting provisions of APB Opinion No. 30, "Reporting the Results of Operations--Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions." Under this statement it is required that one accounting model be used for long-lived assets to be disposed of by sale, whether previously held and used or newly acquired, and it broadens the presentation of discontinued operations to include more disposal transactions. The provisions of this statement are effective for financial statements issued for fiscal years beginning after December 15, 2001, and interim periods within those fiscal years, with early adoption permitted. The Company is currently evaluating the ultimate impact of this statement on its results of operations or financial position until such time as its provisions are applied.

3.  ACQUISITIONS

(A) BLACK BEAN STUDIOS, INC.

    On December 3, 1999, the Company acquired Black Bean Studios, Inc. ("Black Bean"), a privately held Boston-based design boutique specializing in digital media.

    The Company purchased all of the outstanding stock of Black Bean for approximately $787,000 cash and 100,000 shares of the Company's common stock, which was valued at $10.75 per share, the fair market value of the stock at the date of the acquisition. In addition, the Company assumed Black Bean's liabilities of approximately $33,000. The excess purchase price over the net assets acquired of approximately $1.9 million was recorded as goodwill and was being amortized over its estimated useful life of 10 years, beginning in December 1999.

    In December 2000, based on its current analysis of the undiscounted value of expected future operating cash flows in relation to its net capital investment in Black Bean, the Company wrote off the remaining balance of goodwill totaling $1.7 million associated with the Black Bean acquisition.

(B) EXTRIO CORPORATION

    In May 2001, the Company completed an acquisition of privately held Extrio Corporation. The acquisition was accounted for as a purchase in accordance with Accounting Principles Board Opinion No. 16, "Business Combinations". Consideration was in the form of the Company's common stock and promissory notes. The first installment under the promissory notes in the amount of $293,000 was paid in July 2001. The second installment under the promissory notes in the amount of $250,000 was due in October 2001. In September 2001, the Company negotiated a payment agreement for the second note whereby the Company will pay five monthly cash payments of $48,000 starting on October 15, 2001 plus interest at 15% in satisfaction of the second installment under the promissory notes. The excess

                              PRIMIX NORTH AMERICA

                                  (UNAUDITED)

purchase price over the identifiable assets resulting from the acquisition will be amortized over an average of 2.5 years and was calculated as follows (in thousands):

Common Stock Issued (900,000 shares at $1.36/share).........   $1,224
Promissory Notes Issued.....................................      543
                                                               ------
Total Consideration.........................................    1,767
Capitalized future lease payments...........................      745
Professional service costs..................................      192
Deferred compensation.......................................       81
Other acquisition costs.....................................       20
Net Assets Acquired.........................................     (100)
                                                               ------
Intangible assets...........................................   $2,705
                                                               ======

    All transactions have been accounted for as purchases in accordance with APB No. 16, BUSINESS COMBINATIONS. Accordingly, the operating results of the acquired businesses are included in the Company's financial statements from the dates of acquisition.

4.  RESTRUCTURING CHARGE

    In June 2001 the Company's management formally adopted a plan to restructure the Company. The Company's management effected a corporate restructuring in order to match the Company's cost structure with the current revenue opportunity. The restructuring primarily affected the North America region's professional services group and the Company's general & administrative staff, however all regions were affected. In total, the Company laid-off 51 employees, in North America during the three months ended June 30, 2001 that consisted of 32 professional service personnel, 3 sales and marketing personnel and 16 general and administrative personnel. The resulting charge taken during the three months ended June 30, 2001 was approximately $4.3 million. The restructuring charge consisted of the following costs (in thousands):

Rent associated with abandoned office space.................   $1,260
Leasehold improvement write-off.............................    1,667
Employee severance..........................................      651
Furniture and equipment write-off...........................      229
Discontinued marketing contracts............................      146
Lease buyout -- furniture and equipment.....................       90
Other costs.................................................      150
                                                               ------
                                                               $4,193
                                                               ======

    At June 30, 2001 the Company recorded a restructuring obligation of approximately $2.0 million to cover future expected cash flows related to the restructuring charge incurred. In August 2001, the Company re-negotiated its lease at its corporate headquarters in Watertown, MA that resulted in a $413,000 decrease in the Company's expected obligation related to the abandoned office space. During the three months ended September 30, 2001, the Company terminated an additional 5 professional service personnel in North America. The following table represents cash outflows and changes in

                              PRIMIX NORTH AMERICA

                                  (UNAUDITED)

management's assumptions related to future cash outflows made during the three months ended September 30, 2001:

                                                                     RESTRUCTURING OBLIGATION
                                                         ------------------------------------------------
                                         JUNE 30, 2001   CASH PAYMENTS   ADJUSTMENTS   SEPTEMBER 30, 2001
                                         -------------   -------------   -----------   ------------------
Rent associated with abandoned office
  space................................     $1,260           $  --          $(413)           $  847
Employee severance.....................        402            (364)           264               302
Employee benefits......................         --             (95)            95                --
Discontinued marketing contracts.......        146            (138)            18                26
Other costs............................        150            (103)            36                83
                                            ------           -----          -----            ------
                                            $1,958           $(700)         $  --            $1,258
                                            ======           =====          =====            ======

    The Company expects all obligations related to this restructuring will be paid by December 31, 2002.

    As of September 30, 2001, the Company had substantially fulfilled its financial obligation under discontinued marketing contracts and other costs related to the restructuring charge. The cash obligations under severance arrangements will be satisfied by December 31, 2001. Under the Company's November 14, 2001 agreement to sell the North American consulting business, the Company will be released from the obligation to pay the $847,000 fee associated with the abandoned office space. No other amounts related to the restructuring charge have an impact on the cash requirements of the Company.

    The execution of this plan did not have a significant effect on the operational unit during the execution period; however, the restructuring has improved the Company's cash flows and operating results. As a result of this restructuring beginning in the fourth quarter of 2001, the Company expects to realize a reduction in the Company's quarterly expenses as summarized in the chart below:

EXPENSE CATEGORY
------------------------------------------------------------
Salaries, Wages and other employee related costs............  $1,600
Rent expense................................................     315
Depreciation................................................      60
Marketing programs..........................................     250
                                                              ------
                                                              $2,225
                                                              ======

    Restructuring charges related to the impairments of assets taken in the 2nd quarter of 2001 related to both intangible and tangible assets. During the second quarter, we evaluated the fair value of the Swedish and Danish subsidiaries using a discounted cash flow analysis based on forecasted results of operations related to those subsidiaries for 22 prospective quarters. The result of the discounted cash flow analysis for each subsidiary was impairments of the intangible assets on the balance sheet at June 30, 2001 of $2.1 million and $731 for the Swedish and Danish subsidiaries, respectively.

    Impairment of tangible assets was determined based on the fact that the Company abandoned approximately 36,000 square feet of office space in its corporate headquarters in June 2001. We determined that leasehold improvements and furniture of $1.7 million and $229, respectively on the balance sheet at June 30, 2001 related to the abandoned office space. We wrote-down those assets to

                              PRIMIX NORTH AMERICA

                                  (UNAUDITED)

zero in conjunction with our corporate restructuring implemented in that quarter therefore the loss is equal to the restructuring charge for those assets. Furniture related to the abandoned office space was disposed of in the 3rd quarter of 2001 with no realized gain.

5.  STOCKHOLDERS' EQUITY

(A) AUTHORIZED CAPITAL STOCK

    As of September, 30, 2001, the Company's authorized capital stock consisted of 50,000,000 shares of common stock, $0.001 par value per share, and 5,000,000 shares of preferred stock, $1.00 par value per share.

(B) TREASURY STOCK

    To the extent that the Advis accounts receivable were uncollectible as of June 30, 1999, the sole stockholder of Advis was required to tender shares to the Company with a fair market value equal to the amount by which the difference between the adjusted purchase price and the December 31, 1998 purchase price exceeded the cash escrow account of approximately $100,000. As of June 30, 1999, $138,000 of accounts receivable was uncollectible; therefore, the sole stockholder tendered 92,963 of the 171,000 shares of the Company's common stock, which was valued at $2.625 per share, the average closing price for the five business days preceding June 30, 1999. The 92,963 shares were classified as treasury stock with a total cost of $244,000.

    In March 2000, the sole stockholder of Advis tendered 47,964 shares of the Company's common stock to the Company in order to cover the exercise of stock options. The 47,964 shares were classified as treasury stock with a total cost of $612,000. The shares were valued at the closing price of the Company's common stock on the day the shares were tendered.

    As of December 31, 2000, the Company has issued all shares from treasury for the Company's employee stock option and the employee stock purchase plans.

(C) STOCK OPTIONS

    1995 STOCK PLAN

    The Company's 1995 Stock Plan (the "1995 Plan") provides for the issuance of incentive stock options (ISOs), nonqualified stock options and shares of common stock. Under the terms of the 1995 Plan, nonqualified stock options may be granted at a price not less than the lesser of (i) the book value per share of common stock as of the end of the fiscal year of the Company immediately preceding the date of such grant or (ii) 50% of the fair market value per share of common stock on the date of such grant and, in the case of ISOs, not less than the fair market value per share at the date of grant.

    1996 STOCK PLAN

    On May 17, 1996, the Board of Directors and stockholders approved the Company's 1996 Stock Plan (the "1996 Plan").

    In June 1999, the 1996 Plan was amended to increase the authorized number of shares of common stock available for issuance to 3,500,000 shares.

                              PRIMIX NORTH AMERICA

                                  (UNAUDITED)

    In October 2000, the 1996 Plan was amended to allow all directors to receive an initial option grant to purchase 20,000 shares of common stock, with an exercise price at the then fair market value, when such director is first appointed to the Board of Directors. In addition, each director will receive an option grant to purchase 5,000 shares of common stock, with an exercise price at the then fair market value, on each January 1 that such director is a member of the Board of Directors.

    On January 26, 2001, the Board of Directors adopted an amendment to the 1996 Plan, as amended, to increase the authorized number of shares of common stock available for issuance to 5,500,000 shares. This amendment was approved by the stockholders on March 22, 2001.

    The Company has reserved approximately 5,904,000 shares of common stock for issuance under the 1995 Plan and the 1996 Plan. As of December 31, 2000, there were approximately 363,000 shares available for grant. Generally, the options granted under both plans vest annually over four years and expire after ten years. In 1999, the Company amended the vesting period so that all options granted in 1999 and thereafter generally vest 25% after one year of service and quarterly for the three years thereafter.

    The following table summarizes incentive and nonqualified stock option activity under the 1995 and 1996 Stock Plans (in thousands, except per share data):

                                                                               WEIGHTED
                                                                                AVERAGE
                                               NUMBER           PRICE            PRICE
                                              OF SHARES       PER SHARE        PER SHARE
                                              ---------   ------------------   ---------
Outstanding, December 31, 1998..............    1,742             1.25-12.00      2.40
  Granted...................................    2,589             2.44-10.81      4.72
  Exercised.................................     (136)             1.25-4.50      2.47
  Canceled..................................     (825)            1.25-12.00      2.57
Outstanding, December 31, 1999..............    3,370             1.25-12.00      4.14
  Granted...................................    2,950             0.53-11.75      2.92
  Exercised.................................     (518)             1.25-3.06      2.08
  Canceled..................................   (1,539)            1.25-10.81      5.54
Outstanding, December 31, 2000..............    4,263     $       0.53-12.00     $3.04
                                               ------     ------------------     -----
Exercisable, December 31, 2000..............      885     $       1.25-12.00     $3.18
                                               ------     ------------------     -----
Exercisable, December 31, 1999..............      590     $       1.25-12.00     $2.52
                                               ------     ------------------     -----

                              PRIMIX NORTH AMERICA

                                  (UNAUDITED)

    The following detail pertains to outstanding options of the Company at December 31, 2000 (in thousands, except per share data):

                                                WEIGHTED AVERAGE                        WEIGHTED AVERAGE
                                                 EXERCISE PRICE                          EXERCISE PRICE
                            EXERCISE PRICE            PER                                     PER
        NUMBER OF           RANGE PER SHARE          SHARE             NUMBER OF             SHARE
         SHARES               OUTSTANDING         OUTSTANDING      SHARES EXERCISABLE     EXERCISABLE
  ---------------------   -------------------   ----------------   ------------------   ----------------
            814           $        0.53-$1.60        $0.58                  34               $1.36
          2,545                     1.60-3.20         2.47                 758                2.59
            186                     3.20-4.80         4.04                  17                4.50
            409                     4.80-6.40         5.59                   7                5.82
              4                     6.40-8.00         7.85                   2                7.83
             86                     8.00-9.60         8.48                  26                8.53
            137                    9.60-11.20        10.63                  34               10.63
             82                   11.20-12.00        11.77                   7               12.00
          4,263           $       0.53-$12.00        $3.04                 885               $3.18

    In October 1995, the FASB issued SFAS No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION. SFAS No. 123 requires the measurement of the fair value of stock options, including stock purchase plans, or warrants granted to employees to be included in the statement of operations and comprehensive loss or disclosed in the notes to financial statements. The Company has determined that it will continue to account for stock-based compensation for employees under APB No. 25 and elect the disclosure-only alternative under SFAS No. 123. The Company has computed the pro forma disclosures required under SFAS No. 123 for options granted using the Black-Scholes option pricing model prescribed by SFAS
No. 123. The weighted average assumptions used for the years ended December 31, 1998, 1999 and 2000, are as follows:

                                                      1999                 2000
                                               ------------------   ------------------
Risk-free interest rate......................         4.60%-6.19%          5.28%-6.72%
Expected dividend yield......................                  --                   --
Expected life................................             5 years              4 years
Expected volatility..........................                100%                 121%
Weighted average fair value of options
  granted....................................               $4.72                $2.92

    The Black-Scholes option pricing model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option-pricing models require the input of highly subjective assumptions including expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

    The total fair value of the options granted during the years ended December 31, 1999 and 2000, was computed as approximately $9,440,000 and $7,067,000 respectively. Of these amounts, approximately $5,916,000 and $4,099,000 would have been charged to operations for the years ended December 31, 1999 and 2000, respectively. The remaining amount would be amortized over the remaining vesting periods.

                              PRIMIX NORTH AMERICA

                                  (UNAUDITED)

    The pro forma net loss and pro forma basic and diluted net loss per common share presented below have been computed assuming no tax benefit. The effect of a tax benefit has not been considered since a substantial portion of the stock options granted are incentive stock options and the Company does not anticipate a future deduction associated with the exercise of these stock options.

    The pro forma effect of SFAS No. 123 for the years ended December 31, 1999 and 2000 is as follows (in thousands, except per share data):

                                             1999                      2000
                                    -----------------------   -----------------------
                                    AS REPORTED   PRO FORMA   AS REPORTED   PRO FORMA
                                    -----------   ---------   -----------   ---------
Net loss..........................    $(6,423)    $(12,339)     $(15,292)   $(19,391)
Basic and diluted net loss per
  common share....................    $ (0.44)    $  (0.84)     $  (1.00)   $  (1.27)

(D) WARRANTS

    In February 1996, the Company issued a warrant to purchase 23,333 shares of common stock at a price of $8.31 per share in connection with a financing agreement. The warrant is exercisable in whole or in part at any time on or before February 15, 2003.

(E) EMPLOYEE STOCK PURCHASE PLAN

    On May 17, 1996, the stockholders approved the Company's Employee Stock Purchase Plan (the "ESPP"). The Company has reserved 150,000 shares for issuance under the ESPP. The ESPP permits eligible employees of the Company to purchase common stock through payroll deductions of up to 10% of their total compensation. The price of common stock purchased under the ESPP is 85% of the lower of the fair market value of the common stock on the first or last day of each six-month purchase period. During 1999 and 2000, the Company issued approximately 58,000 and 72,000 shares of common stock under the ESPP, respectively.

    On January 26, 2001, the Board of Directors adopted an amendment to the ESPP to increase the authorized number of shares of common stock available for issuance to 705,813 shares. This amendment was approved by the stockholders on March 22, 2001.

6.  INCOME TAXES

    The Company accounts for income taxes in accordance with SFAS No. 109, ACCOUNTING FOR INCOME TAXES. Under SFAS No. 109, a deferred tax asset or liability is measured by the enacted tax rates expected to be in effect when the differences between the financial statement and tax bases of assets and liabilities reverse.

    As of December 31, 2000, the Company had available net operating loss carryforwards of approximately $41,366,000 to reduce future federal and state income taxes, if any. These carryforwards expire through 2020 and are subject to review and possible adjustment by the Internal Revenue Service. The Tax Reform Act of 1986 contains provisions that may limit the amount of net operating loss carryforwards that the Company may utilize in any one year in the event of certain cumulative changes in ownership over a three year period in excess of 50%, as defined. The Company has completed several financings since its inception and believes that an ownership change as defined by The Tax

                              PRIMIX NORTH AMERICA

                                  (UNAUDITED)

Reform Act of 1986 has occurred. The Company has not yet determined the extent of any net operating loss carryforward limitations.

    The approximate income tax effect of each type of temporary difference and carryforward is as follows (in thousands):

                                                              1999       2000
                                                            --------   --------
Net operating loss carryforwards..........................  $11,601    $16,560
Other temporary differences...............................      745        910
Credit carryforwards......................................      217        217
                                                            -------    -------
                                                             12,563     17,687
Valuation allowance.......................................  (12,563)   (17,687)
                                                            -------    -------
Net deferred tax asset....................................  $    --    $    --
                                                            =======    =======

    It is the Company's objective to become a profitable enterprise and to realize the benefits of its deferred tax assets. However, in evaluating the realizability of these deferred tax assets, management has considered the Company's short operating history, the volatility of the market in which it competes and the operating losses incurred to date, and believes that, given the significance of this evidence, a full valuation reserve against its deferred tax asset is required as of December 31, 1999 and 2000, respectively.

7.  RELATED-PARTY TRANSACTIONS

(A) NOTES RECEIVABLE FROM RELATED PARTIES

    In February 1998, the Company loaned $150,000 to an executive officer of the Company. Interest was payable quarterly at an annual rate of 6.5%. The note was secured by 100,000 shares of common stock of the Company owned by the executive officer. The note was paid in full in January 2000.

    In March 1999, the Company issued two separate promissory notes, each in the amount of $75,000, to two employees of the Company who were subsequently appointed as executive officers of the Company. The promissory notes are due on December 31, 2001 and bear interest at a rate of 6.75% per annum. On
September 20, 1999, one of the $75,000 notes was cancelled and a new promissory note totaling $250,000 was issued. The note bears interest at a rate of 7% per annum until September 30, 2002 when the interest rate will convert to the prime rate plus two percentage points for the remainder of the term. The outstanding principal balance is payable quarterly in arrears in equal installments beginning on January 1, 2005. This note is due on September 30, 2029. The note is secured by personal assets owned by the officer. In January 2000, the remaining $75,000 note was cancelled and a new promissory note totaling $250,000 was issued. The note bears interest at a rate of 7% per annum until December 31, 2002 when the interest rate will convert to the Prime rate plus two percentage points for the remainder of the term. The outstanding principal balance is payable quarterly in arrears in equal installments beginning on January 1, 2005. The note is due on December 31, 2029. The note is secured by personal assets owned by the officer.

    In July 2000, the Company issued a promissory note in the amount of $800,000 to an executive officer of the Company. The note is secured by 200,000 shares of common stock of the Company owned by the executive officer. Interest on the note is full recourse. Principal on the note is recourse to

                              PRIMIX NORTH AMERICA

                                  (UNAUDITED)

the security interest in the Company's common stock.. The note is due on July 21, 2001 and bears interest at a rate of 7.508% per annum. See Note 2(o).

    In July 2000, the Company issued a promissory note in the amount of $70,000 to an executive officer of the Company. The note is secured by 17,500 shares of common stock of the Company owned by the executive officer. Interest on the note is full recourse. Principal on the note is recourse to the security interest in the Company's common stock.. The note is due on July 25, 2001 and bears interest at a rate of 7.508% per annum. See Note 2(o).

(B) AVIX VENTURES, L.P.

    The Company's Co-Chief Executive Officers ("Co-CEOs") are general partners of Avix Associates, L.P., which is in turn the general partner of Avix Ventures, L.P., a principal stockholder of the Company. The Co-CEOs received no cash compensation for services provided to the Company during 1999 and 2000. Each Co-CEO received a stock option to purchase 20,000 shares of the Company's common stock granted on October 6, 2000. One of the Co-CEOs received a stock option to purchase 300,000 shares of the Company's common stock granted on September 16, 1999. All stock options were granted at the fair market value of the Company's common stock on the dates of grant.

(C) AZZOUZ LIMITED PARTNERSHIP

    One of the Company's Co-Chief Executive Officers is an officer and controlling stockholder of Azzouz Holding Corp., the general partner of Azzouz Limited Partnership, a principal stockholder of the Company. This individual was appointed as Co-Chief Executive Officer in 2000. See (B) above.

(D) NOTE PAYABLE TO RELATED PARTY

    Robert Hedges, a Director of Primix, is the Managing Director of the Retail Distribution Group at Fleet Financial Group ("Fleet"). During 1999 and 2000, Fleet paid to Primix approximately $318,900 and $179,300, respectively, for professional services rendered in the normal course of business.

8.  EMPLOYEE BENEFIT PLAN

    The Company's employees participate in an employee benefit plan under
Section 401(k) of the Internal Revenue Code (the "401(k) Plan"). The 401(k) Plan is available to substantially all employees. The 401(k) Plan allows for employees to make contributions up to a specified percentage of their compensation. For all participants, the Company contributes 25% of the first 6% of employees' pay contributed to the 401(k) Plan. The Company contributed approximately $92,000, and $148,000 under these plans during the years ended December 31, 1999 and 2000 and $112,000 and $96,000 during the nine months ended September 30, 2000 and 2001, respectively.

    Advis had a separate 401(k) profit sharing plan, which covered substantially all employees who met minimum service requirements. As of January 1, 1999, all Advis employees meeting the minimum service requirements were eligible to participate in the Company's 401(k) Plan. The Company merged the assets of the Advis plan with its plan in May 1999.

9.  LEASE COMMITMENTS

    The Company leases its office facilities and certain office equipment under operating leases expiring at various dates through 2010. Rent expense totaled approximately $795,000 and $1.3 for the

                              PRIMIX NORTH AMERICA

                                  (UNAUDITED)

years ended December 31, 1999 and 2000, respectively. The $1.3 million includes approximately $435,000 related to the consolidation of office space and relocation of corporate headquarters. In connection with the acquisition of Advis in 1998, the Company is responsible for Advis' lease of its office facility which expires in August 2002. Prior to the acquisition, Advis subleased a portion of their office facility through May 1999. During 1999, the Company entered into additional subleases expiring in August 2002 for the space previously occupied by Advis.

    In addition, the Company acquired certain equipment under capital leases in the Advis acquisition. These leases were paid in full in 1999.

    In May 2001, the Company assumed a lease commitment, with a termination date of November 30, 2005, for approximately 15,000 square feet in conjunction with its acquisition of Extrio Corporation ("Extrio"). As part of the acquisition plan, the Company vacated this space in May 2001. The Company has no future plans to utilize this space. Accordingly, the Company capitalized future lease payments of approximately $600,000, as part of the cost of the acquisition in its accounting for the purchase of Extrio (see Note 3).

    In June 2001, the Company vacated approximately 35,000 square feet of its corporate headquarters in Watertown, MA. The Company took a restructuring charge of approximately $1.2 million in the second quarter related to an estimate of losses on future lease commitments on abandoned space (see "Restructuring Charge" in the "Management's Discussion and Analysis of Financial Condition and Results of Operations" section). The Company renegotiated its lease in Watertown, MA in August 2001. As a result of this renegotiation, the obligation related to this vacated office space was reduced to approximately $847,000 to be paid over 12 months beginning in January 2002.

    The following is a summary of future minimum payments under operating leases with noncancelable terms with a remaining term in excess of one year as of December 31, 2000 (in thousands):

                                                            DEDUCT
                                                           SUBLEASE   NET RENTAL
                                             COMMITMENTS   RENTALS    COMMITMENTS
                                             -----------   --------   -----------
2001                                           $ 1,654      $  198      $ 1,456
2002                                             2,161         127        2,034
2003                                             1,941          --        1,941
2004                                             1,938          --        1,938
2005                                             1,908          --        1,908
Thereafter.................................      9,814          --        9,814
                                               -------      ------      -------
Total minimum lease payments...............    $19,416      $  325      $19,091
                                               =======      ======      =======

                              PRIMIX NORTH AMERICA

                                  (UNAUDITED)

10. QUARTERLY RESULTS OF OPERATIONS

    The following table sets forth unaudited quarterly statements of operations and comprehensive loss (in thousands, except per share data) for each of the eight quarters ended December 31, 2000.

                                                             1999
                                           -----------------------------------------
                                            FIRST      SECOND     THIRD      FOURTH
                                           QUARTER    QUARTER    QUARTER    QUARTER
                                           --------   --------   --------   --------
Professional services revenue............  $ 1,941    $ 2,552    $ 3,700    $ 3,796
Operating expenses:
  Professional services..................    1,435      2,169      2,886      2,916
  General and administrative.............    1,135      1,309      1,997      1,868
  Sales and marketing....................      535        790      1,063      1,054
  Amortization of intangible assets......       55         54         59         73
  Research and development...............       --         --         --        131
  Stock compensation.....................       --         --         --         --
    Total operating expenses.............    3,160      4,322      6,005      6,042
Operating loss...........................   (1,219)    (1,770)    (2,305)    (2,246)
Interest income, net.....................      297        278        270        272
Net loss.................................  $  (922)   $(1,492)   $(2,035)   $(1,974)
Basic and diluted net loss per common
  share..................................  $ (0.06)   $ (0.10)   $ (0.14)   $ (0.13)
Basic and diluted weighted average shares
  outstanding............................   14,618     14,621     14,627     14,636

                                                             2000
                                           -----------------------------------------
                                            FIRST      SECOND     THIRD      FOURTH
                                           QUARTER    QUARTER    QUARTER    QUARTER
                                           --------   --------   --------   --------
Professional services revenue............  $ 5,013    $ 4,989    $ 5,379    $ 2,902
Operating expenses:
  Professional services..................    3,276      3,321      3,417      3,012
  General and administrative.............    2,118      2,410      2,475      2,499
  Sales and marketing....................    1,614      1,633      1,394      1,172
  Amortization of intangible assets......       92        102        341      4,763
  Stock compensation.....................       --         25         75         75
    Total operating expenses.............    7,100      7,491      7,702     11,521
Operating loss...........................   (2,087)    (2,502)    (2,323)    (8,619)
Interest income, net.....................      230        273        140         97
Loss from European operations............       --       (332)      (165)        (4)
Net loss.................................  $(1,857)   $(2,561)   $(2,348)   $(8,526)
Basic and diluted net loss per common
  share..................................  $ (0.12)   $ (0.17)   $ (0.15)   $ (0.55)
Basic and diluted weighted average shares
  outstanding............................   14,879     15,207     15,406     15,569

                              PRIMIX NORTH AMERICA

                                  (UNAUDITED)

                                                                2001
                                                   ------------------------------
                                                    FIRST      SECOND     THIRD
                                                   QUARTER    QUARTER    QUARTER
                                                   --------   --------   --------
Professional services revenue....................  $ 5,539    $  4,249   $ 2,865
Operating expenses:
  Professional services..........................    2,500       2,358     1,554
  General and administrative.....................    3,104       2,805     1,697
  Sales and marketing............................    1,071         818       353
  Amortization of intangible assets..............      654        3586       626
  Stock compensation.............................       84         187        84
    Total operating expenses.....................    7,413      14,654     4,465
Operating loss...................................   (1,874)    (10,405)   (1,600)
Interest income, net.............................       65         (28)     (209)
Loss from European operations....................      (96)       (556)      (96)
Net loss.........................................  $(1,905)   $(10,989)  $(1,828)
Basic and diluted net loss per common share......  $ (0.11)   $  (0.60)  $ (0.10)
Basic and diluted weighted average shares
  outstanding....................................   16,767      17,410    17,889

11. SUBSEQUENT EVENTS

    In November 2001, the Company entered into a definitive agreement with Canadian based systems integrator Burntsand, Inc. (Toronto: BRT.TO) to divest its North American operation in an asset sale. The primary consideration for assets included with the purchase is expected to total US $10.0 million, including US $7.0 million in cash and the assumption of $3.0 million in liabilities.

                                                                      Appendix D

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                           --------------------------

                                  FORM 10-K/A

                 FOR ANNUAL AND TRANSITION REPORTS PURSUANT TO
          SECTIONS 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

(MARK ONE)

   /X/     ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
           SECURITIES EXCHANGE ACT OF 1934

                  FOR THE FISCAL YEAR ENDED DECEMBER 31, 2000
                                       OR

   / /     TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
           SECURITIES EXCHANGE ACT OF 1934

      FOR THE TRANSITION PERIOD FROM ________________ TO ________________

                         COMMISSION FILE NUMBER 0-20789

                           --------------------------

                             PRIMIX SOLUTIONS INC.
             (Exact name of registrant as specified in its charter)

               DELAWARE                                     04-3249618
       (State of incorporation)                          (I.R.S. Employer
                                                       Identification No.)

                      311 ARSENAL STREET, WATERTOWN, MA 02472
                     (Address of principal executive offices)

                           TELEPHONE: (617) 923-6500

       SECURITIES REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT: NONE.

          SECURITIES REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:
                    COMMON STOCK, PAR VALUE $0.001 PER SHARE

                           --------------------------

    Indicate by check mark whether the registrant: (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes /X/ No / /

    Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of registrant's knowledge, in definitive proxy or information incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K. / /

    The aggregate market value of the voting stock of the registrant held by non-affiliates of the registrant on March 20, 2001 was $11,312,311.

    The number of shares of the registrant's Common Stock outstanding on March 20, 2001 was 18,089,338.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    STATEMENTS MADE OR INCORPORATED INTO THIS FORM 10-K INCLUDE A NUMBER OF FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933 AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934. FORWARD LOOKING STATEMENTS INCLUDE, WITHOUT LIMITATION, STATEMENTS CONTAINING THE WORDS "ANTICIPATES," "BELIEVES," "EXPECTS," "INTENDS," "FUTURE," AND WORDS OF SIMILAR IMPORT WHICH EXPRESS MANAGEMENT'S BELIEFS, EXPECTATIONS OR INTENTIONS REGARDING THE COMPANY'S FUTURE PERFORMANCE. THE COMPANY'S ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE SET FORTH IN THE FORWARD-LOOKING STATEMENTS. CERTAIN FACTORS THAT MIGHT CAUSE SUCH A DIFFERENCE ARE DISCUSSED IN THE SECTION ENTITLED "CERTAIN FACTORS THAT MIGHT AFFECT FUTURE RESULTS" ON PAGE 12 OF THIS ANNUAL REPORT.

                                     PART I

ITEM 1. BUSINESS

    Primix Solutions Inc. ("Primix" or the "Company"), a Delaware corporation, was incorporated in January 1994. Primix is a professional services firm focused on helping clients improve their business results through the application of Internet, wireless and broadband technology. Since its inception, Primix has helped organizations use information technology to solve business problems and capitalize on new business opportunities. Primix' recent client list includes operating units of Global 1000 customers such as AstraZeneca, EMC, Ericsson Mobile, Computer World and Rockwell Collins; and middle market firms such as A.T. Cross, Bose Corporation, Greenfield Online, Pergo, Kemper Insurance and Waters Corporation.

    Since the first quarter of 1998, the Company has focused exclusively on e-Business consulting services. Having made strategic investments in developing the Company's delivery methodology, corporate identity and consulting and sales organizations, Primix has added executives with deep experience in cross-media brand development, Web site design, and strategic and business process consulting to its management team since the first quarter of 1999. This expertise added to the Company's established strength in e-Business consulting, systems integration and solution development has allowed the Company to build a balanced approach to strategy, design and technology on a foundation of technical excellence.

    On December 31, 1998, Primix acquired Advis, Inc., a privately held Boston-based e-Business consulting company, which augmented the depth and breadth of the Company's capabilities in developing highly advanced systems architectures that support e-Business solutions. In addition to adding approximately 25 technical consultants, the Advis acquisition brought valuable existing customer relationships.

    On December 3, 1999, Primix acquired Black Bean Studios, Inc., a privately held Boston-based design boutique specializing in digital media, which augmented the depth and breadth of the Company's capabilities in developing highly effective user interfaces at the front end of e-Business solutions. In addition to adding 11 creative consultants, the Black Bean acquisition brought a portfolio of world-class design work and a reputation for excellence among the Internet design community.

    On May 31, 2000, Primix acquired Primant AB, a leading Internet solutions company based in the rapidly evolving Oresund economic region of southern Sweden, situated on both sides of the strait between Denmark and Sweden, and recognized as one of Europe's most rapidly developing technology centers. With 63 employees, Primant was among the foremost Microsoft systems integrators serving the Oresund economic region. The company was positioned in both Sweden and Denmark with offices in Malmo, Sweden and Copenhagen, Denmark.

    Sweden, with the highest Internet penetration rates of any nation in Europe, was thought by the Company to provide an ideal starting point for expansion into Europe. The acquisition allowed Primix to establish a beachhead of experienced local management, technical talent, reputation and first-class local clients in Sweden ahead of schedule. It significantly strengthened the Company's ability to service and grow its roster of Swedish-American clients, added to the depth of Microsoft technical capabilities to support current offerings and increased the Company's global employee base by one-third.

    On December 27, 2000, Primix further strengthened its presence in the Oresund region through the acquisition of 21st.dk A/S, a leading e-Business solutions company based in Copenhagen, Denmark. The acquisition brought 42 employees to Primix including technical, design and strategic consulting specialists.

    Primix today combines:

    - THE STRATEGIC INSIGHT OF A MANAGEMENT CONSULTING FIRM. The Company's strategic consultants bring intellectual capital and insight to client development teams. They help define and drive consensus on a business model, capture and distill the primary inputs for design and development, manage change within the client organization, and measure results to drive a cycle of continuous improvement.

    - THE CREATIVE TALENT, BRAND INSIGHT AND USER-CENTRIC GRAPHIC DESIGN EXPERTISE OF A DESIGN BOUTIQUE. A business application only creates value when the people for whom it is designed use it. Delivering results demands creating an experience that's faster, better or cheaper for target users internal or external to the client's organization. Primix helps clients prioritize the functionality to improve adoption rates and brings application interface design skills that enable faster and easier user interfaces while leveraging the emotional value in client brands.

    - THE TECHNICAL DEPTH OF A SYSTEMS INTEGRATOR. The Company's technical consultants contribute specific technical expertise and broad integration experience to a development team. They architect flexible, scale-able IT solutions, develop code and manage successful integration and rollout.

    These core competencies--combined through a carefully defined methodology and supported by extensive program management experience--help clients define, develop and deploy e-Business solutions that deliver real business results.

MARKET OPPORTUNITY

    The development of a single, contiguous Internet, broadband and wireless network--a ubiquitous "network of networks" governed by universally accepted technical standards--presents opportunities and threats to most businesses. Efforts to capitalize on the opportunities and/or manage these threats are commonly referred to as e-Business in the popular and business press.

    Primix defines "e-Business" as a tool set to manage the network of relationships that define a business. Better managing these relationships--between and among customers, vendors, suppliers, distributors and employees--can help businesses achieve superior business results by increasing sales, cutting costs and improving productivity, better leveraging assets, promoting customer loyalty, and accelerating business processes.

    Companies wishing to leverage the potential of e-Business often face a mix of strategic, technical, and creative challenges for which they require outsourced services. In competing to deliver those services, large, well-established professional services firms such as management consultancies, systems integrators and advertising agencies face great operational and cultural challenges in trying to address the unique inter-disciplinary requirements of such projects.

    Gartner Dataquest, an industry research group, estimates that the market for worldwide e-Business consulting, development and integration services will grow at a compounded annual growth rate of 46% from $41 billion in 2000 to $272 billion in 2005.

COMPETITION

    The market for consulting is intensely competitive. Primix expects competition to persist and intensify in the future. Primix has experienced and expects to continue to experience increased competition from current and future competitors, many of whom have significantly greater financial, technical and marketing resources, name recognition and customer bases. Primix' current and potential competitors include, among others: solution services companies; software vendors whose packaged applications can be used or customized to support e-Business processes; and consulting divisions of leading software system providers and hardware manufacturers.

    Primix believes companies are increasingly searching for a single-source professional services firm that can deliver integrated strategy, technology and creative skills specifically targeted at developing multi-channel e-Business solutions. Primix believes that firms in the Internet professional services providers' category, such as Primix, best meet this demand. Furthermore, we believe that companies will increasingly look to e-services firms that can leverage industry best practices, scale to suit the needs of clients, demonstrate increased predictability of success for e-Business solutions and decrease risks associated with implementation.

    Primix' competitors may be able to respond more quickly to new or emerging technologies and changes in customer requirements or devote greater resources to the promotion and sale of their consulting services than the Company. Also, the Company's current and potential competitors generally have greater financial or management resources, name recognition, or more extensive customer bases that could be leveraged, thereby potentially limiting Primix' market share. Primix expects to face additional competition as other established and emerging firms enter the market for customized e-Business system integration services. Increased competition could result in price reductions, fewer consulting engagements, reduced gross margins and loss of market share, any of which could materially and adversely affect the Company's business, operating results and financial condition. In addition, current and potential competitors may make strategic acquisitions or establish cooperative relationships among themselves or with third parties, thereby increasing the ability to address the needs of Primix' prospective customers. Such competition could materially and adversely affect Primix' ability to obtain and retain support for its services. There can be no assurance that Primix will be able to compete successfully against current and future competitors, and the failure to do so could have a material adverse effect upon the Company's business, operating results and financial condition.

    The principal factors affecting the market for Primix' services are expertise in vertical market and horizontal process strategies, creative design and on-line branding capabilities, system integration and implementation skills, price, customer support, and project management. The failure to compete successfully could have a material adverse effect upon the Company's business, operating results and financial condition.

RESEARCH AND DEVELOPMENT

    Historically, the Company has made substantial investments in product development and technology integration. The Company is currently not developing software to be sold independently from its service offerings. The Company's expenditures for research and development of its former software products during 1998, 1999 and 2000 were $309,000, $0 and $0, respectively.

    For the year ended December 31, 2000, research and development expenses consisted primarily of compensation and benefits for employees in the Core Technology group. This group was formed in October 1999 in order to manage the knowledge and expertise of the strategic, technical, and creative design disciplines. This group was re-deployed to professional services in October 2000. For the year ended December 31, 2000, research and development expenses totalled $541,000.

PROPRIETARY RIGHTS

    Primix relies on a combination of trademark, copyright and trade secret laws, employee and third-party nondisclosure agreements and other means to protect its proprietary rights in its technology and intellectual property. The Company has filed applications for registration of its various trademarks. There can be no assurance that any trademark applications will result in registered trademarks or that, if issued, such trademarks would be upheld if challenged.

    There can be no assurance that the Company's competitors will not independently develop technologies or methodologies that are substantially equivalent or superior to the Company's technology or methodologies, or that the measures taken by the Company to protect its proprietary rights will be adequate to prevent misappropriation of its technology or methodologies or independent development by others of similar technology or methodologies. In addition, the laws of various countries in which the Company's services may be sold may not protect the Company's intellectual property rights to the same extent as the laws of the United States.

    There can be no assurance that third parties will not assert intellectual property infringement claims against the Company or that any such claims will not require the Company to enter into royalty arrangements or result in costly litigation. The Company is not the subject of any legal action alleging the infringement of any copyright or trademark rights of any person or of any violation of trade secrets or other proprietary rights claimed by any third party relating to the Company or the Company's technology or methodologies, nor is the Company aware of any threatened litigation with regard to such matters. However, the computer software market is characterized by frequent and substantial intellectual property litigation. Intellectual property litigation is complex and expensive, and the outcome of such litigation is difficult to predict.

    The Company believes that, due to the rapid pace of technological innovation, its ability to establish and maintain a position of leadership in the industry is dependent more upon the skills of its consulting and development personnel than upon the legal protections afforded to its existing technology and methodology.

EMPLOYEES

    As of March 30, 2001, Primix had a total of 264 full-time employees. These employees include 136 based in the United States and 128 based in Europe. The employees based in the United States include 86 in professional services, 40 in general and administrative functions and 10 in sales and marketing. The employees based in Europe include 101 in professional services, 16 in general and administrative functions and 11 in sales and marketing. The Company's future success depends in significant part upon the continued service of its key technical, consulting, and senior management personnel, and its continuing ability to attract and retain highly qualified technical, services, and managerial personnel. Competition for highly qualified personnel is intense, and there can be no assurance that the Company will be able to retain its technical and managerial employees or that it will be able to attract and retain such personnel in the future. None of the Company's employees is represented by a labor union. The Company has not experienced any work stoppages and considers its relations with its employees to be generally good.

    In order for Primix to exploit fully the market opportunity for its services, an effective planning and management process is required. The industry's rapid rate of change has placed, and is expected to continue to place, a significant strain on managerial, operational and financial resources. Many of the Company's consulting staff were only recently hired. To manage potential future growth, Primix must continue to implement and improve its operational and financial systems and to expand, train and manage its employee base. The Company's future operating results also will depend on its ability to expand and train its sales and marketing organizations and implement and manage new distribution channels to penetrate different and broader markets. If Primix is unable to manage growth effectively, the Company's business, operating results and financial condition could be materially and adversely affected.

ITEM 2. PROPERTIES

    The Company leases approximately 73,000 square feet of office space in Watertown, Massachusetts under a ten-year lease agreement, which commenced in January 2001. Primix has a ten year and five month renewal option.

ITEM 3. LEGAL PROCEEDINGS

    The Company is not currently a party to any material legal proceedings. The Company may be subject to litigation from time to time in the ordinary course of business. Any such matters could have a material adverse effect on the Company's financial position, results of operations or cash flows.

ITEM 4. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

    The Annual Meeting of Stockholders was held on December 15, 2000 where the following matters were submitted to a vote:

                                                          VOTES IN     VOTES       VOTES      BROKER
     MATTER SUBMITTED TO VOTE                              FAVOR      AGAINST    ABSTAINED   NON-VOTES
     ------------------------                            ----------   --------   ---------   ---------
1.   The election of one Class I Director, Lennart
     Mengwall, for a three-year term, with such term to
     continue until the year 2003 annual meeting of
     stockholders and until his successor is duly
     elected and qualified.............................  14,289,090      0        37,067         0
2.   The election of one Class I Director, Magnus
     Nicolin, for a three-year term, with such term to
     continue until the year 2003 annual meeting of
     stockholders and until his successor is duly
     elected and qualified.............................  14,288,475      0        37,682         0

                                    PART II

ITEM 5.  MARKET FOR THE REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER
         MATTERS

MARKET INFORMATION

    The Company's Common Stock, $0.001 par value ("Common Stock"), has been traded on the NASDAQ National Market ("Nasdaq") since the Company's initial public offering on July 3, 1996 and currently trades under the symbol "PMIX". The following table sets forth the high and low closing prices for the Company's Common Stock as reported by Nasdaq for the periods indicated:

                                                               MARKET PRICES(1)
                                                              -------------------
1999 FISCAL QUARTERS                                            HIGH       LOW
--------------------                                          --------   --------
First.......................................................   $ 2.84     $1.75
Second......................................................   $ 3.47     $2.28
Third.......................................................   $ 3.25     $2.28
Fourth......................................................   $13.25     $2.38

                                                               MARKET PRICES(1)
                                                              -------------------
2000 FISCAL QUARTERS                                            HIGH       LOW
--------------------                                          --------   --------
First.......................................................   $14.13     $7.00
Second......................................................   $ 8.25     $3.88
Third.......................................................   $ 4.25     $1.75
Fourth......................................................   $ 2.25     $0.53

------------------------

(1) The prices listed reflect inter-dealer prices without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

HOLDERS

    The number of record holders of the Company's Common Stock as of March 20, 2001 was approximately 239.

DIVIDENDS

    The Company did not pay cash dividends on its Common Stock during the years ended December 31, 1999 and December 31, 2000. The Company does not intend to pay cash dividends on its Common Stock in the foreseeable future.

RECENT SALES OF UNREGISTERED SECURITIES

    In connection with the acquisition of 21st.dk, a Denmark-based Internet services firm, on December 27, 2000, the Company issued 1,054,844 shares of Common Stock to the stockholders of 21st. Such shares were valued at $0.56 per share, the fair market value of the Common Stock on that date. Such shares were issued pursuant to Regulation S promulgated under the Securities Act of 1933, as amended. In connection with this acquisition, on December 27, 2000, the Company issued 321,556 shares of Common Stock at a price per share of $0.01 to the principal shareholders and employees of 21st in the form of restricted stock awards (the "Awards"). The Awards will fully vest on the fifth anniversary of the grant date, subject to acccelerated vesting upon the achievement of certain performance objectives of 21st. Such shares were issued pursuant to Regulation S promulgated under the Securities Act of 1933, as amended. See Note 2 to the Consolidated Financial Statements.

ITEM 6.  SELECTED FINANCIAL DATA

    The following selected financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements of the Company, including the Notes thereto, included elsewhere in this Annual Report on Form 10-K. The consolidated statement of operations and comprehensive loss data set forth below for the fiscal years ended December 31, 1998, 1999 and 2000, and the consolidated balance sheet data as of December 31, 1999 and 2000, are derived from the Company's consolidated financial statements which have been audited by Arthur Andersen LLP, independent public accountants, and which are included elsewhere in this report. The consolidated statement of operations and comprehensive loss data for the years ended December 31, 1996 and 1997 as well as the consolidated balance sheet data as of December 31, 1996, 1997 and 1998 are derived from audited consolidated financial statements not included in this Annual Report on Form 10-K. The historical results may not be indicative of the results of operations to be expected in the future.

                                                YEAR ENDED      YEAR ENDED      YEAR ENDED      YEAR ENDED      YEAR ENDED
                                               DECEMBER 31,    DECEMBER 31,    DECEMBER 31,    DECEMBER 31,    DECEMBER 31,
                                                   1996            1997           1998(1)         1999(2)         2000(3)
                                               -------------   -------------   -------------   -------------   -------------
                                                                   (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
Revenue:
  Professional services......................    $  5,098         $ 4,399         $ 4,605         $11,989        $ 21,413
  Software license and maintenance...........       8,106           1,248             211              --              --
                                                 --------         -------         -------         -------        --------
    Total revenue............................      13,204           5,647           4,816          11,989          21,413
Operating expenses:
  Professional services......................       3,735           3,570           4,010           9,406          15,013
  Software license and maintenance costs.....       1,472             555              --              --              --
  General and administrative.................       5,048           4,695           4,124           6,309          10,498
  Sales and marketing........................       6,211           2,403           2,197           3,442           6,071
  Amortization of intangible assets..........          --              --              --             241           5,116
  Research and development...................       3,146           1,921             309             131             541
  Stock compensation.........................          --              --              --              --             175
  Restructuring charge.......................          --           1,782              --              --              --
  Compensation to former Chief Executive
    Officer..................................       6,794             227              --              --              --
                                                 --------         -------         -------         -------        --------
    Total operating expenses.................      26,406          15,153          10,640          19,529          37,414
                                                 --------         -------         -------         -------        --------
Operating loss...............................     (13,202)         (9,506)         (5,824)         (7,540)        (16,001)
Interest income, net.........................         953           1,885           1,622           1,117             709
                                                 --------         -------         -------         -------        --------
Loss before provision for income taxes.......     (12,249)         (7,621)         (4,202)         (6,423)        (15,292)
Provision for income taxes...................          95              15              --              --              --
                                                 --------         -------         -------         -------        --------
Net loss.....................................    $(12,344)        $(7,636)        $(4,202)        $(6,423)       $(15,292)
                                                 ========         =======         =======         =======        ========
Other comprehensive loss:
  Foreign currency translation adjustment....          --              --              --              --             (87)
                                                 --------         -------         -------         -------        --------
Comprehensive loss...........................    $(12,344)        $(7,636)        $(4,202)        $(6,423)       $(15,379)
                                                 ========         =======         =======         =======        ========
Basic and diluted net loss per common
  share......................................    $  (1.03)        $ (0.52)        $ (0.29)        $ (0.44)       $  (1.00)
                                                 ========         =======         =======         =======        ========
Basic and diluted weighted average shares
  outstanding................................      12,560          14,560          14,398          14,626          15,242
                                                 ========         =======         =======         =======        ========

                                                                     DECEMBER 31,
                                                 ----------------------------------------------------
                                                   1996       1997     1998(1)    1999(2)    2000(3)
                                                 --------   --------   --------   --------   --------
                                                                    (IN THOUSANDS)
BALANCE SHEET DATA:
Cash, cash equivalents and marketable
  securities...................................  $40,050    $33,713    $26,693    $18,540    $ 4,813
Working capital................................   36,471     31,836     26,511     19,860      4,868
Total assets...................................   46,151     36,266     33,155     27,336     21,215
Total stockholders' equity.....................   39,737     33,405     29,617     24,453     15,594

------------------------

(1) The Company acquired Advis, Inc. on December 31, 1998. The total consideration consisted of approximately $40,000 cash, 171,000 shares of the Company's common stock, which was valued at $1.875 per share, the fair market value of the stock at the date of the acquisition, a note payable of $204,000 paid in January 1999 and the assumption of $1,798,000 of net liabilities. Included in the net liabilities are accounts receivable of $638,000, prepaid expenses and other current assets of $39,000 and computer and office equipment of $56,000. In December 1998, the Company advanced Advis $1,543,000 to satisfy certain obligations. This advance is included in the net liabilities acquired. See Note 2 of the Consolidated Financial Statements.

(2) The Company acquired Black Bean Studios, Inc. on December 3, 1999. The total consideration consisted of approximately $787,000 cash and 100,000 shares of the Company's common stock, which was valued at $10.75 per share, the fair market value of the stock at the date of the acquisition. In addition, the Company assumed Black Bean's net liabilities of approximately $33,000. See
    Note 2 of the Consolidated Financial Statements.

(3) The Company acquired Primant AB on May 31, 2000. The total consideration consisted of 895,522 shares of the Company's common stock, which was valued at $5.00 per share, the fair market value of the stock at the date of the acquisition. In addition, the Company assumed Primant's liabilities of approximately $276,000. The Company acquired 21st.dk on December 27, 2000. The total consideration consisted of 1,054,844 shares of the Company's common stock, which was valued at $0.56 per share, the fair market value of the stock at the date of the acquisition. In addition, the Company assumed 21st's liabilities of approximately $1,177,000. See Note 2 of the Consolidated Financial Statements.

    There were no cash dividends declared per common share for any of the years shown above.

ITEM 7. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

OVERVIEW

    Primix Solutions Inc. ("Primix" or the "Company"), a Delaware corporation, was incorporated in January 1994. Since its inception, Primix has helped organizations use information technology to solve business problems and capitalize on new business opportunities. Primix' customers have included large, globally recognized corporations, leading international middle-market companies and venture-funded Internet startups.

    Since the first quarter of 1998, the Company has focused exclusively on e-Business consulting services. Having made strategic investments in developing the Company's delivery methodology, corporate identity and consulting and sales organizations, Primix has added executives with deep experience in cross-media brand development, Web site design, and strategic and business process consulting to its management team since the first quarter of 1999. This expertise added to the Company's established strength in e-Business consulting, systems integration and solution development has allowed the Company to build a balanced approach to strategy, design and technology on a foundation of technical excellence.

    On December 31, 1998, Primix acquired Advis, Inc. ("Advis"), a privately held Boston-based e-Business consulting company, which augmented the depth and breadth of the Company's capabilities in developing highly advanced systems architectures that support e-Business solutions. In addition to adding approximately 25 technical consultants, the Advis acquisition brought valuable existing customer relationships.

    On December 3, 1999, Primix acquired Black Bean Studios, Inc. ("Black Bean"), a privately held Boston-based design boutique specializing in digital media, which augmented the depth and breadth of the Company's capabilities in developing highly effective user interfaces at the front end of e-Business solutions. In addition to adding 11 creative consultants, the Black Bean acquisition brought a portfolio of world-class design work and a reputation for excellence among the Internet design community.

    On May 31, 2000, Primix acquired Primant AB ("Primant"), a leading Internet solutions company based in the rapidly evolving Oresund economic region of southern Sweden, and recognized as one of Europe's most rapidly developing technology centers. With 63 employees, Primant was among the foremost Microsoft systems integrators serving the Oresund economic region.

    On December 27, 2000, Primix further strengthened its presence in the Oresund region through the acquisition of 21st.dk A/S ("21st"), a leading e-Business solutions company based in Copenhagen, Denmark. The acquisition brought 42 employees to Primix including technical, design and strategic consulting specialists.

    In connection with the purchase of 21st, the Company sold its existing subsidiary in Denmark, Primant A/S ("Primant-Denmark"), through a sale of all of the issued and outstanding shares of Primant-Denmark to Incubator IT ApS, a Danish Company, for an aggregate price of one Danish kroner (approximately $0.13) and the assumption by Incubator of all outstanding indebtedness and liabilities of Primant-Denmark. The Company believes that the controlling owner of Incubator is also the controlling owner of Promax Commercial Holdings Limited, a former shareholder of 21st.

RESULTS OF OPERATIONS

    The following table sets forth, for the periods indicated, the percentage of total revenue represented by certain items reflected in the Company's consolidated statements of operations:

                                                                       YEAR ENDED
                                                                      DECEMBER 31,
                                                          ------------------------------------
                                                            1998          1999          2000
                                                          --------      --------      --------
Revenue:
  Professional services.................................      96%         100%          100%
  Software license and maintenance......................       4           --            --
                                                            ----          ---           ---
    Total revenue.......................................     100          100           100
Operating expenses:
  Professional services.................................      83           78            70
  General and administrative............................      86           53            49
  Sales and marketing...................................      46           29            28
  Amortization of intangible assets.....................      --            2            24
  Research and development..............................       6            1             3
  Stock compensation....................................      --           --             1
                                                            ----          ---           ---
    Total operating expenses............................     221          163           175
Operating loss..........................................    (121)         (63)          (75)
Interest income, net....................................      34            9             3
                                                            ----          ---           ---
Net loss................................................     (87)%        (54)%         (72)%
                                                            ====          ===           ===

YEAR ENDED DECEMBER 31, 2000 COMPARED TO YEAR ENDED DECEMBER 31, 1999

REVENUE

    Total revenue increased by $9.4 million to $21.4 million in 2000 from $12.0 million in 1999. The increase was the result of increases in both the size and number of consulting engagements serviced and the increase in the number of billable consultants during 2000 compared to 1999. The increase in billable consultants was mainly due to the Primant acquisition on May 31, 2000. Revenue per billable head was approximately $145,000 and $171,000 as of December 31, 2000 and 1999, respectively. The decrease in revenue per billable head is mainly due to the lower billing rates of the new Scandinavian office, which offset an increase in the revenue per billable head in the United States. Utilization for all consultants totalled 59% for the year ended December 31, 2000 and 60% for the year ended December 31, 1999.

PROFESSIONAL SERVICES

    The cost of professional services consists primarily of compensation and benefits for employees engaged in the delivery of professional services as well as fees to third party consultants and non-reimbursable expenses related to client projects. Professional services expenses increased by $5.6 million to $15.0 million, or 70% of total revenue, in 2000 from $9.4 million, or 78% of total revenue, in 1999. The absolute dollar increase is primarily due to increased headcount-related costs such as salaries and benefits and increased travel costs due to the overall growth of the Company offset by a decreased usage of third party consultants. Professional services headcount increased from 90 at December 31, 1999 to 188 at December 31, 2000, with 108% of this increase due to the Primant and 21st acquisitions. The decrease of the professional services expenses as a percentage of total revenue is primarily the result of better planning and execution on client engagements and revenue increasing at a higher rate than professional services costs. The Company expects professional services expenses to increase in 2001 as the Company will have a full year of expenses from Primant and 21st. However, the Company expects professional services expenses as a percentage of total revenue to decrease as operational efficiencies continue to improve in 2001.

GENERAL AND ADMINISTRATIVE

    General and administrative expenses consist primarily of compensation and benefits for executive, finance, information technology, human resources, recruiting and administrative personnel, rent expense, depreciation expense, professional fees, recruiting fees, and system support costs. General and administrative expenses increased by $4.2 million to $10.5 million, or 49% of total revenue, in 2000 from $6.3 million, or 53% of total revenue, in 1999. The absolute dollar increase is primarily due to increased headcount-related costs such as salaries and benefits, rent expense due to the opening of additional offices and the consolidation of office space and relocation of corporate headquarters, professional fees, employee training costs and travel. General and administrative headcount increased from 30 at December 31, 1999 to 55 at December 31, 2000, with 50% of this increase due to the Primant and 21st acquisitions.

    In January 2001, the Company moved into new corporate headquarters under a ten-year lease commitment for approximately 73,000 square feet at an annual rental rate of approximately $1.8 million with a five-month free rental period, subject to an adjustment clause in the agreement. Therefore, rent expense will increase in 2001. The Company also entered into a capital lease for furniture totalling approximately $1.5 million in January 2001. During 2000, the Company made deposits totalling approximately $2.2 million for leasehold improvements. Consequently, depreciation expense related to leasehold improvements and other fixed asset purchases related to the new office space will increase in 2001.

SALES AND MARKETING

    Sales and marketing expenses consist primarily of compensation and benefits for sales and marketing personnel and costs for advertising and marketing. Sales and marketing expenses increased by $2.6 million to $6.1 million, or 28% of total revenue, in 2000 from $3.4 million, or 29% of total revenue, in 1999. The absolute dollar increase is primarily due to increased headcount-related costs such as salaries and benefits, increases in advertising, public relations, and tradeshow costs in order to develop brand awareness and commissions as a result of higher revenue levels. Sales and marketing headcount increased from 15 at December 31, 1999 to 19 at December 31, 2000 with the increase being attributable to the Primant and 21st acquisitions.

    The Company expects to increase its spending associated with its brand awareness through direct mail and advertising campaigns during 2001. There can be no assurance that these increased expenditures will result in increased revenue or improvement in the effectiveness of the sales organization.

AMORTIZATION OF INTANGIBLE ASSETS

    Amortization of intangible assets increased by $4.9 million to $5.1 million, or 24% of total revenue, in 2000 from $241,000, or 2% of total revenue, in 1999. This increase is primarily due to the amortization and write-off of intangible assets totalling $3.8 million associated with the Advis and Black Bean acquisitions. Intangible assets totalling $5.1 million related to the May 31, 2000 Primant acquisition are being amortized over their estimated useful lives of 2 to 3 years, beginning June 1, 2000. Intangible assets totalling $1.6 million related to the December 27, 2000 21st acquisition are being amortized over their estimated useful lives of 2 to 3 years, beginning January 1, 2001. See Note 2 of the Consolidated Financial Statements.

RESEARCH AND DEVELOPMENT

    Research and development expenses consist primarily of compensation and benefits for research and development personnel. This group manages the knowledge and expertise of the strategic, technical, and creative design disciplines. Research and development expenses increased to $541,000, or 3% of total revenue, in 2000 from $131,000, or 1% of total revenue, in 1999. The increase is primarily due to the fact that this group was formed in October 1999 and re-deployed to professional services in October 2000; therefore, in 1999, there were only three months of expenses versus nine months in 2000.

STOCK COMPENSATION

    In connection with the Primant acquisition, the Company issued 300,000 shares of restricted common stock (the "Restricted Shares") at a price per share of $0.01 to the principal shareholders and employees of Primant in the form of restricted stock awards (the "Awards"). The Awards will fully vest on the fifth anniversary of the grant date, subject to acccelerated vesting upon the achievement of certain performance objectives of Primant. As a result, the Company recorded $1.5 million of deferred compensation, which represents the difference between the fair market value of the Company's common stock on the award date and the purchase price per share, which is being amortized on a straight-line basis over a 5-year period. The amortization of the deferred compensation will be accelerated if the vesting on the options is accelerated.

    In connection with the 21st acquisition, the Company issued 321,556 shares of restricted common stock (the "Restricted Shares") at a price per share of $0.01 to the principal shareholders and employees of 21st in the form of restricted stock awards (the "Awards"). The Awards will fully vest on the fifth anniversary of the grant date, subject to acccelerated vesting upon the achievement of certain performance objectives of 21st. As a result, the Company recorded approximately $182,000 of deferred compensation, which represents the difference between the fair market value of the Company's common stock on the award date and the purchase price per share, which is being amortized on a straight-line basis over a 5-year period. The amortization of the deferred compensation will be accelerated if the vesting on the options is accelerated.

    For the year ended December 31, 2000, the Company recorded $175,000 of stock compensation expense.

INTEREST INCOME, NET

    Interest income, net is comprised primarily of interest income from cash, cash equivalents and marketable securities. Interest income, net decreased to $709,000 in 2000 from $1.1 million in 1999. The decrease in interest income is primarily the result of a decline in the average combined daily balances of the Company's cash, cash equivalents and marketable securities.

YEAR ENDED DECEMBER 31, 1999 COMPARED TO YEAR ENDED DECEMBER 31, 1998

REVENUE

    Total revenue increased by $7.4 million to $12.0 million in 1999 from $4.6 million in 1998. For the year ended December 31, 1999, all revenue was derived from consulting services, while in the prior year consulting services revenue represented 96% of total revenue with the remaining 4% derived from software license and maintenance revenue. The increase was due to an increase in the number of consulting engagements serviced during 1999 compared to 1998. The decrease in software license and maintenance revenue was due to the fact that the Company ceased to market its software products in 1998 as it focused on its new business plan of providing only professional services.

PROFESSIONAL SERVICES

    Professional services expenses increased by $5.4 million to $9.4 million, or 78% of total revenue, in 1999 from $4.0 million, or 83% of total revenue, in 1998. The absolute dollar increase is primarily due to increased headcount-related costs, an increased usage of third party consultants and increased travel costs. Professional services headcount increased from 31 at December 31, 1998 to 90 at December 31, 1999. The decrease as a percentage of total revenue is primarily the result of increased utilization of the professional staff.

GENERAL AND ADMINISTRATIVE

    General and administrative expenses increased by $2.2 million to $6.3 million, or 53% of total revenue, in 1999 from $4.1 million, or 86% of total revenue, in 1998. The absolute dollar increase is primarily due to increased headcount-related costs, recruiting fees, rent expense, and consulting fees slightly offset by a decrease in professional fees. General and administrative headcount increased from 12 at December 31, 1998 to 30 at December 31, 1999.

SALES AND MARKETING

    Sales and marketing expenses increased by $1.2 million to $3.4 million, or 29% of total revenue, in 1999 from $2.2 million, or 46% of total revenue, in 1998. The absolute dollar increase is primarily due to increased headcount-related costs, commissions as a result of higher revenue levels, and increases in direct mailing and collateral costs. Sales and marketing headcount increased from 11 at December 31, 1998 to 15 at December 31, 1999.

AMORTIZATION OF INTANGIBLE ASSETS

    Amortization of intangible assets of $241,000 for the year ended
December 31, 1999 is mainly attributable to the acquisition of Advis in December 1998. The excess purchase price over the net assets acquired of $2.2 million is being amortized over its estimated useful life of 10 years, beginning January 1, 1999. The excess purchase price over the net assets acquired of $1.9 million related to the December 3, 1999 acquisition of Black Bean is being amortized over its estimated useful life of 10 years. $16,000 was amortized in December 1999.

RESEARCH AND DEVELOPMENT

    Research and development expenses decreased to $131,000, or 1% of total revenue, in 1999 from $309,000, or 6% of total revenue, in 1998. The decrease is primarily due to decreased headcount-related costs. Research and development headcount decreased from 7 at December 31, 1998 to 3 at December 31, 1999, which is directly related to the fact that the Company discontinued its research and development efforts associated with its former software product offerings in 1998.

INTEREST INCOME, NET

    Interest income, net is comprised primarily of interest income from cash, cash equivalents and marketable securities. Interest income, net decreased to $1.1 million in 1999 from $1.6 million in 1998. The decrease in interest income is primarily the result of a decline in the average combined daily balances of the Company's cash, cash equivalents and marketable securities.

LIQUIDITY AND CAPITAL RESOURCES

    The Company's operating activities utilized approximately $8.1 million of cash for the year ended December 31, 2000, resulting primarily from the net loss adjusted for depreciation and amortization and stock compensation.

    The Company's investing activities, which consisted of net maturities of short-term marketable securities totalling $12.9 million, cash outflows associated with the acquisitions of Primant and 21st totalling $452,000, purchases of property and equipment totalling $4.3 million, and funding of loans to officers of the Company totalling $1,120,000, provided approximately $6.8 million for the year ended December 31, 2000. The purchases of property and equipment were mainly due to the relocation of corporate headquarters.

    In March 1999, the Company issued a promissory note in the amount of $75,000 to an officer of the Company. The promissory note was due on December 31, 2001 and bore interest at a rate of 6.75% per annum. In January 2000, the $75,000 note was cancelled and a new promissory note totaling $250,000 was issued. The note bears interest at a rate of 7% per annum until December 31, 2002 when the interest rate will convert to the prime rate plus two percentage points for the remainder of the term. The note is secured by personal assets owned by the officer. The outstanding principal balance is payable quarterly in arrears in equal installments beginning on January 1, 2005. The note is due on December 31, 2029.

    In July 2000, the Company issued a promissory note in the amount of $800,000 to an officer of the Company. The principal under the note is secured by a security interest in 200,000 shares of the Company's common stock owned by the officer. The note is payable on July 21, 2001 and bears interest at a rate of 7.508% per annum. The note is full recourse only to the extent of the interest under the note.

    In July 2000, the Company issued a promissory note in the amount of $70,000 to an officer of the Company. The principal under the note is secured by a security interest in 17,500 shares of the Company's common stock owned by the officer. The note is payable on July 25, 2001 and bears interest at a rate of 7.508% per annum. The note is full recourse only to the extent of the interest under the note.

    In January 2001, the Company moved into new corporate headquarters under a ten-year lease commitment for approximately 73,000 square feet at an annual rental rate of approximately $1.8 million, with a five-month free rental period subject to an adjustment clause in the agreement. The Company utilized a letter of credit to satisfy the security deposit requirement. The Company also entered into a lease for furniture totalling approximately $1.5 million in January 2001. During 2000, the

    Company made deposits totalling approximately $2.2 million for leasehold improvements and approximately $340,000 for office furniture that will be used in the new corporate headquarters.

    In April 2001, the Company received a support letter from a stockholder/officer to provide up to $5.0 million of funding to meet its working capital and capital expenditure requirements in the event the Company requires it through December 31, 2001. At that time, based upon the Company's financial projections for the remainder of fiscal 2001, the Company believed that the existing cash, cash equivalents and marketable securities balances, along with funding support from a stockholder/officer, would be sufficient to meet its working capital and capital expenditure requirements through December 31, 2001.

    During the second quarter of 2001, two customers of the Company deferred ongoing projects with an aggregate value of approximately $2.0 million. In addition, the Company was not able to secure new consulting engagements at the level previously anticipated due to the continued weakening of the economy.

    In June 2001, the Company prepared a range of financial projections for the remainder of its current fiscal year. The Company believes that based on the lower range of its current projections, it may require funding in addition to the funding provided by the support letter from a stockholder/ officer to meet its working capital and capital expenditure requirements for 2001 and the Company may no longer be in compliance with the various debt covenants of its credit facility. The Company's ability to continue as a going concern is dependent upon its ability to secure additional funding. The Company is currently in the process of evaluating additional sources of funding. There can be no assurances that the Company will be successful in its efforts, which may have a material adverse effect on the solvency of the Company.

    The Company's financing activities, which mainly consisted of proceeds from the exercise of stock options offset by payments made on a line of credit for the Danish subsidiary provided approximately $488,000 for the year ended December 31, 2000.

    Primix' principal commitments as of December 31, 2000 consisted of obligations under noncancelable operating leases for monthly rent. See Note 7 of the Consolidated Financial Statements.

    The Company currently anticipates that the existing cash, cash equivalents and marketable securities balances, along with funding support from a stockholder/officer, will be sufficient to meet its working capital and capital expenditure requirements through September 30, 2001. Thereafter, the Company may need to raise additional funds. The Company may in the future seek to expand its business through possible acquisitions or the opening of additional offices. The Company, however, has no commitments or agreements with respect to any future acquisition and no assurances can be given with respect to the likelihood or financial or business effect of any future acquisition. Future acquisitions could be financed by internally generated funds, bank borrowings, public offerings or private placements of equity or debt securities, or a combination of the foregoing. There can be no assurance that additional financing will be available when needed on terms favorable to the Company or at all.

RECENT ACCOUNTING PRONOUNCEMENTS

    In December 1999, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin No. 101, REVENUE RECOGNITION ("SAB 101"). This bulletin, as amended, established guidelines for revenue recognition and originally was effective for periods beginning after March 15, 2000. In June 2000, the SEC announced that the effective date of SAB 101 was being delayed until no later than the quarter ending December 31, 2000. The adoption of the guidance required by SAB 101 did not have a material impact on the Company's financial condition or results of operations.

    In June 1998, the Financial Accounting Standards Board ("FASB") issued SFAS No. 133, ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES as amended by SFAS No. 138, which was issued in June 2000. The statement is effective for the year ended December 31, 2001. SFAS No. 133 establishes accounting and reporting standards for derivative instruments including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities. The Emerging Issues Task Force (the "EITF") has also issued a number of derivative-related tentative and final consensuses. The Company does not expect adoption of these statements to have a material impact on its consolidated financial position or results of operations.

    On July 1, 2000, the FASB issued Interpretation No. 44, ACCOUNTING FOR CERTAIN TRANSACTIONS INVOLVING STOCK COMPENSATION, an interpretation of APB Opinion No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES. This interpretation clarified, among other issues: (a) the definition of an employee for purposes of applying Opinion 25, (b) the criteria for determining whether a stock ownership plan qualifies as noncompensatory, (c) the accounting implications of various modifications to the terms of a previously fixed stock option or award, and
(d) the accounting for the exchange of stock compensation awards in a business combination. The effects of applying the Interpretation are recognized on a prospective basis. The adoption did not have a material impact on the Company's financial condition or results of operations.

CERTAIN FACTORS THAT MAY AFFECT FUTURE RESULTS

IF WE ARE UNABLE TO MEET OUR WORKING CAPITAL REQUIREMENTS OR OBTAIN ADDITIONAL CAPITAL IN THE NEAR FUTURE, OUR BUSINESS MAY BE ADVERSELY AFFECTED.

    We will require additional financing to fund the continuation and growth of our operations, including funding for capital expenditures and working capital requirements. We believe we have sufficient capital, with funding support from a stockholder/officer, to fund our operations into the fourth quarter of fiscal 2001. We are considering financing our current capital needs through the sale of additional equity. However, the significant contraction in the capital markets, particularly in the technology sector, combined with our net loss operating history might make it difficult to raise additional capital. In the event our operations are not profitable or do not generate sufficient cash to fund the business, or if we fail to receive funding to meet our obligations, there will be substantial doubt about our ability to continue as a going concern. These reductions could, in turn, affect our relationships with our clients and threaten our ability to continue as a going concern. In addition, we may not be able to obtain such financing on terms favorable to us, if at all. As a result, if adequate funds are not available or are not available on terms favorable to us, our business, results of operations and financial condition could be materially and adversely affected.

WE HAVE A HISTORY OF OPERATING LOSSES, EXPECT TO INCUR LOSSES IN THE FUTURE AND WILL NOT BE SUCCESSFUL UNLESS WE CAN REVERSE THIS TREND.

    We expect to continue to incur increasing professional services and general and administrative expenses. As a result, we will need to generate significant revenues to achieve profitability. We cannot be certain whether or when this will occur because of the significant uncertainties with respect to our business model and our ability to raise capital to sustain our operations. We experienced net losses of $4.2 million, $6.4 million and $15.3 million for the years ended December 31, 1998, 1999 and 2000 respectively. We expect to continue to incur operating losses during 2001, and it is uncertain when, if ever, we will achieve profitability.

WE MUST COMPLY WITH THE LISTING REQUIREMENTS OF THE NASDAQ NATIONAL MARKET OR THE LIQUIDITY OF OUR COMMON STOCK WILL DECLINE.

    Our common stock could be delisted from the Nasdaq National Stock market if, among other reasons, (i) the bid price per share of our common stock falls below $1.00 for thirty consecutive days, (ii) we have less than $4,000,000 in net tangible assets (total assets less total liabilities and goodwill), or
(iii) the value of common stock held by our stockholders (other than our directors and executive officers) is less than $5,000,000.

    If Nasdaq delisted our common stock, we may seek to list our common stock for quotation on a regional stock exchange. However, if we are unable to obtain listing or quotation on such market or exchange, trading of our common stock would occur in the over-the-counter market on an electronic bulletin board for unlisted securities or in what are commonly known as the "pink sheets." In addition, delisting from Nasdaq and failure to obtain listing or quotation on such market or exchange would subject our common stock to so-called "penny-stock" rules. These rules impose additional sales practice and market-making requirements on broker-dealers who sell and/or make a market in such securities. Consequently, broker-dealers may be less willing or able to sell and/or make a market in our common stock. Additionally, our stockholders would find it more difficult to dispose of, or obtain accurate quotations for the price of, our common stock. Finally, it may become more difficult for us to raise funds in the future through the sale of our securities.

OUR CLIENTS MAY CANCEL OR DELAY SPENDING ON BUSINESS AND TECHNOLOGY INITIATIVES BECAUSE OF THE CURRENT ECONOMIC CLIMATE.

    Since the second half of 2000, many companies have experienced financial difficulties or uncertainty, and have begun to cancel or delay spending on business and technology consulting initiatives as a result. If companies continue to cancel or delay their business and technology consulting initiatives because of the current economic climate, or for other reasons, our business, financial condition and results of operations would be materially and adversely affected.

IF BUSINESSES DO NOT INCREASE THEIR USE OF THE INTERNET AS A MEANS FOR CONDUCTING COMMERCE, OUR REVENUES MAY BE ADVERSELY AFFECTED.

    Our future success depends heavily on the increased acceptance and use of the Internet as a means for conducting commerce. We focus our services on the development and implementation of Internet strategies and solutions. If commerce on the Internet does not continue to grow, or grows more slowly than expected, our revenue growth would slow or decline and our business, financial condition and results of operations may be materially and adversely affected. Consumers and businesses may reject the Internet as a viable medium for commerce for a number of reasons, including:

    - inadequate network infrastructure;

    - delays in the development of Internet enabling technologies and performance improvements;

    - delays in the development or adoption of new standards and protocols required to handle increased levels of Internet activity;

    - delays in the development of security and authentication technology necessary to effect secure transmission of confidential information;

    - changes in, or insufficient availability of, telecommunications services to support the Internet; and

    - failure of companies to meet their customers' expectations in delivering goods and services over the Internet.

IF WE DO NOT ATTRACT AND RETAIN QUALIFIED PROFESSIONAL STAFF, WE MAY NOT BE ABLE TO PERFORM OUR CLIENT ENGAGEMENTS ADEQUATELY AND COULD NOT ACCEPT NEW CLIENT ENGAGEMENTS.

    Our business is labor intensive and our success will depend in large part upon our ability to attract, retain, train and motivate highly-skilled employees. Because of the rapid growth of the Internet, there is intense competition for employees who have strategic, experience modeling, creative design, technical or program management experience. In addition, the Internet has created many opportunities for people with the skills we seek to form their own companies or join startup companies and these opportunities frequently offer the potential for significant future financial profit through equity incentives which we may not match. We may not be successful in attracting a sufficient number of highly skilled employees in the future, or in retaining, training and motivating the employees we are able to attract. Any inability to attract, retain, train and motivate employees could impair our ability to adequately manage and complete existing projects and to bid for or accept new client engagements.

OUR STOCK PRICE IS VOLATILE AND MAY RESULT IN SUBSTANTIAL LOSSES FOR INVESTORS.

    The trading price of our common stock is subject to wide fluctuations in response to:

    - quarterly variations in operating results;

    - changes in earnings estimates by securities analysts;

    - any differences between reported results and securities analysts' published or unpublished expectations;

    - announcements of new contracts or service offerings by us or our competitors;

    - market reaction to any acquisitions, joint ventures or strategic investments announced by us or our competitors; or

    - general economic or stock market conditions unrelated to our operating performance.

    In the past, securities class action litigation has often been instituted against companies following periods of volatility in the market price of their securities. This type of litigation could result in substantial costs and a diversion of management attention and resources.

AS A SIGNIFICANT NUMBER OF OUR OUTSTANDING SHARES BECOME AVAILABLE FOR SALE IN THE FUTURE, OUR STOCK PRICE WOULD DECLINE.

    Many shares of common stock presently issued and outstanding are "restricted securities" as that term is defined in Rule 144 promulgated under the Securities Act of 1933. In general, under Rule 144, a person (or persons whose shares are aggregated) who has satisfied a one year holding period may sell, within any three-month period, an amount which does not exceed the greater of 1% of the then outstanding shares of common stock or the average weekly trading volume during the four calendar weeks prior to such sale. Rule 144 also permits the sale of shares, under certain circumstances, without any quantity limitation, by persons who are not our affiliates and who have beneficially owned the shares for a minimum period of two years. In addition, we have registered the public sale of: 2,676,400 shares of Common Stock pursuant to a Registration Statement on Form S-3 to cover the resale of shares held by certain stockholders; and 5,197,533 shares of Common Stock pursuant to Registration Statements on Forms S-8 to cover the sale of shares acquired under our employee stock plans. Whether pursuant to Rule 144 or Registration Statement declared effective by the Commission, the possible sale of these restricted shares may, in the future, increase the number of free-trading shares and may have a depressive effect on the price of our common stock. Moreover, such sales, if substantial, might also adversely affect our ability to raise additional equity capital in the future.

IF WE DO NOT MANAGE OUR GROWTH EFFECTIVELY, OUR OPERATING RESULTS MAY BE
  ADVERSELY AFFECTED.

    Our growth has placed significant demands on our management and other resources. Our future success will depend on our ability to manage our growth effectively, including by:

    - developing and improving our operational, financial and other internal systems;

    - integrating and managing acquired businesses, joint ventures and strategic investments;

    - training, motivating and managing our employees;

    - estimating fixed-price fees and project timeframes accurately;

    - maintaining high rates of employee utilization; and

    - maintaining project quality and client satisfaction.

    Our management has limited experience managing a business of our current size. If we are unable to manage our growth and projects effectively, the quality of our services and products, our ability to retain key personnel and our business, financial condition and results of operations may be materially and adversely affected.

WE HAVE SIGNIFICANT FIXED OPERATING COSTS WHICH MAY BE DIFFICULT TO ADJUST IN RESPONSE TO UNANTICIPATED FLUCTUATIONS IN REVENUES OR UNEXPECTED TERMINATION OF CUSTOMER CONTRACTS.

    A high percentage of our operating expenses, particularly personnel and rent, are fixed in advance of any particular quarter. As a result, unanticipated variations in the number, or progress toward completion, of our projects may cause significant variations in operating results in any particular quarter and could result in losses for that quarter. An unanticipated termination of a major project, a client's decision not to proceed with a project we anticipated, or the completion during a quarter of several major client projects could require us to maintain under-utilized employees and could therefore have a material adverse effect on our business, financial condition and results of operations.

    Some of our contracts can be canceled by the client with limited advance notice and without significant penalty. Termination by any client of a contract for our services could result in a loss of expected revenues and additional expenses for staff which were allocated to that client's project. The cancellation or a significant reduction in the scope of a large project could have a material adverse effect on our business, financial condition and results of operations.

WE ENTER INTO FIXED-PRICE CONTRACTS AND COULD LOSE MONEY ON THESE CONTRACTS.

    Some of our projects are based on fixed-price, fixed-time frame contracts, rather than contracts for which payment to us is determined on a time and materials basis. Our failure to accurately estimate the resources required for a project or our failure to complete our contractual obligations in a manner consistent with the project plan upon which our fixed-price, fixed-time frame contract was based would adversely affect our ability to generate net income from the project, which could affect our overall profitability and could have a material effect on our business, financial condition and results of operations. We have been required to commit unanticipated additional resources to complete projects in the past, which has resulted in losses on those contracts. We recognize that we will experience similar situations in the future and that the consequences could be more severe than in the past due to the increased size and complexity of our solutions. In addition, for some projects we may fix the price at an early stage of the process, which could result in a fixed price that turns out to be too low and therefore would adversely affect our profitability.

WE DEPEND HEAVILY ON A LIMITED NUMBER OF CLIENT PROJECTS, THE LOSS OF ANY OF WHICH WOULD ADVERSELY AFFECT OUR OPERATING RESULTS.

    We derive a significant amount of our revenue, and believe that we may continue to derive, a significant amount of our revenues from a limited number of clients for whom we perform large projects. In addition, revenues from a large client may constitute a significant portion of our total revenues in a particular quarter. The loss of any principal client for any reason, including as a result of the acquisition of that client by another entity, could have a material adverse effect on our business, financial condition and results of operations.

IF WE ARE UNABLE TO ACHIEVE ANTICIPATED BENEFITS FROM ACQUISITIONS, OUR BUSINESS COULD BE ADVERSELY AFFECTED.

    During the past three years, we have completed four acquisitions. The anticipated benefits from these acquisitions, and future acquisitions, may not be achieved. For example, when we acquire a company, we cannot be certain that customers of the acquired business will continue to do business with us or that employees of the acquired business will continue their employment or become well integrated into our operations and culture. The identification, consummation and integration of acquisitions require substantial attention from management. The diversion of management attention to attend to difficulties encountered in the integration process could cause other significant matters to be mishandled due to inattention and could have a material adverse effect on our business, financial condition and results of operations.

IF WE DO NOT KEEP PACE WITH TECHNOLOGICAL CHANGES, OUR COMPETITIVE POSITION MAY SUFFER.

    Our markets and the technologies used in our solutions are characterized by rapid technological change. Failure to respond in a timely and cost-effective way to these technological developments may have a material adverse effect on our business, financial condition and results of operations. We expect to derive a substantial portion of our revenues from providing Internet solutions that are based upon leading technologies and that are capable of adapting to future technologies. As a result, our success will depend on our ability to offer services that keep pace with continuing changes in technology, evolving industry standards and changing client preferences. We may not be successful in addressing future developments on a timely basis. Our failure to keep pace with the latest technological developments would have a material adverse effect on our business, financial condition and results of operations.

WE FACE SIGNIFICANT COMPETITION IN A MARKET THAT IS NEW AND RAPIDLY CHANGING.

    The market for the services we provide is highly competitive. We believe that we currently compete principally with strategy consulting firms, Internet professional services firms, systems integration firms, technology vendors and internal information systems groups. Many of the companies that provide services in our market have significantly greater financial, technical and marketing resources than we do and generate greater revenues and have greater name recognition than we do. In addition, there are relatively low barriers to entry into our market and we have faced, and expect to continue to face, competition from new entrants into our market. Increased competition could result in price reductions, fewer consulting engagements, reduced gross margins and loss of market share, any of which could materially and adversely affect our business, operating results and financial condition. In addition, current and potential competitors may make strategic acquisitions or establish cooperative relationships among themselves or with third parties, thereby increasing the ability to address the needs of our prospective customers. Such competition could materially and adversely affect our ability to obtain and retain support for our services.

    There can be no assurance that we will be able to compete successfully against current and future competitors, and the failure to do so could have a material adverse effect upon our business, operating results and financial condition.

GOVERNMENT REGULATION COULD INTERFERE WITH THE ACCEPTANCE OF THE INTERNET AND ELECTRONIC COMMERCE, WHICH WOULD ADVERSELY AFFECT THE DEMAND FOR OUR SERVICES.

    Any new laws and regulations applicable to the Internet and electronic commerce that are adopted by federal, state or foreign governments could dampen the growth of the Internet and decrease its acceptance as a commercial medium. If this occurs, companies may decide in the future not to pursue Internet initiatives, which would decrease demand for our services. A decrease in the demand for our services would have a material adverse effect on our business, financial condition and results of operations.

    Our current international business and further expansion of that international business could result in financial losses due to changes in foreign economic conditions or fluctuations in currency and exchange rates.

    We currently conduct significant international business and expect to continue to expand our international operations. We currently have offices in Denmark and Sweden. We have limited experience in marketing, selling and providing our services internationally. We currently have offices in Denmark and Sweden and our international operations are subject to significant inherent risks, including:

    - recessions in foreign countries;

    - fluctuations in currency exchange rates;

    - the scheduled conversion to the euro by most European Union members;

    - difficulties and costs of staffing and managing foreign operations;

    - reduced protection for intellectual property in some countries;

    - changes in regulatory requirements; and

    - restrictions by the United States on the import and export of technologies.

IF WE ARE UNABLE TO PROTECT OUR PROPRIETARY INFORMATION, OUR BUSINESS COULD BE ADVERSELY AFFECTED.

    Our success depends, in part, upon our proprietary information and other intellectual property rights. We rely upon a combination of trade secrets, nondisclosure and other contractual arrangements, and copyright and trademark laws to protect our proprietary rights. We enter into confidentiality agreements with our employees, generally require that our consultants and clients enter into these agreements, and limit access to and distribution of our proprietary information. There can be no assurance that the steps we take in this regard will be adequate to deter misappropriation of our proprietary information or that we will be able to detect unauthorized use and take appropriate steps to enforce our intellectual property rights. In addition, despite our efforts to protect our proprietary information, there can be no assurance that our competitor will not independently develop competing technologies or methodologies. Furthermore, the laws of foreign countries in which our services may be sold may not protect our intellectual property rights to the same extent as the laws of the United States.

WE MAY NOT HAVE THE RIGHT TO RESELL OR REUSE SOLUTIONS DEVELOPED FOR SPECIFIC CLIENTS.

    A portion of our business involves the development of technology solutions for specific client engagements. Ownership of these solutions is the subject of negotiation and is frequently assigned to the client, although we may retain a license for certain uses. Some clients have prohibited us from marketing the applications developed for them for specified periods of time or to specified third parties and there can be no assurance that clients will not demand similar or other restrictions in the future. Issues relating to the ownership of and rights to use solutions can be complicated and there can be no assurance that disputes will not arise that affect our ability to resell or reuse these solutions. Any limitation on our ability to resell or reuse a solution could require us to incur additional expenses to develop new solutions for future projects.

CERTAIN OF OUR OFFICERS AND DIRECTORS HAVE SIGNIFICANT VOTING POWER AND MAY EFFECTIVELY CONTROL THE OUTCOME OF ANY STOCKHOLDER VOTE.

    As of March 20, 2001, Lennart Mengwall and Kevin Azzouz, our Co-Chief Executive Officers and directors, directly and indirectly beneficially own in the aggregate approximately 45% of our common stock. As a result, they have the ability to substantially influence, and may effectively control, the outcome of corporate actions requiring stockholder approval, including the election of directors. This concentration of ownership may also have the effect of delaying or preventing a change of control of Primix even if such a change of control would benefit other stockholders.

WE ARE DEPENDENT ON OUR KEY PERSONNEL.

    Our success will depend in large part upon the continued services of a number of key employees. The loss of the services of one or more of our key personnel could have a material adverse effect on our business, financial condition and results of operations. In addition, if one or more of our key employees resigns to join a competitor or to form a competing company, the loss of such personnel and any resulting loss of existing or potential clients to any such competitor could have a material adverse effect on our business, financial condition and results of operations. In the event of the loss of any personnel, there can be no assurance that we would be able to prevent the unauthorized disclosure or use of our technical knowledge, practices or procedures by such personnel. Competition for highly qualified personnel is intense, and there can be no assurance that we will be able to retain our technical and managerial employees or that we will be able to attract and retain such personnel in the future.

OUR CORPORATE GOVERNANCE PROVISIONS MAY DETER A FINANCIALLY ATTRACTIVE TAKEOVER ATTEMPT.

    Provisions of our charter and by-laws may discourage, delay or prevent a merger or acquisition that stockholders may consider favorable, including transactions in which stockholders would receive a premium for their shares. These provisions include the following:

    - any action that may be taken by stockholders must be taken at an annual or special meeting and may not be taken other than by a unanimous written consent;

    - stockholders must comply with advance notice requirements before raising a matter at a meeting of stockholders or nominating a director for election;

    - our Board of Directors has the authority, without further action by the stockholders, to fix the rights and preferences of and issue shares of stock.

WE HAVE NOT PAID AND DO NOT INTEND TO PAY ANY DIVIDENDS.

    To date, we have not paid any cash dividends on our Common Stock. Our Board of Directors does not intend to declare any cash dividends in the foreseeable future, but instead intends to retain all earnings, if any, for use in our business operations. Furthermore, as we will be required to obtain additional financing, there may be restrictions on our ability to declare any cash dividends on our Common Stock in the future.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

    This Form 10-K includes and incorporates forward-looking statements that are subject to a number of risks and uncertainties. All statements, other than statements of historical facts included or incorporated in this report, regarding our strategy, future operations, financial position, estimated revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this Form 10-K, the words "will", "believe", "anticipate", "intend", "estimate", "expect", "project" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We cannot guarantee future results, levels of activity, performance or achievements and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or strategic investments. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including the risks described above. We do not assume any obligation to update any of the forward-looking statements we make.

ITEM 7A. QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

    The accounts of the Company's foreign subsidiaries are translated in accordance with SFAS No. 52, Foreign Currency Translation. In translating the accounts of the foreign subsidiaries into U.S. dollars, assets and liabilities are translated at the rate of exchange in effect at year end, while stockholders' equity is translated at historical rates. Revenue and expense accounts are translated using the weighted average exchange rate in effect during the year. Foreign currency transaction gains or losses for the Company's subsidiaries are included in the accompanying consolidated statements of operations and comprehensive loss. The Company had accounts receivable of $1.3 million and $0 denominated in foreign currency as of December 31, 2000 and December 31, 1999, respectively.

    The Company owns financial instruments that are sensitive to market risks as part of its investment portfolio. The investment portfolio is used to preserve the Company's capital until it is required to fund operations. All of these market-risk sensitive instruments are classified as held-to-maturity and are not held for trading purposes. The Company does not own derivative financial instruments in its investment portfolio. The investment portfolio contains instruments that are subject to the risk of a decline in interest rates.

    The Company's investment portfolio includes investment grade debt instruments. These bonds are subject to interest rate risk, and could decline in value if interest rates fluctuate. Due to the short duration and conservative nature of these instruments, the Company does not believe that it has a material exposure to interest rate risk.

ITEM 8. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

                             PRIMIX SOLUTIONS INC.
                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                PAGE
                                                              --------
Report of Independent Public Accountants....................     25

Consolidated Balance Sheets as of December 31, 1999 and
  2000......................................................     26

Consolidated Statements of Operations and Comprehensive Loss
  for the Years Ended December 31, 1998, 1999 and 2000......     27

Consolidated Statements of Stockholders' Equity.............     28

Consolidated Statements of Cash Flows for the Years Ended
  December 31, 1998, 1999 and 2000..........................     29

Notes to Consolidated Financial Statements..................     30

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Primix Solutions Inc.:

    We have audited the accompanying consolidated balance sheets of Primix Solutions Inc. (a Delaware corporation) as of December 31, 1999 and 2000 and the related consolidated statements of operations and comprehensive loss, and stockholders' equity and cash flows for each of the three years in the period ended December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Primix Solutions Inc. as of December 31, 1999 and 2000 and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2000 in conformity with accounting principles generally accepted in the United States.

    As discussed further in Note 1, subsequent to April 16, 2001, the date of our original report, the Company prepared a range of financial projections for the remainder of its current fiscal year. Based on the range of those projections, the Company may not have sufficient funding to meet its working capital and capital expenditure requirements and may no longer be in compliance with various debt covenants of its credit facility. These factors create a substantial doubt about the Company's ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result should the Company be unable to continue as a going concern.

                                          ARTHUR ANDERSEN LLP

Boston, Massachusetts
April 16, 2001 (except with respect to the matter discussed in Note 1, as to which the date is June 19, 2001)

                             PRIMIX SOLUTIONS INC.
                          CONSOLIDATED BALANCE SHEETS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                 DECEMBER 31,
                                                              -------------------
                                                                1999       2000
                                                              --------   --------
                                     ASSETS

CURRENT ASSETS:
  Cash and cash equivalents.................................  $  5,685   $  4,813
  Marketable securities.....................................    12,855         --
  Accounts receivable, net of allowance of $50 and $120 in
  1999 and 2000, respectively...............................     3,552      4,143
  Prepaid expenses and other current assets.................       501        663
  Notes receivable from related parties.....................       150        870
                                                              --------   --------
    Total current assets....................................    22,743     10,489
                                                              --------   --------
PROPERTY AND EQUIPMENT, AT COST:
  Construction in progress..................................        --      2,922
  Computer and office equipment.............................     2,752      1,913
  Furniture and fixtures....................................       457        667
  Leasehold improvements....................................        60        120
                                                              --------   --------
                                                                 3,269      5,622
  Less--accumulated depreciation and amortization...........     2,813      1,160
                                                              --------   --------
    Property and equipment, net.............................       456      4,462
                                                              --------   --------
OTHER ASSETS:
  Intangible assets, net of accumulated amortization of $241
  and $1,934 in 1999 and 2000, respectively.................     3,812      5,371
  Notes receivable from related parties.....................       325        500
  Other assets..............................................        --        393
                                                              --------   --------
    Total assets............................................  $ 27,336   $ 21,215
                                                              ========   ========
                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Line of credit............................................  $     --   $    344
  Accounts payable..........................................       967      1,229
  Accrued expenses..........................................     1,916      3,941
  Note payable to related party.............................        --        107
                                                              --------   --------
    Total current liabilities...............................     2,883      5,621
                                                              --------   --------

Commitments (Note 7)

STOCKHOLDERS' EQUITY:
  Preferred stock, par value $1.00 per share; 5,000 shares
  authorized; no shares issued and outstanding..............        --         --
  Common stock, par value $0.001 per share; 50,000 shares
    authorized; 15,339 and 18,054 shares issued and
    outstanding in 1999 and 2000, respectively..............        15         18
  Treasury stock............................................    (1,296)        --
  Additional paid-in capital................................    60,219     66,947
  Deferred compensation.....................................        --     (1,507)
  Accumulated deficit.......................................   (34,485)   (49,777)
  Cumulative translation adjustment.........................        --        (87)
                                                              --------   --------
    Total stockholders' equity..............................    24,453     15,594
                                                              --------   --------
    Total liabilities and stockholders' equity..............  $ 27,336   $ 21,215
                                                              ========   ========

  The accompanying notes are an integral part of these consolidated financial statements.

                             PRIMIX SOLUTIONS INC.
          CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                 YEAR ENDED DECEMBER 31,
                                                              ------------------------------
                                                                1998       1999       2000
                                                              --------   --------   --------
Revenue:
  Professional services.....................................  $ 4,605    $11,989    $ 21,413
  Software license and maintenance..........................      211         --          --
                                                              -------    -------    --------
    Total revenue...........................................    4,816     11,989      21,413
                                                              -------    -------    --------
Operating expenses:
  Professional services.....................................    4,010      9,406      15,013
  General and administrative................................    4,124      6,309      10,498
  Sales and marketing.......................................    2,197      3,442       6,071
  Amortization of intangible assets.........................       --        241       5,116
  Research and development..................................      309        131         541
  Stock compensation........................................       --         --         175
                                                              -------    -------    --------
    Total operating expenses................................   10,640     19,529      37,414
                                                              -------    -------    --------
Operating loss..............................................   (5,824)    (7,540)    (16,001)
Interest income, net........................................    1,622      1,117         709
                                                              -------    -------    --------
Net loss....................................................  $(4,202)   $(6,423)   $(15,292)
                                                              =======    =======    ========
Other comprehensive loss:
  Foreign currency translation adjustment...................       --         --         (87)
                                                              -------    -------    --------
Comprehensive loss..........................................  $(4,202)   $(6,423)   $(15,379)
                                                              =======    =======    ========
Basic and diluted net loss per common share.................  $ (0.29)   $ (0.44)   $  (1.00)
                                                              =======    =======    ========
Basic and diluted weighted average shares outstanding.......   14,398     14,626      15,242
                                                              =======    =======    ========

  The accompanying notes are an integral part of these consolidated financial statements.

                             PRIMIX SOLUTIONS INC.
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                     COMMON STOCK            TREASURY STOCK
                                -----------------------   ---------------------   ADDITIONAL
                                NUMBER OF      $0.001     NUMBER OF                PAID-IN       DEFERRED      ACCUMULATED
                                  SHARES     PAR VALUE      SHARES      AMOUNT     CAPITAL     COMPENSATION      DEFICIT
                                ----------   ----------   ----------   --------   ----------   -------------   ------------
Balance, December 31, 1997....    15,068     $     15         697      $(1,656)    $58,906        $    --        $(23,860)
  Issuance of common stock
    from stock option
    exercises.................        --           --         (12)          29          (1)            --              --
  Issuance of common stock for
    employee stock purchase
    plan......................        --           --         (47)         111         (46)            --              --
  Issuance of common stock for
    the purchase of
    Advis, Inc................       171           --          --           --         321             --              --
  Net loss....................        --           --          --           --          --             --          (4,202)
                                  ------     ----------     -----      -------     -------        -------        --------
Balance, December 31, 1998....    15,239           15         638       (1,516)     59,180             --         (28,062)
  Repurchase of common stock
    for settlement of
    Advis, Inc................        --           --          93         (244)         --             --              --
  Issuance of common stock
    from stock option
    exercises.................        --           --        (136)         325          11             --              --
  Issuance of common stock for
    employee stock purchase
    plan......................        --           --         (58)         139         (47)            --              --
  Issuance of common stock for
    the purchase of Black Bean
    Studios, Inc..............       100           --          --           --       1,075             --              --
  Net loss....................        --           --          --           --          --             --          (6,423)
                                  ------     ----------     -----      -------     -------        -------        --------
Balance, December 31, 1999....    15,339           15         537       (1,296)     60,219             --         (34,485)
  Repurchase of treasury
    stock.....................        --           --          48         (612)         --             --              --
  Issuance of common stock
    from stock option
    exercises.................        39           --        (513)       1,722        (563)            --              --
  Issuance of common stock for
    employee stock purchase
    plan......................        --           --         (72)         186          14             --              --
  Issuance of common stock for
    the purchase of Primant
    AB........................     1,000            1          --           --       4,999             --              --
  Issuance of restricted stock
    grants for the purchase of
    Primant AB................       300           --          --           --       1,500         (1,500)             --
  Issuance of common stock for
    the purchase of 21st dk...     1,054            1          --           --         596             --              --
  Issuance of restricted stock
    grants for the purchase of
    21st dk...................       322            1          --           --         182           (182)             --
  Amortization of deferred
    compensation..............        --           --          --           --          --            175              --
  Cumulative translation
    adjustment................        --           --          --           --          --             --              --
  Net loss....................        --           --          --           --          --             --         (15,292)
                                  ------     ----------     -----      -------     -------        -------        --------
Balance, December 31, 2000....    18,054     $     18          --      $    --     $66,947        $(1,507)       $(49,777)
                                  ======     ==========     =====      =======     =======        =======        ========


                                CUMULATIVE        TOTAL
                                TRANSLATION   STOCKHOLDERS'
                                ADJUSTMENT       EQUITY
                                -----------   -------------
Balance, December 31, 1997....     $ --         $ 33,405
  Issuance of common stock
    from stock option
    exercises.................       --               28
  Issuance of common stock for
    employee stock purchase
    plan......................       --               65
  Issuance of common stock for
    the purchase of
    Advis, Inc................       --              321
  Net loss....................       --           (4,202)
                                   ----         --------
Balance, December 31, 1998....       --           29,617
  Repurchase of common stock
    for settlement of
    Advis, Inc................       --             (244)
  Issuance of common stock
    from stock option
    exercises.................       --              336
  Issuance of common stock for
    employee stock purchase
    plan......................       --               92
  Issuance of common stock for
    the purchase of Black Bean
    Studios, Inc..............       --            1,075
  Net loss....................       --           (6,423)
                                   ----         --------
Balance, December 31, 1999....       --           24,453
  Repurchase of treasury
    stock.....................       --             (612)
  Issuance of common stock
    from stock option
    exercises.................       --            1,159
  Issuance of common stock for
    employee stock purchase
    plan......................       --              200
  Issuance of common stock for
    the purchase of Primant
    AB........................       --            5,000
  Issuance of restricted stock
    grants for the purchase of
    Primant AB................       --               --
  Issuance of common stock for
    the purchase of 21st dk...       --              597
  Issuance of restricted stock
    grants for the purchase of
    21st dk...................       --                1
  Amortization of deferred
    compensation..............       --              175
  Cumulative translation
    adjustment................      (87)             (87)
  Net loss....................       --          (15,292)
                                   ----         --------
Balance, December 31, 2000....     $(87)        $ 15,594
                                   ====         ========

  The accompanying notes are an integral part of these consolidated financial statements.

                             PRIMIX SOLUTIONS INC.
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                 YEAR ENDED DECEMBER 31,
                                                              ------------------------------
                                                                1998       1999       2000
                                                              --------   --------   --------
Cash flows from operating activities:
  Net loss..................................................  $ (4,202)  $ (6,423)  $(15,292)
  Adjustments to reconcile net loss to net cash used in
    operating activities--
    Depreciation and amortization...........................       877        968      5,582
    Stock compensation......................................        --         --        175
    Changes in operating assets and liabilities--
      Accounts receivable...................................    (1,450)      (681)       700
      Prepaid expenses and other current assets.............        24       (302)        99
      Accounts payable......................................      (316)        (6)       (74)
      Accrued expenses......................................       207       (270)       690
      Deferred revenue......................................      (407)       (84)        --
                                                              --------   --------   --------
        Net cash used in operating activities...............    (5,267)    (6,798)    (8,120)
                                                              --------   --------   --------
Cash flows from investing activities:
  Purchases of marketable securities........................   (14,313)   (21,864)    (8,196)
  Maturities of marketable securities.......................    37,222      9,009     21,051
  Purchases of property and equipment.......................       (74)      (363)    (4,297)
  Acquisitions, net of cash acquired........................       (40)      (787)      (452)
  Increase in other assets..................................    (1,732)      (305)    (1,259)
                                                              --------   --------   --------
        Net cash provided by (used in) investing
        activities..........................................    21,063    (14,310)     6,847
                                                              --------   --------   --------
Cash flows from financing activities:
  Payment of note payable to related party..................        --       (204)        --
  Proceeds from the exercise of stock options...............        28        336        547
  Proceeds from common stock purchased through employee
    stock purchase plan.....................................        65         92        200
  Payments on line of credit................................        --         --       (259)
  Payment of capital lease obligations......................        --       (124)        --
                                                              --------   --------   --------
        Net cash provided by financing activities...........        93        100        488
                                                              --------   --------   --------
Effect of exchange rate changes on cash and cash
  equivalents...............................................        --         --        (87)
                                                              --------   --------   --------
Net increase (decrease) in cash and cash equivalents........    15,889    (21,008)      (872)
Cash and cash equivalents, beginning of year................    10,804     26,693      5,685
                                                              --------   --------   --------
Cash and cash equivalents, end of year......................  $ 26,693   $  5,685   $  4,813
                                                              ========   ========   ========
Supplemental disclosure of cash flow information:
  Cash paid for interest....................................  $     --   $      8   $      5
                                                              ========   ========   ========
  Cash paid for income taxes................................  $     40   $     --   $     --
                                                              ========   ========   ========
Supplemental disclosure of noncash financing activities:
  Acquisition of Advis, Inc., Black Bean Studios, Inc. and
    Primant AB in 1998, 1999 and 2000, respectively (Note
    2):
      Fair value of net assets acquired.....................  $  2,159   $  1,895   $  5,481
      Liabilities assumed and incurred......................    (1,798)       (33)      (276)
      Issuance of common stock..............................      (321)    (1,075)    (5,000)
                                                              --------   --------   --------
      Cash paid for acquisition.............................  $     40   $    787   $    205
                                                              ========   ========   ========
  Acquisition of 21st dk in 2000 (Note 2):
      Fair value of net assets acquired.....................  $     --   $     --   $  2,020
      Liabilities assumed and incurred......................        --         --     (1,177)
      Issuance of common stock..............................        --         --       (596)
                                                              --------   --------   --------
      Cash paid for acquisition.............................  $     --   $     --   $    247
                                                              ========   ========   ========

  The accompanying notes are an integral part of these consolidated financial statements.

                             PRIMIX SOLUTIONS INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.  OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES

    (A) ORGANIZATION

    Primix Solutions Inc. ("Primix" or the "Company"), a Delaware corporation, was incorporated in January 1994. Primix is a professional services firm focused on helping clients improve their business results through the application of Internet, wireless and broadband technology. The Company principally performs professional services in the United States and Scandinavia.

    In April 2001, the Company received a support letter from a stockholder/officer to provide up to $5.0 million of funding to meet its working capital and capital expenditure requirements in the event the Company requires it through December 31, 2001. At that time, based upon the Company's financial projections for the remainder of fiscal 2001, the Company believed that the existing cash, cash equivalents and marketable securities balances, along with funding support from a stockholder/officer, would be sufficient to meet its working capital and capital expenditure requirements through December 31, 2001.

    During the second quarter of 2001, two customers of the Company deferred ongoing projects with an aggregate value of approximately $2.0 million. In addition, the Company was not able to secure new consulting engagements at the level previously anticipated due to the continued weakening of the economy.

    In June 2001, the Company prepared a range of financial projections for the remainder of its current fiscal year. The Company believes that based on the lower range of its current projections, it may require funding in addition to the funding provided by the support letter from a stockholder/ officer to meet its working capital and capital expenditure requirements for 2001 and the Company may no longer be in compliance with the various debt covenants of its credit facility. The Company's ability to continue as a going concern is dependent upon its ability to secure additional funding. The Company is currently in the process of evaluating additional sources of funding. There can be no assurances that the Company will be successful in its efforts, which may have a material adverse effect on the solvency of the Company.

    (B) PRINCIPLES OF CONSOLIDATION

    The consolidated financial statements include the accounts of Primix and its wholly owned subsidiaries. All intercompany balances and transactions are eliminated in consolidation.

    (C) FOREIGN CURRENCY TRANSLATION

    The functional currency of the Company's international subsidiaries is the local currency. The financial statements of these subsidiaries are translated to United States dollars using year-end rates of exchange for assets and liabilities, and average rates of exchange for the year for revenue and expense accounts. Resulting translation adjustments are recorded directly to a separate component of stockholders' equity.

    (D) USE OF ESTIMATES IN THE PREPARATION OF THE FINANCIAL STATEMENTS

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

                             PRIMIX SOLUTIONS INC.

1.  OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    (E) REVENUE RECOGNITION

    The Company formerly generated software and maintenance revenue from licensing the rights to use its software products. The Company currently only generates professional services revenue.

    Professional services revenue is recognized upon customer acceptance or over the period in which services are provided if customer acceptance is not required and the revenues are fixed or determinable. Revenue pursuant to fixed fee contracts is generally recognized on the percentage of completion method of accounting (based on the ratio of costs incurred to total estimated project costs). The cumulative impact of any revision in estimates of the percent complete is reflected in the period in which the changes become known. Losses on projects in progress are recognized when known. Revenue excludes reimbursable expenses charged to and collected from customers.

    Revenue from software license fees was recognized upon delivery, net of estimated returns, provided there were no significant post-delivery obligations, and payment was due within one year and was probable of collection. If acceptance was required, software license revenue was recognized upon customer acceptance. Maintenance revenue was deferred at the time of billing and recognized ratably over the term of the support period, which was typically one year. The Company has not recognized software license or maintenance revenue since September 1998.

    Deferred revenue primarily relates to prepaid consulting services fees.

    (F) PROFESSIONAL SERVICES

    Professional services expenses consist primarily of compensation and benefits for employees and fees to third party service providers engaged in the delivery of professional services and non-reimbursable expenses related to client projects.

    (G) CASH AND CASH EQUIVALENTS

    The Company classifies all short-term, highly liquid investments with original maturities of three months or less as cash equivalents. The Company held the following cash and cash equivalents at December 31(in thousands):

                                                                1999       2000
                                                              --------   --------
Corporate debt instruments..................................   $3,301     $   --
Cash and money market accounts..............................    2,384      4,813
                                                               ------     ------
                                                               $5,685     $4,813
                                                               ======     ======

    (H) MARKETABLE SECURITIES

    Marketable securities consist of marketable financial instruments with original maturities greater than 90 days. The Company has established guidelines relative to concentration, maturities, and credit ratings that maintain safety and liquidity.

    In accordance with Statement of Financial Accounting Standard ("SFAS")
No. 115, ACCOUNTING FOR CERTAIN INVESTMENTS IN DEBT AND EQUITY SECURITIES, the Company has classified its investments in marketable securities as "held-to-maturity" securities. Accordingly, marketable securities as of

                             PRIMIX SOLUTIONS INC.

1.  OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
December 31, 1999 are recorded at amortized cost, which approximates fair market value. The Company had no investments in marketable securities at December 31, 2000.

    The Company held the following marketable securities at December 31, 1999 (in thousands):

U.S. Government and Government Agency Securities (average
  maturity of 93 days at December 31, 1999).................  $ 2,003
Commercial Paper (average maturity of 118 days at
  December 31, 1999)........................................   10,852
                                                              -------
                                                              $12,855
                                                              =======

    (I) FAIR VALUE OF FINANCIAL INSTRUMENTS

    SFAS No. 107, DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS, requires disclosure about fair value of financial instruments. Financial instruments consist of cash and cash equivalents, marketable securities, accounts receivable, notes receivable from related parties, accounts payable, capital lease obligations, line of credit and note payable to related party. The estimated fair value of these financial instruments approximates their carrying value.

    (J) PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost. Depreciation and amortization expense is computed using the straight-line method over the estimated useful lives of the assets (three to five years) once the assets are placed in service. Equipment under capital leases is amortized over the shorter of the useful life of the equipment or the lease term. Leasehold improvements are amortized over the shorter of the lease period or the useful life of the improvement.

    (K) RESEARCH AND DEVELOPMENT AND SOFTWARE DEVELOPMENT COSTS

    In accordance with SFAS No. 86, ACCOUNTING FOR THE COSTS OF SOFTWARE TO BE SOLD, LEASED OR OTHERWISE MARKETED, the Company has evaluated the establishment of technological feasibility of its various products during the development phase. Due to the dynamic changes in the market, the Company concluded that it cannot determine technological feasibility until a fully functional working model is complete. The time period during which costs could be capitalized from the point of reaching technological feasibility until the time of general product release was very short and, consequently, the amounts that could be capitalized were generally not material to the Company's financial position or results of operations. Therefore, the Company has charged all internally generated research and development expenses to operations in the period incurred.

    The Company is currently not developing software to be sold independently from its service offerings. Therefore, there are no costs subject to qualification under SFAS No. 86. Research and development expenses consisted of costs incurred to manage the knowledge and expertise of the strategic, technical and creative design disciplines.

    (L) SIGNIFICANT CUSTOMERS AND CONCENTRATION OF CREDIT RISK

    SFAS No. 105, DISCLOSURE OF INFORMATION ABOUT FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK AND FINANCIAL INSTRUMENTS WITH CONCENTRATIONS OF CREDIT RISK, requires disclosure of any significant off-

                             PRIMIX SOLUTIONS INC.

1. OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) balance-sheet and credit risk concentrations. Financial instruments that potentially subject the Company to concentrations of credit risk are accounts receivable, cash equivalents and marketable securities. At December 31, 1999, one customer accounted for approximately 42% of total accounts receivable. At December 31, 2000, three customers accounted for approximately 14%, 13% and 10% of total accounts receivable. Three customers accounted for approximately 35%, 20% and 10% of total revenue for the year ended December 31, 1998. One customer accounted for approximately 33% of total revenue for the year ended
December 31, 1999. Three customers accounted for approximately 15%, 13% and 10% of total revenue for the year ended December 31, 2000.

    For the years ended December 31, 1998, 1999 and 2000, sales outside of the United States accounted for approximately 1%, 0% and 15% of total revenue, respectively. The Company had accounts receivable of $0 and $1.3 million denominated in foreign currency as of December 31, 1999 and December 31, 2000, respectively. To reduce accounts receivable credit risk, the Company routinely assesses the financial strength of its customers and, as a consequence, believes that its accounts receivable credit risk exposure is limited. The Company maintains an allowance for potential credit losses but has not experienced any significant losses related to individual customers or groups of customers in any particular industry or geographic area. To reduce cash equivalent and marketable securities credit risk, the Company invests in highly liquid U.S. government and commercial paper obligations with maturities of less than one year. The Company limits the amount of holdings with any one particular financial institution or government agency.

    (M) NET LOSS PER COMMON SHARE

    In accordance with SFAS No. 128, EARNINGS PER SHARE, basic net loss per share is computed by dividing net loss by the weighted average common shares outstanding, with no consideration given for any potentially dilutive securities. Diluted net loss per share is the same as basic net loss per share because the inclusion of common stock issuable pursuant to stock options, unvested restricted shares and warrants (number of antidilutive shares were approximately 1,765,000, 3,394,000 and 5,657,000 as of December 31, 1998, 1999
and 2000, respectively) would be antidilutive. For the year ended December 31, 2000, the 5,657,000 antidilutive shares includes approximately 1,327,000 unvested restricted shares issued in connection with the Primant and 21st acquisitions.

    (N) STOCK-BASED COMPENSATION

    The Company accounts for stock-based compensation in accordance with Accounting Principles Board ("APB") Opinion No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES. Accordingly, compensation expense is recorded for options issued to employees in fixed amounts and with fixed exercise prices to the extent such exercise prices are less than fair market value of Primix' common stock at date of grant. Primix follows the disclosure requirements of SFAS No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION (see Note 3).

    (O) INTANGIBLE ASSETS

    Goodwill, representing the excess of the cost over the net tangible and identifiable intangible assets of acquired businesses, and other intangible assets are stated at cost and are amortized on a straight-line basis over the estimated future periods to be benefited (two to ten years). Approximately $0, $241,000 and $5.1 million of amortization was charged to expense for the years ended December 31,

                             PRIMIX SOLUTIONS INC.

1.  OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
1998, 1999 and 2000, respectively. On a quarterly basis, the Company evaluates whether changes have occurred that would require revision of the remaining estimated useful life of the assigned goodwill and other intangible assets or render the goodwill and other intangible assets not recoverable. The Company measures the potential impairment of recorded goodwill and other intangible assets by the undiscounted value of expected future operating cash flows in relation to its net capital investment in the acquired company. In
December 2000, the Company recorded a non-cash accounting charge of $3.4 million due to the impairment and write-off of goodwill related to the Advis and Black Bean acquisitions as required by SFAS No. 121, ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF (see Note 2). No impairment losses were recognized in 1998 or 1999.

    (P) COMPREHENSIVE INCOME (LOSS)

    During 1998, the Company adopted SFAS No. 130, REPORTING OF COMPREHENSIVE INCOME. Comprehensive income (loss) refers to the change in an entity's equity during a period, exclusive of investment by and distributions to owners. Comprehensive income (loss) includes net income (loss) and other comprehensive income (loss) items. Total comprehensive loss, which is comprised of net loss and foreign currency translation adjustments, was $15,379,000 for the year ended December 31, 2000. Total comprehensive loss was the same as net loss for the years ended December 31, 1998 and 1999.

    (Q) SEGMENT REPORTING

    SFAS No. 131, DISCLOSURES ABOUT SEGMENTS OF AN ENTERPRISE AND RELATED INFORMATION, establishes standards for the way that public business enterprises report information and operating segments in annual and interim financial statements and requires that enterprises report selected information about operating segments in financial reports issued to stockholders.

    The following table presents revenue and long-lived asset information by geographic area as of and for the years ended December 31 (in thousands):

                                                   TOTAL REVENUE                 LONG-LIVED ASSETS(1)
                                           ------------------------------   ------------------------------
                                             1998       1999       2000       1998       1999       2000
                                           --------   --------   --------   --------   --------   --------
United States............................   $4,768    $11,989    $18,205     $3,148     $4,593    $10,507
Sweden...................................       --         --      3,099         --         --         97
Denmark..................................       --         --        109         --         --        122
Other foreign countries..................       48         --         --         --         --         --
                                            ------    -------    -------     ------     ------    -------
                                            $4,816    $11,989    $21,413     $3,148     $4,593    $10,726
                                            ======    =======    =======     ======     ======    =======

------------------------

(1) All intangible assets are recorded in the parent company's financial statements.

    (R) RECLASSIFICATION OF FINANCIAL STATEMENTS

    Certain prior year amounts have been reclassified to conform to the current year presentation.

                             PRIMIX SOLUTIONS INC.

1.  OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    (S) RECENT ACCOUNTING PRONOUNCEMENTS

    In December 1999, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin No. 101, REVENUE RECOGNITION ("SAB 101"). This bulletin, as amended, established guidelines for revenue recognition and originally was effective for periods beginning after March 15, 2000. In
June 2000, the SEC announced that the effective date of SAB 101 was being delayed until no later than the quarter ending December 31, 2000. The adoption of the guidance required by SAB 101 did not have a material impact on the Company's financial condition or results of operations.

    In June 1998, the Financial Accounting Standards Board ("FASB") issued SFAS No. 133, ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES as amended by SFAS No. 138, which was issued in June 2000. The statement is effective for the year ended December 31, 2001. SFAS No. 133 establishes accounting and reporting standards for derivative instruments including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities. The Emerging Issues Task Force (the "EITF") has also issued a number of derivative-related tentative and final consensuses. The Company does not expect adoption of these statements to have a material impact on its financial condition or results of operations.

    On July 1, 2000, the FASB issued Interpretation No. 44, ACCOUNTING FOR CERTAIN TRANSACTIONS INVOLVING STOCK COMPENSATION, an interpretation of APB Opinion No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES. This interpretation clarified, among other issues: (a) the definition of an employee for purposes of applying Opinion 25, (b) the criteria for determining whether a stock ownership plan qualifies as noncompensatory, (c) the accounting implications of various modifications to the terms of a previously fixed stock option or award, and
(d) the accounting for the exchange of stock compensation awards in a business combination. The effects of applying the interpretation are recognized on a prospective basis. The adoption did not have a material impact on the Company's financial condition or results of operations.

2.  ACQUISITIONS

    (A) 21ST.DK A/S

    On December 27, 2000, the Company acquired 21st.dk A/S ("21st"), a privately held Denmark-based e-Business solutions company. The total consideration consisted of approximately $247,000 cash paid to Cell Network AB ("Cell"), a controlling shareholder of 21st, and 1,054,844 shares of the Company's common stock, which was valued at $0.56 per share, the fair market value of the stock at the date of the acquisition. The 1,054,844 shares were issued to the shareholders of 21st. In addition, the Company assumed 21st's liabilities of approximately $1,177,000. The excess purchase price over the net assets acquired of approximately $1.6 million is being amortized over the estimated lives of the acquired assets (2 to 3 years), beginning in January 2001.

    Immediately prior to the acquisition, Promax Commercial Holdings Limited ("Promax") invested $250,000 in 21st in exchange for 846 shares of 21st. Concurrent with the acquisition, these shares were exchanged for 360,763 shares of Primix.

    In connection with the purchase of 21st, Primant sold its existing subsidiary in Denmark, Primant A/S ("Primant-Denmark"), through a sale of all of the issued and outstanding shares of Primant-Denmark to Incubator IT ApS, a Danish Company, for an aggregate price of one Danish kroner (approximately $0.13) and the assumption by Incubator of all outstanding indebtedness and liabilities of

                             PRIMIX SOLUTIONS INC.

2.  ACQUISITIONS (CONTINUED)
Primant-Denmark. The Company believes that the controlling owner of Incubator is also the controlling owner of Promax, a former shareholder of 21st. No gain or loss was incurred upon the sale.

    On December 27, 2000, the Company issued 321,556 shares of restricted common stock (the "Restricted Shares") at a price per share of $0.01 to the principal shareholders and employees of 21st in the form of restricted stock awards (the "Awards"). The Awards will fully vest on the fifth anniversary of the grant date, subject to accelerated vesting upon the achievement of certain performance objectives of 21st. As a result, the Company recorded approximately $182,000 of deferred compensation, which represents the difference between the fair market value of the Company's common stock on the award date and the purchase price per share, which is being amortized on a straight-line basis over a 5-year period.

    In December 2000, Cell loaned 21st 850,000 Danish kroner (approximately $107,000) to satisfy certain obligations. This loan is included in the net liabilities acquired and bears interest at the Copenhagen Interbank Offered Rate ("CIBOR") rate plus 2%. At December 31, 2000, $107,000 was outstanding under this loan. The Company paid the loan in full in March 2001.

    In connection with the 21st acquisition, the Company assumed two lines of credit with two Danish banks totalling 4.5 million Danish kroner (approximately $565,000). These short-term lines of credit carry no commitment fees or significant covenants. Interest is paid quarterly on the last day of each quarter at a rate calculated by the bank (10.5% at December 31, 2000). On December 29, 2000, the Company paid off one of the foreign lines of credit totalling approximately $258,000, including approximately $6,000 of accrued interest. At December 31, 2000, the Company had available one line of credit with a Danish bank totalling 2.5 million Danish kroner (approximately $125,000) of which approximately $336,000 was outstanding. The bank approved a temporary increase in borrowings at December 31, 2000. This line was reduced to one million Danish kroner in January 2001 and expired on March 15, 2001. The Company is currently re-negotiating the foreign line of credit.

    (B) PRIMANT AB

    On May 31, 2000, the Company acquired Primant AB ("Primant"), a privately held Sweden-based e-Business solutions company specializing in Microsoft systems integrations. The total consideration consisted of 895,522 shares of the Company's common stock, which was valued at $5.00 per share, the fair market value of the stock at the date of the acquisition. In addition, the Company assumed Primant's liabilities of approximately $276,000. The excess purchase price over the net assets acquired of approximately $5.1 million is being amortized over the estimated lives of the acquired assets (2 to 3 years), beginning in June 2000.

    On July 6, 2000, the Company issued 104,478 shares of common stock in exchange for shares of Primant issued upon the exercise of all outstanding stock options of Primant (the "Option Exchange"). The Company also made a cash payment of approximately $205,000 in connection with the Option Exchange. In addition, the Company paid for the related legal fees of the Primant optionholders.

    In connection with the Primant acquisition, on August 21, 2000, the Company issued 300,000 shares of restricted common stock (the "Restricted Shares") at a price per share of $0.01 to the principal shareholders and employees of Primant in the form of restricted stock awards (the "Awards"). The Awards will fully vest on the fifth anniversary of the grant date, subject to acccelerated vesting upon the achievement of certain performance objectives of Primant. As a result, the Company recorded

                             PRIMIX SOLUTIONS INC.

2.  ACQUISITIONS (CONTINUED)
$1.5 million of deferred compensation, which represents the difference between the fair market value of the Company's common stock on the award date and the purchase price per share, which is being amortized on a straight-line basis over a 5-year period. For the year ended December 31, 2000, the Company recorded $175,000 of stock compensation expense.

    A summary of the intangible assets of Primant and their respective useful lives is as follows (in thousands):

INTANGIBLE ASSET                                             AMOUNT    USEFUL LIFE
----------------                                            --------   -----------
Developed Technology......................................   $2,000      2 years
Assembled Workforce.......................................      500      2 years
Tradename.................................................      400      3 years
Goodwill..................................................    2,211      3 years
                                                             ------
Total.....................................................   $5,111
                                                             ======

    The allocation of the purchase price was determined by an independent third party appraisal.

    Set forth below are unaudited pro forma combined results of operations of the Company and Primant as if the Primant acquisition had been completed at the beginning of 1999. The pro forma combined information set forth below is not necessarily indicative of the future results of operations or results of operations that would have been reported for the periods indicated had the Primant acquisition been completed as of January 1, 1999 (amounts in thousands, except per share data).

                                                               YEAR ENDED
                                                              DECEMBER 31,
                                                           -------------------
                                                             1999       2000
                                                           --------   --------
Net revenue..............................................  $16,433    $ 23,791
Net loss.................................................  $(8,364)   $(16,101)
Net loss per share--basic and diluted....................  $ (0.56)   $  (1.06)

    (C) BLACK BEAN STUDIOS, INC.

    On December 3, 1999, the Company acquired Black Bean Studios, Inc. ("Black Bean"), a privately held Boston-based design boutique specializing in digital media.

    The Company purchased all of the outstanding stock of Black Bean for approximately $787,000 cash and 100,000 shares of the Company's common stock, which was valued at $10.75 per share, the fair market value of the stock at the date of the acquisition. In addition, the Company assumed Black Bean's liabilities of approximately $33,000. The excess purchase price over the net assets acquired of approximately $1.9 million was recorded as goodwill and was being amortized over its estimated useful life of 10 years, beginning in December 1999.

    In December 2000, based on its current analysis of the undiscounted value of expected future operating cash flows in relation to its net capital investment in Black Bean, the Company wrote off the remaining balance of goodwill totalling $1.7 million associated with the Black Bean acquisition.

                             PRIMIX SOLUTIONS INC.

2.  ACQUISITIONS (CONTINUED)
    (D) ADVIS, INC.

    On December 31, 1998, the Company acquired Advis, Inc. ("Advis"), a privately held Boston-based e-Business consulting company, which augmented the depth and breadth of the Company's capabilities in developing highly advanced systems architectures that support e-Business solutions.

    The total consideration consisted of approximately $40,000 cash, 171,000 shares of the Company's common stock, which was valued at $1.875 per share, the fair market value of the stock at the date of the acquisition, a note payable of $204,000 paid in January 1999 and the assumption of $1,798,000 of net liabilities. Included in the net liabilities are accounts receivable of $638,000, prepaid expenses and other current assets of $39,000 and computer and office equipment of $56,000. In December 1998, the Company advanced Advis $1,543,000 to satisfy certain obligations. This advance is included in the net liabilities acquired. The excess purchase price over the net assets acquired of approximately $2.2 million was recorded as goodwill and was being amortized over its estimated useful life of 10 years, beginning in January 1999.

    To the extent that the Advis accounts receivable were uncollectible as of June 30, 1999, the sole stockholder of Advis was required to tender shares to the Company with a fair market value equal to the amount by which the difference between the adjusted purchase price and the December 31, 1998 purchase price exceeded the cash escrow account of approximately $100,000. As of June 30, 1999, $138,000 of accounts receivable was uncollectible; therefore, the sole stockholder tendered 92,963 of the 171,000 shares of the Company's common stock, which was valued at $2.625, the average closing price for the five business days preceding June 30, 1999. The 92,963 shares were classified as treasury stock with a total cost of $244,000.

    In December 2000, based on its current analysis of the undiscounted value of expected future operating cash flows in relation to its net capital investment in Advis, the Company wrote off the remaining balance of goodwill totalling $1.7 million associated with the Advis acquisition.

    In connection with the acquisitions, the following non-cash transactions occurred (in thousands):

                                          ADVIS     BLACK BEAN   PRIMANT      21ST
                                         --------   ----------   --------   --------
Fair value of net assets acquired......  $ 2,159      $ 1,895    $ 5,481    $ 2,020
Liabilities assumed....................   (1,798)         (33)      (276)    (1,177)
Issuance of common stock...............     (321)      (1,075)    (5,000)      (596)
                                         -------      -------    -------    -------
Cash paid for acquisition..............  $    40      $   787    $   205    $   247
                                         =======      =======    =======    =======

    All transactions have been accounted for as purchases in accordance with APB No. 16, BUSINESS COMBINATIONS. Accordingly, the operating results of the acquired businesses are included in the Company's consolidated financial statements from the dates of acquisition. Proforma disclosure of combined operating results prior to the 21st, Black Bean and Advis acquisitions has not been disclosed herein as the acquisitions were not material.

                             PRIMIX SOLUTIONS INC.

3.  STOCKHOLDERS' EQUITY

    (A) AUTHORIZED CAPITAL STOCK

    As of December 31, 2000, the Company's authorized capital stock consisted of 50,000,000 shares of common stock, $0.001 par value per share, and 5,000,000 shares of preferred stock, $1.00 par value per share.

    (B) TREASURY STOCK

    To the extent that the Advis accounts receivable were uncollectible as of June 30, 1999, the sole stockholder of Advis was required to tender shares to the Company with a fair market value equal to the amount by which the difference between the adjusted purchase price and the December 31, 1998 purchase price exceeded the cash escrow account of approximately $100,000. As of June 30, 1999, $138,000 of accounts receivable was uncollectible; therefore, the sole stockholder tendered 92,963 of the 171,000 shares of the Company's common stock, which was valued at $2.625 per share, the average closing price for the five business days preceding June 30, 1999. The 92,963 shares were classified as treasury stock with a total cost of $244,000.

    In March 2000, the sole stockholder of Advis tendered 47,964 shares of the Company's common stock to the Company in order to cover the exercise of stock options. The 47,964 shares were classified as treasury stock with a total cost of $612,000. The shares were valued at the closing price of the Company's common stock on the day the shares were tendered.

    As of December 31, 2000, the Company has issued all shares from treasury for the Company's employee stock option and the employee stock purchase plans.

    (C) STOCK OPTIONS

    1995 STOCK PLAN

    The Company's 1995 Stock Plan (the "1995 Plan") provides for the issuance of incentive stock options (ISOs), nonqualified stock options and shares of common stock. Under the terms of the 1995 Plan, nonqualified stock options may be granted at a price not less than the lesser of (i) the book value per share of common stock as of the end of the fiscal year of the Company immediately preceding the date of such grant or (ii) 50% of the fair market value per share of common stock on the date of such grant and, in the case of ISOs, not less than the fair market value per share at the date of grant.

    1996 STOCK PLAN

    On May 17, 1996, the Board of Directors and stockholders approved the Company's 1996 Stock Plan (the "1996 Plan").

    In June 1999, the 1996 Plan was amended to increase the authorized number of shares of common stock available for issuance to 3,500,000 shares.

    In October 2000, the 1996 Plan was amended to allow all directors to receive an initial option grant to purchase 20,000 shares of common stock, with an exercise price at the then fair market value, when such director is first appointed to the Board of Directors. In addition, each director will receive an option grant to purchase 5,000 shares of common stock, with an exercise price at the then fair market value, on each January 1 that such director is a member of the Board of Directors.

                             PRIMIX SOLUTIONS INC.

3.  STOCKHOLDERS' EQUITY (CONTINUED)
    On January 26, 2001, the Board of Directors adopted an amendment to the 1996 Plan, as amended, to increase the authorized number of shares of common stock available for issuance to 5,500,000 shares. This amendment was approved by the stockholders on March 22, 2001.

    The Company has reserved approximately 5,904,000 shares of common stock for issuance under the 1995 Plan and the 1996 Plan. As of December 31, 2000, there were approximately 363,000 shares available for grant. Generally, the options granted under both plans vest annually over four years and expire after ten years. In 1999, the Company amended the vesting period so that all options granted in 1999 and thereafter generally vest 25% after one year of service and quarterly for the three years thereafter.

    The following table summarizes incentive and nonqualified stock option activity under the 1995 and 1996 Stock Plans (in thousands, except per share data):

                                                                                          WEIGHTED
                                                                                           AVERAGE
                                                               NUMBER         PRICE         PRICE
                                                              OF SHARES     PER SHARE     PER SHARE
                                                              ---------   -------------   ---------
Outstanding, December 31, 1997..............................      900     $1.50 - 16.00     $2.94
  Granted...................................................    1,081      1.25 -  3.06      2.11
  Exercised.................................................      (12)     1.50 -  2.50      2.29
  Canceled..................................................     (227)     1.25 - 16.00      3.16
                                                               ------     -------------     -----
Outstanding, December 31, 1998..............................    1,742      1.25 - 12.00      2.40
                                                               ------     -------------     -----
  Granted...................................................    2,589      2.44 - 10.81      4.72
  Exercised.................................................     (136)     1.25 -  4.50      2.47
  Canceled..................................................     (825)     1.25 - 12.00      2.57
                                                               ------     -------------     -----
Outstanding, December 31, 1999..............................    3,370      1.25 - 12.00      4.14
                                                               ------     -------------     -----
  Granted...................................................    2,950      0.53 - 11.75      2.92
  Exercised.................................................     (518)     1.25 -  3.06      2.08
  Canceled..................................................   (1,539)     1.25 - 10.81      5.54
                                                               ------     -------------     -----
Outstanding, December 31, 2000..............................    4,263     $0.53 - 12.00     $3.04
                                                               ======     =============     =====
Exercisable, December 31, 2000..............................      885     $1.25 - 12.00     $3.18
                                                               ======     =============     =====
Exercisable, December 31, 1999..............................      590     $1.25 - 12.00     $2.52
                                                               ======     =============     =====
Exercisable, December 31, 1998..............................      282     $1.25 - 12.00     $2.86
                                                               ======     =============     =====

                             PRIMIX SOLUTIONS INC.

3.  STOCKHOLDERS' EQUITY (CONTINUED)
    The following detail pertains to outstanding options of the Company at December 31, 2000 (in thousands, except per share data):

                                                                               WEIGHTED AVERAGE
                   EXERCISE PRICE     WEIGHTED AVERAGE                          EXERCISE PRICE
                   RANGE PER SHARE   EXERCISE PRICE PER       NUMBER OF           PER SHARE
NUMBER OF SHARES     OUTSTANDING     SHARE OUTSTANDING    SHARES EXERCISABLE     EXERCISABLE
----------------   ---------------   ------------------   ------------------   ----------------
       814         $0.53 -  $1.60          $ 0.58                  34               $ 1.36
     2,545          1.60 -   3.20            2.47                 758                 2.59
       186          3.20 -   4.80            4.04                  17                 4.50
       409          4.80 -   6.40            5.59                   7                 5.82
         4          6.40 -   8.00            7.85                   2                 7.83
        86          8.00 -   9.60            8.48                  26                 8.53
       137          9.60 -  11.20           10.63                  34                10.63
        82         11.20 -  12.00           11.77                   7                12.00
     -----         --------------          ------                 ---               ------
     4,263         $0.53 - $12.00          $ 3.04                 885               $ 3.18
     =====         ==============          ======                 ===               ======

    In October 1995, the FASB issued SFAS No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION. SFAS No. 123 requires the measurement of the fair value of stock options, including stock purchase plans, or warrants granted to employees to be included in the statement of operations and comprehensive loss or disclosed in the notes to financial statements. The Company has determined that it will continue to account for stock-based compensation for employees under APB No. 25 and elect the disclosure-only alternative under SFAS No. 123. The Company has computed the pro forma disclosures required under SFAS No. 123 for options granted using the Black-Scholes option pricing model prescribed by SFAS No. 123. The weighted average assumptions used for 1998, 1999 and 2000 are as follows:

                                    1998            1999            2000
                                -------------   -------------   -------------
Risk-free interest rate.......  4.18% - 5.63%   4.60% - 6.19%   5.28% - 6.72%
Expected dividend yield.......             --              --              --
Expected life.................        5 years         5 years         4 years
Expected volatility...........           100%            100%            121%
Weighted average fair value of
  options granted.............          $2.11           $4.72           $2.92

    The Black-Scholes option pricing model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option-pricing models require the input of highly subjective assumptions including expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

    The total fair value of the options granted during 1998, 1999 and 2000 was computed as approximately $1,793,000, $9,440,000 and $7,067,000, respectively. Of these amounts, approximately $1,177,000, $5,916,000 and $4,099,000 would have been charged to operations for the years ended

                             PRIMIX SOLUTIONS INC.

3.  STOCKHOLDERS' EQUITY (CONTINUED)
    December 31, 1998, 1999 and 2000, respectively. The remaining amount would be amortized over the remaining vesting periods.

    The pro forma net loss and pro forma basic and diluted net loss per common share presented below have been computed assuming no tax benefit. The effect of a tax benefit has not been considered since a substantial portion of the stock options granted are incentive stock options and the Company does not anticipate a future deduction associated with the exercise of these stock options.

    The pro forma effect of SFAS No. 123 for the years ended December 31, 1998, 1999 and 2000 is as follows (in thousands, except per share data):

                                        1998                      1999                      2000
                               -----------------------   -----------------------   -----------------------
                               AS REPORTED   PRO FORMA   AS REPORTED   PRO FORMA   AS REPORTED   PRO FORMA
                               -----------   ---------   -----------   ---------   -----------   ---------
Net loss.....................    $(4,202)     $(5,379)     $(6,423)    $(12,339)     $(15,292)   $(19,391)
Basic and diluted net loss
  per common share...........    $ (0.29)     $ (0.37)     $ (0.44)    $  (0.84)     $  (1.00)   $  (1.27)

    (D) WARRANTS

    In February 1996, the Company issued a warrant to purchase 23,333 shares of common stock at a price of $8.31 per share in connection with a financing agreement. The warrant is exercisable in whole or in part at any time on or before February 15, 2003.

    (E) EMPLOYEE STOCK PURCHASE PLAN

    On May 17, 1996, the stockholders approved the Company's Employee Stock Purchase Plan (the "ESPP"). The Company has reserved 150,000 shares for issuance under the ESPP. The ESPP permits eligible employees of the Company to purchase common stock through payroll deductions of up to 10% of their total compensation. The price of common stock purchased under the ESPP is 85% of the lower of the fair market value of the common stock on the first or last day of each six-month purchase period. During 1999 and 2000, the Company issued approximately 58,000 and 72,000 shares of common stock under the ESPP, respectively.

    On January 26, 2001, the Board of Directors adopted an amendment to the ESPP to increase the authorized number of shares of common stock available for issuance to 705,813 shares. This amendment was approved by the stockholders on March 22, 2001.

4.  INCOME TAXES

    The Company accounts for income taxes in accordance with SFAS No. 109, ACCOUNTING FOR INCOME TAXES. Under SFAS No. 109, a deferred tax asset or liability is measured by the enacted tax rates expected to be in effect when the differences between the financial statement and tax bases of assets and liabilities reverse.

    As of December 31, 2000, the Company had available net operating loss carryforwards of approximately $41,366,000 to reduce future federal and state income taxes, if any. These carryforwards expire through 2020 and are subject to review and possible adjustment by the Internal Revenue Service. The Tax Reform Act of 1986 contains provisions that may limit the amount of net operating loss

                             PRIMIX SOLUTIONS INC.

4.  INCOME TAXES (CONTINUED)
carryforwards that the Company may utilize in any one year in the event of certain cumulative changes in ownership over a three year period in excess of 50%, as defined. The Company has completed several financings since its inception and believes that an ownership change as defined by The Tax Reform Act of 1986 has occurred. The Company has not yet determined the extent of any net operating loss carryforward limitations.

    The approximate income tax effect of each type of temporary difference and carryforward is as follows (in thousands):

                                                            1999       2000
                                                          --------   --------
Net operating loss carryforwards........................  $ 11,601   $ 16,560
Other temporary differences.............................       745        910
Credit carryforwards....................................       217        217
                                                          --------   --------
                                                            12,563     17,687
Valuation allowance.....................................   (12,563)   (17,687)
                                                          --------   --------
Net deferred tax asset..................................  $     --   $     --
                                                          ========   ========

    It is the Company's objective to become a profitable enterprise and to realize the benefits of its deferred tax assets. However, in evaluating the realizability of these deferred tax assets, management has considered the Company's short operating history, the volatility of the market in which it competes and the operating losses incurred to date, and believes that, given the significance of this evidence, a full valuation reserve against its deferred tax asset is required as of December 31, 1999 and 2000, respectively.

5.  RELATED-PARTY TRANSACTIONS

    (A) NOTES RECEIVABLE FROM RELATED PARTIES

    In February 1998, the Company loaned $150,000 to an executive officer of the Company. Interest was payable quarterly at an annual rate of 6.5%. The note was secured by 100,000 shares of common stock of the Company owned by the executive officer. The note was paid in full in January 2000.

    In March 1999, the Company issued two separate promissory notes, each in the amount of $75,000, to two employees of the Company who were subsequently appointed as executive officers of the Company. The promissory notes are due on December 31, 2001 and bear interest at a rate of 6.75% per annum. On September 20, 1999, one of the $75,000 notes was cancelled and a new promissory note totaling $250,000 was issued. The note bears interest at a rate of 7% per annum until September 30, 2002 when the interest rate will convert to the prime rate plus two percentage points for the remainder of the term. The outstanding principal balance is payable quarterly in arrears in equal installments beginning on January 1, 2005. This note is due on September 30, 2029. The note is secured by personal assets owned by the officer. In January 2000, the remaining $75,000 note was cancelled and a new promissory note totaling $250,000 was issued. The note bears interest at a rate of 7% per annum until December 31, 2002 when the interest rate will convert to the Prime rate plus two percentage points for the remainder of the term. The outstanding principal balance is payable quarterly in arrears in equal installments beginning on January 1, 2005. The note is due on December 31, 2029. The note is secured by personal assets owned by the officer.

                             PRIMIX SOLUTIONS INC.

5.  RELATED-PARTY TRANSACTIONS (CONTINUED)
    In July 2000, the Company issued a promissory note in the amount of $800,000 to an executive officer of the Company. The principal under the note is secured by 200,000 shares of common stock of the Company owned by the executive officer. The note is full recourse only to the extent of the interest under the note. The note is due on July 21, 2001 and bears interest at a rate of 7.508% per annum.

    In July 2000, the Company issued a promissory note in the amount of $70,000 to an executive officer of the Company. The principal under the note is secured by 17,500 shares of common stock of the Company owned by the executive officer. The note is full recourse only to the extent of the interest under the note. The note is due on July 25, 2001 and bears interest at a rate of 7.508% per annum.

    (B) AVIX VENTURES, L.P.

    The Company's Co-Chief Executive Officers ("Co-CEOs") are general partners of Avix Associates, L.P., which is in turn the general partner of Avix Ventures, L.P., a principal stockholder of the Company. The Co-CEOs received no cash compensation for services provided to the Company during 1999 and 2000. Each Co-CEO received a stock option to purchase 20,000 shares of the Company's common stock granted on October 6, 2000. One of the Co-CEOs received a stock option to purchase 300,000 shares of the Company's common stock granted on September 16, 1999. All stock options were granted at the fair market value of the Company's common stock on the dates of grant.

    (C) AZZOUZ LIMITED PARTNERSHIP

    One of the Company's Co-Chief Executive Officers is an officer and controlling stockholder of Azzouz Holding Corp., the general partner of Azzouz Limited Partnership, a principal stockholder of the Company. This individual was appointed as Co-Chief Executive Officer in 2000. See (b) above.

    (D) NOTE PAYABLE TO RELATED PARTY

    In December 2000, Cell, a controlling shareholder of 21st, loaned 21st 850,000 Danish kroner (approximately $107,000) to satisfy certain obligations. This loan is included in the net liabilities acquired related to the 21st acquisition and bears interest at the CIBOR rate plus 2%. At December 31, 2000, $107,000 was outstanding under this loan. The Company paid the loan in full in March 2001.

    Robert Hedges, a Director of Primix, is the Managing Director of the Retail Distribution Group at Fleet Financial Group ("Fleet"). During 1999 and 2000, Fleet paid to Primix approximately $318,900 and $179,300, respectively, for professional services rendered in the normal course of business.

6.  EMPLOYEE BENEFIT PLAN

    The Company's employees participate in an employee benefit plan under
Section 401(k) of the Internal Revenue Code (the "401(k) Plan"). The 401(k) Plan is available to substantially all employees. The 401(k) Plan allows for employees to make contributions up to a specified percentage of their compensation. For all participants, the Company contributes 25% of the first 6% of employees' pay contributed to the 401(k) Plan. The Company contributed approximately $38,000, $92,000, and $148,000 under these plans during the years ended December 31, 1998, 1999 and 2000, respectively.

    Advis had a separate 401(k) profit sharing plan, which covered substantially all employees who met minimum service requirements. As of January 1, 1999, all Advis employees meeting the minimum

                             PRIMIX SOLUTIONS INC.

6.  EMPLOYEE BENEFIT PLAN (CONTINUED)
service requirements were eligible to participate in the Company's 401(k) Plan. The Company merged the assets of the Advis plan with its plan in May 1999.

7.  LEASE COMMITMENTS

    The Company leases its office facilities and certain office equipment under operating leases expiring at various dates through 2010. Rent expense totalled approximately $483,000, $795,000 and $1,744,000 for the years ended
December 31, 1998, 1999 and 2000, respectively. The $1.7 million includes approximately $435,000 related to the consolidation of office space and relocation of corporate headquarters. In connection with the acquisition of Advis (see Note 2), the Company is responsible for Advis' lease of its office facility which expires in August 2002. Prior to the acquisition, Advis subleased a portion of their office facility through May 1999. During 1999, the Company entered into additional subleases expiring in August 2002 for the space previously occupied by Advis.

    In addition, the Company acquired certain equipment under capital leases in the Advis acquisition. These leases were paid in full in 1999.

    The following is a summary of future minimum payments under operating leases with noncancelable terms with a remaining term in excess of one year as of December 31, 2000 (in thousands):

                                                            DEDUCT
                                                           SUBLEASE   NET RENTAL
                                             COMMITMENTS   RENTALS    COMMITMENTS
                                             -----------   --------   -----------
2001.......................................    $ 1,654       $198       $ 1,456
2002.......................................      2,161        127         2,034
2003.......................................      1,941         --         1,941
2004.......................................      1,938         --         1,938
2005.......................................      1,908         --         1,908
Thereafter.................................      9,814         --         9,814
                                               -------       ----       -------
Total minimum lease payments...............    $19,416       $325       $19,091
                                               =======       ====       =======

                             PRIMIX SOLUTIONS INC.

8.  QUARTERLY RESULTS OF OPERATIONS

    The following table sets forth unaudited quarterly statements of operations and comprehensive loss (in thousands, except per share data) for each of the eight quarters ending December 31, 2000.

                                                       1999                                        2000
                                     -----------------------------------------   -----------------------------------------
                                      FIRST      SECOND     THIRD      FOURTH     FIRST      SECOND     THIRD      FOURTH
                                     QUARTER    QUARTER    QUARTER    QUARTER    QUARTER    QUARTER    QUARTER    QUARTER
                                     --------   --------   --------   --------   --------   --------   --------   --------
Professional services revenue......  $ 1,941    $ 2,552    $ 3,700    $ 3,796    $ 5,013    $ 5,338    $ 6,726    $ 4,336
Operating expenses:
  Professional services............    1,435      2,169      2,886      2,916      3,053      3,515      4,339      4,106
  General and administrative.......    1,135      1,309      1,997      1,868      2,118      2,538      2,806      3,036
  Sales and marketing..............      535        790      1,063      1,054      1,614      1,675      1,521      1,261
  Amortization of intangible
    assets.........................       55         54         59         73         92        203        341      4,480
  Research and development.........       --         --         --        131        223        185        133         --
  Stock compensation...............       --         --         --         --         --         25         75         75
                                     -------    -------    -------    -------    -------    -------    -------    -------
    Total operating expenses.......    3,160      4,322      6,005      6,042      7,100      8,141      9,215     12,958
                                     -------    -------    -------    -------    -------    -------    -------    -------
Operating loss.....................   (1,219)    (1,770)    (2,305)    (2,246)    (2,087)    (2,803)    (2,489)    (8,622)
Interest income, net...............      297        278        270        272        230        242        141         96
                                     -------    -------    -------    -------    -------    -------    -------    -------
Net loss...........................  $  (922)   $(1,492)   $(2,035)   $(1,974)   $(1,857)   $(2,561)   $(2,348)   $(8,526)
                                     -------    -------    -------    -------    -------    -------    -------    -------

Other comprehensive loss:
  Foreign currency translation
    adjustment.....................       --         --         --         --         --         --    $   (24)   $   (63)
                                     -------    -------    -------    -------    -------    -------    -------    -------
Comprehensive loss.................  $  (922)   $(1,492)   $(2,035)   $(1,974)   $(1,857)   $(2,561)   $(2,372)   $(8,589)
                                     =======    =======    =======    =======    =======    =======    =======    =======
Basic and diluted net loss per
  common share.....................  $ (0.06)   $ (0.10)   $ (0.14)   $ (0.13)   $ (0.12)   $ (0.17)   $ (0.15)   $ (0.55)
                                     =======    =======    =======    =======    =======    =======    =======    =======
Basic and diluted weighted average
  shares outstanding...............   14,618     14,621     14,627     14,636     14,879     15,207     15,406     15,569
                                     =======    =======    =======    =======    =======    =======    =======    =======

ITEM 9. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

    None.

                                    PART III

ITEM 10.  DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT

INFORMATION REGARDING DIRECTORS

    Set forth below is certain information regarding the Directors of the Company.

                                                                         DIRECTOR
NAME                                                         AGE           SINCE
----                                                       --------   ---------------
CLASS I--TERM EXPIRES 2003
Magnus Nicolin...........................................     43      October 2000
Lennart Mengwall.........................................     58      May 1997

CLASS II--TERM EXPIRES 2001
Kevin Azzouz.............................................     41      May 1997
Michael Troiano..........................................     34      June 2001

CLASS III--TERM EXPIRES 2002
Robert Hedges............................................     43      October 1998

    The principal occupation and business experience for at least the last five years of each Director of the Company is set forth below based on information furnished by them to the Company.

    Magnus Nicolin has served as Director of the Company since October 2000.
Mr. Nicolin has been an Executive Vice President of Esselte since 1998. Prior to joining Esselte, Mr. Nicolin was the Group Vice President of Business Development of Pitney Bowes from 1995 to 1998.

    Lennart Mengwall has served as Chairman of the Board and Chief Executive Officer since May 1997 and currently the Co-Chief Executive Officer with Kevin Azzouz. Mr. Mengwall was President from May 1997 until December 1999.
Mr. Mengwall is presently a general partner of Avix Associates, L.P., which is in turn the general partner of Avix Ventures, L.P., a principal stockholder of the Company.

    Kevin Azzouz has served as a Director of the Company since May 1997 and is currently the Co-Chief Executive Officer with Lennart Mengwall. From 1994 to March 1996, Mr. Azzouz served as the President and Chief Operating Officer of Arcada Software. Mr. Azzouz is presently a general partner of Avix
Associates, L.P., which is in turn the general partner of Avix Ventures, L.P., a principal stockholder of the Company. Mr. Azzouz is also an officer and controlling stockholder of Azzouz Holding Corp., the general partner of Azzouz Limited Partnership, a principal stockholder of the Company.

    Michael Troiano was appointed as a Director of the Company in June 2001 and has been the Company's President since December 1999. Mr. Troiano served as the Company's Senior Vice President of Business Development from January 1999 to December 1999. Prior to joining the Company, Mr. Troiano co-founded a strategic Internet services firm, Brandscape, in 1996, acting as the firm's CEO from 1996 to December 1998.

    Robert Hedges has served as a Director of the Company since October 1998. Mr. Hedges is the Managing Director of the Retail Distribution Group at Fleet Financial Group ("Fleet"). From 1995 to 1997, Mr. Hedges served as Fleet's Director of Direct Financial Services Group.

INFORMATION REGARDING EXECUTIVE OFFICERS

    Set forth below is certain information regarding each of the current executive officers of the Company.

NAME                                          AGE                       POSITION
----                                        --------   ------------------------------------------
Lennart Mengwall*.........................     58      Chairman of the Board and Co-Chief
                                                       Executive Officer
Kevin Azzouz*.............................     41      Co-Chief Executive Officer
Michael D. Troiano........................     34      President
Joseph W. Seebach.........................     39      Executive Vice President
David W. Chapman..........................     37      Chief Financial Officer, Treasurer and
                                                         Secretary
Byung C. Choi.............................     42      Senior Vice President of Operations
Sarah Gibbs**.............................     31      Vice President of Human Resources

------------------------

* Mr. Mengwall and Mr. Azzouz were named Co-Chief Executive Officers on October 18, 2000.

** Ms. Gibbs, Vice President of Human Resources, was appointed as an executive officer of the Company on October 18, 2000.

    The principal occupation and business experience for the last five years of the Company's executive officers, other than such officers who also served as Directors, is set forth below based on information furnished by them to the Company.

    Joseph W. Seebach joined the Company as Senior Vice President in July 1997 and assumed the position of President of Software Products Group in October 1997. After the Company consolidated its operations to one business unit, Mr. Seebach was appointed to Senior Vice President of Sales and Marketing and in March 1998 to the position of Executive Vice President. Prior to joining the Company, Mr. Seebach served as General Manager, Consumer Products Division of Seagate Software from January 1997 to July 1997 and Vice President, Strategic Accounts of Seagate Software from 1996 to July 1997.

    David W. Chapman was appointed as the Company's Chief Financial Officer in March 1998 and had previously served as the Controller of the Company since September 1995. Mr. Chapman was appointed as Secretary of the Company in February 1998.

    Byung C. Choi joined the Company in January 1999 as the Senior Vice President of Operations and was appointed as officer in December 1999. Mr. Choi co-founded a strategic Internet services firm, Brandscape, in 1996, acting as the firm's Chief Operating Officer from 1996 to December 1998.

    Sarah Gibbs, Vice President of Human Resources, was appointed as an executive officer of the Company in October 2000. She has served as the Vice President of Human Resources since December 1998, when Primix acquired
Advis, Inc. Ms. Gibbs served as the Vice President of Human Resources/Operations at Advis from May 1997 to December 1998. Prior to joining the Company,
Ms. Gibbs was a human resources consultant at Strategic Outsourcing from January 1993 to May 1997.

    Each of the officers holds his or her respective office until the regular annual meeting of the Board of Directors following the annual meeting of stockholders and until his or her successor is elected and qualified or until his or her earlier resignation or removal.

    The Company's directors and executive officers and their principal occupations are set forth below:

NAME                                                PRINCIPAL OCCUPATION
----                            ------------------------------------------------------------
Kevin Azzouz..................  Co-Chief Executive Officer, Primix Solutions Inc., Partner,
                                Avix Associates, L.P. and Officer, Azzouz Holding Corp.

Robert Hedges.................  Managing Director, Retail Distribution Group, Fleet
                                Financial Group

Magnus Nicolin................  Executive Vice President, Esselte

Lennart Mengwall..............  Chairman and Co-Chief Executive Officer, Primix
                                Solutions Inc. and Partner, Avix Associates, L.P.

Michael D. Troiano............  President, Primix Solutions Inc.

Joseph W. Seebach.............  Executive Vice President, Primix Solutions Inc.

David W. Chapman..............  Chief Financial Officer, Treasurer and Secretary, Primix
                                Solutions Inc.

Sarah Gibbs...................  Vice President of Human Resources, Primix Solutions Inc.

Byung C. Choi.................  Senior Vice President of Operations, Primix Solutions Inc.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and Directors, and persons who own more than 10% of the Company's outstanding shares of Common Stock (collectively, "Section 16 Persons"), to file initial reports of ownership and reports of changes in ownership with the Commission and Nasdaq. Section 16 Persons are required by Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

    Based solely on its review of the copies of such forms received by it, or written representations from certain Section 16 Persons that no Section 16(a) reports were required for such persons, the Company believes that during its fiscal year 2000, the Section 16 Persons complied with all Section 16(a) filing requirements applicable to them, with the exception of Sarah Gibbs who did not timely file a Form 3 to report her appointment as an executive officer of the Company and a Form 4 to report the acquisition of shares of Common Stock (which was later reported on a Form 5); Magnus Nicolin who did not timely file a Form 3 to report his election as a Director; Lennart Mengwall who did not timely file a Form 4 to report the acquisition of shares of Common Stock (which was later reported on a Form 5) and did not timely report the grant of stock options (which was later reported on an amended Form 5); Kevin Azzouz who did not timely file a Form 5 to report the grant of stock options; and Azzouz Limited Partnership and Sabrina Azzouz who did not timely file Forms 3 to report their status as holders of more than 10% of the outstanding shares of Common Stock of the Company.

ITEM 11.  EXECUTIVE COMPENSATION

DIRECTOR COMPENSATION

    Directors who are officers or employees of the Company receive no cash compensation for service as Directors. Directors who are not officers or employees of the Company ("non-employee Directors") receive compensation for their services at a rate of $2,500 plus expenses for each Board meeting attended and $750 for each telephonic Board meeting attended. Magnus Nicolin and Robert Hedges each received fees of $3,250 for meetings attended during fiscal year 2000. Subject to the terms of the 1996 Stock Plan, each new Director receives an option to purchase 20,000 shares of Common Stock and each continuing Director automatically receives on January 1 of each year an option to purchase 5,000 shares of Common Stock, in each case at an exercise price per share equal to the fair market value of the underlying Common Stock as determined under the 1996 Stock Plan. Currently, 25% of these options vest upon the first anniversary of the grant date and the remainder vests quarterly in equal installments over a three-year period thereafter.

EXECUTIVE COMPENSATION

    The following sections set forth and describe the compensation paid or awarded to the Company's Co-Chief Executive Officers and the four most highly compensated executive officers who earned in excess of $100,000 during fiscal year 2000 (the "named executive officers").

    SUMMARY COMPENSATION. The following summary compensation table sets forth information concerning compensation for services rendered in all capacities awarded to, earned by or paid to the Company's Co-Chief Executive Officers and the other named executive officers during each of the fiscal years ended December 31, 2000, 1999 and 1998.

                           SUMMARY COMPENSATION TABLE

                                                                              LONG TERM
                                                                             COMPENSATION
                                                                                AWARDS
                                                            ANNUAL           ------------
                                                         COMPENSATION         SECURITIES     ALL OTHER
                                                    ----------------------    UNDERLYING    COMPENSATION
NAME AND PRINCIPAL POSITION                YEAR     SALARY ($)   BONUS ($)   OPTIONS (#)       ($)(1)
---------------------------              --------   ----------   ---------   ------------   ------------
Lennart Mengwall, .....................     2000           --          --        20,000            --
  Chairman of the Board and Co-Chief        1999           --          --       300,000            --
  Executive Officer                         1998           --          --            --            --

Kevin Azzouz, .........................     2000           --          --        20,000            --
  Co-Chief Executive Officer(2)

Michael D. Troiano, ...................     2000      163,558      50,000       225,000         2,625
  President(3)                              1999      120,192      66,583       200,000        12,505

Joseph W. Seebach, ....................     2000      162,500      37,500        65,000            --
  Executive Vice President                  1999      150,481     112,375        50,000            --
                                            1998      161,654      62,560            --            --

David W. Chapman, .....................     2000      140,115      21,250        75,000         2,516
  Chief Financial Officer, Treasurer        1999      115,369      46,640        32,493         2,331
  and Secretary                             1998      112,654      16,705            --         1,941

Byung C. Choi, ........................     2000      161,444      35,000       194,000         2,475
  Senior Vice President of                  1999      120,192      66,583       100,000        84,491
  Operations(3)

------------------------

(1) Includes Company contributions to the Company's 401(k) plan on behalf of the executives.

(2) Mr. Azzouz became an executive officer of the Company in 2000.

(3) Mr. Troiano and Mr. Choi joined the Company during 1999. Included in All Other Compensation for 1999 are relocation expenses totaling $10,433 and $82,419 for Mr. Troiano and Mr. Choi, respectively.

    OPTION GRANTS. The following table sets forth certain information concerning the individual grant of options to purchase Common Stock of the Company to the named executive officers of the Company who received options during fiscal year 2000.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                  INDIVIDUAL GRANTS
                                -----------------------------------------------------    POTENTIAL REALIZABLE
                                               PERCENT OF                                  VALUE AT ASSUMED
                                 NUMBER OF    TOTAL OPTIONS                             ANNUAL RATES OF STOCK
                                SECURITIES     GRANTED TO      EXERCISE                 PRICE APPRECIATION FOR
                                UNDERLYING      EMPLOYEES      RATES OR                     OPTION TERM(1)
                                  OPTIONS       IN FISCAL     BASE PRICE   EXPIRATION   ----------------------
NAME                            GRANTED (#)     YEAR (%)        ($/SH)        DATE        5%($)       10%($)
----                            -----------   -------------   ----------   ----------   ---------   ----------
Lennart Mengwall..............     20,000          0.68           2.03      10/05/10      23,526       61,522

Kevin Azzouz..................     20,000          0.68           2.03      10/05/10      23,526       61,522

Michael D. Troiano............    100,000          3.39           5.94       4/18/10     546,426    1,221,820
                                   25,000          0.85           2.25       8/08/10      48,121      109,944
                                  100,000          3.39           0.53      12/20/10      33,394       84,628

Joseph W. Seebach.............     50,000          1.70           5.94       4/18/10     273,213      610,910
                                   15,000          0.51           0.53      12/20/10       5,009       12,694

David W. Chapman..............     25,000          0.85          11.75       2/14/10     194,918      484,373
                                   50,000          1.70           2.25       8/08/10      96,243      219,888

Byung C. Choi.................        500          0.02           8.13       1/03/10       2,403        6,232
                                   50,000          1.70          11.75       2/14/10     389,837      968,745
                                   25,000          0.85           5.94       4/18/10     136,607      305,455
                                   75,000          2.54           2.25       8/08/10     144,364      329,832
                                   43,500          1.47           0.53      12/20/10      14,527       36,813

------------------------

(1) This column shows the hypothetical gain or option spreads of the options granted based on assumed annual compounded stock appreciation rates of 5% and 10% for the exercise price of such options over the full 10-year term of the options. The 5% and 10% assumed rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of future Common Stock prices.

    OPTION EXERCISES AND OPTION VALUES. The following table sets forth information concerning the number of underlying shares and value of unexercised options to purchase Common Stock of the Company held by the named executive officers as of December 31, 2000.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                          NUMBER OF SECURITIES           VALUE OF UNEXERCISED
                                                         UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS AT
                               SHARES                 OPTIONS AT DECEMBER 31, 2000         DECEMBER 31, 2000
                             ACQUIRED ON    VALUE                   #                           ($)(1)
                              EXERCISE     REALIZED   -----------------------------   ---------------------------
NAME                             (#)         ($)      EXERCISABLE    UNEXERCISABLE    EXERCISABLE   UNEXERCISABLE
----                         -----------   --------   ------------   --------------   -----------   -------------
Lennart Mengwall...........         --          --       93,750         226,250               --            --
Kevin Azzouz...............         --          --           --          20,000               --            --
Michael D. Troiano.........         --          --       66,874         358,126               --        28,200
Joseph W. Seebach..........     60,000     712,500      124,492         160,508               --         4,230
David W. Chapman...........     22,694     181,035       10,020         105,286               --            --
Byung C. Choi..............         --          --       42,374         251,626               --        12,267

------------------------

(1) Based on the last reported sale price on the Nasdaq National Market on December 29, 2000 of $0.813 less the option exercise price. Options are in-the-money if the fair market value of the shares covered thereby is greater than the option exercise price.

EMPLOYMENT AGREEMENTS WITH EXECUTIVE OFFICERS

    The Company has entered into letter agreements with each of its executive officers (other than Lennart Mengwall and Kevin Azzouz, the Co-Chief Executive Officers), providing for base salary, bonus, incentive compensation and relocation expense reimbursement, as applicable.

    Under an agreement dated in September 1999, Lennart Mengwall is entitled to the acceleration of all options, in the event of (i) a termination of employment for any reason other than gross misconduct or (ii) a "change in control" of the Company, as defined in the agreement.

    Under an agreement dated in March 1999, Joseph Seebach is entitled to the acceleration of all options, in the event of (i) a termination of employment for any reason other than gross misconduct or (ii) a "change in control" of the Company, as defined in the agreement.

    Under an agreement dated February 26, 1998, David W. Chapman is entitled to receive his base salary and continued medical and dental benefits for six months after termination of his employment for any reason other than gross misconduct. Under an agreement dated in March 1999, Mr. Chapman is entitled to the acceleration of all options, in the event of (i) a termination of employment for any reason other than gross misconduct or (ii) a "change in control" of the Company, as defined in the agreement.

    Under an agreement dated in January 1999, Byung C. Choi is entitled to receive his base salary for six months after termination of his employment for any reason other than gross misconduct.

    Under an agreement dated in January 1999, Michael D. Troiano is entitled to receive his base salary for six months after termination of his employment for any reason other than gross misconduct.

    Under the Company's standard Employee Agreement, each of the executives is subject to provisions concerning the ownership, use and disclosure of the Company's confidential information and intellectual property, and a one-year restriction on competition with the Company following termination of employment for any reason.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Since May 10, 1996, all executive officer compensation decisions have been made by the Compensation Committee or the full Board of Directors. The Compensation Committee reviews and makes recommendations regarding the compensation for top management and key employees of the Company, including salaries and bonuses. The current members of the Compensation Committee are Magnus Nicolin and Kevin Azzouz. All Directors participated in deliberations of the Company's Board of Directors concerning executive compensation during the Company's fiscal year 2000.

ITEM 12.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth, to the best knowledge and belief of the Company, certain information regarding the beneficial ownership of the Company's Common Stock as of the date indicated by (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock as of December 31, 2000, (ii) each of the Company's Directors as of March 20, 2001,
(iii) each of the named executive officers as of March 20, 2001 and (iv) the Company's executive officers and Directors as a group as of March 20, 2001.

                                                              BENEFICIAL OWNERSHIP(2)
                                                              ------------------------
NAME OF BENEFICIAL OWNER(1)                                    SHARES(1)    PERCENTAGE
---------------------------                                   -----------   ----------
Azzouz Limited Partnership
  P.O. Box 50401
  Henderson, NV 89016.......................................   3,500,000        19.3%

Avix Ventures, L.P.
  160 West 66th Street
  New York, NY 10023........................................     748,871         4.1%

Officers and Directors:

Lennart Mengwall(3).........................................   4,852,371        26.7%

Kevin Azzouz(4).............................................   4,248,871        23.5%

Joseph W. Seebach(5)........................................     425,487         2.3%

David W. Chapman(6).........................................      57,865           *

Michael D. Troiano(7).......................................     112,125           *

Byung C. Choi(8)............................................      77,654           *

Robert Hedges(9)............................................      13,987           *

Magnus Nicolin..............................................          --           *

All Directors and executive officers as a group(10).........   9,039,489        48.6%

------------------------

   * Represents less than 1% of the outstanding shares.

 (1) Information with respect to beneficial owners of more than 5% of the outstanding shares of Common Stock is based solely on information provided to the Company and/or reported to the Securities and Exchange Commission on Schedules 13D and 13G filed as of February 14, 2001.

 (2) All percentages have been determined as of March 20, 2001, in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended. As of March 20, 2001, a total of approximately 18,089,338 shares of Common Stock were issued and outstanding and options to acquire a total of 947,996 shares of Common Stock were exercisable within 60 days.

 (3) Includes 748,871 shares held by Avix Ventures, L.P., 3,991,000 shares beneficially owned by Mr. Mengwall and 112,500 shares of Common Stock which Mr. Mengwall may acquire upon exercise of stock options within 60 days of March 20, 2001. Mr. Mengwall is a general partner of Avix
     Associates, L.P., the general partner of Avix Ventures, L.P.

 (4) Includes 748,871 shares held by Avix Ventures, L.P. and 3,500,000 shares held by Azzouz Limited Partnership. Mr. Azzouz is a general partner of Avix Associates, L.P., the general partner of Avix Ventures, L.P. Mr. Azzouz and his spouse, Sabrina Azzouz, are officers and controlling stockholders of Azzouz Holding Corp., the general partner of Azzouz Limited Partnership.

 (5) Includes 257,050 shares beneficially owned by Mr. Seebach and 168,437 shares which Mr. Seebach may acquire upon exercise of stock options within 60 days of March 20, 2001.

 (6) Includes 32,726 shares beneficially owned by Mr. Chapman and 25,139 shares which Mr. Chapman may acquire upon exercise of stock options within 60 days of March 20, 2001.

 (7) Includes 1,500 shares beneficially owned by Mr. Troiano and 110,625 shares which Mr. Troiano may acquire upon exercise of stock options within 60 days of March 20, 2001.

 (8) Includes 904 shares beneficially owned by Mr. Choi and 76,750 shares which Mr. Choi may acquire upon exercise of stock options within 60 days of March 20, 2001.

 (9) Includes 13,987 shares which Mr. Hedges may acquire upon exercise of stock options within 60 days of March 20, 2001.

 (10) Includes 507,438 shares which may be acquired upon exercise of stock options within 60 days of March 20, 2001.

MARKET VALUE

    On December 31, 2000, the closing price of a share of the Company's Common Stock on the Nasdaq National Market was $0.813.

ITEM 13.  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    On February 3, 1998, the Company issued a promissory note in the amount of $150,000 to Joseph W. Seebach, the Company's Executive Vice President. The promissory note was secured by a perfected, first priority security interest in 100,000 shares of the Company's common stock owned by Mr. Seebach. The promissory note was payable on December 31, 1999 and bore interest at a rate of six and one-half percent per annum. The note was paid in full in January 2000.

    In March 1999, the Company issued two separate promissory notes, each in the amount of $75,000, to Michael D. Troiano, who was appointed as the Company's President in December 1999, and to Byung C. Choi, the Company's Senior Vice President of Operations, who was appointed as executive officer in December 1999. The promissory notes were due on December 31, 2001 and bore interest at a rate of 6.75% per annum. On September 20, 1999, the $75,000 note to Mr. Choi was cancelled and a new promissory note totaling $250,000 was issued. The note bears interest at a rate of 7% per annum until September 30, 2002 when the interest rate will convert to the prime rate plus two percentage points for the remainder of the term. The outstanding principal balance is payable quarterly in arrears in equal installments beginning on January 1, 2005. This note is due on September 30, 2029. The note is secured by personal assets owned by Mr. Choi. In January 2000, the $75,000 note to Mr. Troiano was cancelled and a new promissory note totaling $250,000 was issued. The note bears interest at a rate of 7% per annum until December 31, 2002 when the interest rate will convert to the Prime rate plus two percentage points for the remainder of the term. The outstanding principal balance is payable quarterly in arrears in equal installments beginning on January 1, 2005. The note is due on December 31, 2029. The note is secured by personal assets owned by Mr. Troiano.

    In July 2000, the Company issued a promissory note in the amount of $800,000 to Joseph W. Seebach, the Company's Executive Vice President. The principal under the note is secured by a security interest in 200,000 shares of common stock of the Company owned by Mr. Seebach. The note is full recourse only to the extent of the interest under the note. The note is due on July 21, 2001 and bears interest at a rate of 7.508% per annum.

    In July 2000, the Company issued a promissory note in the amount of $70,000 to David W. Chapman, the Company's Chief Financial Officer, Treasurer and Secretary. The principal under the note is secured by a security interest in 17,500 shares of common stock of the Company owned by Mr. Chapman. The note is full recourse only to the extent of the interest under the note. The note is due on July 25, 2001 and bears interest at a rate of 7.508% per annum.

    Mr. Hedges is the Managing Director of the Retail Distribution Group at Fleet. During 1999 and 2000, Fleet paid to Primix approximately $318,900 and $179,300 for professional services rendered in the normal course of business.

                                    PART IV

ITEM 14.  EXHIBITS, FINANCIAL STATEMENT SCHEDULES AND REPORTS ON FORM 8-K

    (a)(1)  FINANCIAL STATEMENTS:

    Reference is made to the Index set forth on page 19 of this Annual Report on Form 10-K.

    (a)(2)  FINANCIAL STATEMENTS SCHEDULES:

                                                                PAGE
                                                              --------
Schedule II--Valuation and Qualifying Accounts..............     62

    All other schedules for which provision is made in the applicable accounting regulations of the Securities and Exchange Commission are not required under the related instructions or are not applicable and therefore have been omitted.

    (a)(3)  EXHIBITS.  Exhibits 10.1 through 10.3, 10.23, 10.25 through 10.32,
10.34, 10.35, 10.37 through 10.40, 10.46 and 10.47 constitute all of the management contracts and compensation plans and arrangements of the Company required to be filed as exhibits to this Annual Report on Form 10-K. The following is a complete list of Exhibits filed or incorporated by reference as part of this Annual Report on Form 10-K.

     EXHIBIT NO.                                DESCRIPTION
---------------------   ------------------------------------------------------------
        3.1             Third Amended and Restated Certificate of Incorporation(2)

        3.2             Amended and Restated By-laws(2)

        4.1             Specimen Common Stock Certificate(4)

       10.1             1995 Stock Plan, as amended(1)

       10.1A*           Form of Incentive Stock Option Agreement under the 1995
                        Stock Plan

       10.1B*           Form of Non-Qualified Stock Option Agreement under the 1995
                        Stock Plan

       10.2*            1996 Stock Plan, as amended

       10.2A*           Form of Incentive Stock Option Agreement under the 1996
                        Stock Plan

       10.2B*           Form of Non-Qualified Stock Option Agreement under the 1996
                        Stock Plan

       10.3*            Employee Stock Purchase Plan, as amended

       10.4             Lease for One Arsenal Marketplace, Watertown,
                        Massachusetts(1)

       10.5 Lease Agreement dated as of June 19, 2000 by and between Arthur D. Little, Inc. and the Company(8)

       10.10            Warrant Purchase Agreement dated as of February 16, 1996
                        between the Company and SSB Investments, Inc.(2)

       10.11            Common Stock Purchase Warrant dated as of February 16, 1996 issued to SSB Investments, Inc.(2)

       10.12 Series B Convertible Preferred Stock Purchase Agreement dated February 27, 1996 between the 10.12 Company and
                        Hewlett-Packard Company(1)

       10.13            Amendment to Series B Convertible Preferred Stock Purchase
                        Agreement dated as of March 6, 1996 between the Company and
                        Hewlett-Packard Company(1)

       10.13A           Amendment No. 1 to Series B Convertible Preferred Stock
                        Purchase Agreement dated as of June 7, 1996 between the Company and Hewlett-Packard Company(3)

     EXHIBIT NO.                                DESCRIPTION
---------------------   ------------------------------------------------------------
       10.14            Series B Convertible Preferred Stock Purchase Agreement
                        dated March 6, 1996 among the Company and the purchasers
                        named therein(1)

       10.16 Series C Convertible Preferred Stock Purchase Agreement dated as of March 29, 1996 among the Company and the purchasers named therein(1)

       10.23 Severance Agreement dated as of February 26, 1998 by and between the Company and David W. Chapman(6)

       10.25            Promissory Note for $250,000 dated as of September 20, 1999 from Byung C. Choi for the benefit of the Company(7)

       10.26            Stock Pledge Agreement dated as of September 20, 1999 by and between the Company and Byung C. Choi(7)

       10.27            Amendment to Stock Option Agreement dated as of March 11,
                        1999 by and between the Company and David Chapman(7)

       10.28            Incentive Stock Option Agreement dated as of March 11, 1999 by and between the Company and David Chapman(7)

       10.29            Incentive Stock Option Agreement dated as of March 11, 1999 by and between the Company and Joseph Seebach(7)

       10.30            Non-Qualified Stock Option Agreement dated as of March 11,
                        1999 by and between the Company and Joseph Seebach(7)

       10.31            Incentive Stock Option Agreement dated as of September 16,
                        1999 by and between the Company and Lennart Mengwall(7)

       10.32            Non-Qualified Stock Option Agreement dated as of
                        September 16, 1999 by and between the Company and Lennart
                        Mengwall(7)

       10.33            Agreement and Plan of Merger dated as of December 3, 1999 by and among the Company, Black Bean Studios, Inc., Claudio
                        Luis Vera and Alisha Haydn Vera(5)

       10.34            Promissory Note for $250,000 dated as of January 1, 2000
                        from Michael Troiano for the benefit of the Company(8)

       10.35 Stock Pledge Agreement dated as of January 1, 2000 by and between the Company and Michael Troiano(8)

       10.36            Share Purchase Agreement between the Company and the owners of Primant AB dated as of May 28, 2000(9)

       10.37            Promissory Note for $800,000 dated as of July 21, 2000 from
                        Joseph Seebach for the benefit of the Company(10)

       10.38 Stock Pledge Agreement dated as of July 21, 2000 by and between the Company and Joseph Seebach(10)

       10.39            Promissory Note for $70,000 dated as of July 25, 2000 from
                        David W. Chapman for the benefit of the Company(10)

       10.40 Stock Pledge Agreement dated as of July 25, 2000 by and between the Company and David W. Chapman(10)

       10.41 Share Purchase Agreement dated as of December 27, 2000 by and among the Company and certain former shareholders of 21st.dk A/S(11)

       10.42 Share Purchase Agreement dated as of December 27, 2000 by and between the Company and Cell Network AB(11)

     EXHIBIT NO.                                DESCRIPTION
---------------------   ------------------------------------------------------------
       10.43            Share Purchase Agreement dated as of December 27, 2000 by
                        and between the Company and Promax Commercial Holdings
                        Limited(11)

       10.44 Share Purchase Agreement dated as of December 27, 2000 by and between the Company and Teknologisk Innovation A/S(11)

       10.45 Share Purchase Agreement dated as of December 27, 2000 by and between Primant AB and Incubator IT ApS(11)

       10.46*           Offer letter dated as of January 21, 1999 by and between the
                        Company and Michael Troiano

       10.47*           Offer letter dated as of January 21, 1999 by and between the
                        Company and Byung C. Choi

       21*              List of Subsidiaries

       23               Consent of Arthur Andersen LLP

------------------------

 (1) Filed as an exhibit to the Company's Registration Statement on Form S-1 filed with the Securities and Exchange Commission on May 22, 1996 (File No. 333-04235) and incorporated herein by reference thereto.

 (2) Filed as an exhibit to Amendment No. 1 to the Company's Registration Statement on Form S-1 filed with the Securities and Exchange Commission on June 13, 1996 (File No. 333-04235) and incorporated herein by reference thereto.

 (3) Filed as an exhibit to Amendment No. 2 to the Company's Registration Statement on Form S-1 filed with the Securities and Exchange Commission on June 25, 1996 (File No. 333-04235) and incorporated herein by reference thereto.

 (4) Filed as an exhibit to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on September 22, 1998.

 (5) Filed as an exhibit to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on December 15, 1999.

 (6) Filed as an exhibit to the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 31, 1999 (File No. 000-20789) and incorporated herein by reference thereto.

 (7) Filed as an exhibit to the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 30, 2000 (File No. 000-20789) and incorporated herein by reference thereto.

 (8) Filed as an exhibit to the Company's Form 10-Q filed with the Securities and Exchange Commission on August 14, 2000 (File No. 000-20789) and incorporated herein by reference thereto.

 (9) Filed as an exhibit to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on June 15, 2000.

 (10) Filed as an exhibit to the Company's Form 10-Q filed with the Securities and Exchange Commission on November 14, 2000 (File No. 000-20789) and incorporated herein by reference thereto.

 (11) Filed as an exhibit to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on January 8, 2001.

   * Filed as an exhibit to the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 17, 2001.

    A COPY OF ANY EXHIBIT TO THIS ANNUAL REPORT MAY BE OBTAINED WITHOUT CHARGE BY WRITTEN REQUEST TO THE COMPANY'S SECRETARY, DAVID W. CHAPMAN, PRIMIX SOLUTIONS INC., 311 ARSENAL STREET, WATERTOWN, MA 02472.

    (b) REPORTS ON FORM 8-K. On January 8, 2001, the registrant filed a report on Form 8-K.

    (c) EXHIBITS. The response to this portion of Item 14 is submitted as a separate section of this Annual Report beginning on page 52.

    (d)  FINANCIAL STATEMENT SCHEDULES.  The response to this portion of
Item 14 is submitted as a separate section of this Annual Report beginning on page 50.

                                   SIGNATURES

    Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on this 22nd day of June 2001.

                                                       PRIMIX SOLUTIONS INC.

                                                       By:             /s/ DAVID W. CHAPMAN
                                                            -----------------------------------------
                                                                         David W. Chapman
                                                                     CHIEF FINANCIAL OFFICER

              REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS ON SCHEDULE

To Primix Solutions Inc.:

    We have audited, in accordance with generally accepted auditing standards, the consolidated balance sheets of Primix Solutions Inc. as of December 1999 and 2000 and the related consolidated statements of operations and comprehensive loss, stockholders' equity and cash flows for each of the three years in the period ended December 31, 2000, included in this Form 10-K, and have issued our report thereon dated April 16, 2001. Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The attached schedule is the responsibility of the Company's management and is presented for the purposes of complying with the Securities and Exchange Commission's rules and is not part of the basic financial statements. This schedule has been subjected to the auditing procedures applied in our audits of the basic financial statements and, in our opinion, fairly states in all material respects, the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.

                                                      ARTHUR ANDERSEN LLP

Boston, Massachusetts
April 16, 2001 (except with respect to the matter discussed in Note 1, as to which the date is June 19, 2001)

                                                                     SCHEDULE II

                             PRIMIX SOLUTIONS INC.
                       VALUATION AND QUALIFYING ACCOUNTS
                                 (IN THOUSANDS)

                                                     BALANCE AT
                                                    BEGINNING OF   BAD DEBT                 BALANCE AT
ALLOWANCE FOR DOUBTFUL ACCOUNTS                        PERIOD      EXPENSE    RECOVERIES   END OF PERIOD
-------------------------------                     ------------   --------   ----------   -------------
Year ended December 31, 1998......................       $50         $42         $  --         $ 92
Year ended December 31, 1999......................        92          --           (42)          50
Year ended December 31, 2000......................        50          70            --          120

                                                    BALANCE AT
                                                   BEGINNING OF   CHARGED TO               BALANCE AT
RESTRUCTURING RESERVE                                 PERIOD       EXPENSE     PAYMENTS   END OF PERIOD
---------------------                              ------------   ----------   --------   -------------
Year ended December 31, 1998.....................      $187       $     --      $(187)     $       --
Year ended December 31, 1999.....................        --             --         --              --
Year ended December 31, 2000.....................        --             --         --              --

                                 EXHIBIT INDEX

EXHIBIT NO.                           DESCRIPTION
-----------   ------------------------------------------------------------
  3.1         Third Amended and Restated Certificate of Incorporation(2)

  3.2         Amended and Restated By-laws(2)

  4.1         Specimen Common Stock Certificate(4)

 10.1         1995 Stock Plan, as amended(1)

 10.1A*       Form of Incentive Stock Option Agreement under the 1995
                Stock Plan

 10.1B*       Form of Non-Qualified Stock Option Agreement under the 1995
                Stock Plan

 10.2*        1996 Stock Plan, as amended

 10.2A*       Form of Incentive Stock Option Agreement under the 1996
                Stock Plan

 10.2B*       Form of Non-Qualified Stock Option Agreement under the 1996
                Stock Plan

 10.3*        Employee Stock Purchase Plan, as amended

 10.4         Lease for One Arsenal Marketplace, Watertown,
                Massachusetts(1)

 10.5         Lease Agreement dated as of June 19, 2000 by and between
                Arthur D. Little, Inc. and the Company(8)

 10.10        Warrant Purchase Agreement dated as of February 16, 1996
                between the Company and SSB Investments, Inc.(2)

 10.11        Common Stock Purchase Warrant dated as of February 16, 1996 issued to SSB Investments, Inc.(2)

 10.12        Series B Convertible Preferred Stock Purchase Agreement
                dated February 27, 1996 between the 10.12 Company and
                Hewlett-Packard Company(1)

 10.13        Amendment to Series B Convertible Preferred Stock Purchase
                Agreement dated as of March 6, 1996 between the Company and Hewlett-Packard Company(1)

 10.13A       Amendment No. 1 to Series B Convertible Preferred Stock
                Purchase Agreement dated as of June 7, 1996 between the
                Company and Hewlett-Packard Company(3)

 10.14        Series B Convertible Preferred Stock Purchase Agreement
                dated March 6, 1996 among the Company and the purchasers named therein(1)

 10.16        Series C Convertible Preferred Stock Purchase Agreement
                dated as of March 29, 1996 among the Company and the purchasers named therein(1)

 10.23        Severance Agreement dated as of February 26, 1998 by and
                between the Company and David W. Chapman(6)

 10.25        Promissory Note for $250,000 dated as of September 20, 1999 from Byung C. Choi for the benefit of the Company(7)

 10.26        Stock Pledge Agreement dated as of September 20, 1999 by and between the Company and Byung C. Choi(7)

 10.27        Amendment to Stock Option Agreement dated as of March 11,
                1999 by and between the Company and David Chapman(7)

 10.28        Incentive Stock Option Agreement dated as of March 11, 1999 by and between the Company and David Chapman(7)

 10.29        Incentive Stock Option Agreement dated as of March 11, 1999 by and between the Company and Joseph Seebach(7)

EXHIBIT NO.                           DESCRIPTION
-----------   ------------------------------------------------------------
 10.30        Non-Qualified Stock Option Agreement dated as of March 11,
                1999 by and between the Company and Joseph Seebach(7)

 10.31        Incentive Stock Option Agreement dated as of September 16,
                1999 by and between the Company and Lennart Mengwall(7)

 10.32        Non-Qualified Stock Option Agreement dated as of
                September 16, 1999 by and between the Company and Lennart
                Mengwall(7)

 10.33        Agreement and Plan of Merger dated as of December 3, 1999 by and among the Company, Black Bean Studios, Inc., Claudio
                Luis Vera and Alisha Haydn Vera(5)

 10.34        Promissory Note for $250,000 dated as of January 1, 2000
                from Michael Troiano for the benefit of the Company(8)

 10.35        Stock Pledge Agreement dated as of January 1, 2000 by and
                between the Company and Michael Troiano(8)

 10.36        Share Purchase Agreement between the Company and the owners of Primant AB dated as of May 28, 2000(9)

 10.37        Promissory Note for $800,000 dated as of July 21, 2000 from
                Joseph Seebach for the benefit of the Company(10)

 10.38        Stock Pledge Agreement dated as of July 21, 2000 by and
                between the Company and Joseph Seebach(10)

 10.39        Promissory Note for $70,000 dated as of July 25, 2000 from
                David W. Chapman for the benefit of the Company(10)

 10.40        Stock Pledge Agreement dated as of July 25, 2000 by and
                between the Company and David W. Chapman(10)

 10.41        Share Purchase Agreement dated as of December 27, 2000 by
                and among the Company and certain former shareholders of 21st.dk A/S(11)

 10.42        Share Purchase Agreement dated as of December 27, 2000 by
                and between the Company and Cell Network AB(11)

 10.43        Share Purchase Agreement dated as of December 27, 2000 by
                and between the Company and Promax Commercial Holdings
                Limited(11)

 10.44        Share Purchase Agreement dated as of December 27, 2000 by
                and between the Company and Teknologisk Innovation A/S(11)

 10.45        Share Purchase Agreement dated as of December 27, 2000 by
                and between Primant AB and Incubator IT ApS(11)

 10.46*       Offer letter dated as of January 21, 1999 by and between the
                Company and Michael Troiano

 10.47*       Offer letter dated as of January 21, 1999 by and between the
                Company and Byung C. Choi

 21*          List of Subsidiaries

 23           Consent of Arthur Andersen LLP

------------------------

 (1) Filed as an exhibit to the Company's Registration Statement on Form S-1 filed with the Securities and Exchange Commission on May 22, 1996 (File No. 333-04235) and incorporated herein by reference thereto.

 (2) Filed as an exhibit to Amendment No. 1 to the Company's Registration Statement on Form S-1 filed with the Securities and Exchange Commission on June 13, 1996 (File No. 333-04235) and incorporated herein by reference thereto.

 (3) Filed as an exhibit to Amendment No. 2 to the Company's Registration Statement on Form S-1 filed with the Securities and Exchange Commission on June 25, 1996 (File No. 333-04235) and incorporated herein by reference thereto.

 (4) Filed as an exhibit to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on September 22, 1998.

 (5) Filed as an exhibit to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on December 15, 1999.

 (6) Filed as an exhibit to the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 31, 1999 (File
     No. 000-20789) and incorporated herein by reference thereto.

 (7) Filed as an exhibit to the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 30, 2000 (File
     No. 000-20789) and incorporated herein by reference thereto.

 (8) Filed as an exhibit to the Company's Form 10-Q filed with the Securities and Exchange Commission on August 14, 2000 (File No. 000-20789) and incorporated herein by reference thereto.

 (9) Filed as an exhibit to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on June 15, 2000.

 (10) Filed as an exhibit to the Company's Form 10-Q filed with the Securities and Exchange Commission on November 14, 2000 (File No. 000-20789) and incorporated herein by reference thereto.

 (11) Filed as an exhibit to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on January 8, 2001.

  * Filed as an exhibit to the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 17, 2001.

                                                                      Appendix E
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON D.C. 20549

                            ------------------------

                                  FORM 10-Q/A

   /X/     QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
           SECURITIES EXCHANGE ACT OF 1934 FOR THE QUARTERLY PERIOD
           ENDED SEPTEMBER 30, 2001 OR

   / /     TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
           SECURITIES EXCHANGE ACT OF 1934 FOR THE TRANSITION PERIOD
           FROM      TO      .

                        COMMISSION FILE NUMBER: 0-20789

                            ------------------------

                             PRIMIX SOLUTIONS INC.
             (Exact name of registrant as specified in its charter)

               DELAWARE                                     04-3249618
    (State or other jurisdiction of            (I.R.S. Employer Identification No.)
    incorporation or organization)

                311 ARSENAL STREET, WATERTOWN, MASSACHUSETTS 02472
                     (Address of principal executive offices)

        Registrant's telephone number, including area code: (617) 923-6500

                            ------------------------

    Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes /X/ No / /

    As of November 9, 2001, there were 18,772,338 shares of registrant's Common Stock outstanding.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                             Primix Solutions Inc.
                               Table of Contents

PART I--FINANCIAL INFORMATION........................................      3

Item 1.  Condensed Consolidated Financial Statements.................      3

         Condensed Consolidated Balance Sheets at December 31, 2000
         and September 30, 2001 (unaudited)..........................      3

         Condensed Consolidated Statements of Operations for the
         three and nine months ended September 30, 2000 and 2001
         (unaudited).................................................      4

         Condensed Consolidated Statements of Cash Flows for the nine
         months ended September 30, 2000 and 2001 (unaudited)........      5

         Notes to Condensed Consolidated Financial Statements........      6

Item 2.  Management's Discussion and Analysis of Financial Condition
         and Results of Operations...................................     13

Item 3.  Quantitative and Qualitative Disclosures about Market
         Risk........................................................     20

PART II--OTHER INFORMATION...........................................     21

Item 6.  Exhibits and Reports on Form 8-K............................     21

Signatures...........................................................     22

PART I. FINANCIAL INFORMATION

ITEM 1.  CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                             PRIMIX SOLUTIONS INC.
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                                                UNAUDITED
                                                              DECEMBER 31,    SEPTEMBER 30,
                                                                  2000             2001
                                                              -------------   --------------
                                           ASSETS
Current assets:
  Cash and cash equivalents.................................    $   4,813        $     584
  Accounts receivable, net..................................        4,143            3,094
  Prepaid expenses and other current assets.................          663              887
  Note receivable from related party - current portion......          870               --
                                                                ---------        ---------
    Total current assets....................................       10,489            4,565
Property and equipment, net.................................        4,462            4,292
Restricted cash.............................................           --            1,027
Goodwill, net...............................................        5,371            3,210
Notes receivable from related parties.......................          500              280
Other assets................................................          393              162
                                                                ---------        ---------
    Total assets............................................    $  21,215        $  13,536
                                                                =========        =========

                            LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Current portion of capital lease obligations..............    $      --        $     594
  Lines of credit payable...................................          344            1,509
  Notes payable--related party..............................          107            2,709
  Accounts payable..........................................        1,229            2,025
  Accrued expenses and other liabilities....................        3,941            1,924
  Restructuring obligation..................................           --            1,046
                                                                ---------        ---------
    Total current liabilities...............................        5,621            9,807
  Long-term portion of capital lease obligations............           --              896
  Long-term portion of restructuring obligation.............           --              212
  Other long-term liabilities...............................           --              159
                                                                ---------        ---------
    Total liabilities.......................................        5,621           11,074

Stockholders' equity:
  Common stock..............................................           18               19
  Additional paid-in capital................................       66,947           68,272
  Deferred compensation.....................................       (1,507)          (1,260)
  Accumulated deficit.......................................      (49,777)         (64,498)
  Cumulative translation adjustment.........................          (87)             (71)
                                                                ---------        ---------
    Total stockholders' equity..............................       15,594            2,462
                                                                ---------        ---------
    Total liabilities and stockholders' equity..............    $  21,215        $  13,536
                                                                =========        =========

  The accompanying notes are an integral part of these condensed consolidated financial statements.

                             PRIMIX SOLUTIONS INC.
                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                        UNAUDITED THREE
                                                         MONTHS ENDED       UNAUDITED NINE MONTHS
                                                         SEPTEMBER 30,       ENDED SEPTEMBER 30,
                                                      -------------------   ----------------------
                                                        2000       2001       2000         2001
                                                      --------   --------   ---------   ----------
Revenue:
  Professional services.............................  $  6,726   $  4,083   $ 17,077    $  17,791
Operating expenses:
  Professional services.............................     4,472      2,474     11,449       10,239
  Sales and marketing...............................     1,521        475      4,810        2,724
  General and administrative........................     2,658      1,775      7,142        7,819
  Depreciation......................................       148        305        321        1,117
  Amortization of intangible assets.................       341        626        635        4,866
  Restructuring charge..............................        --         --         --        4,345
  Other compensation expense........................        --        151         --          858
  Stock compensation................................        75         84        100          355
                                                      --------   --------   --------    ---------
    Total operating expenses........................     9,215      5,890     24,457       32,323
                                                      --------   --------   --------    ---------
    Operating loss..................................    (2,489)    (1,807)    (7,380)     (14,532)
Interest income (expense), net......................       141       (205)       613         (188)
                                                      --------   --------   --------    ---------
Net loss............................................  $ (2,348)  $ (2,012)  $ (6,767)   $ (14,720)
                                                      ========   ========   ========    =========
Basic and diluted net loss per common share.........  $  (0.15)  $  (0.11)  $  (0.45)   $   (0.85)
                                                      ========   ========   ========    =========
Basic and diluted weighted average shares
  outstanding.......................................    15,406     17,889     15,177       17,355
                                                      ========   ========   ========    =========

  The accompanying notes are an integral part of these condensed consolidated financial statements.

                             PRIMIX SOLUTIONS INC.
                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                              UNAUDITED NINE MONTHS
                                                               ENDED SEPTEMBER 30,
                                                              ----------------------
                                                                2000         2001
                                                              ---------   ----------
Cash flow from operating activities:
  Net loss..................................................  $ (6,767)   $ (14,720)
  Adjustments to reconcile net loss to net cash used in
    operating activities
    Depreciation............................................       321        1,117
    Amortization............................................       635        4,866
    Restructuring charge--non cash..........................        --        2,006
    Other compensation expense..............................        --          858
    Stock compensation......................................       100          355
  Changes in assets and liabilities
    Accounts receivable.....................................    (2,672)       1,162
    Prepaid expenses and other asset........................       127         (179)
    Accounts payable........................................       186          765
    Accrued expenses and other current liabilities..........       359       (1,883)
                                                              --------    ---------
  Net cash used in operating activities.....................    (7,711)      (5,653)
Cash flow from investing activities:
    Purchases of certificates of deposit (restricted cash),
      net...................................................        --       (1,027)
    Sales of marketable securities, net.....................    10,287           --
    Purchases of property and equipment.....................    (3,733)        (718)
    Additional purchase price of Primant AB.................      (205)          --
    Increase in other assets................................    (1,268)         231
                                                              --------    ---------
  Net cash provided by (used in) investing activities.......     5,081       (1,514)
Cash flow from financing activities:
    Principal payments on capital lease obligations.........        --         (446)
    Net payments under working capital lines of credit......        --        1,165
    Proceeds from note payable to shareholder...............        --        2,500
    Proceeds from note receivable related party.............        --          119
    Proceeds from stock options exercise....................       543           25
    Proceeds from sale of stock.............................       201           --
    Payments on note payable related party..................        --         (441)
                                                              --------    ---------
  Net cash provided by financing activities.................       744        2,922
Effect of exchange rate changes on cash and cash
  equivalents...............................................       (24)          16
                                                              --------    ---------
Net decrease in cash and cash equivalents...................    (1,910)      (4,229)
Cash and equivalents, beginning of period...................     5,685        4,813
                                                              --------    ---------
Cash and equivalents, end of period.........................  $  3,775    $     584
                                                              ========    =========
Supplemental disclosure of noncash investing and financing
  activities:
    Purchases of property and equipment through capital
      lease obligation......................................  $     --    $   1,886
    Common stock issued for acquisitions....................        --    $   1,224

  The accompanying notes are an integral part of these condensed consolidated financial statements.

                             PRIMIX SOLUTIONS INC.

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                               SEPTEMBER 30, 2001

1.  BASIS OF PRESENTATION

    The condensed consolidated financial statements included herein are unaudited and reflect all adjustments, consisting of normal recurring adjustments, which are, in the opinion of management, necessary for a fair presentation of the results for the interim periods. These financial statements should be read in conjunction with the financial statements and notes thereto included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 as filed with the Securities and Exchange Commission.

    The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

    In July 2001, the Company closed a bridge financing in the amount of $2.5 million with a shareholder/officer. The promissory note is due on January 1, 2002 and bears an interest at a rate of 15% per annum. In the event the Company consummates additional capital-raising financings involving the issuance of securities, the notes are convertible, at the option of the shareholder/officer, into the applicable security, at a 10% discount to the terms of any such financing. The note is subordinate to the Company's working capital line of credit.

    In August 2001, the Company entered into a factoring agreement with Pacific Business Funding, a division of Cupertino National Bank, whereby the Company can borrow up to 80% of the face amount of accounts receivable approved by the bank at a rate of 1% per month based on teh average daily account balance during each month plus .5% of the face amount of each account receiveable factored on the settlement date. The line of credit is collateralized bysubstantially all assets of the Company and has liquidation preference.

    In June 2001, the Company prepared a range of financial projections for the remainder of its current fiscal year. The Company believes that based on the lower range of its current projections, it may require funding in addition to funding provided by the $2.5 million bridge loan from a stockholder/ officer to meet its working capital and capital expenditure requirements. The Company's ability to continue as a going concern is dependent upon its ability to secure additional funding. The Company is currently in the process of evaluating additional sources of funding. There can be no assurances that the Company will be successful in its efforts, which may have a material adverse affect on the solvency of the Company.

    The results of operations for the nine months ended September 30, 2001 are not necessarily indicative of the results to be achieved for the entire year ending December 31, 2001.

2.  RECLASSIFICATION OF FINANCIAL STATEMENTS

    Certain prior year amounts have been reclassified to conform to the current year presentation.

3.  COMPUTATION OF BASIC AND DILUTED NET LOSS PER COMMON SHARE

    In accordance with the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 128, "Earnings Per Share", basic net loss per share is computed by dividing net loss by

                             PRIMIX SOLUTIONS INC.

                               SEPTEMBER 30, 2001

3. COMPUTATION OF BASIC AND DILUTED NET LOSS PER COMMON SHARE (CONTINUED) the weighted average common shares outstanding, with no consideration given for any potentially dilutive securities. Diluted net loss per share is the same as basic net loss per share for all periods presented because the inclusion of common stock issuable pursuant to stock options and warrants (number of dilutive shares was approximately 4,037,000 and 6,637,000 at September 30, 2000 and 2001) would be antidilutive.

4.  COMMITMENTS

    In May 2001, the Company assumed a lease commitment, with a termination date of November 30, 2005, for approximately 15,000 square feet in conjunction with its acquisition of Extrio Corporation ("Extrio"). As part of the acquisition plan, the Company vacated this space in May 2001. The Company has no future plans to utilize this space. Accordingly, the Company included future lease payments of approximately $600,000, as part of the purchase price (see note 8).

    In June 2001, the Company vacated approximately 36,000 square feet of its corporate headquarters in Watertown, MA. The Company took a restructuring charge of approximately $1.2 million in the second quarter related to an estimate of losses on future lease commitments on abandoned space (see "Restructuring Charge" in the "Management's Discussion and Analysis of Financial Condition and Results of Operations" section). The Company renegotiated its lease in Watertown, MA in August 2001. As a result of this re-negotiation, the obligation related to this vacated office space was reduced to approximately $847,000 to be paid over 12 months beginning in January 2002.

5.  COMPREHENSIVE INCOME (LOSS)

    During 1998, the Company adopted SFAS No. 130, "Reporting of Comprehensive Income." Comprehensive income (loss) refers to the change in an entity's equity during a period, exclusive of investment by and distributions to owners. Comprehensive loss includes net loss and other comprehensive income (loss) items. Total comprehensive loss, which is comprised of net loss and foreign currency translation adjustments, was $2.4 million and $2.0 million for the three months ended September 30, 2000 and 2001. Total comprehensive loss, which is comprised of net loss and foreign currency translation adjustments, was $6.8 million and $14.7 million for the nine months ended September 30, 2000 and 2001, respectively.

6.  SIGNIFICANT CUSTOMERS AND CONCENTRATION OF CREDIT RISK

    SFAS No. 105, "Disclosure of Information about Financial Instruments with Off-Balance-Sheet Risk and Financial Instruments with Concentrations of Credit Risk," requires disclosure of any significant off-balance-sheet and credit risk concentration. Financial instruments that potentially subject the Company to concentrations of credit risk are accounts receivable, cash equivalents and marketable securities. At December 31, 2000, three customers accounted for approximately 14%, 13% and 10% of total accounts receivable. At September 30, 2001, two customers accounted for approximately 12% and 11% of total accounts receivable. Three customers accounted for 19%, 13% and 10% of total revenue for the three months ended September 30, 2001. During the three months ended September 30, 2000, four customers accounted for 17%, 14%, 12% and 11% of total revenue. For the nine-month period ended September 30, 2001, three customers accounted for 17%, 11% and 11% of total revenue. Two

                             PRIMIX SOLUTIONS INC.

                               SEPTEMBER 30, 2001

6. SIGNIFICANT CUSTOMERS AND CONCENTRATION OF CREDIT RISK (CONTINUED) customers accounted for 15% and 13% of total revenue for the nine months ended September 30, 2000.

7.  SEGMENT REPORTING

    SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information," establishes standards for the way that public business enterprises report information and operating segments in annual and interim financial statements and requires that enterprises report selected information about operating segments in financial reports to stockholders.

    The following table presents geographical revenue from sources in total and as a percent of total revenue for the three and nine months ended September 30, 2000 and 2001 (in thousands):

                                               THREE MONTHS ENDED                                NINE MONTHS ENDED
                                                 SEPTEMBER 30,                                     SEPTEMBER 30,
                                  --------------------------------------------      --------------------------------------------
                                         2000                     2001                     2000                     2001
                                  -------------------      -------------------      -------------------      -------------------
North America...................   $5,378       80%         $2,865       70%        $15,381       90%        $12,653       71%
Europe..........................    1,348       20%          1,218       30%          1,696       10%          5,138       29%
                                   ------      ---          ------      ---         -------      ---         -------      ---
                                   $6,726      100%         $4,083      100%        $17,077      100%        $17,791      100%
                                   ======      ===          ======      ===         =======      ===         =======      ===

8.  EXTRIO CORPORATION ACQUISITION

    In May 2001, the Company completed an acquisition of privately held Extrio Corporation. The acquisition was accounted for as a purchase in accordance with Accounting Principles Board Opinion No. 16, "Business Combinations". Consideration was in the form of the Company's common stock and promissory notes. The first installment under the promissory notes in the amount of $293,000 was paid in July 2001. The second installment under the promissory notes in the amount of $250,000 was due in October 2001. In September 2001, the Company negotiated a payment agreement for the second note whereby the Company will pay five monthly cash payments of $48,000 starting on October 15, 2001 plus interest at 15% in satisfaction of the second installment under the promissory notes. The excess purchase price over the identifiable assets resulting from the acquisition will be amortized over an average of 2.5 years and was calculated as follows (in thousands):

Common Stock Issued (900,000 shares at $1.36/share).........  $1,224
Promissory Notes Issued.....................................     543
                                                              ------
Total Consideration.........................................   1,767
Capitalized future lease payments...........................     745
Professional service costs..................................     192
Deferred compensation.......................................      81
Other acquisition costs.....................................      20
Net Assets Acquired.........................................    (100)
                                                              ------
Intangible assets...........................................  $2,705
                                                              ======

                             PRIMIX SOLUTIONS INC.

                               SEPTEMBER 30, 2001

8.  EXTRIO CORPORATION ACQUISITION (CONTINUED)
    Set forth below is unaudited pro forma combined results of operations of the Company and Extrio Corporation as if the Extrio acquisition had been completed at the beginning of 2001. The pro forma combined information set forth below is not necessarily indicative of the future results of operations or results of operations that would have been reported for the periods indicated had the Extrio acquisition been completed as of January 1, 2001 (amounts in thousands, except per share data).

                                            THREE MONTHS ENDED   NINE MONTHS ENDED
                                              SEPTEMBER 30,        SEPTEMBER 30,
                                            ------------------   -----------------
Net revenue...............................       $ 4,083              $ 19,933
Net loss..................................       $(2,012)             $(14,411)
                                                 -------              --------
Net loss per share--basic and diluted.....       $ (0.11)             $  (0.83)
                                                 -------              --------

9.  RESTRUCTURING CHARGE

    In June 2001 the Company's management formally adopted a plan to restructure the Company. The Company's management effected a corporate restructuring in order to match the Company's cost structure with the current revenue opportunity. The restructuring primarily affected the North America region's professional services group and the Company's general & administrative staff, however all regions were affected. In total, the Company laid-off 61 employees, worldwide during the three months ended June 30, 2001 that consisted of 41 professional service heads, 1 sales and marketing head and 19 general and administrative heads. The resulting charge taken during the three months ended June 30, 2001 was approximately $4.3 million. The restructuring charge consisted of the following costs (in thousands):

Rent associated with abandoned office space.................  $1,260
Leasehold improvement write-off.............................   1,667
Employee severance..........................................     651
Furniture and equipment write-off...........................     229
European restructuring charges..............................     152
Discontinued marketing contracts............................     146
Lease buyout--furniture and equipment.......................      90
Other costs.................................................     150
                                                              ------
                                                              $4,345
                                                              ======

    At June 30, 2001 the Company recorded a restructuring obligation of approximately $2.0 million to cover future expected cash flows related to the restructuring charge incurred. In August 2001, the Company re-negotiated its lease at its corporate headquarters in Watertown, MA that resulted in a $413,000 decrease in the Company's expected obligation related to the abandoned office space. During the three months ended September 30, 2001, the Company terminated an additional 12 professional service heads, 2 sales and marketing heads and 8 general and administrative heads. These terminations primarily affected the Company's European operations. The following table represents cash outflows

                             PRIMIX SOLUTIONS INC.

                               SEPTEMBER 30, 2001

9.  RESTRUCTURING CHARGE (CONTINUED)
and changes in management's assumptions related to future cash outflows made during the three months ended September 30, 2001:

                                                              RESTRUCTURING OBLIGATION
                                         ------------------------------------------------------------------
                                         JUNE 30, 2001    CASH PAYMENTS   ADJUSTMENTS   SEPTEMBER 30, 2001
                                         --------------   -------------   -----------   -------------------
Rent associated with abandoned office
  space................................      $1,260           $  --          $(413)           $  847
Employee severance.....................         402            (364)           264               302
Employee benefits......................          --             (95)            95                --
Discontinued marketing contracts.......         146            (138)            18                26
Other costs............................         150            (103)            36                83
                                             ------           -----          -----            ------
                                             $1,958           $(700)         $  --            $1,258
                                             ======           =====          =====            ======

    The Company expects all obligations related to this restructuring will be paid by December 31, 2002.

    As of September 30, 2001, the Company had substantially fulfilled its financial obligation under discontinued marketing contracts and other costs related to the restructuring charge. The cash obligations under severance arrangements will be satisfied by December 31, 2001. Under the Company's November 14, 2001 agreement to sell the North American consulting business, the Company will be released from the obligation to pay the $847,000 fee associated with the abandoned office space. No other amounts related to the restructuring charge have an impact on the cash requirements of the Company.

    The execution of this plan did not have a significant effect on the operational unit during the execution period; however, the restructuring has improved the Company's cash flows and operating results. As a result of this restructuring beginning in the fourth quarter of 2001, the Company expects to realize a reduction in the Company's quarterly expenses as summarized in the chart below:

EXPENSE CATEGORY
------------------------------------------------------------
Salaries, Wages and other employee related costs............  $1,600
Rent expense................................................     315
Depreciation................................................      60
Marketing programs..........................................     250
                                                              ------
                                                              $2,225
                                                              ======

    Restructuring charges related to the impairments of assets taken in the 2nd quarter of 2001 related to both intangible and tangible assets. During the second quarter, we evaluated the fair value of the Swedish and Danish subsidiaries using a discounted cash flow analysis based on forecasted results of operations related to those subsidiaries for 22 prospective quarters. The result of the discounted cash flow analysis for each subsidiary was impairments of the intangible assets on the balance sheet at June 30, 2001 of $2.1 million and $731 for the Swedish and Danish subsidiaries, respectively.

                             PRIMIX SOLUTIONS INC.

                               SEPTEMBER 30, 2001

9.  RESTRUCTURING CHARGE (CONTINUED)
    Impairment of tangible assets was determined based on the fact that the Company abandoned approximately 36,000 square feet of office space in its corporate headquarters in June 2001. We determined that leasehold improvements and furniture of $1.7 million and $229, respectively on the balance sheet at June 30, 2001 related to the abandoned office space. We wrote-down those assets to zero in conjunction with our corporate restructuring implemented in that quarter therefore the loss is equal to the restructuring charge for those assets. Furniture related to the abandoned office space was disposed of in the 3rd quarter of 2001 with no realized gain.

10.  OTHER COMPENSATION EXPENSE

    During the nine months ended September 30, 2001, the Company recorded expenses of $858,000. Of this expense $707,000 related to the write-down of two notes receivable from officers of the Company. The notes totaling $870,000 were secured by approximately 217,500 shares of the Company's common stock and were due on July 21, 2001. The Company's sole recourse on the principal amount under the notes was limited to the surrender value of the underlying shares. The shares supporting the notes were tendered as full satisfaction of the principal amounts due under the promissory notes in July 2001. As of June 30, 2001 the value of the underlying stock was $163,000 that resulted in the $707,000 expense during the second quarter. As of July 2001, the value of the underlying stock was $113,000. Accordingly, the Company recorded additional other compensation expense of $50,000 during the three months ended September 30, 2001. The Company also recorded other compensation expense of $101,000 during the three months ended September 30, 2001 related to the write-down of a note receivable from a former officer to its net realizable value.

11.  NEW ACCOUNTING PRONOUNCEMENTS

    In July 2001, the FASB issued SFAS No. 141, "Business Combinations" and
No. 142, "Goodwill and Other Intangible Assets". These standard, are among other things, significantly modify the current accounting rules related to accounting for business acquisitions, amortization of intangible assets and the method of accounting for impairments. The Company has not completed an analysis as to the magnitude of the impact of these new pronouncements on the Company's financial statements, nor has it been determined whether or not it will adopt these pronouncements as of the beginning of its fiscal year 2002. At this time, these new pronouncements do not have a material affect on the statement of position or results of operations of the Company.

    In June 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations." This Statement addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. This Statement applies to all entities. It applies to legal obligations associated with the retirement of long-lived assets that result from the acquisition, construction, development and (or) the normal operation of a long-lived asset, except for certain obligations of lessees. This Statement amends FASB Statement No. 19 and is effective for financial statements issued for fiscal years beginning after June 15, 2002. The Company is currently evaluating the ultimate impact of this statement on its results of operations or financial position until such time as its provisions are applied.

    In August 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." This statement supercedes FASB Statement
No. 121, "Accounting for the

                             PRIMIX SOLUTIONS INC.

                               SEPTEMBER 30, 2001

11.  NEW ACCOUNTING PRONOUNCEMENTS (CONTINUED)
Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," and the accounting and reporting provisions of APB Opinion No. 30, "Reporting the Results of Operations--Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions." Under this statement it is required that one accounting model be used for long-lived assets to be disposed of by sale, whether previously held and used or newly acquired, and it broadens the presentation of discontinued operations to include more disposal transactions. The provisions of this statement are effective for financial statements issued for fiscal years beginning after December 15, 2001, and interim periods within those fiscal years, with early adoption permitted. The Company is currently evaluating the ultimate impact of this statement on its results of operations or financial position until such time as its provisions are applied.

12.  SUBSEQUENT EVENTS

    On November 14, 2001, the Company entered into a definitive agreement with Canadian based systems integrator Burntsand, Inc. (Toronto: BRT.TO) to divest its North American consulting business in an asset sale. The primary consideration for assets included with the purchase is expected to total US $10.0 million, including US $7.0 million in cash and the assumption of $3.0 million in liabilities. Consummation of the transaction is subject to a number of customary and other conditions to closing, including stockholder approval. A proxy statement with regard to the transaction will be filed with the Securities and Exchange Commission.

ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

    The following information should be read in conjunction with the financial statements and notes thereto contained herein and the risk factors contained in the section entitled "Certain Factors That May Affect Future Results" on page 16 of the Company's 2000 Annual Report on Form 10-K filed with the Securities and Exchange Commission.

    This Form 10-Q contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The Company's actual results could differ materially from those set forth in the forward-looking statements. Factors that might cause such a difference are discussed in the section entitled "Certain Factors That May Affect Future Results" below.

OVERVIEW

    Primix Solutions Inc. ("Primix" or the "Company") is a strategic Internet services firm that helps clients define, develop and deploy e-business solutions that deliver superior business results.

    The Company has generally derived its professional services revenues from engagements that have been priced on a fixed-time/fixed-price and time and materials basis. The fixed-time/fixed price model contains inherent risks that are greater than engagements priced on a time and materials basis. Accordingly, the Company diligently evaluates the scope of each project and its related risk. To the extent that the Company has not adequately assessed the risk associated with its engagements, revenues could be materially delayed and therefore adversely affect the Company's results. As is the nature with most consulting firms, the Company's costs are relatively fixed.

    As of September 30, 2001, the Company's total headcount was 184 compared to 243 as of September 30, 2000.

RESULTS OF OPERATIONS

REVENUE

    Professional services revenue decreased by $2.6 million to $4.1 million for the three months ended September 30, 2001 from $6.7 million for the comparable quarter in 2000. For the nine months ended September 30, 2001, total revenue increased by $714,000 to $17.8 million from $17.1 million for the comparable period in 2000. The increase is primarily attributed to the contribution of approximately $600,000 of revenue related to Extrio Corporation, acquired in May 2001. Annualized revenue per billable head was approximately $164,000 and $117,000 as of September 30, 2000 and 2001, respectively. Utilization rates for all consultants decreased by 7% to 55% for the three months ended September 30, 2001 from 62% for the comparable quarter in 2000. Billable headcount decreased from 171 at September 30, 2000 to 140 at September 30, 2001. The decrease in annualized revenue per billable head is due to lower utilization rates for the Company's consultants in all regions. In addition, bill rates were lower in Europe during the quarter ended September 30, 2001.

PROFESSIONAL SERVICES

    The cost of professional services consists primarily of compensation and benefits for employees engaged in the delivery of professional services as well as fees to third party consultants and non-reimbursable expenses related to client projects. Professional services expenses for the three months ended September 30, 2000 and 2001 were $4.5 million and $2.5 million, or 66% and 61% of revenue, respectively. For the nine months ended September 30, 2001, professional services expenses decreased to $10.2 million or 58% of revenue, from $11.4 million or 67% of revenue for the comparable period in 2000. The absolute dollar decrease is primarily due to decreased headcount as a result of the reduction measures taken as part of the Company's corporate restructuring (see "Restructuring Charge" below).

Professional services headcount decreased from 171 at September 30, 2000 to 140 at September 30, 2001. The Company expects professional services expenses to remain flat during the remainder of 2001 as the Company intends to support revenue growth through improved utilization rates for the remainder of the year.

SALES AND MARKETING

    Sales and marketing expenses consist primarily of compensation and benefits for sales and marketing personnel and costs for advertising and marketing. Sales and marketing expenses decreased to $475,000, or 12% of revenue, for the three months ended September 30, 2001 from $1.5 million, or 23% of revenue, for the comparable prior year period. For the nine months ended September 30, 2001 sales and marketing expenses decreased to $2.7 million, or 15% of revenue, from $4.8 million, or 28% of revenue for the comparable period in 2000. The decrease is primarily related to termination of certain contracts related to marketing and promotion activities and reduced headcount in the marketing area as part of the Company's corporate restructuring. The Company expects sales and marketing expenses to remain relatively flat as a percentage of sales during the remainder of 2001.

GENERAL AND ADMINISTRATIVE

    General and administrative expenses consist primarily of compensation and benefits for executive, finance, information technology, human resource, recruiting and administrative personnel, rent expense, professional fees, recruiting fees, and systems support costs. General and administrative expenses decreased to $1.8 million, or 43% of revenue, for the three months ended September 30, 2001 from $2.7 million, or 40% of revenue, for the comparable prior year period. For the nine months ended September 30, 2001, general and administrative expenses increased to $7.8 million, or 44% of revenue from $7.1 million, or 42% of revenue for the comparable period in 2000. The absolute dollar increases are primarily due to increased rent and outside professional service expenses incurred during 2001. General and administrative headcount decreased from 51 at September 30, 2000 to 44 at September 30, 2001. The Company expects general and administrative expenses to decrease as a percentage of revenue. The Company expects the current headcount in the general and administrative functions will be sufficient to support the Company's operations during the remainder of 2001.

RESTRUCTURING CHARGE

    In June 2001 the Company's management formally adopted a plan to restructure the Company. The Company's management effected a corporate restructuring in order to match the Company's cost structure with the current revenue opportunity. The restructuring primarily affected the North America region's professional services group and the Company's general & administrative staff, however all regions were affected. In total, the Company laid-off 61 employees, worldwide during the three months ended June 30, 2001 that consisted of 41 professional service heads, 1 sales and marketing head and 19 general and administrative heads. The resulting charge taken during the three months ended June 30,

2001 was approximately $4.3 million. The restructuring charge consisted of the following costs (in thousands):

Rent associated with abandoned office space.................  $1,260
Leasehold improvement write-off.............................   1,667
Employee severance..........................................     651
Furniture and equipment write-off...........................     229
European restructuring charges..............................     152
Discontinued marketing contracts............................     146
Lease buyout--furniture and equipment.......................      90
Other costs.................................................     150
                                                              ------
                                                              $4,345
                                                              ======

    At June 30, 2001 the Company recorded a restructuring obligation of approximately $2.0 million to cover future expected cash flows related to the restructuring charge incurred. In August 2001, the Company re-negotiated its lease at its corporate headquarters in Watertown, MA that resulted in a $413,000 decrease in the Company's expected obligation related to the abandoned office space. During the three months ended September 30, 2001, the Company terminated an additional 12 professional service heads, 2 sales and marketing heads and 8 general and administrative heads. These terminations primarily affected the Company's European operations. The following table represents cash outflows and changes in management's assumptions related to future cash outflows made during the three months ended September 30, 2001:

                                                                  RESTRUCTURING OBLIGATION
                                                     ---------------------------------------------------
                                                     JUNE 30,      CASH                   SEPTEMBER 30,
                                                       2001      PAYMENTS   ADJUSTMENTS        2001
                                                     ---------   --------   -----------   --------------
Rent associated with abandoned office space........   $1,260      $  --        $(413)         $  847
Employee severance.................................      402       (364)         264             302
Employee benefits..................................       --        (95)          95              --
Discontinued marketing contracts...................      146       (138)          18              26
Other costs........................................      150       (103)          36              83
                                                      ------      -----        -----          ------
                                                      $1,958      $(700)       $  --          $1,258
                                                      ======      =====        =====          ======

    The Company expects all material obligations related to this restructuring will be paid by December 31, 2002. As of September 30, 2001, the Company had substantially fulfilled its financial obligation under discontinued marketing contracts and other costs related to the restructuring charge. The cash obligations under severance arrangements will be satisfied by December 31, 2001. Under the Company's November 14, 2001 agreement to sell the North American consulting business, the Company will be released from the obligation to pay the $847,000 fee associated with the abandoned office space. No other amounts related to the restructuring charge have an impact on the cash requirements of the Company.

    The execution of this plan did not have a significant effect on the operational unit during the execution period; however, the restructuring has improved the Company's cash flows and operating results. As a result of this restructuring beginning in the fourth quarter of 2001, the Company expects to realize a reduction in the Company's quarterly expenses as summarized in the chart below:

                                                           ESTIMATED REDUCTION IN
EXPENSE CATEGORY                                             QUARTERLY EXPENSES
---------------------------------------------------------  ----------------------
Salaries, Wages and other employee related costs.........          $1,600
Rent expense.............................................             315
Depreciation.............................................              60
Marketing programs.......................................             250
                                                                   ------
                                                                   $2,225
                                                                   ======

AMORTIZATION OF INTANGIBLE ASSETS

    Amortization of intangible assets for the three months ended September 30, 2001 increased to $626,000 from $341,000 for the comparable period in 2000. For the nine months ended September 30, 2001 amortization of intangible assets increased to $4.9 million from $635,000 for the comparable period in 2000. The Company evaluated the carrying value of its European subsidiaries during the quarter ended June 30, 2001 in response to the change in the macro-economic environment. Based on a five-year analysis of discounted cash flow for the Company's Swedish and Danish subsidiaries, the Company determined that valuations associated with those subsidiaries should be approximately
$1.0 million and $500,000 as of June 30, 2001, respectively. As a result, the Company recorded a $2.1 million and a $731,000 write-down of intangible assets associated with the Swedish and Danish subsidiaries, respectively. Excluding these adjustments to intangible assets, total amortization of intangible assets for the nine months ended September 30, 2001 was $2.0 million compared to $635,000 for the comparable period in 2000.

    Amortization of deferred compensation of $84,000 for the three months ended September 30, 2001 is attributable to the issuance of restricted common stock in connection with the acquisition of Primant AB on August 21, 2000. For the nine months ended September 30, 2001, amortization of deferred compensation was $355,000.

OTHER COMPENSATION EXPENSE

    During the three months ended September 30, 2001, the Company recorded expenses of $50,000 related to the tender of shares that previously collateralized two notes receivable from officers of the Company. The notes totaling $870,000 were secured by approximately 217,500 shares of the Company's common stock and were due on July 21, 2001. The Company's sole recourse on the principal amount under the notes was limited to the surrender value of the underlying shares. The shares supporting the notes were tendered as full satisfaction of the principal amounts due under the promissory notes in July 2001. As of June 30, 2001 the value of the underlying stock was $163,000. Accordingly, the Company recorded compensation expense of $707,000 to write-down of the notes receivable to their net realizable value as of June 30, 2001 during that quarter.

    During the three months ended September 30, 2001, the Company recorded expenses of $101,000 related to the write-down of a note receivable from a former employee to its net realizable value. The Company received payment of $175,000 in October 2001 in satisfaction of the $250,000 note receivable and $26,000 in accrued interest.

INTEREST EXPENSE

    Interest expense for the three months ended September 30, 2001 was $205,000 compared to interest income, net of expense, of $141,000 for the comparable period in the prior year. For the nine months ended September 30, 2001, interest expense was $188,000 compared to interest income, net of expense, of $613,000 for the comparable period in 2000. The decrease in interest income and increase in interest expense is primarily the result of a decline in the average combined daily balances of the Company's cash and cash equivalents and the increased usage of the Company's credit facility and the interest expense on the promissory note with a shareholder/officer.

LIQUIDITY AND CAPITAL RESOURCES

    The Company's operating activities utilized approximately $5.7 million for the nine months ended September 30, 2001, resulting primarily from the net loss, an increase in other assets, a decrease in accrued expenses offset by a decrease in accounts receivable. At September 30, 2001, cash and cash equivalents totaled $584,000, a $4.2 million decrease from December 31, 2000.

    The Company's investing activities, which primarily consisted of purchases of certificates of deposit, purchases of computer equipment and leasehold improvements, utilized approximately $1.5 million for the nine months ended September 30, 2001 compared to $5.1 million of cash provided by investing activities for the nine months ended September 30, 2000.

    The Company's financing activities provided $2.9 million for the nine months ended September 30, 2001 and primarily consisted of proceeds from borrowings under the Company's working capital line of $1.2 million and proceeds from the sale of notes of $2.5 million. These proceeds were offset by principal payments on capital lease obligations related to furniture and fixtures for the Company's corporate headquarters of $446,000 and principal payments made on related party notes of $441,000. The Company had proceeds from the exercise of stock options and sale of stock of $744,000 for the nine months ended September 30, 2000.

    In March 1999, the Company issued a promissory note in the amount of $75,000 to an officer. The promissory note was due on December 31, 2001 and bore interest at a rate of 6.75% per annum. In January 2000, the $75,000 note was cancelled and a new promissory note totaling $250,000 was issued. The note bears interest at a rate of 7% per annum until September 30, 2002 when the interest rate will convert to the Prime rate plus two percentage points for the remainder of the term. The outstanding principal balance is payable quarterly in arrears in equal installments beginning on January 1, 2005. The note is due on September 30, 2029. This note was collateralized by a mortgage on the officer's primary residence. In September 2001, the officer prepaid $150,000 in exchange for a release of the mortgage.

    In March 1999, the Company issued a promissory note in the amount of $75,000 to an officer. The promissory note was due on December 31, 2001 and bore interest at a rate of 6.75% per annum. On September 20, 1999, the $75,000 note was cancelled and a new promissory note totaling $250,000 was issued. The note bears interest at a rate of 7% per annum until September 30, 2002 when the interest rate will convert to the Prime rate plus two percentage points for the remainder of the term. The outstanding principal balance is payable quarterly in arrears in equal installments beginning on January 1, 2005. The note is due on September 30, 2029. In October 2001, the officer paid $175,000 in satisfaction of the note and $26,000 of accrued interest. The Company wrote-down the note to its net realizable value at September 30, 2001 (See "Other Compensation Expense").

    In July 2000, the Company issued a promissory note in the amount of $800,000 to an officer of the Company. The note was secured by a security interest in 200,000 shares of the Company's common stock owned by the officer. The note was payable on July 21, 2001 and bore interest at a rate of 7.508% per annum. The Company recorded compensation expense during the three months ended June 30, 2001 related to the write-down of notes receivable to the underlying value of the Company's common stock at June 30, 2001 and further recorded compensation expense associated with the tender of shares on July 21, 2001 in satisfaction of the note during the three months ended September 30, 2001 (see "Other Compensation Expense").

    In July 2000, the Company issued a promissory note in the amount of $70,000 to an officer of the Company. The note was secured by a security interest in 17,500 shares of the Company's common stock owned by the officer. The note was payable on July 25, 2001 and bore interest at a rate of 7.508% per annum. The Company recorded compensation expense during the three months ended June 30, 2001 related to the write-down of notes receivable to the underlying value of the Company's common stock at June 30, 2001 and further recorded compensation expense associated with the tender of shares on July 25, 2001 in satisfaction of the note during the three months ended September 30, 2001 (see "Other Compensation Expense").

    In July 2001, the Company closed a bridge financing in the amount of $2.5 million with a shareholder/officer. The promissory note is due on January 1, 2002 and bears an interest at a rate of 15% per annum. In the event the Company consummates additional capital-raising financings involving the issuance of securities, the notes are convertible, at the option of the shareholder/officer, into the applicable security, at a 10% discount to the terms of any such financing. The note is subordinate to the Company's working capital line of credit.

    In August 2001, the Company entered into a factoring agreement with Pacific Business Funding, a division of Cupertino National Bank, whereby the Company can borrow up to 80% of the face amount of accounts receivable approved by the bank at a rate of 1% per month based on the average daily account balance during each month plus .5% of the face amount of each account receivable factored on the settlement date. The line of credit is collateralized by substantially all assets of the Company and has liquidation preference.

    In June 2001, the Company prepared a range of financial projections for the remainder of its current fiscal year. The Company believes that based on the lower range of its current projections, it may require funding in addition to funding provided by the promissory note from a stockholder/officer to meet its working capital and capital expenditure requirements. The Company's ability to continue as a going concern is dependent upon its ability to secure additional funding. The Company is currently in the process of evaluating additional sources of funding. There can be no assurances that Primix will be successful in its efforts, which may have a material adverse affect on the solvency of the Company.

    The Company currently anticipates that the existing cash, cash equivalents and marketable securities balances, along with the promissory note from a stockholder/officer, will be sufficient to meet its anticipated working capital and capital expenditure requirements through November 30, 2001. Thereafter, the Company may need to raise additional funds. The Company may seek to expand its business through possible acquisitions or the opening of additional offices. The Company, however, has no commitments or agreements with respect to any future acquisition and no assurances can be given with respect to the likelihood or financial business effect of any future acquisitions. Future acquisitions could be financed by internally generated funds, bank borrowings, public offerings or private placements of equity or debt securities, or a combination of the foregoing. There can be no assurance that additional financing will be available when needed on terms favorable to the Company or at all.

    On November 14, 2001, the Company entered into a definitive agreement with Canadian based systems integrator Burntsand, Inc. (Toronto: BRT.TO) to divest its North American consulting business in an asset sale. The primary consideration for assets included with the purchase is expected to total
US $10.0 million, including US $7.0 million in cash and the assumption of $3.0 million in liabilities. Consummation of the transaction is subject to a number of customary and other conditions to closing, including stockholder approval.

NEW ACCOUNTING PRONOUNCEMENTS

    In July 2001, the FASB issued SFAS No. 141, "Business Combinations" and
No. 142, "Goodwill and Other Intangible Assets". These standard, are among other things, significantly modify the current accounting rules related to accounting for business acquisitions, amortization of intangible assets and the method of accounting for impairments. The Company has not completed an analysis as to the magnitude of the impact of these new pronouncements on the Company's financial statements, nor has it been determined whether or not it will adopt these pronouncements as of the beginning of its fiscal year 2002. At this time, these new pronouncements do not have a material affect on the statement of position or results of operations of the Company.

    In June 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations." This Statement addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. This Statement applies to all entities. It applies to legal obligations associated with the retirement of long-lived assets that result from the acquisition, construction, development and (or) the normal operation of a long-lived asset, except for certain obligations of lessees. This Statement amends FASB Statement No. 19 and is effective for financial statements issued for fiscal years beginning after June 15, 2002. The Company is currently evaluating the ultimate impact of this statement on its results of operations or financial position until such time as its provisions are applied.

    In August 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." This statement supercedes FASB Statement
No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," and the accounting and reporting provisions of APB Opinion No. 30, "Reporting the Results of Operations--Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions." Under this statement it is required that one accounting model be used for long-lived assets to be disposed of by sale, whether previously held and used or newly acquired, and it broadens the presentation of discontinued operations to include more disposal transactions. The provisions of this statement are effective for financial statements issued for fiscal years beginning after December 15, 2001, and interim periods within those fiscal years, with early adoption permitted. The Company is currently evaluating the ultimate impact of this statement on its results of operations or financial position until such time as its provisions are applied.

CERTAIN FACTORS THAT MAY AFFECT FUTURE RESULTS

    Statements made or incorporated into this Form 10-Q include a number of forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward looking statements include, without limitation, statements containing the words "anticipates," "believes," "expects," "intends," "future," and words of similar import which express management's beliefs, expectations or intentions regarding the Company's future performance. The Company's actual results could differ materially from its historical results and from those set forth in the forward-looking statements and may fluctuate between operating periods. Factors that might cause such differences and fluctuations are discussed in the section entitled "Certain Factors That May Affect Future Results" in the Company's Annual Report on Form 10-K for the fiscal year December 31, 2000 as amended and filed with the Commission and may include the following: the Company's ability to efficiently consolidate the operations of acquired businesses, the Company's ability to attract, train and retain qualified strategic, creative and technical personnel, the Company's ability to retain its sales and consulting staffs, the Company's ability to close sales, risks related to the management of growth, development and promotional expenses related to the introduction of new service offerings, changes in technology and industry standards, limited operating history, changes in the market for the Company's services, the rate of acceptance of the Company's services, dependence of the Company's business on the Internet, increased competition, changing of pricing policies by the Company or its competitors, the timing of receipt of orders from major customers, development of Internet and Intranet products or enhancements by vendors of existing client/server or legacy software systems that compete with the Company's consulting services, dependence on key personnel, proprietary technology and the inherent difficulties in protecting intellectual property, dependence on third-party technology, and exposure for product and professional services liability. The market price of the Company's Common Stock has been, and in the future will likely be, subject to significant fluctuations in response to variations in quarterly operating results and other factors, such as announcements of technological innovations or new products and services by the Company or its competitors, or other events.

ITEM 3.  QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

    The Company owns financial instruments that are sensitive to market risks as part of its investment portfolio. The investment portfolio is used to preserve the Company's capital until it is required to fund operations. All of these market-risk sensitive instruments are classified as held-to-maturity and are not held for trading purposes. The Company does not own derivative financial instruments in its investment portfolio. The investment portfolio contains instruments that are subject to the risk of a decline in interest rates.

    INTEREST RATE RISK. The Company's investment portfolio includes investment grade debt instruments. These bonds are subject to interest rate risk, and could decline in value if interest rates fluctuate. Due to the short duration and conservative nature of these instruments, the Company does not believe that it has a material exposure to interest rate risk.

                           PART II--OTHER INFORMATION

ITEM 6.  EXHIBITS AND REPORTS ON FORM 8-K

    (a) Exhibits

10.5 Sublease Agreement dated as of August 1, 2001 by and between Arthur D. Little, Inc. and the Company

10.48  Severance Agreement dated July 18, 2001 between Michael
       Troiano and the Company

10.49  Severance Agreement dated July 18, 2001 between Joseph
       Seebach and the Company

10.50  Severance Agreement dated July 18, 2001 between David
       Chapman and the Company

10.51  Severance Agreement dated July 18, 2001 between Lennart
       Mengwall and the Company

10.52  Severance Agreement dated July 18, 2001 between Martin
       Glover and the Company

10.53 $2,500,000 Promissory Note dated July 18, 2001 for the benefit of Lennart Mengwall

10.54  Security Agreement dated July 18, 2001 by and between
       Lennart Mengwall and the Company

10.55  Factoring Agreement dated August 15, 2001 by and between
       Pacific Business Funding, a division of Cupertino National
       Bank, and the Company

    (b) Reports on Form 8-K

       None

                                   SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: November 14, 2001

                                                            PRIMIX SOLUTIONS INC.

                                                                       /s/ DAVID W. CHAPMAN
                                                            -----------------------------------------
                                                                         David W. Chapman
                                                                   CHIEF FINANCIAL OFFICER AND
                                                                   PRINCIPAL FINANCIAL OFFICER

                                [ANDERSEN LOGO]

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the inclusion in the proxy statement of our report dated April 16, 2001 (except with respect to the matter discussed in Note 1, as to which the date June 19, 2001) (and to all
references to our Firm), included in the Annual Report on    Form 10-K/A of
Primix Solutions Inc., for the year ended December 31, 2000. It should be noted that we have not audited any financial statements of the company subsequent to December 31, 2000 or performed any audit procedures subsequent to the date of our report.

Boston, Massachusetts
November 16, 2001

/X/ PLEASE MARK VOTES
    AS IN THIS EXAMPLE

--------------------------------------
        PRIMIX SOLUTIONS INC.
--------------------------------------

                                                 PRELIMINARY COPY
CONTROL NUMBER:
RECORD DATE SHARES:



                                               -------------------
Please be sure to sign and date this Proxy.    Date
------------------------------------------------------------------


------Stockholder sign here------------------Co-owner sign here---



                                                        For   Against  Abstain
1. To approve the sale of the Company's North
   American consulting business to Burntsand (New       / /     / /     / /
   England) Inc. pursuant to the Asset Purchase
   Agreement dated November 14, 2001.

2. In their discretion, the proxies are authorized to vote upon such other business that may properly come before the meeting or at any adjournment(s) thereof.



Mark box at right if an address change or comment has been             / /
noted on the reverse side of this card

DETACH CARD                                                       DETACH CARD


                             PRIMIX SOLUTIONS INC.

Dear Stockholder,

Please take note of the important information enclosed with this Proxy Ballot. This matter requires your immediate attention and approval. These are discussed in detail in the enclosed proxy materials.

You are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on this proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Special Meeting of Stockholders, February __, 2002.

Thank you in advance for your prompt consideration of these matters.

Sincerely,


Primix Solutions Inc.

                             PRIMIX SOLUTIONS INC.

                              311 Arsenal Street
                       Watertown, Massachusetts 02472

            Special Meeting of Stockholders - February __, 2002

            PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, revoking all prior proxies, hereby appoints Joseph Seebach and David W. Chapman as proxies, with full power of substitution to each, to vote for and on behalf of the undersigned at the Special Meeting of Stockholders of Primix Solutions Inc. (the "Company") to be held at the offices of McDermott, Will & Emery, 28 State Street, Boston, Massachusetts 02109 on _________, February __, 2002 at 9:00 a.m., and at any adjournment or adjournments thereof. The undersigned hereby directs the said proxies to vote in accordance with their judgment on any matters which may properly come before the Special Meeting, all as indicated in the Notice of Special Meeting, receipt of which is hereby acknowledged, and to act on the following matters set forth in such notice as specified by the undersigned.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1.

------------------------------------------------------------------------------
          PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY
                           IN THE ENCLOSED ENVELOPE
------------------------------------------------------------------------------

------------------------------------------------------------------------------
Please sign exactly as your name(s) appear(s) on the books of the Company. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.
------------------------------------------------------------------------------

HAS YOUR ADDRESS CHANGED?                 DO YOU HAVE ANY COMMENTS?

______________________________________    ____________________________________

______________________________________    ____________________________________

______________________________________    ____________________________________